As filed with the Securities and Exchange Commission on November 19, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Access Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	4922	80-0534394
(State or other jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

525 Central Park Drive

Oklahoma City, Oklahoma 73105

(405) 935-7800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Mike Stice

Chief Executive Officer

525 Central Park Drive

Oklahoma City, Oklahoma 73105

(877) 413-1023

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven K. Talley Robyn E. Zolman Gibson, Dunn & Crutcher LLP 1801 California Street, Suite 4200 Denver, Colorado 80202 (303) 298-5700	Joshua Davidson Tull R. Florey Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234	Craig L. Rainey, Esq. General Counsel Williams Partners GP LLC One Williams Center, Suite 4900 Tulsa, Oklahoma 74172-0172 (918) 573-2000	Gregory W. Ladner Srinivas M. Raju Richards, Layton & Finger, P.A. One Rodney Square 920 N. King St. Wilmington, Delaware 19801 (302) 651-7700	Ryan J. Maierson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and upon consummation of the merger described in the enclosed joint information statement/consent statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

**	If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Units representing limited partner interests	138,877,929(1)	Not Applicable	$8,242,431,971(2)	$957,771(3)

(1)	Represents the maximum number of common units of ACMP issuable to holders of common units of WPZ (the “WPZ Common Units”) other than The Williams Companies Inc. or entities it controls, at the exchange ratio of 0.86672 of one common unit of ACMP per WPZ Common Unit, based on 160,233,903 outstanding WPZ Common Units not already owned by The Williams Companies Inc. or entities it controls.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act, based on: (i) the product of (A) $51.44, the average of the high and low prices for the WPZ Common Units, as reported on the New York Stock Exchange on November 13, 2014, multiplied by (B) 160,233,903 WPZ Common Units (see Note 1 above).
(3)	Represents (a) 0.0001162 multiplied by (b) the proposed maximum aggregate offering price for WPZ Common Units.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine

The information in this joint information statement/consent statement/prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This joint information statement/consent statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY JOINT INFORMATION STATEMENT/CONSENT STATEMENT/

PROSPECTUS — SUBJECT TO COMPLETION — DATED NOVEMBER 19, 2014.

Dear Unitholders:

Pursuant to an Agreement and Plan of Merger dated as of October 24, 2014 (the “Merger Agreement”), the general partner of Williams Partners L.P. (“Williams Partners”), which is Williams Partners GP LLC (the “WPZ General Partner”), and the general partner of Access Midstream Partners, L.P. (“ACMP”), which is Access Midstream Partners GP, L.L.C. (the “ACMP General Partner”), have agreed to combine the businesses of Williams Partners and ACMP. Pursuant to the Merger Agreement, VHMS LLC (“Merger Sub”), a direct, wholly owned subsidiary of ACMP, will merge with and into Williams Partners, with Williams Partners being the surviving entity and becoming a subsidiary of ACMP (the “Merger”). Concurrently with or as soon as practicable following the effective time of the Merger, the WPZ General Partner will merge with and into the ACMP General Partner, with the ACMP General Partner being the surviving entity (the “GP Merger” and together with the Merger, the “Mergers”).

As a result of the Merger, (i) each holder of outstanding common units of Williams Partners (“WPZ Common Units”), other than The Williams Companies, Inc. (“Williams”), Williams Gas Pipeline Company LLC (“Williams Gas Pipeline”) and their respective subsidiaries (collectively, other than ACMP and its subsidiaries and Williams Partners and its subsidiaries, the “Williams Parties”), will be entitled to receive 0.86672 common units of ACMP (“ACMP Common Units” and such exchange ratio, the “Public Exchange Ratio”) and (ii) the Williams Parties that hold WPZ Common Units will be entitled to receive 0.80036 ACMP Common Units (the “Williams Parties Exchange Ratio” and, together with the Public Exchange Ratio, the “Exchange Ratio”), in each case in consideration for each WPZ Common Unit that such holder owns immediately prior to the effective time of the Merger. As a result of the Mergers, all of the Williams Partners general partner interests (the “WPZ General Partner Interest”) outstanding immediately prior to the effective time of the Merger will be converted into the right to receive ACMP general partner interests (the “ACMP General Partner Interest”) such that, immediately following consummation of the GP Merger, and assuming the exchange of all WPZ Common Units pursuant to the Merger Agreement, the ACMP General Partner Interest will represent in the aggregate 2% of the outstanding ACMP partnership interest. Prior to the closing of the Merger, each Class D limited partner unit of Williams Partners (the “WPZ Class D Units” and together with the WPZ Common Units, the “WPZ Units”), all of which are held by the Williams Parties, will be converted into WPZ Common Units on a one-for-one basis pursuant to the terms of the Williams Partners partnership agreement.

Following the closing of the Merger, it is anticipated that Williams Partners will merge with and into ACMP with ACMP surviving (the “Subsequent Merger”), and that ACMP will change its name to Williams Partners L.P.

As promptly as practicable following the satisfaction of specified conditions to closing set forth in the Merger Agreement, and prior to the effective time of the Merger, the ACMP General Partner will cause ACMP to effect a subdivision of (i) each ACMP Common Unit into 1.06152 ACMP Common Units and (ii) each Class B unit of ACMP (the “ACMP Class B Units” and together with the ACMP Common Units, the “ACMP Units”) into 1.06152 ACMP Class B Units (subject to customary adjustments) (the “ACMP Pre-Merger Unit Split”). The record date and the effective date for the ACMP Pre-Merger Unit Split will be the business day immediately prior to the closing date of the Merger, such that holders of WPZ Units will not participate in such unit split with respect to their WPZ Units.

The closing of the Merger is conditioned upon, among other things, the adoption and effectiveness of an amendment to the ACMP partnership agreement (the “ACMP Partnership Agreement Amendment”), pursuant to which certain provisions of the ACMP partnership agreement will be amended to account for the effects of the Merger.

The conflicts committee (the “Williams Partners Conflicts Committee”) of the board of directors of the WPZ General Partner (the “Williams Partners Board”) unanimously in good faith determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of Williams Partners and the holders of WPZ Common Units that are not held by the Williams Parties (“WPZ Public Common Units”), approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommended the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, to the Williams Partners Board. Based upon such approval and recommendation, the Williams Partners Board unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and directed that the Merger Agreement be submitted to a vote of holders of WPZ Units.

The conflicts committee (the “ACMP Conflicts Committee”) of the board of directors of the ACMP General Partner (the “ACMP Board”) unanimously in good faith approved the Merger Agreement and the transactions contemplated thereby, including the Merger and the ACMP Partnership Agreement Amendment, and determined that they are in the best interests of ACMP and the holders of ACMP Common Units that are not held by the Williams Parties (“ACMP Public Common Units”) and recommended the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the ACMP Partnership Agreement Amendment, to the ACMP Board. Based upon such approval and recommendation, the ACMP Board approved the Merger Agreement and the transactions contemplated thereby, including the Merger and the ACMP Partnership Agreement Amendment.

The approval and adoption of the Merger Agreement and the Merger by Williams Partners requires the affirmative vote or consent of holders of at least a majority of the outstanding WPZ Units (the “Required WPZ Unitholder Written Consent”). Pursuant to the terms of a Support Agreement, dated as of October 24, 2014, by and among ACMP, Williams Partners and Williams Gas Pipeline (the “Support Agreement”), Williams Gas Pipeline, which as of November 14, 2014 beneficially owned 279,472,244 WPZ Common Units and 26,955,414 WPZ Class D Units representing approximately 65.7% of the outstanding WPZ Units, has irrevocably agreed to deliver a written consent adopting and approving in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger (the “WGP Written Consent”), within two business days after the effectiveness of the registration statement of which this joint information statement/consent statement/prospectus forms a part. The delivery of the WGP Written Consent by Williams Gas Pipeline with respect to the WPZ Units it owns will be sufficient to adopt the Merger Agreement and thereby approve the Merger.

The Williams Partners Board has set              as the record date (the “Merger Vote Record Date”) for determining holders of WPZ Units entitled to execute and deliver written consents with respect to this joint information statement/consent statement/prospectus. If you are a record holder of outstanding WPZ Units as of that date, you may complete, date and sign the enclosed written consent and promptly return it to Williams Partners. See the section titled “Written Consents of Holders of WPZ Units” beginning on page 36 of this joint information statement/consent statement/prospectus.

The approval and adoption of the ACMP Partnership Agreement Amendment requires the affirmative vote or consent of holders of at least a majority of the outstanding ACMP Units. Williams Gas Pipeline, which as of                 , 2014 beneficially owned                  ACMP Common Units and                  ACMP Class B Units representing approximately         % of the outstanding ACMP Units, delivered on that date a written consent adopting and approving in all respects the ACMP Partnership Agreement Amendment (the “ACMP Partnership Agreement Amendment Written Consent”). As a result, no further action by any unitholder of ACMP is required under applicable law or otherwise to adopt the ACMP Partnership Agreement Amendment, and ACMP will not solicit the vote of ACMP unitholders for the adoption of the ACMP Partnership Agreement Amendment and will not call a special meeting of the ACMP unitholders for purposes of voting on the adoption of the ACMP Partnership Agreement Amendment.

ACMP UNITHOLDERS ARE NOT BEING ASKED FOR A CONSENT OR PROXY AND

ACMP UNITHOLDERS ARE REQUESTED NOT TO SEND ACMP A CONSENT OR PROXY.

This joint information statement/consent statement/prospectus provides you with detailed information about the proposed Merger and related matters. Williams Partners and ACMP both encourage you to read the entire document carefully. In particular, please read “Risk Factors” beginning on page 20 of this joint information statement/consent statement/prospectus for a discussion of risks relevant to the Merger and the combined company.

H. Brent Austin	Philip L. Frederickson
Chairman of the Conflicts Committee of the Board of Directors of Williams Partners GP LLC	Chairman of the Conflicts Committee of the Board of Directors of Access Midstream Partners GP, L.L.C.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON UNITS TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS JOINT INFORMATION STATEMENT/CONSENT STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this joint information statement/consent statement/prospectus is                 , 2014 and it was first mailed to unitholders on or about                 , 2014.

This joint information statement/consent statement/prospectus incorporates by reference important business and financial information about Williams Partners and ACMP and their respective subsidiaries from documents filed with the Securities and Exchange Commission (“SEC”) that have not been included in or delivered with this joint information statement/consent statement/prospectus. This information is available without charge at the SEC’s website at www.sec.gov, as well as from other sources. See “Where You Can Find More Information.”

Holders of outstanding WPZ Common Units and holders of outstanding ACMP Common Units may also request copies of these publicly filed documents from Williams Partners or ACMP, respectively, without charge, upon written request to the following addresses:

Williams Partners L.P. One Williams Center Tulsa, Oklahoma 74172-0172 Attention: Investor Relations	Access Midstream Partners, L.P. 525 Central Park Drive Oklahoma City, Oklahoma 73105 Attention: Investor Relations

Except as otherwise specifically noted, or the context otherwise requires, as used in this joint information statement/consent statement/prospectus:

•	“ACMP” refers to Access Midstream Partners, L.P. and its subsidiaries;

•	“ACMP Conflicts Committee” refers to the conflicts committee of the board of directors of ACMP General Partner;

•	“ACMP General Partner” refers to Access Midstream Partners GP, L.L.C., the general partner of ACMP;

•	“ACMP Public Common Units” refers to ACMP Common Units that are not held by the Williams Parties;

•	“ACMP Public Unitholder” refers to a holder of ACMP Public Common Units;

•	“Merger Sub” refers to VHMS LLC, a direct, wholly owned subsidiary of ACMP;

•	“Williams” refers to The Williams Companies, Inc. and its subsidiaries;

•	“Williams Parties” refers to Williams, Williams Gas Pipeline Company LLC and their respective subsidiaries (other than ACMP and its subsidiaries and Williams Partners and its subsidiaries);

•	“Williams Partners” refers to Williams Partners L.P. and its subsidiaries;

•	“Williams Partners Conflicts Committee” refers to the conflicts committee of the board of directors of WPZ General Partner;

•	“WPZ General Partner” refers to Williams Partners GP LLC, the general partner of Williams Partners;

•	“WPZ Public Common Units” means all WPZ Common Units that are not held by the Williams Parties; and

•	“WPZ Public Unitholder” refers to a holder of WPZ Public Common Units.

In “Questions and Answers” and in the “Summary” below, selected information from this joint information statement/consent statement/prospectus is highlighted, but not all of the information that may be important to you is included. To better understand the Merger Agreement and the Merger, and for a more complete description of its legal terms, you should carefully read this entire joint information statement/consent statement/prospectus, including the section entitled “Risk Factors” on page 20, as well as the documents that are incorporated by reference into this joint information statement/consent statement/prospectus. See “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this joint information statement/consent statement/prospectus. None of Williams Partners, ACMP or any of their affiliates has authorized anyone to provide you with information different from that contained or incorporated by reference in this joint information statement/consent statement/prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. The information contained in this joint information statement/consent statement/prospectus and the documents incorporated by reference is accurate only as of its respective dates, regardless of the time of delivery of this joint information statement/consent statement/prospectus. Williams Partners’ and ACMP’s business, financial condition, results of operations and prospects may have changed since those dates.

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QUESTIONS AND ANSWERS

The following section provides brief answers to certain questions that you may have regarding the Merger Agreement, the proposed Merger and the ACMP Partnership Agreement Amendment. Please note that this section does not address all issues that may be important to you as a Williams Partners unitholder and/or an ACMP unitholder. Accordingly, you should carefully read this entire joint information statement/consent statement/prospectus, including each of the annexes, and the documents that have been incorporated by reference into this joint information statement/consent statement/prospectus.

Q. Why am I receiving these materials?

A. This joint information statement/consent statement/prospectus is being provided by (1) Williams Partners to holders of WPZ Units in connection with the proposed Merger and the issuance of ACMP Common Units to holders of WPZ Units in connection with the proposed Merger and (2) ACMP to holders of ACMP Units in connection with the proposed ACMP Partnership Agreement Amendment.

The WPZ General Partner and the ACMP General Partner have agreed to combine the businesses of Williams Partners and ACMP by merging Merger Sub, a direct, wholly owned subsidiary of ACMP, with and into Williams Partners with Williams Partners being the surviving entity and becoming a subsidiary of ACMP. The approval and adoption of the Merger Agreement and the Merger by Williams Partners requires the affirmative vote or consent of holders of at least a majority of the outstanding WPZ Units. If you are a record holder of outstanding WPZ Units as of the Merger Vote Record Date, you may complete, date and sign the enclosed written consent and promptly return it to Williams Partners. The delivery of the WGP Written Consent by Williams Gas Pipeline with respect to the WPZ Units it owns will be sufficient to adopt the Merger Agreement and thereby approve the Merger. This joint information statement/consent statement/prospectus contains important information about the Merger Agreement, the Merger and the other actions contemplated thereby, and you should read this joint information statement/consent statement/prospectus carefully.

The approval and adoption of the ACMP Partnership Agreement Amendment requires the affirmative vote or consent of holders of at least a majority of the outstanding ACMP Units. Williams Gas Pipeline, which as of                 , 2014 beneficially owned                  ACMP Common Units and                  ACMP Class B Units representing approximately         % of the outstanding ACMP Units, delivered on that date a written consent adopting and approving in all respects the ACMP Partnership Agreement Amendment. As a result, no further action by any unitholder of ACMP is required under applicable law or otherwise to adopt the ACMP Partnership Agreement Amendment, and ACMP will not solicit the vote of ACMP unitholders for the adoption of the ACMP Partnership Agreement Amendment and will not call a special meeting of the ACMP unitholders for purposes of voting on the adoption of the ACMP Partnership Agreement Amendment. Applicable requirements of Delaware law and the federal securities laws require ACMP to provide ACMP unitholders with information regarding the ACMP Partnership Agreement Amendment, and this joint information statement/consent statement/prospectus contains important information about the ACMP Partnership Agreement Amendment.

Q. Who is entitled to give written consent with respect to the Merger?

A. The Williams Partners Board has set             , which is referred to as the Merger Vote Record Date in this joint information statement/consent statement/prospectus, as the record date for determining holders of outstanding WPZ Units entitled to sign and deliver written consents with respect to the Merger. Holders of outstanding WPZ Units as of the close of business on the Merger Vote Record Date will be entitled to consent to the approval and adoption of the Merger Agreement and the Merger using the written consent furnished with this joint information statement/consent statement/prospectus.

Q. What unitholder approval is required to adopt the Merger Agreement?

A. The approval and adoption of the Merger Agreement and the Merger by Williams Partners requires the affirmative vote or consent of holders of at least a majority of the outstanding WPZ Units. Pursuant to the terms of the Support Agreement, Williams Gas Pipeline, which as of November 14, 2014 beneficially owned 279,472,244 WPZ Common Units and 26,955,414 WPZ Class D Units representing approximately 65.7% of the outstanding WPZ Units, has irrevocably agreed to deliver the WGP Written Consent within two business days after the effectiveness of the registration statement of which this joint information statement/consent statement/prospectus forms a part. The delivery of the WGP Written Consent by Williams Gas Pipeline with respect to the WPZ Units it owns will be sufficient to adopt the Merger Agreement and thereby approve the Merger.

Q. What unitholder approval is required to adopt the ACMP Partnership Agreement Amendment?

A. The approval and adoption of the ACMP Partnership Agreement Amendment requires the affirmative vote or consent of holders of at least a majority of the outstanding ACMP Units. Williams Gas Pipeline, which as of                     , 2014 beneficially owned          ACMP Common Units and          ACMP Class B Units representing approximately         % of the outstanding ACMP Units, delivered on that date a written consent adopting and approving in all respects the ACMP Partnership Agreement Amendment. As a result, no further action by any unitholder of ACMP is required under applicable law or otherwise to adopt the ACMP Partnership Agreement Amendment, and ACMP will not solicit the vote of ACMP unitholders for the adoption of the ACMP Partnership Agreement Amendment and will not call a special meeting of the ACMP unitholders for purposes of voting on the adoption of the ACMP Partnership Agreement Amendment.

ACMP UNITHOLDERS ARE NOT BEING ASKED FOR A CONSENT OR PROXY AND

ACMP UNITHOLDERS ARE REQUESTED NOT TO SEND ACMP A CONSENT OR PROXY.

Q. What will happen to Williams Partners as a result of the Merger?

A. If the Merger is successfully completed, Merger Sub will be merged with and into Williams Partners, with Williams Partners being the surviving entity and Williams Partners will become a subsidiary of ACMP. Following the closing of the Merger, it is anticipated that Williams Partners will merge with and into ACMP with ACMP surviving, and that ACMP will change its name to “Williams Partners L.P.”

Q. What will WPZ Public Unitholders be entitled to receive in the Merger?

A. Each WPZ Public Unitholder will be entitled to receive ACMP Common Units in exchange for such holder’s WPZ Public Common Units at the Public Exchange Ratio. If the Public Exchange Ratio would result in a WPZ Public Unitholder being entitled to receive, after combining all fractional units to which such WPZ Public Unitholder would otherwise be entitled to receive in connection with the Merger, a fraction of an ACMP Common Unit, such holder will receive cash (payable in U.S. dollars, without interest) in lieu of such fractional ACMP Common Unit in an amount equal to the product obtained by multiplying (1) the fraction of one ACMP Common Unit to which such holder would otherwise be entitled by (2) the average of the closing prices of ACMP Common Units as reported on the New York Stock Exchange (“NYSE”) Composite Transactions Tape (as reported by Bloomberg Financial Markets or such other source as Williams Partners and ACMP may agree in writing) over the five trading day period ending on the third trading day immediately preceding the effective time of the Merger. For additional information regarding exchange procedures, please read “The Merger Agreement — Exchange of Units; Fractional Units.”

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Q. Where will WPZ Common Units and ACMP Common Units trade after the Merger?

A. WPZ Common Units will no longer be publicly traded following the Merger and will be delisted from the NYSE. ACMP Common Units will continue to trade on the NYSE, and it is anticipated that ACMP Common Units will trade on the NYSE under the symbol “WPZ”.

Q. What happens to future distributions with respect to WPZ Public Common Units?

A. If the Merger is successfully consummated, all outstanding WPZ Public Common Units will be converted into the right to receive ACMP Common Units at the Public Exchange Ratio and will be entitled to receive future distributions on such ACMP Common Units to the same extent as other holders of ACMP Common Units in accordance with the ACMP partnership agreement and at the discretion of the ACMP Board. ACMP and Williams Partners will coordinate the record dates of any quarterly distributions during the period from the execution of the Merger Agreement to the date that the Merger is consummated so that no WPZ Public Unitholder will fail to be entitled to receive any quarterly distribution by Williams Partners unless it becomes entitled to receive a quarterly distribution from ACMP with respect to the same quarter. For a description of the distribution provisions of the Williams Partners partnership agreement and the ACMP partnership agreement, please read “Comparison of the Rights of Holders of ACMP Common Units and Holders of WPZ Common Units.”

Q. How can holders of WPZ Units return their written consents with respect to the Merger?

A. If you hold WPZ Units as of the close of business on the Merger Vote Record Date and you wish to submit your consent with respect to the Merger, you must fill out the enclosed written consent, date and sign it, and promptly return it to Williams Partners. Once you have completed, dated and signed your written consent, deliver it to Williams Partners by one of the means described in the section entitled “Written Consents of Holders of WPZ Units — Submission of Consents.” Williams Partners does not intend to hold a meeting of holders of WPZ Units to consider the Merger Agreement and the Merger.

Q. Can holders of WPZ Units change or revoke their written consents?

A. Yes. If you are a record holder of WPZ Units on the Merger Vote Record Date, you may revoke your consent or, if you have previously revoked your consent, submit a new written consent at any time before the consents of a sufficient number of WPZ Units to approve the Merger Agreement have been delivered to the secretary of Williams Partners. If you wish to change or revoke your consent before that time, you may do so by sending in a new written consent with a later date by one of the means described in the section entitled “Written Consents of Holders of WPZ Units — Submission of Consents,” or delivering a notice of revocation to the secretary of Williams Partners.

Q. Should holders of WPZ Common Units tender their WPZ Common Units now?

A. No. After the Merger is completed, holders of WPZ Common Units who hold their WPZ Common Units in certificated or book entry form will receive written instructions for exchanging their WPZ Common Units. If you own WPZ Common Units in “street name,” the Merger consideration should be credited to your account in accordance with the policies and procedures of your broker or nominee within a few days following the closing date of the Merger.

Q. When will the Merger be completed?

A. Williams Partners and ACMP are working to complete the Merger as soon as possible. A number of conditions must be satisfied before Williams Partners and ACMP can complete the Merger. Although Williams Partners and ACMP cannot be sure when all of the conditions to the Merger will be satisfied, Williams Partners and ACMP expect to complete the Merger as soon as practicable following the effectiveness of the registration statement of which this joint information statement/consent statement/prospectus forms a part. Please read “The Merger Agreement — Conditions to the Merger.”

Q. What percentage of ACMP Common Units will current holders of WPZ Common Units own after the successful consummation of the Merger?

A. If the Merger is successfully completed, after giving effect to the ACMP Pre-Merger Unit Split, WPZ Public Unitholders will collectively own approximately 23.7% of the outstanding ACMP Common Units, and the Williams Parties will collectively own approximately 57.9% of the outstanding ACMP Common Units.

Q. What are the expected U.S. federal income tax consequences of the Merger to WPZ Public Unitholders?

A. It is expected that WPZ Public Unitholders who receive ACMP Common Units in exchange for their WPZ Common Units should not recognize any income or gain for U.S. federal income tax purposes as a result of the Merger. It is possible that a WPZ Public Unitholder could recognize taxable income or gain with respect to any actual or deemed distributions made to a holder in an amount in excess of the holder’s tax basis in the holder’s units, including as a result of cash received in lieu of fractional ACMP Common Units or a net decrease in such holder’s share of nonrecourse liabilities as a result of the Merger. Williams Partners and ACMP do not expect any WPZ Public Unitholders to recognize income or gain in this manner. For additional information, please read “Material U.S. Federal Income Tax Consequences.”

Q. Are holders of WPZ Units entitled to appraisal rights?

A. No. Holders of WPZ Units do not have appraisal rights under applicable law or contractual appraisal rights under the Williams Partners partnership agreement or the Merger Agreement.

Q. Who do I call if I have further questions about the Merger Agreement, the Merger or the ACMP Partnership Agreement Amendment?

A. Holders of WPZ Units may call Williams Partner’s Investor Relations Department at 918-573-0797 or 918-573-2078 if they have further questions or if they would like additional copies, without charge, of this joint information statement/consent statement/prospectus.

Holders of ACMP Units may call ACMP’s Investor Relations Department at 918-573-0797 or 918-573-2078 if they have further questions or if they would like additional copies, without charge, of this joint information statement/consent statement/prospectus.

SUMMARY

This summary highlights selected information in this joint information statement/consent statement/prospectus and does not contain all the information that may be important to you. To fully understand the Merger Agreement and the transactions contemplated thereby, including the Merger and the ACMP Partnership Agreement Amendment, and for a more complete description of the terms of the Merger Agreement and the ACMP Partnership Agreement Amendment, you should read carefully this entire joint information statement/consent statement/prospectus, including the annexes, as well as the documents incorporated by reference into this joint information statement/consent statement/prospectus, and the other documents to which you are referred. For information on how to obtain the documents that Williams Partners and ACMP have filed with the SEC, see “Where You Can Find More Information.”

The Merger (page 37)

The WPZ General Partner and the ACMP General Partner have agreed to combine the businesses of Williams Partners and ACMP by merging Merger Sub, a direct, wholly owned subsidiary of ACMP, with and into Williams Partners with Williams Partners being the surviving entity and becoming a subsidiary of ACMP. Each WPZ Public Unitholder will be entitled to receive 0.86672 ACMP Common Units in exchange for each WPZ Common Unit that such holder owns immediately prior to the effective time of the Merger, and each Williams Party that holds WPZ Common Units will be entitled to receive 0.80036 ACMP Common Units in exchange for each WPZ Common Unit that such Williams Party owns immediately prior to the effective time of the Merger. Prior to the closing of the Merger, each WPZ Class D Unit, all of which are held the Williams Parties, will be converted into WPZ Common Units on a one-for-one basis pursuant to the terms of the Williams Partners partnership agreement. If the Merger is successfully consummated, Merger Sub will be merged with and into Williams Partners with Williams Partners being the surviving entity and becoming a subsidiary of ACMP, each WPZ Public Common Unit outstanding immediately prior to the effective time of the Merger will be converted into the right to receive approximately 0.86672 ACMP Common Units as consideration therefor and each WPZ Common Unit outstanding and held by the Williams Parties immediately prior to the effective time will be converted into the right to receive approximately 0.80036 ACMP Common Units as consideration therefor. Following the closing of the Merger, it is anticipated that Williams Partners will merge with and into ACMP with ACMP surviving, and that ACMP will change its name to “Williams Partners L.P.”

The GP Merger (page 37)

Concurrently with or as soon as practicable following the effective time of the Merger, the WPZ General Partner will merge with and into the ACMP General Partner, with the ACMP General Partner being the surviving entity. As a result of the Mergers, all of the WPZ General Partner Interests outstanding immediately prior to the effective time of the Merger will be converted into the right to receive ACMP General Partner Interests such that, immediately following consummation of the GP Merger, and assuming the exchange of all WPZ Common Units pursuant to the Merger Agreement, the ACMP General Partner Interest will represent in the aggregate 2% of the outstanding ACMP partnership interest. In connection with the GP Merger, the ACMP General Partner will succeed to the capital account of the WPZ General Partner in Williams Partners immediately prior to the Merger, which will be sufficient to cause the ACMP General Partner Interest held by the ACMP General Partner to represent in the aggregate 2% of the outstanding ACMP partnership interest immediately following the effective time of the GP Merger.

The ACMP Pre-Merger Unit Split (page 37)

As promptly as practicable following the satisfaction of specified conditions to closing set forth in the Merger Agreement and prior to the effective time of the Merger, the ACMP General Partner will cause ACMP to effect a subdivision of each ACMP Common Unit into 1.06152 ACMP Common Units and of each ACMP

Class B Unit into 1.06152 ACMP Class B Units (subject to customary adjustments). The record date and the effective date for the ACMP Pre-Merger Unit Split will be the business day immediately prior to the closing date of the Merger, such that holders of WPZ Units will not participate in such unit split with respect to their WPZ Units.

The ACMP Partnership Agreement Amendment (page 99)

The closing of the Merger is conditioned upon, among other things, the adoption and effectiveness of the ACMP Partnership Agreement Amendment, which is attached to this joint information statement/consent statement/prospectus as Annex D and pursuant to which certain provisions of the ACMP partnership agreement will be amended to account for the effects of the Merger. More specifically, the ACMP Partnership Agreement Amendment will:

•	provide that certain proportionate adjustments to the minimum quarterly distribution, target distributions and arrearages otherwise required under Section 6.6 of the ACMP partnership agreement to be made in connection with a subdivision of ACMP Units will only be made in connection with the ACMP Pre-Merger Unit Split if the Merger does not occur and the Merger Agreement is terminated;

•	supplement the definition of “Operating Surplus” to include, beginning in the quarter in which the Merger is consummated (or the quarter immediately preceding the consummation of the Merger, if the Merger is consummated prior to the date of determination of Available Cash (as defined in the ACMP partnership agreement) with respect to such quarter) an amount equal to Williams Partners’ operating surplus immediately prior to the effective time of the Merger less the cumulative distribution of available cash to the WPZ General Partner and the Williams Partners limited partners from the operating surplus of Williams Partners and its subsidiaries immediately prior to the closing of the Merger;

•	amend the definition of “Available Cash” such that, if the Merger is completed before the date of determination of available cash with respect to the quarter immediately preceding the completion of the Merger, the cash and cash equivalents of ACMP and its subsidiaries on hand on the date of determination of available cash with respect to such quarter will include the available cash of Williams Partners and its subsidiaries immediately prior to the closing of the Merger; and

•	authorize the ACMP General Partner to make any amendments or modifications to the books and records of ACMP that may be necessary or appropriate to reflect the operating surplus, available cash and other current or historical metrics of Williams Partners and its subsidiaries as of immediately prior to the closing of the Merger in calculating allocations and distributions to the ACMP General Partner or the ACMP limited partners following the closing of the Merger.

If approved and adopted, the ACMP Partnership Agreement Amendment will become effective on the date that the ACMP Pre-Merger Unit Split becomes effective, except that the amendments to the definitions of Operating Surplus and Available Cash will not become effective until the effective time of the Merger.

The Merger Parties (page 97)

Williams Partners

Williams Partners is a publicly traded Delaware limited partnership formed by Williams in February 2005. Williams Partners is an energy infrastructure company focused on connecting North America’s significant hydrocarbon resource plays to growing markets for natural gas, natural gas liquids (“NGLs”) and olefins through Williams Partners’ gas pipeline and midstream businesses. Williams Partners’ operations are organized into four segments:

•	Northeast G&P is comprised of Williams Partners’ gathering and processing businesses in the Marcellus and Utica shale regions, as well as a 69% equity investment in Laurel Mountain Midstream, LLC and a 58% equity investment in Caiman Energy II, LLC (“Caiman II”).

•	Atlantic-Gulf is comprised of Williams Partners’ interstate natural gas pipeline, Transco, and significant natural gas gathering and processing and crude oil production handling and transportation in the Gulf Coast region, as well as a 50% equity investment in Gulfstream Natural Gas System, L.L.C. (“Gulfstream”), a 60% equity investment in Discovery Producer Services LLC (“Discovery”) and a 41% interest in Constitution Pipeline Company, LLC (“Constitution,” a consolidated entity).

•	West is comprised of Williams Partners’ natural gas gathering, processing and treating operations in New Mexico, Colorado, and Wyoming and Williams Partners’ interstate natural gas pipeline, Northwest Pipeline.

•	NGL & Petchem Services is comprised of Williams Partners’ 83.3% undivided interest in an olefins production facility in Geismar, Louisiana, along with a refinery grade propylene splitter and pipelines in the Gulf Coast region, an oil sands offgas processing plant located near Fort McMurray, Alberta and an NGL/olefin fractionation facility and butylene/butane splitter facility at Redwater, Alberta. This segment also includes William Partners’ NGL and natural gas marketing business, storage facilities and an undivided 50% interest in an NGL fractionator near Conway, Kansas, and a 50% equity investment in Overland Pass Pipeline Company LLC.

Williams Partners’ principal executive offices are located at One Williams Center, Tulsa, Oklahoma 74172-0172, and its telephone number is (918) 573-2000. Williams Partners’ website is located at http://www.williamslp.com. Williams Partners makes available its periodic reports and other information filed with or furnished to the SEC, free of charge, through its website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on Williams Partners’ website or any other website is not incorporated by reference into this joint information statement/consent statement/prospectus and does not constitute a part of this joint information statement/consent statement/prospectus.

ACMP

ACMP is a publicly traded Delaware limited partnership formed in 2010 to own, operate, develop and acquire natural gas, NGLs and oil gathering systems and other midstream energy assets. ACMP is principally focused on natural gas and NGL gathering, the first segment of midstream energy infrastructure that connects natural gas and NGLs produced at the wellhead to third-party takeaway pipelines.

ACMP provides its midstream services to Chesapeake Energy Corporation (“Chesapeake”); Total E&P USA, Inc. and Total Gas & Power North America, Inc., wholly owned subsidiaries of Total S.A. (“Total”); Mitsui & Co. (“Mitsui”); Anadarko Petroleum Corporation (“Anadarko”); Statoil ASA (“Statoil”) and other leading producers under long-term, fixed-fee contracts. ACMP operates assets in the Barnett Shale region in north-central Texas; the Eagle Ford Shale region in South Texas; the Haynesville Shale region in northwest Louisiana; the Marcellus Shale region primarily in Pennsylvania and West Virginia; the Niobrara Shale region in eastern Wyoming; the Utica Shale region in eastern Ohio; and the Mid-Continent region which includes the Anadarko, Arkoma, Delaware and Permian Basins.

ACMP’s gathering systems collect natural gas and NGLs from unconventional plays. ACMP generates its revenues and fees through long-term, fixed-fee gas gathering, treating, compression and processing contracts, all of which limit ACMP’s direct commodity price exposure.

ACMP’s principal executive offices are located at 525 Central Park Drive, Oklahoma City, Oklahoma 73105, and its telephone number is (877) 413-1023. ACMP’s website is located at www.accessmidstream.com. ACMP makes available its periodic reports and other information filed with or furnished to the SEC, free of charge, through its website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. From time to time, ACMP also posts announcements, updates, events, investor information and presentations on its website in addition to copies of all recent press releases.

Information on ACMP’s website or any other website is not incorporated by reference into this joint information statement/consent statement/prospectus and does not constitute a part of this joint information statement/consent statement/prospectus.

VHMS LLC

VHMS LLC, which is referred to in this joint information statement/consent statement/prospectus as Merger Sub, is a Delaware limited liability company and a direct, wholly owned subsidiary of ACMP. Merger Sub was formed on October 23, 2014 solely for the purpose of consummating the Merger and has no operating assets. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the Merger.

The principal executive offices of Merger Sub are located at 525 Central Park Drive, Oklahoma City, Oklahoma 73105, and its telephone number is (877) 413-1023.

Required Approval of the Merger by the Williams Partners’ Unitholders (page 37)

The approval and adoption of the Merger Agreement and the Merger by Williams Partners requires the affirmative vote or consent of holders of at least a majority of the outstanding WPZ Units. Pursuant to the terms of the Support Agreement, Williams Gas Pipeline, which as of November 14, 2014 beneficially owned 279,472,244 WPZ Common Units and 26,955,414 WPZ Class D Units representing approximately 65.7% of the outstanding WPZ Units, has irrevocably agreed to deliver the WGP Written Consent adopting and approving in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger, within two business days after the effectiveness of the registration statement of which this joint information statement/consent statement/prospectus forms a part. The delivery of the WGP Written Consent by Williams Gas Pipeline with respect to the WPZ Units it owns will be sufficient to adopt the Merger Agreement and thereby approve the Merger.

Williams’ Ownership Interest In and Control of Williams Partners and ACMP (page 37)

Williams holds a controlling ownership interest in each of Williams Partners and ACMP. Williams controls Williams Partners through Williams’ direct ownership of 100% of the membership interests of the WPZ General Partner, which owns 100% of the general partner interest in Williams Partners, and through Williams’ indirect ownership of approximately 65.7% of the limited partner interest in Williams Partners. Williams controls ACMP through Williams’ indirect ownership of 100% of the membership interests of the ACMP General Partner, which owns 100% of the general partner interest in ACMP, and through Williams’ indirect ownership of approximately 50% of the limited partner interests in ACMP.

Recommendation of the Williams Partners Conflicts Committee (page 51)

The Williams Partners Conflicts Committee considered the benefits of the Merger Agreement, the Merger and the related transactions as well as the associated risks and, by unanimous vote at a meeting held on October 24, 2014, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of Williams Partners and the WPZ Public Unitholders, (ii) in good faith approved the Merger Agreement and the transactions contemplated thereby, including the Merger (such approval constituting Special Approval as defined in the Williams Partners partnership agreement), and (iii) recommended the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, to the Williams Partners Board. For a discussion of the many factors considered by the Williams Partners Conflicts Committee in making their determination and approval, please read “The Merger — Reasons for the Williams Partners Conflicts Committee’s Recommendation.”

Based upon such approval and recommendation, at a meeting duly called and held on October 24, 2014, the Williams Partners Board (i) deemed it advisable and in the best interests of Williams Partners and the WPZ Public Unitholders that the Partnership enter into the Merger Agreement and consummate the Merger, (ii) approved the Merger, (iii) approved the form, terms and provisions of the Merger Agreement, the consummation of the transactions contemplated thereby, including the Merger, and the execution, delivery and performance by the WPZ General Partner and Williams Partners of the Merger Agreement, (iv) approved the form, terms and provisions of the Support Agreement, the consummation of the transactions contemplated thereby and the execution, delivery and performance by the WPZ General Partner and Williams Partners of the Support Agreement, (v) directed that the Merger Agreement be submitted to a vote of the holders of WPZ Units and (vi) authorized the holders of WPZ Units to act by written consent without a meeting in connection with consenting to the Merger Agreement and the transactions contemplated thereby, including the Merger. For a further discussion of the recommendation of the Williams Partners Conflicts Committee to the Williams Partners Board, please read “The Merger — Recommendation of the Williams Partners Conflicts Committee and the Williams Partners Board.”

Opinion of the Financial Advisor to the Williams Partners Conflicts Committee (page 58)

At a meeting of the Williams Partners Conflicts Committee held on October 24, 2014, Robert W. Baird & Co. Incorporated (“Baird”), financial advisor to the Williams Partners Conflicts Committee, delivered its oral opinion to the Williams Partners Conflicts Committee, which opinion was subsequently confirmed by delivery of a written opinion dated October 24, 2014, to the effect that, as of such date and based upon and subject to the various assumptions, qualifications and limitations set forth in Baird’s opinion, the consideration to be received in the Merger by the WPZ Public Unitholders (the “Public Unitholder Consideration”), including the Public Exchange Ratio, was fair, from a financial point of view, to the WPZ Public Unitholders.

Baird’s opinion was prepared at the request, and provided for the information, of the members of the Williams Partners Conflicts Committee (solely in their capacity as such), in connection with their evaluation of the Merger and addresses only the fairness, from a financial point of view, to the WPZ Public Unitholders of the Public Unitholder Consideration, including the Public Exchange Ratio, to be issued in the Merger. Baird was not asked to express, and its opinion does not express, any opinion with respect to any of the other financial or non-financial terms, conditions, determinations or actions with respect to the Merger. Baird’s opinion also does not address the relative merits or risks of: (i) the Merger, the Merger Agreement or any other agreements or other matters provided for, or contemplated by, the Merger Agreement; (ii) any other transactions that may be or might have been available as an alternative to the Merger; or (iii) the Merger compared to any other potential alternative business strategies considered by Williams Partners or the Williams Partners Board. Baird’s opinion does not constitute a recommendation to the Williams Partners Conflicts Committee, the Williams Partners Board, any security holder or any other person as to how any such person should vote or act with respect to the Merger. The summary of the Baird opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex B, which you are encouraged to read carefully and in its entirety.

Recommendation of the ACMP Conflicts Committee (page 70)

In light of potential conflicts of interest between the ACMP General Partner and its affiliates, including Williams, on the one hand, and the interests of ACMP and the ACMP Public Unitholders, on the other hand, the ACMP Board requested that the ACMP Conflicts Committee, consisting exclusively of directors who meet the independence requirements established in the ACMP partnership agreement, review, negotiate and evaluate the Merger Agreement, the Merger and related matters, determine whether to provide Special Approval (as defined in the ACMP partnership agreement), and to make a recommendation to the ACMP Board whether to approve the Merger. The ACMP Conflicts Committee, with the assistance of its advisors, reviewed, negotiated and evaluated the Merger Agreement and the transactions contemplated thereby, including the Merger and the ACMP Partnership Agreement Amendment, and following that process unanimously in good faith approved the Merger

Agreement, the Merger and the ACMP Partnership Agreement Amendment and determined that they are in the best interests of ACMP and the ACMP Public Unitholders and recommended the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the ACMP Partnership Agreement Amendment, to the ACMP Board. The ACMP Conflicts Committee’s approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, constitutes “Special Approval,” as that term is defined in the ACMP partnership agreement. For a discussion of the many factors considered by the ACMP Conflicts Committee in making their determination and approval, please read “The Merger — Reasons for the ACMP Conflicts Committee’s Recommendation.”

Based on the ACMP Conflicts Committee’s recommendation, the ACMP Board unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger and the ACMP Partnership Agreement Amendment. For a further discussion of the recommendation of the ACMP Conflicts Committee to the ACMP Board, please read “The Merger — Recommendation of the ACMP Conflicts Committee and the ACMP Board.”

Opinion of the Financial Advisor to the ACMP Conflicts Committee (page 74)

At a meeting of the ACMP Conflicts Committee held on October 24, 2014, Evercore Group L.L.C. (“Evercore”), financial advisor to the ACMP Conflicts Committee, delivered its oral opinion to the ACMP Conflicts Committee, which opinion was subsequently confirmed by delivery of a written opinion dated October 24, 2014, to the effect that, as of such date and based upon and subject to the assumptions made, matters considered and limitations on the scope of review undertaken by Evercore as set forth in its opinion, the consideration of (i) the ACMP Pre-Merger Unit Split, (ii) the Williams Parties Exchange Ratio and (iii) the Public Exchange Ratio (collectively, the “ACMP Partnership Consideration”) was fair, from a financial point of view, to the ACMP Public Unitholders.

The full text of the written opinion of Evercore, dated October 24, 2014, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached hereto as Annex C. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the ACMP Conflicts Committee (in its capacity as such), in connection with their evaluation of the merger and addresses only the fairness, from a financial point of view, of the ACMP Partnership Consideration to the ACMP Public Unitholders. The opinion does not address any other aspect of the ACMP Pre-Merger Unit Split or the Merger and does not constitute a recommendation to the ACMP Conflicts Committee or to any other persons in respect of the ACMP Pre-Merger Unit Split or the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to ACMP, nor does it address the underlying business decision of ACMP to engage in the Merger. The summary of the Evercore opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex C.

Market Prices of WPZ and ACMP Common Units

WPZ Common Units are quoted on the NYSE under the symbol “WPZ”. ACMP Common Units are quoted on the NYSE under the symbol “ACMP”.

The following table shows the closing sale prices of WPZ Common Units and ACMP Common Units as reported on the NYSE on June 13, 2014, the last full trading day prior to the public announcement of the proposed Merger, and on November 14, 2014, the last practicable trading day prior to the filing date of this joint information statement/consent statement/prospectus. This table also shows the value of each WPZ Common Unit implied by the Merger consideration being offered, calculated by multiplying the relevant price of an ACMP Common Unit by the Public Exchange Ratio of 0.86672.

	Williams Partners	ACMP	Implied Value of one WPZ Public Common Unit
June 13, 2014	$52.92	$65.36	$56.65
November 14, 2014	$51.80	$62.42	$54.10

Directors and Management of ACMP Following the Merger (page 101)

The following individuals are expected to serve as directors on the ACMP Board following the effective time of the Merger: Alan S. Armstrong; Donald R. Chappel; Rory L. Miller; James E. Scheel; Frank E. Billings; Robert S. Purgason; J. Mike Stice; Alice M. Peterson; H. Brent Austin; David A. Daberko; and Philip L. Frederickson.

The following individuals are expected to serve as executive officers of the ACMP General Partner following the effective time of the Merger: Alan S. Armstrong (Chief Executive Officer); Donald R. Chappel (Chief Financial Officer); Rory L. Miller (Senior Vice President — Atlantic-Gulf); James E. Scheel (Senior Vice President — Northeast G&P); Frank E. Billings (Senior Vice President — Corporate Strategic Development); John R. Dearborn (Senior Vice President — NGL and Petchem Services); Fred E. Pace (Senior Vice President — E&C); Brian L. Perilloux (Senior Vice President — Operational Excellence); Craig L. Rainey (General Counsel); Ted T. Timmermans (Vice President, Controller and Chief Accounting Officer); Robert S. Purgason (Senior Vice President — Access); and Walter J. Bennett (Senior Vice President — West).

For more information on the directors and executive officers of the ACMP General Partner following the Merger, please read “Directors and Executive Officers of ACMP Following the Merger” beginning on page 101.

The Merger Agreement (page 88)

The Merger Agreement is attached to this joint information statement/consent statement/prospectus as Annex A and is incorporated by reference into this joint information statement/consent statement/prospectus. You are encouraged to read the Merger Agreement because it is the legal document that governs the Merger. For a summary of the material terms of the Merger Agreement, please read the section entitled “The Merger Agreement” below.

Structure of the Merger and the GP Merger

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Williams Partners, and (i) each WPZ Public Unitholder will be entitled to receive 0.86672 ACMP Common Units in exchange for each WPZ Common Unit that such holder owns immediately prior to the effective time of the Merger, and (ii) each Williams Party that holds WPZ Common Units will be entitled to receive 0.80036 ACMP Common Units in exchange for each WPZ Common Unit that such Williams Party owns immediately prior to the effective time of the Merger. As a result of the Merger, the separate existence of Merger Sub will cease and Williams Partners and its subsidiaries will become subsidiaries of ACMP. Following the closing of the Merger, it is anticipated that Williams Partners will merge with and into ACMP with ACMP surviving, and that ACMP will change its name to “Williams Partners L.P.”

Concurrently with or as soon as practicable following the effective time of the Merger, the WPZ General Partner will merge with and into ACMP General Partner, with the ACMP General Partner being the surviving entity. As a result of the Mergers, all of the WPZ General Partner Interests outstanding immediately prior to the effective time of the Merger will be converted into ACMP General Partner Interests such that, immediately following consummation of the GP Merger, and assuming the exchange of all WPZ Common Units pursuant to the Merger Agreement, the ACMP General Partner Interest will represent in the aggregate 2% of the outstanding ACMP partnership interest.

When the Merger and the GP Merger Become Effective

The parties to the Merger Agreement have agreed to close the Merger on the next business day after the day on which the last condition to completing the Merger is satisfied or waived or at such other time as the parties may agree. The Merger will then become effective at the time and on the date on which a certificate of merger is filed with the Delaware Secretary of State or at such later time and date on which the parties agree and specify in the certificate of merger. This time is referred to as the “effective time of the Merger.” Concurrently with or as soon as practicable following the filing of the certificate of merger with the Delaware Secretary of State to effect the Merger, a certificate of merger will be executed and filed with the Delaware Secretary of State to effect the GP Merger. The GP Merger will become effective at the time and on the date on which the certificate of merger is filed or at such later time and date on which the parties agree and specify in the certificate of merger. This time is referred to as the “effective time of the GP Merger.”

Effect of the Merger and the GP Merger

At the effective time of the Merger:

•	Each WPZ Public Common Unit will be converted into the right to receive 0.86672 ACMP Common Units and each such WPZ Public Common Unit will be canceled and retired and will cease to exist.

•	Each WPZ Common Unit held by a Williams Party will be converted into the right to receive 0.80036 ACMP Common Units and each such WPZ Common Unit held by a Williams Party will be canceled and retired and will cease to exist.

•	The WPZ Incentive Distribution Rights (as defined in the Merger Agreement) outstanding immediately prior to the effective time of the Merger will cease to be outstanding and will be canceled and will cease to exist without consideration therefor.

•	The outstanding limited liability company interest in Merger Sub issued and outstanding immediately prior to the effective time of the Merger will be converted into WPZ Common Units, which will represent in the aggregate 100% of the aggregate partnership interest of all limited partners in Williams Partners.

•	All of the WPZ General Partner Interests outstanding immediately prior to the effective time of the Merger will be converted into the right to receive ACMP General Partner Interests such that, immediately following consummation of the GP Merger, and assuming the exchange of all WPZ Common Units pursuant to the Merger Agreement, the ACMP General Partner Interest will represent in the aggregate 2% of the outstanding ACMP partnership interest.

At the effective time of the GP Merger:

•	All outstanding limited liability company interests of the WPZ General Partner will be canceled and cease to exist, and no former member of the WPZ General Partner will have any membership or other interest in the surviving limited liability company of the GP Merger.

•	All outstanding limited liability company interests of the ACMP General Partner will not be affected and will remain issued and outstanding as the limited liability company interests of the surviving limited liability company in the GP Merger.

Prior to the closing of the Merger, each WPZ Class D Unit, all of which are held by the Williams Parties, will be converted into WPZ Common Units on a one-for-one basis pursuant to the terms of the Williams Partners partnership agreement.

If, before the effective time of the Merger, the issued and outstanding ACMP Common Units or WPZ Common Units are changed into a different number of units as a result of any unit split (other than the ACMP Pre-Merger Unit Split), distribution, combination, reorganization or other similar transaction, an appropriate adjustment will be made to the Exchange Ratio.

For a description of the WPZ Common Units and the ACMP Common Units and a description of the comparative rights of holders of the WPZ Common Units and the ACMP Common Units, please read “Comparison of the Rights of Holders of ACMP Common Units and Holders of WPZ Common Units” and “Description of ACMP Common Units.”

Conditions to the Merger

The obligation of the parties to the Merger Agreement to complete the Merger is subject to the satisfaction or waiver of certain conditions, including, among others:

•	The delivery of this joint information statement/consent statement/prospectus to holders of WPZ Common Units at least 20 business days prior to the closing of the Merger;

•	The receipt of all other governmental consents and approvals, the absence of which would, individually or in the aggregate, have a material adverse effect on Williams Partners or ACMP;

•	The delivery of the Required WPZ Unitholder Written Consent in accordance with applicable law;

•	Each WPZ Class D Unit having been converted into WPZ Common Units on a one-for-one basis with no WPZ Class D Units remaining outstanding;

•	The continued effectiveness of the registration statement of which this joint information statement/consent statement/prospectus forms a part;

•	The approval for listing on the NYSE of the ACMP Common Units to be issued in the Merger, subject to official notice of issuance;

•	The absence of any decree, order, injunction or law that prohibits the Merger or makes the Merger unlawful;

•	The ACMP Pre-Merger Unit Split will have become effective in accordance with the Merger Agreement; and

•	The ACMP Partnership Agreement Amendment will have been adopted and become effective in accordance with applicable law.

The parties’ obligations are also separately subject to the satisfaction or waiver of the following conditions:

•	(i) certain fundamental representations and warranties of the other party relating to organization and existence, authorization to enter into the Merger Agreement and to complete the transactions contemplated thereby and capitalization being true and correct as of the closing in all material respects, (ii) the representations and warranties of the other party relating to the absence of changes that would have a material adverse effect on such party and the absence of material damage, destruction or loss to any material portion of assets of such party or its subsidiaries being true and correct as of the closing; (iii) all other representations and warranties of the other party being true and correct as of the closing, other than certain failures to be true and correct that would not in the aggregate result in a material adverse effect on the party making the representation or warranty, and (iv) the other party having performed or complied with all agreements and covenants required to be performed by it under the Merger Agreement in all material respects.

•

In the case of ACMP’s condition, the receipt of certain opinions of Latham & Watkins LLP (“Latham”) or another nationally recognized tax counsel with regard to the U.S. federal income tax consequences of the

Merger, and in the case of Williams Partners’ condition, the receipt of certain opinions of Andrews Kurth LLP (“Andrews Kurth”) or another nationally recognized tax counsel with regard to the U.S. federal income tax consequences of the Merger.

Termination

The parties to the Merger Agreement can mutually agree to terminate the Merger Agreement at any time without completing the Merger. In addition, either party may terminate the Merger Agreement on its own without completing the Merger in a number of situations, including if:

•	the Merger has not been consummated on or before April 30, 2015 (so long as the party seeking to terminate did not prevent the Merger from occurring by failing to perform or observe its obligations under the Merger Agreement);

•	a governmental entity has issued a final and non-appealable order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, so long as the party seeking termination has complied with its obligations under the Merger Agreement to attempt to remove the prohibition; or

•	the other party breaches any of its representations, warranties or agreements in the Merger Agreement or if any of the other party’s representations or warranties becomes untrue and such breach (i) is incapable of being cured, or is not cured, prior to the Termination Date and (ii) results in a condition to the Merger not being satisfied, provided that the party seeking termination is not in breach of its representations and warranties under the Merger Agreement so as to give rise to a failure of the condition to the other party’s obligation to close under the Merger Agreement.

Material U.S. Federal Income Tax Consequences (page 134)

The tax consequences of the Merger to each WPZ Public Unitholder will depend on such unitholder’s own situation. The tax discussions in this joint information statement/consent statement/prospectus focus on the U.S. federal income tax consequences generally applicable to individuals who are residents or citizens of the United States that acquired their units for cash and hold their units as capital assets, and these discussions have only limited application to other unitholders. Unitholders are urged to consult their tax advisor for a full understanding of the U.S. federal, state, local and foreign tax consequences of the Merger to them.

For U.S. federal income tax purposes, the Merger is intended to be a “merger” of Williams Partners and ACMP within the meaning of Treasury regulations promulgated under Section 708 of the Internal Revenue Code, with Williams Partners treated as the continuing partnership and ACMP as the terminated partnership for U.S. federal income tax purposes following the Merger.

Assuming the Merger is treated as such and notwithstanding the structure of the Merger, ACMP will be treated for U.S. federal income tax purposes as if it contributed all of its assets and liabilities to Williams Partners in exchange for WPZ Common Units, followed by a liquidation of ACMP in which WPZ Common Units are distributed to the holders of ACMP Common Units in liquidation of their ACMP Common Units. Except with respect to actual or deemed distributions made to a WPZ Public Unitholder in an amount in excess of the unitholder’s tax basis in the unitholder’s units, including as a result of the cash received in lieu of fractional ACMP Common Units or a net decrease in a unitholder’s share of nonrecourse liabilities, no gain or loss should be recognized for U.S. federal income tax purposes by WPZ Public Unitholders as a result of the Merger. Following the Merger, each holder of ACMP Common Units, including the ACMP Public Unitholders and WPZ Public Unitholders that receive ACMP Common Units in the Merger, will be treated as a partner of Williams Partners for U.S. federal income tax purposes. For additional information, please read “Material U.S. Federal Income Tax Consequences.”

Other Information Related to the Merger

No Appraisal Rights (page 86)

Holders of WPZ Common Units do not have appraisal rights under applicable law or contractual appraisal rights under the Williams Partners partnership agreement or the Merger Agreement.

Regulatory Matters (page 87)

In connection with the Merger, ACMP intends to make all required filings under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any required filings or applications with the NYSE. ACMP and Williams Partners are unaware of any other requirement for the filing of information with, or the obtaining of the approval of, governmental authorities in any jurisdiction that is applicable to the Merger.

The Merger is not reportable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and therefore no filings with respect to the Merger were required with the Federal Trade Commission (“FTC”) or the Antitrust Division of the Department of Justice (“DOJ”).

Listing of ACMP Common Units to be Issued in the Merger (page 87)

ACMP expects to obtain approval to list the ACMP Common Units to be issued pursuant to the Merger Agreement and the ACMP Pre-Merger Unit Split on the NYSE, which approval is a condition to the closing of the Merger. Assuming that such approval is sought and obtained and, assuming, as is anticipated, that following the closing of the Merger ACMP changes its name to Williams Partners L.P., ACMP expects the ACMP Common Units to be issued pursuant to the Merger Agreement and the ACMP Pre-Merger Unit Split to be quoted on the NYSE under the symbol “WPZ”.

Accounting Treatment (page 87)

In accordance with accounting principles generally accepted in the United States, including Financial Accounting Standards Board Accounting Standards Codification Topic 805—Business Combinations, ACMP will account for the Merger as a reverse acquisition with Williams Partners acquiring ACMP. Because the transaction is between entities under common control, Williams Partners’ historical results of operations will be combined with those of ACMP for periods under common control and ACMP’s assets and liabilities will be reflected at Williams’ historical basis.

Comparison of the Rights of Holders of ACMP Common Units and Holders of WPZ Common Units (page 106)

Both Williams Partners and ACMP are Delaware limited partnerships, so there are no differences under applicable Delaware state law in the rights of holders of WPZ Common Units and holders of ACMP Common Units with respect to matters on which the partnership agreements of both Williams Partners and ACMP are silent. However, Williams Partners’ organizational documents and the organizational documents of ACMP are different and, as a result, there are differences in the rights of holders of WPZ Common Units and ACMP Common Units. Therefore, holders of WPZ Common Units will have different rights once they become holders of ACMP Common Units. For more information concerning these differences, please read “Comparison of the Rights of Holders of ACMP Common Units and Holders of WPZ Common Units.”

Pending Litigation Relating to the Merger (page 87)

Since the announcement of the parties’ respective approvals of the Merger Agreement, six putative class action lawsuits have been filed in the District Court of Tulsa County, State of Oklahoma, by purported unitholders of Williams Partners. The actions are captioned Stevens v. The Williams Companies, Inc., et al., Case No. CJ-2014-04267, filed November 7, 2014; Mesirov v. Williams Partners L.P., et al., Case No. CJ-2014-04268, filed November 7, 2014; Brooks v. Williams Partners L.P., et al., Case No. CJ-2014-04347, filed November 13, 2014; Rogers v. Williams Partners L.P., et al., Case No. CJ-2014-04386, filed November 14, 2014; Romano v. Armstrong, et al., Case No. CJ-2014-04392, filed November 14, 2014; and Roan v. Access Midstream Partners GP LLC, et al., Case No. CJ-2014-4448, filed November 19, 2014. Each of the actions names as defendants all of the current members of the Williams Partners Board (collectively, the “Individual Defendants”), as well as some or all of Williams, Williams Partners, the WPZ General Partner, ACMP, the ACMP General Partner, and Merger Sub. Among other things, the actions seek to enjoin the defendants from consummating the Merger, and to rescind the Merger and/or recover rescissory damages to the extent that the Merger has already been implemented. The actions allege, among other things, that the Individual Defendants breached their contractual, fiduciary, and/or implied contractual duties owed to Williams Partners unitholders under Delaware law and the Williams Partners partnership agreement by agreeing to enter into a merger that (i) is the result of an allegedly conflicted and unfair process and/or (ii) would allegedly allow Williams to acquire the Williams Partners units held by WPZ Public Unitholders for inadequate and unfair consideration. The actions further allege that one or more of the entity defendants has aided and abetted the Individual Defendants’ alleged breaches. The Rogers action additionally alleges that ACMP, the ACMP General Partner, and Merger Sub tortiously interfered with the Williams Partners partnership agreement.

Defendants believe that the allegations set forth by the plaintiffs in these actions are without merit.

Written Consents of Holders of WPZ Units (page 36)

Adoption and approval of the Merger Agreement and the Merger requires the affirmative vote or consent of holders of a majority of the outstanding WPZ Units. See “Written Consents of Holders of WPZ Units.” Pursuant to the terms of the Support Agreement, Williams Gas Pipeline, which as of November 14, 2014 beneficially owned 279,472,244 WPZ Common Units and 26,955,414 WPZ Class D Units representing approximately 65.7% of the outstanding WPZ Units, has irrevocably agreed to deliver the WGP Written Consent adopting and approving in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger, within two business days after the effectiveness of the registration statement of which this joint information statement/consent statement/prospectus forms a part. The delivery of the WGP Written Consent by Williams Gas Pipeline with respect to the WPZ Units it owns will be sufficient to adopt the Merger Agreement and thereby approve the Merger.

Summary of Risk Factors

The Merger poses a number of risks to the holders of WPZ Common Units who would become holders of ACMP Common Units if the Merger is consummated. Some of these risks include, but are not limited to, those described below and in more detail under the headings “Risk Factors — Risks Related to the Merger” and “Risk Factors — Tax Risks Related to the Merger”:

•	The number of ACMP Common Units that WPZ Public Unitholders will receive in the Merger is based upon a fixed Public Exchange Ratio. As a result, the market value of the ACMP Common Units that WPZ Public Unitholders receive for their WPZ Public Common Units in the Merger will fluctuate until the closing date of the Merger.

•	The market price of ACMP Common Units is affected by factors different from those affecting the market price of the WPZ Common Units. The price of ACMP Common Units could decline following the Merger.

•	The Merger is subject to closing conditions that, if not satisfied or waived, will result in the Merger not being consummated, which may cause the market price of the WPZ Common Units to decline.

•	The combined company may not fully realize the anticipated benefits of the Merger, or may not do so within the anticipated time frame.

•	Financial projections regarding Williams Partners and ACMP may not be achieved.

•	While the Merger Agreement is in effect, ACMP and Williams Partners may lose opportunities to enter into other transactions with other parties on more favorable terms.

•	The Williams Partners partnership agreement limits the duties of the WPZ General Partner to unitholders and restricts the remedies available to unitholders for actions taken by the WPZ General Partner in connection with the Merger that might otherwise constitute breaches of fiduciary duty.

•	Certain directors and executive officers of the WPZ General Partner may have interests that differ in certain respects from WPZ Public Unitholders.

•	No ruling has been requested from the Internal Revenue Service with respect to the U.S. federal income tax consequences of the Merger.

•	WPZ Public Unitholders could recognize income or gain for U.S. federal income tax purposes in certain circumstances as a result of the Merger.

•	The intended U.S. federal income tax consequences of the transactions as a partnership merger are dependent upon each of Williams Partners and ACMP being treated as a partnership for U.S. federal income tax purposes.

In addition, both Williams Partners and ACMP are subject to various risks associated with their respective businesses. Please carefully read this joint information statement/consent statement/prospectus, the documents incorporated herein by reference and the documents to which you are referred. See “Risk Factors” beginning on page 20.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION OF

WILLIAMS PARTNERS AND ACMP

The following tables set forth, for the periods and at the dates indicated, selected historical financial information for ACMP and Williams Partners and selected unaudited pro forma financial information for ACMP after giving effect to the proposed merger with Williams Partners.

The selected historical financial information presented for ACMP as of December 31, 2013 and 2012, and for the years ended December 31, 2013, 2012 and 2011 was derived from the audited consolidated financial statements of ACMP included in Amendment No. 1 to ACMP’s Annual Report on Form 10-K/A for the year ended December 31, 2013 (the “ACMP 2013 10-K/A”), which is incorporated by reference in this joint information statement/consent statement/prospectus. The selected unaudited historical financial information presented for ACMP as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 was derived from the unaudited consolidated financial statements of ACMP included in ACMP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the “ACMP Third Quarter 2014 10-Q”), which is incorporated by reference in this joint information statement/consent statement/prospectus. All other selected historical financial information presented for ACMP has been prepared from financial statements not incorporated by reference in this joint information statement/consent statement/prospectus.

The selected historical financial information presented for Williams Partners as of December 31, 2013 and 2012, and for the years ended December 31, 2013, 2012 and 2011 was derived from the audited consolidated financial statements of Williams Partners included in Williams Partners’ Current Report on Form 8-K filed on May 19, 2014 (the “Williams Partners May 19, 2014 8-K”), which is incorporated by reference in this joint information statement/consent statement/prospectus. The selected unaudited historical financial information presented for Williams Partners as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 was derived from the unaudited consolidated financial statements of Williams Partners included in Williams Partners’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the “Williams Partners Third Quarter 2014 10-Q”), which is incorporated by reference in this joint information statement/consent statement/prospectus. All other selected historical financial information presented for Williams Partners has been prepared from financial statements not incorporated by reference in this joint information statement/consent statement/prospectus.

The unaudited consolidated financial statements of Williams Partners and ACMP have been prepared on the same basis as the audited consolidated financial statements except as stated in the related notes thereto and, in the opinion of management, include all normal recurring adjustments considered necessary for a fair presentation of their financial condition and results of operations for such periods. Operating results for the nine months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the year ended December 31, 2014.

You should read the financial information with respect to ACMP presented below in conjunction with the historical consolidated financial statements and the related notes contained in the ACMP 2013 10-K/A and the ACMP Third Quarter 2014 10-Q, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the ACMP 2013 10-K and the ACMP Third Quarter 2014 10-Q. You should read the financial information with respect to Williams Partners presented below in conjunction with the historical consolidated financial statements and the related notes contained in the Williams Partners May 19, 2014 8-K and the Williams Partners Third Quarter 2014 10-Q and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Williams Partners May 19, 2014 8-K and in the Williams Partners Third Quarter 2014 10-Q. See “Documents Incorporated by Reference.”

The selected unaudited pro forma financial information shows the pro forma effect of ACMP’s proposed merger with Williams Partners and has been provided to assist in the analysis of financial effects of the proposed merger between ACMP and Williams Partners. The selected unaudited pro forma condensed combined financial statements of ACMP, from which the selected unaudited pro forma financial information is derived, are presented beginning on page F-1 of this document. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 assume the merger-related transactions occurred on January 1 of each period presented. The unaudited pro forma condensed combined balance sheet shows the financial effects of the merger-related transactions as if they had occurred on September 30, 2014. Because the transaction is between entities under common control, all statements reflect Williams’ basis in ACMP for all periods presented due to its acquisition of a controlling interest in ACMP on July 1, 2014. The selected unaudited pro forma condensed combined financial statements are based upon assumptions that ACMP and Williams Partners believe are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the financial results that would have occurred if the transactions described herein had taken place on the dates indicated, nor are they indicative of the future consolidated results of the combined company. For a complete discussion of the pro forma adjustments underlying the amounts in the table on the following page, please read “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page F-2 of this document.

Selected Historical and Pro Forma Financial Information of ACMP

	ACMP Historical								Pro Forma
	Predecessor: Nine Months Ended September 30, 2009	Three Months Ended December 31, 2009	Years Ended December 31,				Nine Months Ended September 30,		For the Year Ended December 31, 2013	For the Nine Months Ended September 30, 2014
			2010	2011	2012	2013	2013	2014
	(Millions of Dollars, except per unit amounts)
Statement of Income Data:
Revenues	$359	$107	$459	$566	$608	$1,073	$745	$884	$7,881	$5,887
Net income (loss)	(17)	51	195	194	178	341	210	190	1,184	888
Net income attributable to Access Midstream Partners, L.P.	(17)	51	195	194	178	336	207	170	1,195	879
Net income per common unit (basic and diluted)	N/A	N/A	0.78	1.37	1.11	1.01	0.54	0.36	0.85	0.39
Cash distributions per common unit	N/A	N/A	0.55	1.48	1.71	2.04	1.49	1.79	3.13	2.57

	ACMP Historical								Pro Forma
	Predecessor: As of September 30, 2009	As of December 31, 2009	As of December 31,				As of September 30,		As of September 30, 2014,
			2010	2011	2012	2013	2013	2014
Balance Sheet Data:
Total assets	$3,233	$1,959	$2,546	$3,683	$6,561	$7,917	$7,572	$8,799	$48,579
Total debt	12	44	249	1,063	2,500	3,249	3,011	4,121	16,423
Total partners’ capital	2,996	1,794	2,195	2,473	3,797	4,353	4,251	4,365	27,312

Selected Historical Financial Information of Williams Partners

	Years Ended December 31,					Nine Months Ended September 30,
	2009	2010	2011	2012	2013	2013	2014
	(Millions of dollars, except per unit amounts)
Statement of Income Data:
Revenues	$5,264	$6,625	$7,916	$7,471	$6,835	$5,187	$5,017
Net income	1,060	1,234	1,604	1,291	1,119	901	804
Net income attributable to controlling interests	1,033	1,218	1,604	1,291	1,116	899	801
Net income per common unit(1)	2.88	2.66	3.69	1.89	1.45	1.34	0.53
Cash distributions declared per unit	2.540	2.653	2.900	3.140	3.415	2.538	2.714

	As of December 31,					As of September 30,
	2009	2010	2011	2012	2013	2013	2014
	(Millions of dollars)
Balance Sheet Data:
Total assets(1)	$13,281	$14,295	$15,486	$20,678	$23,571	$21,633	$25,814
Commercial paper and long-term debt due within one year(3)	15	458	324	—	225	371	1,015
Long-term debt(1)(2)	2,981	6,365	6,913	8,437	9,057	8,063	11,048
Total equity(1)	8,772	5,826	6,122	9,691	11,567	10,688	10,883

(1)	The change in 2012 reflects assets acquired, as well as debt and equity issuances, related to (i) Williams Partners’ April 2012 purchase of 100% of Caiman Eastern Midstream, LLC located in the Ohio River Valley area of the Marcellus Shale region, and (ii) Williams Partners’ February 2012 purchase from Delphi Midstream Partners, LLC of 100% of certain entities that operate in Susquehanna County, PA and southern New York.
(2)	The increase in 2010 reflects borrowings entered into related to an acquisition of certain businesses from Williams.
(3)	The increase in 2013 reflects borrowings under Williams Partners’ commercial paper program initiated in 2013.

COMPARATIVE AND PRO FORMA PER UNIT DATA

The following table presents Williams Partners’ and ACMP’s historical per unit data, Williams Partners’ and ACMP’s combined pro forma per unit data for the year ended December 31, 2013 and for the nine months ended September 30, 2014, and equivalent pro forma per unit data for Williams Partners for the year ended December 31, 2013 and for the nine months ended September 30, 2014, using certain assumptions as set forth in the footnotes to the table. The data do not purport to be indicative of:

•	the results of operations or financial position which would have been achieved if the Merger had been effected at the beginning of the period or as of the date indicated; or

•	the results of operations or financial position that may be achieved in the future.

	Year Ended December 31, 2013	Nine Months Ended September 30, 2014
ACMP Historical Data
Net income per common unit
Basic and diluted	$1.01	$0.36
Cash distributions declared per unit	$2.04	$1.79
Book value per common unit as of period end	$18.80	$18.23
Williams Partners Historical Data
Net income per common unit
Basic and diluted	$1.45	$0.53
Cash distributions declared per unit	$3.42	$2.71
Book value per common unit as of period end	$26.44	$24.64
Unaudited pro forma combined
Net income per common unit
Basic and diluted	$0.85	$0.39
Cash distributions declared per unit	$3.13	$2.57
Book value per common unit as of period end		$40.67
Equivalent basis unaudited pro forma combined(1)
Net income per common unit
Basic and diluted	$0.74	$0.34
Cash distributions declared per unit	$2.71	$2.23
Book value per common unit as of period end		$35.25

(1)	Equivalent basis unaudited pro forma combined amounts have been calculated by multiplying the unaudited pro forma combined per unit amounts by the 0.86672 Public Exchange Ratio.

MARKET PRICE AND CASH DISTRIBUTION INFORMATION

WPZ Common Units and ACMP Common Units are listed on the NYSE under the symbols “WPZ” and “ACMP”, respectively. The following table sets forth for the periods indicated the high and low per unit sale price of WPZ Common Units and ACMP Common Units and the cash distributions per unit for each of the last two fiscal years and the current fiscal year.

	Williams Partners			ACMP
	High	Low	Cash Distribution per Unit(1)	High	Low	Cash Distribution per Unit(2)
2012
First Quarter	$65.39	$55.02	$0.7775	$31.19	$27.59	$0.4050
Second Quarter	$58.26	$48.28	$0.7925	$29.90	$22.50	$0.4200
Third Quarter	$55.90	$50.50	$0.8075	$33.65	$26.46	$0.4350
Fourth Quarter	$55.48	$45.01	$0.8275	$37.57	$30.10	$0.4500
2013
First Quarter	$54.50	$48.06	$0.8475	$41.68	$33.76	$0.4675
Second Quarter	$54.66	$45.37	$0.8625	$48.74	$38.00	$0.4850
Third Quarter	$53.74	$47.93	$0.8775	$49.29	$44.75	$0.5350
Fourth Quarter	$53.98	$48.46	$0.8925	$57.48	$46.66	$0.5550
2014
First Quarter	$51.42	$47.59	$0.9045	$59.19	$53.65	$0.5750
Second Quarter	$57.29	$50.38	$0.9165	$66.17	$56.31	$0.5950
Third Quarter	$55.28	$48.80	$0.9285	$65.90	$57.78	$0.6150
Fourth Quarter (through November 14, 2014)	$53.60	$43.89		$64.71	$51.68

(1)	Represents cash distributions attributable to the quarter and declared and paid within 45 days after quarter end. Williams Partners paid cash distributions to the WPZ General Partner with respect to its general partner interest and incentive distribution rights that totaled $475 million and $413 million for the years ended 2013 and 2012, respectively.
(2)	Represents cash distributions attributable to the quarter and declared and paid within 45 days after quarter end. ACMP paid cash distributions to the ACMP General Partner with respect to its general partner interest and incentive distribution rights that totaled $43 million and $10 million for the years ended 2013 and 2012, respectively.

On June 13, 2014, the last full trading day prior to the public announcement of the proposed Merger, the closing price for each WPZ Common Unit as reported on the NYSE was $52.92 and the closing price for each ACMP Common Unit as reported on the NYSE was $65.36. On November 14, 2014, the last practicable trading day prior to the filing date of this joint information statement/consent statement/prospectus, the closing price for each WPZ Common Unit as reported on the NYSE was $51.80 and the closing price for each ACMP Common Unit as reported on the NYSE was $62.42.

As of November 14, 2014, there were approximately 30 record holders of ACMP Common Units and 81 record holders of WPZ Common Units.

WPZ Public Unitholders are encouraged to obtain current market quotations for WPZ Common Units and ACMP Common Units prior to making any decision with respect to the Merger. No assurance can be given concerning the market price for ACMP Common Units before or after the Merger. The market price for ACMP Common Units will fluctuate between the date of this joint information statement/consent statement/prospectus and the date on which the Merger is consummated and thereafter.

The Williams Partners partnership agreement provides that within 45 days after the end of each quarter, it will distribute its cash available for distributions, if any, to unitholders of record on the applicable record date. Williams Partners has paid quarterly distributions to unitholders and the WPZ General Partner after every quarter since its initial public offering on August 23, 2005.

The ACMP partnership agreement provides that, within 45 days after the end of each quarter, it will distribute its cash available for distributions, if any, to unitholders of record on the applicable record date. ACMP has paid quarterly distributions to unitholders and the ACMP General Partner after every quarter beginning with the quarter ending September 30, 2010.

Williams Partners and ACMP will coordinate the record dates of any quarterly distributions during the period from the execution of the Merger Agreement to the date that the Merger is consummated so that no WPZ Public Unitholder will fail to be entitled to receive any quarterly distribution by Williams Partners unless it becomes entitled to receive a quarterly distribution from ACMP with respect to the same quarter.

The Merger Agreement restricts the ability of Williams Partners and ACMP to declare or pay certain distributions prior to the consummation of the Merger. See “The Merger Agreement — Covenants and Other Agreements.”

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information in this joint information statement/consent statement/prospectus, the documents incorporated herein by reference and the documents to which you are referred herein. In particular, please read Part I, Item 1A, “Risk Factors,” in the ACMP Annual Report on Form 10-K for the year ended December 31, 2013 (the “ACMP 2013 10-K”), as amended, and the Williams Partners Annual Report on Form 10-K for the year ended December 31, 2013 (the “Williams Partners 2013 10-K”) and Part II, Item 1A, “Risk Factors,” in the subsequent Quarterly Reports on Form 10-Q filed by each of ACMP and Williams Partners, each of which is incorporated by reference herein. Each of these factors could adversely affect the consummation of the Merger, ACMP’s business, operating results and financial condition, the value of an investment in ACMP Common Units and Williams Partners’ business. This joint information statement/consent statement/prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Information Regarding Forward-Looking Statements.”

Risks Related to the Merger

The number of ACMP Common Units that holders of WPZ Common Units will be entitled to receive in the Merger is based upon a fixed Exchange Ratio. As a result, the market value of the ACMP Common Units that holders of WPZ Common Units receive for their WPZ Common Units in the Merger could decrease prior to the consummation of the Merger.

The Public Exchange Ratio of 0.86672 ACMP Common Units per WPZ Common Unit, and the Williams Parties Exchange Ratio of 0.80036 ACMP Common Units per WPZ Common Unit, are each fixed, meaning that they do not change and are not dependent upon the relative values of WPZ Common Units and ACMP Common Units. This means that there is no “price protection” mechanism contained in the Merger Agreement that would adjust the number of ACMP Common Units that holders of WPZ Common Units will receive based on any decreases in the trading price of ACMP Common Units. If the price of ACMP Common Units decreases because of changes in ACMP’s business, operations or prospects, market reactions to the Merger, general market and economic conditions or other factors, such as the existing or any subsequent litigation challenging the Merger or an announcement by ACMP that it will pursue another merger or acquisition or a debt offering, the market value of the consideration received by holders of WPZ Common Units will also decrease. If ACMP engages in any such transactions and the market price of ACMP Common Units declines in value as a result, holders of WPZ Common Units will receive less value for their WPZ Common Units than the value calculated pursuant to the Exchange Ratio on the date the Merger was announced. For historical and current market prices of WPZ Common Units and ACMP Common Units, please read the “Market Price and Cash Distribution Information” section of this joint information statement/consent statement/prospectus.

The market price of ACMP Common Units is affected by factors different from those affecting the market price of the WPZ Common Units. The price of ACMP Common Units could decline following the Merger.

If the Merger is successfully consummated, holders of WPZ Common Units will become holders of ACMP Common Units. The businesses operated by ACMP have different risks associated with them than those associated with Williams Partners, including the fact that ACMP is dependent on Chesapeake for a substantial majority of its revenues and is therefore indirectly subject to the business risks of Chesapeake and to the credit risks associated with Chesapeake. Accordingly, the performance of ACMP Common Units is likely to be different from the performance of the WPZ Common Units in the absence of the Merger. ACMP Common Units are subject to investment risks and they may decline in value due to ACMP’s business performance or extrinsic factors affecting the industry or financial markets generally.

The Merger is subject to closing conditions that, if not satisfied or waived, will result in the Merger not being consummated, which may cause the market price of the WPZ Common Units to decline.

The obligation of the parties to the Merger Agreement to complete the Merger is subject to the satisfaction or waiver of certain conditions, including:

•	The delivery of this joint information statement/consent statement/prospectus to holders of WPZ Common Units at least 20 business days prior to the closing of the Merger;

•	The receipt of all other governmental consents and approvals, the absence of which would, individually or in the aggregate, have a material adverse effect on Williams Partners or ACMP;

•	The delivery of the Required WPZ Unitholder Written Consent in accordance with applicable law;

•	Each WPZ Class D Unit having been converted into WPZ Common Units on a one-for-one basis with no WPZ Class D Units remaining outstanding;

•	The continued effectiveness of the registration statement of which this joint information statement/consent statement/prospectus forms a part;

•	The approval for listing on the NYSE of the ACMP Common Units to be issued in the Merger, subject to official notice of issuance;

•	The absence of any decree, order, injunction or law that prohibits the Merger or makes the Merger unlawful;

•	The ACMP Pre-Merger Unit Split will have become effective in accordance with the Merger Agreement; and

•	The ACMP Partnership Agreement Amendment will have been adopted and become effective in accordance with applicable law.

The parties’ obligations are also separately subject to the satisfaction or waiver of the following conditions:

•	(i) certain fundamental representations and warranties of the other party relating to organization and existence, authorization to enter into the Merger Agreement and to complete the transactions contemplated thereby and capitalization being true and correct as of the closing in all material respects, (ii) the representations and warranties of the other party relating to the absence of changes that would have a material adverse effect on such party and the absence of material damage, destruction or loss to any material portion of assets of such party or its subsidiaries being true and correct as of the closing; (iii) all other representations and warranties of the other party being true and correct as of the closing, other than certain failures to be true and correct that would not in the aggregate result in a material adverse effect on the party making the representation or warranty, and (iv) the other party having performed or complied with all agreements and covenants required to be performed by it under the Merger Agreement in all material respects.

•	In the case of Williams Partners’ condition, the receipt of certain opinions of Andrews Kurth or another nationally recognized tax counsel with regard to the U.S. federal income tax consequences of the Merger, and in the case of ACMP’s condition, the receipt of certain opinions of Latham or another nationally recognized tax counsel with regard to the U.S. federal income tax consequences of the Merger.

If these conditions are not satisfied or waived, the Merger would not occur, which may cause the market price of the WPZ Common Units to decline.

The successful execution of the integration strategy following the consummation of the Merger will involve considerable risks and may not be successful.

The success of the Merger will depend, in part, on the ability of the combined company to realize the anticipated benefits from combining ACMP’s and Williams Partners’ businesses. Realizing the benefits of the

Merger will depend in part on the integration of assets, operations, functions and personnel while maintaining adequate focus on the core businesses of the combined company. Any expected cost savings, economies of scale, enhanced liquidity or other operational efficiencies, as well as revenue enhancement opportunities anticipated from the combination of ACMP and Williams Partners, or other synergies, may not occur. The full benefit of the Merger is also based on an expected upgrade of ACMP’s credit rating by independent credit rating agencies following the consummation of the Merger. This upgrade may not occur.

The combined company’s management team will face challenges inherent in efficiently managing an increased number of employees over larger geographic distances, including the need to implement appropriate systems, policies, benefits and compliance programs. If management of the combined company is unable to minimize the potential disruption of the combined company’s ongoing business caused by the integration efforts and the distraction of management during the integration process, the anticipated benefits of the Merger may not be realized or may only be realized to a lesser extent than expected. In addition, the inability to successfully manage the implementation of appropriate systems, policies, benefits and compliance programs for the combined company or the geographically more diverse and substantially larger combined organization could have an adverse effect on the combined company after the Merger. These integration-related activities also could have an adverse effect on each of ACMP and Williams Partners pending the completion of the Merger.

It is possible that the integration process could result in the loss of key employees, as well as the disruption of each of ACMP’s and Williams Partners’ ongoing businesses or the creation of inconsistencies between ACMP’s and Williams Partners’ standards, controls, procedures and policies. Any or all of those occurrences could adversely affect the combined company’s ability to maintain relationships with service providers, customers and employees after the Merger or to achieve the anticipated benefits of the Merger.

The combined company’s operating expenses may increase significantly over the near term due to the increased headcount, expanded operations and expenses or other changes related to the Merger. In addition, the actual integration may result in additional and unforeseen expenses, which could reduce the anticipated benefits of the Merger and materially and adversely affect the combined company’s business, operating results and financial condition.

Financial projections regarding Williams Partners and ACMP may not prove accurate.

In performing their financial analyses and rendering their fairness opinions, the financial advisors to the Williams Partners Conflicts Committee and the ACMP Conflicts Committee reviewed and relied on, among other things, internal financial analyses and forecasts for ACMP and Williams Partners, which in the case of Williams Partners were prepared by employees of Williams who normally render services to Williams Partners. These financial projections include assumptions regarding future operating cash flows, expenditures and income of Williams Partners and ACMP. These financial projections were not prepared with a view to public disclosure, are subject to a significant economic, competitive, industry and other uncertainties and may not be achieved in full, at all or within projected timeframes. The failure of Williams Partners’ or ACMP’s businesses to achieve projected results, including projected cash flows, could have a material adverse effect on the price of ACMP Common Units, its financial position and its ability to maintain or increase its distributions following the Merger.

The Williams Partners partnership agreement limits the duties of the WPZ General Partner to unitholders and restricts the remedies available to unitholders for actions taken by the WPZ General Partner that might otherwise constitute breaches of its duties.

In light of potential conflicts of interest between Williams and the WPZ General Partner, on the one hand, and Williams Partners and the WPZ Public Unitholders, on the other hand, the Williams Partners Board submitted the Merger and related matters to the Williams Partners Conflicts Committee for, among other things, review, evaluation, negotiation and possible approval of a majority of its members, which is referred to as

“Special Approval” in the Williams Partners partnership agreement. Under the Williams Partners partnership agreement:

•	any resolution or course of action by the WPZ General Partner or its affiliates in respect of a conflict of interest is permitted and deemed approved by all partners of Williams Partners, and will not constitute a breach of the Williams Partners partnership agreement or of any duty stated or implied by law, in equity or otherwise, if the resolution or course of action is approved by Special Approval; and

•	the WPZ General Partner may consult with legal counsel and investment bankers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such persons as to matters that the WPZ General Partner reasonably believes to be within such person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

The Williams Partners Conflicts Committee reviewed, negotiated and evaluated the Merger Agreement, the Support Agreement, the Merger and related matters on behalf of the WPZ Public Unitholders and Williams Partners. Among other things, the Williams Partners Conflicts Committee unanimously in good faith determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of Williams Partners and WPZ Public Unitholders, approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommended the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, to the Williams Partners Board. The duties of the WPZ General Partner, the Williams Partners Board and the Williams Partners Conflicts Committee to Williams Partners unitholders in connection with the Merger are substantially limited by the Williams Partners partnership agreement.

Certain directors and executive officers of the WPZ General Partner may have interests that differ in certain respects from the WPZ Public Unitholders.

In considering the recommendations of the Williams Partners Conflicts Committee and the Williams Partners Board to approve the Merger Agreement and the Merger, Williams Partners unitholders should consider that some of the directors and executive officers of the WPZ General Partner who are not members of the Williams Partners Conflicts Committee may have interests that differ from, or are in addition to, their interests as holders of WPZ Common Units.

Tax Risks Related to the Merger

For U.S. federal income tax purposes, the Merger is intended to be a “merger” of Williams Partners and ACMP within the meaning of Treasury regulations promulgated under Section 708 of the Internal Revenue Code. Assuming the Merger is treated as such and notwithstanding the structure of the Merger, Williams Partners is expected to be treated as the continuing partnership for U.S. federal income tax purposes. You are urged to read “Material U.S. Federal Income Tax Consequences” beginning on page 134 for a more complete discussion of the expected material U.S. federal income tax consequences of the Merger.

No ruling has been requested from the Internal Revenue Service with respect to the U.S. federal income tax consequences of the Merger.

No ruling has been or will be requested from the Internal Revenue Service, or IRS, with respect to the U.S. federal income tax consequences of the Merger. Instead, Williams Partners and ACMP are relying on the opinions of their respective counsel as to the U.S. federal income tax consequences of the Merger, and counsel’s conclusions may not be sustained if challenged by the IRS. Please read “Material U.S. Federal Income Tax Consequences.”

Williams Partners unitholders could recognize taxable income or gain for U.S. federal income tax purposes, in certain circumstances, as a result of the Merger.

Williams Partners is expected to be treated as the continuing partnership for U.S. federal income tax purposes following the merger. As a result, ACMP will be deemed to contribute all of its assets to Williams Partners in exchange for WPZ Common Units and the assumption of ACMP’s liabilities, followed by a liquidation of ACMP in which WPZ Common Units are deemed distributed to ACMP unitholders and cash may be deemed to be distributed to ACMP unitholders, including as a result of the deemed assumption by Williams Partners of ACMP’s liabilities or as a result of the shift of an ACMP unitholder’s share of nonrecourse liabilities.

In addition, each unitholder’s tax basis in its units includes such holder’s share of a partnership’s nonrecourse liabilities. For U.S. federal income tax purposes, nonrecourse liabilities are generally liabilities for which no partner has liability. As a result of the Merger, each holder’s share of nonrecourse liabilities will be recalculated, and each holder will be treated as receiving a deemed cash distribution equal to the excess, if any, of such holder’s share of nonrecourse liabilities of the respective partnership immediately before the Merger over such holder’s share of nonrecourse liabilities of the continuing partnership immediately following the Merger. If the amount of any actual or deemed cash distribution to a WPZ Public Unitholder, including as a result of cash received in lieu of fractional ACMP Common Units or a net decrease in a holder’s share of nonrecourse liabilities, received by such holder exceeds the holder’s basis in its ACMP Common Units immediately after the Merger, such holder will recognize income or gain in an amount equal to such excess. While there can be no assurance, Williams Partners and ACMP expect that most WPZ Public Unitholders will not recognize income or gain in this manner. The amount and effect of any gain that may be recognized by WPZ Public Unitholders will depend on such unitholder’s particular situation, including the ability of such unitholder to utilize any suspended passive losses.

Moreover, each WPZ Public Unitholder and the Williams Parties that hold WPZ Common Units will be entitled to receive ACMP Common Units in the Merger in exchange for such holder’s WPZ Common Units at the applicable Exchange Ratio. As a result there is a risk that a portion of the ACMP Common Units received by each WPZ Public Unitholder will be deemed for U.S. Federal income tax purposes to have been received as a disproportionate amount of consideration in the Merger that would be treated as a taxable transfer to such WPZ Public Unitholder. For additional information, please read “Material U.S. Federal Income Tax Consequences.”

The intended U.S. federal income tax consequences of the Merger are dependent upon each of Williams Partners and ACMP being treated as a partnership for U.S. federal income tax purposes.

The intended U.S. federal income tax treatment of the transactions as a partnership merger is dependent upon each of Williams Partners and ACMP being treated as a partnership for U.S. federal income tax purposes. If ACMP were treated as a corporation for U.S. federal income tax purposes, the consequences of the Merger would be materially different.

Tax Risks Related to Owning Common Units in Williams Partners as the Continuing Partnership Following the Merger

For U.S. federal income tax purposes, the Merger is intended to be a “merger” of Williams Partners and ACMP within the meaning of Treasury regulations promulgated under Section 708 of the Internal Revenue Code. Assuming the Merger is treated as such and notwithstanding the structure of the Merger, Williams Partners is expected to be treated as the continuing partnership for U.S. federal income tax purposes and each holder of ACMP Common Units, including the ACMP Public Unitholders and WPZ Public Unitholders that receive ACMP Common Units in the Merger, will be treated as a partner of Williams Partners for U.S. federal income tax purposes following the closing of the Merger. It is anticipated, that following the closing of the Merger, ACMP will change its name to Williams Partners L.P. and the ACMP Common Units to be issued pursuant to the Merger Agreement will be quoted on the NYSE under the symbol “WPZ”.

Williams Partners’ tax treatment depends on its status as a partnership for U.S. federal income tax purposes, as well as it not being subject to a material amount of entity-level taxation by states and localities. If the IRS were to treat Williams Partners as a corporation for U.S. federal income tax purposes or if Williams Partners were to become subject to a material amount of entity-level taxation for state or local tax purposes, then its cash available for distribution to unitholders would be substantially reduced.

The anticipated after-tax economic benefit of an investment in WPZ Common Units following the Merger depends largely on Williams Partners being treated as a partnership for U.S. federal income tax purposes. Williams Partners has not requested a ruling from the IRS with respect to its treatment as a partnership for U.S. federal income tax purposes.

Despite the fact that Williams Partners is a limited partnership under Delaware law, it is possible in certain circumstances for a partnership to be treated as a corporation for U.S. federal income tax purposes. A change in Williams Partners’ business or a change in current law could cause Williams Partners to be treated as a corporation for U.S. federal income tax purposes or otherwise subject Williams Partners to taxation as an entity.

If Williams Partners were treated as a corporation for U.S. federal income tax purposes, Williams Partners would pay U.S. federal income tax on its taxable income at the corporate tax rate, which currently has a top marginal rate of 35%, and would likely pay state and local income tax at varying rates. Distributions to unitholders would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would flow through to unitholders. Because a tax would be imposed upon Williams Partners as a corporation, Williams Partners’ cash available to pay distributions to unitholders would be substantially reduced. In addition, changes in current state law may subject Williams Partners to additional entity-level taxation by individual states. Because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a tax upon Williams Partners as an entity, the cash available for distributions to unitholders would be reduced. Therefore, if Williams Partners were treated as a corporation for U.S. federal income tax purposes or otherwise subjected to a material amount of entity-level taxation, there would be a material reduction in the anticipated cash flow and after-tax return to unitholders, likely causing a substantial reduction in the value of the common units.

The Williams Partners partnership agreement provides (and the ACMP partnership agreement as amended by the ACMP Partnership Agreement Amendment will provide) that if a law is enacted or existing law is modified or interpreted in a manner that subjects Williams Partners to taxation as a corporation or otherwise subjects Williams Partners to entity-level taxation for U.S. federal, state or local income tax purposes, then the minimum quarterly distribution amount and the target distribution amounts will be adjusted to reflect the impact of that law on Williams Partners.

The U.S. federal income tax treatment of publicly traded partnerships or an investment in WPZ common units could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly on a retroactive basis.

The present U.S. federal income tax treatment of publicly traded partnerships, including Williams Partners, or an investment in WPZ common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect certain publicly traded partnerships. Any modification to the U.S. federal income tax laws and interpretations thereof may or may not be applied retroactively and could make it more difficult or impossible to meet the exception for Williams Partners to be treated as a partnership for U.S. federal income tax purposes. Williams Partners is unable to predict whether any of these changes, or other proposals, will ultimately be enacted. Any such changes could negatively impact the value of an investment in WPZ common units.

Williams Partners prorates its items of income, gain, loss and deduction between transferors and transferees of the common units each month based upon the ownership of the common units on the first day of each month, instead of on the basis of the date a particular common unit is transferred. The IRS may challenge this treatment, which could change the allocation of items of income, gain, loss and deduction among Williams Partners’ unitholders.

Williams Partners prorates its items of income, gain, loss and deduction between transferors and transferees of the common units each month based upon the ownership of the common units on the first day of each month, instead of on the basis of the date a particular common unit is transferred. The use of this proration method may not be permitted under existing United States Department of the Treasury (Treasury) regulations, and although the Treasury issued proposed regulations allowing a similar monthly simplifying convention, such regulations are not final and do not specifically authorize the use of the proration method Williams Partners has adopted. If the IRS were to challenge Williams Partners’ proration method or new Treasury regulations were issued, Williams Partners may be required to change the allocation of items of income, gain, loss and deduction among Williams Partners’ unitholders.

An IRS contest of the U.S. federal income tax positions Williams Partners takes may adversely impact the market for the common units, and the costs of any contest will reduce Williams Partners’ cash available for distribution to Williams Partners’ unitholders and Williams Partners’ general partner.

Williams Partners has not requested any ruling from the IRS with respect to Williams Partners’ treatment as a partnership for U.S. federal income tax purposes. The IRS may adopt positions that differ from Williams Partners’ counsel’s conclusions or from the positions Williams Partners takes. It may be necessary to resort to administrative or court proceedings to sustain some or all of counsel’s conclusions or the positions Williams Partners takes. A court may not agree with some or all of counsel’s conclusions or the U.S. federal income tax positions Williams Partners takes. Any contest with the IRS may materially and adversely impact the market for the common units and the price at which they trade. In addition, the costs of any contest with the IRS will result in a reduction in cash available to pay distributions to Williams Partners’ unitholders and Williams Partners’ general partner and thus will be borne indirectly by Williams Partners’ unitholders and Williams Partners’ general partner.

Unitholders will be required to pay taxes on their share of Williams Partners’ income even if unitholders do not receive any cash distributions from Williams Partners.

Because Williams Partners’ unitholders will be treated as partners to whom Williams Partners will allocate taxable income that could be different in amount than the cash Williams Partners distributes, unitholders will be required to pay U.S. federal income taxes and, in some cases, state and local income taxes on their share of Williams Partners’ taxable income, whether or not they receive cash distributions from Williams Partners. Unitholders may not receive cash distributions from Williams Partners equal to their share of Williams Partners’ taxable income or even equal to the actual tax liability that results from their share of Williams Partners’ taxable income.

The tax gain or loss on the disposition of the common units could be different than expected.

If a unitholder sells its WPZ common units, it will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount realized and its tax basis in those common units. Prior distributions to a unitholder in excess of the total net taxable income that was allocated to a unitholder for a common unit, which decreased its tax basis in that common unit, will, in effect, become taxable income to the unitholder if the common unit is sold at a price greater than its tax basis in that common unit, even if the price the unitholder receives is less than the original cost. A substantial portion of the amount realized, regardless of whether such amount represents gain, may be taxed as ordinary income to the unitholder due to potential recapture items, including depreciation recapture. In addition, because the amount realized may include a unitholder’s share of Williams Partners’ nonrecourse liabilities, if a unitholder sells its WPZ common units, the unitholder may incur a U.S. federal income tax liability in excess of the amount of cash it received from the sale.

Tax-exempt entities and non-U.S. persons face unique tax issues from owning common units that may result in adverse tax consequences to them.

Investment in common units by tax-exempt entities, such as individual retirement accounts (IRAs), and non-U.S. persons raises issues unique to them. For example, virtually all of Williams Partners’ income allocated to the unitholders who are organizations that are exempt from U.S. federal income tax, including IRAs and other retirement plans, may be taxable to them as “unrelated business taxable income.” Distributions to non-U.S. persons will be reduced by withholding taxes at the highest applicable effective tax rate, and non-U.S. persons will be required to file U.S. federal income tax returns and pay U.S. federal income tax on their share of Williams Partners’ taxable income.

Williams Partners will treat each purchaser of common units as having the same tax benefits without regard to the actual common units purchased. The IRS may challenge this treatment, which could adversely affect the value of the common units.

Because Williams Partners cannot match transferors and transferees of common units, Williams Partners has adopted depreciation and amortization positions that may not conform with all aspects of applicable Treasury regulations. Williams Partners’ counsel is unable to opine as to the validity of such filing positions. A successful IRS challenge to those positions could adversely affect the amount of U.S. federal income tax benefits available to unitholders. It also could affect the timing of these tax benefits or the amount of gain from the sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to unitholder tax returns.

Unitholders will likely be subject to state and local taxes and return filing requirements as a result of investing in Williams Partners’ common units.

In addition to U.S. federal income taxes, unitholders will likely be subject to other taxes, such as state and local income taxes, unincorporated business taxes and estate, inheritance, or intangible taxes that are imposed by the various jurisdictions in which Williams Partners does business or owns property, even if the unitholder does not live in any of those jurisdictions. Unitholders will likely be required to file state and local income tax returns and pay state and local income taxes in some or all of these various jurisdictions. Further, unitholders may be subject to penalties for failure to comply with those requirements. As Williams Partners makes acquisitions or expands its business, Williams Partners may own assets or conduct business in additional states or foreign countries that impose a personal income tax or an entity level tax. It is the unitholder’s responsibility to file all U.S. federal, state and local tax returns. Williams Partners’ counsel has not rendered an opinion on the state and local tax consequences of an investment in Williams Partners’ common units.

The sale or exchange of 50% or more of the total interest in Williams Partners’ capital and profits within a 12-month period will result in a termination of Williams Partners’ partnership for U.S. federal income tax purposes.

Williams Partners will be considered to have “constructively” terminated as a partnership for U.S. federal income tax purposes upon the sale or exchange of Williams Partners’ interests that, in the aggregate, constitute 50% or more of the total interests in Williams Partners’ capital and profits within a 12-month period. A constructive termination results in the closing of Williams Partners’ taxable year for all unitholders and could result in a significant deferral of depreciation deductions allowable in computing Williams Partners’ taxable income. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of Williams Partners’ taxable year may result in more than 12 months of Williams Partners’ taxable income or loss being includable in the unitholder’s taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in Williams Partners filing two tax returns for one fiscal year and the cost of the preparation of these returns will be borne by all unitholders. However, pursuant to an IRS relief procedure for publicly traded partnerships that have constructively terminated, the IRS may allow, among other things, that Williams Partners provide a single Schedule K-1 for the taxable year in which the termination occurs.

Williams Partners has adopted certain valuation methodologies that may result in a shift of income, gain, loss and deduction between the general partner and the unitholders. The IRS may challenge this treatment, which could adversely affect the value of the common units.

When Williams Partners issues additional common units or engages in certain other transactions, Williams Partners determines the fair market value of its assets and allocates any unrealized gain or loss attributable to its assets to the capital accounts of its partners. This methodology may be viewed as understating the value of Williams Partners’ assets. In that case, there may be a shift of income, gain, loss and deduction between certain unitholders and the general partner, which may be unfavorable to such unitholders. Moreover, under Williams Partners’ current valuation methods, subsequent purchasers of common units may have a greater portion of their Code Section 743(b) adjustment allocated to its tangible assets and a lesser portion allocated to its intangible assets. The IRS may challenge Williams Partners’ valuation methods, Williams Partners’ allocation of the Code Section 743(b) adjustment attributable to Williams Partners’ tangible and intangible assets, and Williams Partners’ allocations of income, gain, loss and deduction between Williams Partners’ general partner and certain of Williams Partners’ partners.

A successful IRS challenge to these methods or allocations could adversely affect the amount of taxable income or loss being allocated to Williams Partners’ unitholders. It also could affect the amount of gain from a unitholder’s sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to the unitholder’s tax returns.

A unitholder whose common units are loaned to a “short seller” to effect a short sale of common units may be considered as having disposed of those common units. If so, the unitholder would no longer be treated for U.S. federal income tax purposes as a partner with respect to those common units during the period of the loan and may recognize gain or loss from the disposition.

Because a unitholder whose common units are loaned to a “short seller” to effect a short sale of common units may be considered as having disposed of the loaned common units, the unitholder may no longer be treated for U.S. federal income tax purposes as a partner with respect to those common units during the period of the loan to the short seller and the unitholder may recognize gain or loss from such disposition. Moreover, during the period of the loan, items of Williams Partners’ income, gain, loss or deduction with respect to those common units may not be reportable by the unitholder and any cash distributions received by the unitholder as to those common units could be fully taxable as ordinary income. Williams Partners’ counsel has not rendered an opinion regarding the treatment of a unitholder whose common units are loaned to a short seller to effect a short sale of common units. Unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from loaning their common units.

Risks Inherent in an Investment in ACMP

Williams controls the ACMP General Partner, which has sole responsibility for conducting ACMP’s business and managing its operations. The ACMP General Partner has limited duties, and it and its affiliates may have conflicts of interest with ACMP and ACMP’s unitholders, and the ACMP General Partner and its affiliates may favor their interests to the detriment of ACMP’s unitholders.

Williams owns and controls the ACMP General Partner and appoints all of the directors of the ACMP General Partner. Although the ACMP General Partner has a contractual duty to manage ACMP in a manner beneficial to ACMP, the directors and officers of the ACMP General Partner have, in certain circumstances, a duty to manage the ACMP General Partner in a manner beneficial to Williams. Therefore, conflicts of interest may arise between Williams and its affiliates, including the ACMP General Partner, on the one hand, and ACMP and its unitholders, on the other hand. In resolving these conflicts, the ACMP General Partner may favor its own interests and the interests of its affiliates over the interests of ACMP’s unitholders. These conflicts include, among others, the following:

•	neither the ACMP partnership agreement nor any other agreement requires Williams or its affiliates to pursue a business strategy that favors ACMP. Williams’ directors and officers have a duty to make decisions in the best interests of the owners of Williams, which may be contrary to the best interests of ACMP and its unitholders;

•	certain of the executive officers and directors of the ACMP General Partner after the Merger will also be officers and/or directors of Williams and certain of its affiliates, and these persons will owe duties to those entities;

•	the ACMP General Partner is allowed to take into account the interests of parties other than ACMP, such as Williams and its affiliates, in resolving conflicts of interest;

•	except in limited circumstances, the ACMP General Partner has the power and authority to conduct ACMP’s business without approval of ACMP’s unitholders;

•	the ACMP partnership agreement permits ACMP to classify up to $120 million as operating surplus, even if it is generated from asset sales, non-working capital borrowings or other sources that would otherwise constitute capital surplus, which cash may be used to fund distributions to the ACMP General Partner in respect of its general partner interest or the incentive distribution rights;

•	upon consummation of the Merger, Williams will own ACMP Common Units and ACMP Class B Units representing an approximately 58.8% limited partner interest in ACMP. If a vote of limited partners is required in which Williams is entitled to vote, Williams will be able to vote its units in accordance with its own interests, which may be contrary to ACMP’s interests or the interests of ACMP’s unitholders;

•	certain of the executive officers and directors of the ACMP General Partner will devote significant time to ACMP’s business and/or the business of Williams, and will be compensated by Williams for the services rendered to them;

•	the ACMP General Partner determines the amount and timing of ACMP’s cash reserves, asset purchases and sales, capital expenditures, borrowings and issuances of additional partnership securities, each of which can affect the amount of cash that is distributed to ACMP’s unitholders;

•	the ACMP General Partner determines the amount and timing of any capital expenditures and, based on the applicable facts and circumstances and, in some instances, with the concurrence of the ACMP Conflicts Committee, whether a capital expenditure is classified as a maintenance capital expenditure or investment capital expenditure, neither of which reduces operating surplus, or an expansion capital expenditure, which does not reduce operating surplus. This determination can affect the amount of cash that is distributed to ACMP’s unitholders and to the ACMP General Partner with respect to its incentive distribution right;

•	in some instances, the ACMP General Partner may cause ACMP to borrow funds in order to permit the payment of cash distributions even if the purpose or effect of the borrowing is to make incentive distributions;

•	the ACMP General Partner determines which costs incurred by it and its affiliates are reimbursable by ACMP, controls the enforcement of obligations owed to ACMP by the ACMP General Partner and its affiliates and decides whether to retain separate counsel, accountants or others to perform services for ACMP;

•	the ACMP partnership agreement does not restrict the ACMP General Partner from causing ACMP to pay it or its affiliates for any services rendered to ACMP or entering into additional contractual arrangements with any of these entities on ACMP’s behalf;

•	the ACMP General Partner, in certain circumstances, has limited liability regarding ACMP’s contractual and other obligations and in some circumstances is required to be indemnified by ACMP; and

•	pursuant to the ACMP partnership agreement, the ACMP General Partner may exercise its right to call and purchase all of the ACMP Common Units if it and its affiliates own more than 80% of the outstanding ACMP Common Units.

The ACMP General Partner intends to limit its liability regarding ACMP’s obligations.

The ACMP General Partner intends to limit its liability under contractual arrangements so that the counterparties to such arrangements have recourse only against ACMP’s assets, and not against the ACMP General Partner or its assets. The ACMP General Partner may therefore cause ACMP to incur indebtedness or other obligations that are nonrecourse to the ACMP General Partner. The ACMP partnership agreement provides that any action taken by the ACMP General Partner to limit its liability is not a breach of the ACMP General Partner’s duties, even if ACMP could have obtained more favorable terms without the limitation on liability. In addition, ACMP is obligated to reimburse or indemnify the ACMP General Partner to the extent that it incurs obligations on ACMP’s behalf. Any such reimbursement or indemnification payments would reduce the amount of cash otherwise available for distribution to ACMP’s unitholders.

The ACMP Common Units to be received by the holders of WPZ Common Units as a result of the Merger will have different rights from WPZ Common Units.

Following completion of the Merger, holders of WPZ Units will no longer hold WPZ Common Units, but will instead be holders of ACMP Common Units. There are important differences between the rights of holders of WPZ Units under the Williams Partners partnership agreement and the rights of holders of ACMP Common Units under the ACMP partnership agreement following the Merger (including under the ACMP Partnership Agreement Amendment). See “Comparison of the Rights of Holders of ACMP Common Units and Holders of WPZ Common Units” and “Description of ACMP Common Units.”

The ACMP partnership agreement requires ACMP to distribute all of its available cash, which could limit ACMP’s ability to grow and make acquisitions.

ACMP expects that it will distribute all of its available cash to its unitholders and will rely primarily upon external financing sources, including commercial bank borrowings and the issuance of debt and equity securities, to fund its acquisitions and expansion capital expenditures. As a result, to the extent ACMP is unable to finance growth externally, ACMP’s cash distribution policy will significantly impair ACMP’s ability to grow.

In addition, because ACMP distributes all of its available cash, ACMP’s growth may not be as fast as that of businesses that reinvest their available cash to expand ongoing operations. To the extent ACMP issues additional units in connection with acquisitions or expansion capital expenditures, the payment of distributions on those additional units may increase the risk that ACMP will be unable to maintain or increase its per unit distribution level. There are no limitations in the ACMP partnership agreement on ACMP’s ability to issue additional units, including units ranking senior to the ACMP Common Units. The incurrence of additional commercial borrowings or other debt to finance ACMP’s growth strategy would result in increased interest expense, which, in turn, may impact the available cash that ACMP has to distribute to its unitholders.

The ACMP partnership agreement limits the ACMP General Partner’s duties to the unitholders of ACMP and restricts the remedies available to such unitholders for actions taken by the ACMP General Partner that might otherwise constitute breaches of fiduciary duty.

The ACMP partnership agreement contains provisions that modify and reduce the standards to which the ACMP General Partner would otherwise be held by state fiduciary duty law. The limitation and definition of these duties is permitted by the Delaware law governing limited partnerships. In addition, the ACMP partnership agreement restricts the remedies available to holders of ACMP’s limited partner units for actions taken by the ACMP General Partner that might otherwise constitute breaches of fiduciary duty. For example, the ACMP partnership agreement:

•

permits the ACMP General Partner to make a number of decisions in its individual capacity as opposed to in its capacity as the general partner of ACMP. This entitles the ACMP General Partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, ACMP, its affiliates or any limited partner of ACMP. Examples include whether to exercise its limited call right, how to exercise its voting rights with respect to the units it owns, whether to exercise its registration rights, whether to consent to any merger or consolidation of ACMP or amendment to the ACMP partnership agreement, whether to elect to reset target distribution levels and how to allocate business opportunities among ACMP and affiliates of the ACMP General Partner;

•	provides that the ACMP General Partner will not have any liability to ACMP or ACMP’s unitholders for decisions made in its capacity as a general partner so long as it acted in good faith, meaning it believed the decision was in the best interests of ACMP;

•	provides that the ACMP General Partner, its affiliates and their respective officers and directors will not be liable for monetary damages to ACMP or its limited partners or assignees for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the ACMP General Partner or those other persons acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such person’s conduct was criminal; and

•	provides that in resolving conflicts of interest, if Special Approval (as defined in the ACMP partnership agreement) is sought or if neither Special Approval nor ACMP unitholder approval is sought and the ACMP Board determines that the resolution or course of action taken with respect to a conflict of interest satisfies certain standards set forth in the ACMP partnership agreement, it will be presumed that in making its decision the ACMP General Partner or the ACMP Conflicts Committee, as the case may be, acted in good faith, and in any proceeding brought by or on behalf of any limited partner or ACMP challenging such approval, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

Holders of ACMP Common Units are bound by the provisions in the ACMP partnership agreement, including the provisions discussed above.

The ACMP General Partner may elect to cause ACMP to issue ACMP Common Units to the ACMP General Partner in connection with a resetting of the target distribution levels related to the ACMP General Partner’s incentive distribution rights, without the approval of the ACMP Conflicts Committee or the holders of ACMP Common Units. This could result in lower distributions to holders of ACMP Common Units.

The ACMP General Partner has the right, at any time when there are no subordinated units outstanding and it has received incentive distributions at the highest level to which it is entitled (48%) for each of the prior four consecutive fiscal quarters, to reset the initial target distribution levels at higher levels based on ACMP’s distributions at the time of the exercise of the reset election. Following a reset election by the ACMP General Partner, the minimum quarterly distribution will be adjusted to equal the reset minimum quarterly distribution, and the target distribution levels will be reset to correspondingly higher levels based on percentage increases above the reset minimum quarterly distribution.

If the ACMP General Partner elects to reset the target distribution levels, it will be entitled to receive a number of ACMP Common Units and general partner units. The number of ACMP Common Units to be issued to the ACMP General Partner will equal the number of ACMP Common Units which would have entitled the holder to an average aggregate quarterly cash distribution in the prior two quarters equal to the average of the distributions to the ACMP General Partner on the incentive distribution rights in the prior two quarters. The ACMP General Partner’s general partner interest in ACMP (currently 2%) will be maintained at the percentage that existed immediately prior to the reset election. ACMP anticipates that the ACMP General Partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would not be sufficiently accretive to cash distributions per ACMP Common Unit without such conversion. It is possible, however, that the ACMP General Partner could exercise this reset election at a time when it is experiencing, or expects to experience, declines in the cash distributions it receives related to its incentive distribution rights and may, therefore, desire to be issued ACMP Common Units rather than retain the right to receive incentive distributions based on the initial target distribution levels. As a result, a reset election may cause holders of ACMP Common Units to experience a reduction in the amount of cash distributions that holder of ACMP Common Units would have otherwise received had ACMP not issued new ACMP Common Units to the ACMP General Partner in connection with resetting the target distribution levels.

Affiliates of the ACMP General Partner, including Williams, may not be limited in their ability to compete with ACMP and may exclude ACMP from opportunities with which they are involved. In addition, certain of the executive officers and directors of the ACMP General Partner after the Merger will also be officers and/or directors of Williams, and these persons will owe fiduciary duties to Williams.

While ACMP’s relationship with Williams and its affiliates is a significant attribute, it is also a source of potential conflicts. For example, Williams is in the natural gas business and is not restricted from competing with ACMP. Williams and its affiliates may acquire, construct or dispose of natural gas industry assets in the future, some or all of which may compete with ACMP’s assets, without any obligation to offer ACMP the opportunity to purchase or construct such assets. In addition, certain of the executive officers and directors of the ACMP General Partner are also officers and/or directors of Williams and certain of its affiliates and will owe fiduciary duties to those entities.

Holders of ACMP Common Units have limited voting rights and are not entitled to elect the ACMP General Partner or its directors, which could reduce the price at which ACMP Common Units will trade.

Unlike the holders of common stock in a corporation, ACMP’s unitholders have only limited voting rights on matters affecting ACMP’s business and, therefore, limited ability to influence management’s decisions regarding ACMP’s business. ACMP’s unitholders have no right to elect the ACMP General Partner or the ACMP Board on an annual or other continuing basis. The ACMP Board, including the independent directors, will be chosen entirely by Williams and not by ACMP’s unitholders. Unlike publicly traded corporations, ACMP will not conduct annual meetings of its unitholders to elect directors or conduct other matters routinely conducted at annual meetings of stockholders. As a result of these limitations, the price at which ACMP Common Units will trade could be diminished because of the absence or reduction of a takeover premium in the trading price.

Cost reimbursements due to the ACMP General Partner and its affiliates will reduce cash available to pay distributions to ACMP’s unitholders.

ACMP will reimburse the ACMP General Partner and its affiliates, including Williams, for various general and administrative services they provide for ACMP’s benefit, including costs for rendering administrative staff and support services to ACMP, and overhead allocated to ACMP. The ACMP General Partner determines the amount of these reimbursements in its sole discretion. Payments for these services will be substantial and will reduce the amount of cash available for distributions to ACMP’s unitholders. In addition, under Delaware partnership law, the ACMP General Partner has unlimited liability for ACMP’s obligations, such as ACMP’s debts and environmental liabilities, except for ACMP’s contractual obligations that are expressly made without recourse to the ACMP General Partner. To the extent the ACMP General Partner incurs obligations on ACMP’s behalf, ACMP is obligated to reimburse or indemnify the ACMP General Partner. If ACMP is unable or unwilling to reimburse or indemnify the ACMP General Partner, the ACMP General Partner may take actions to cause ACMP to make payments of these obligations and liabilities. Any such payments could reduce the amount of cash otherwise available for distribution to ACMP’s unitholders.

Even if the ACMP Public Unitholders are dissatisfied, they cannot remove the ACMP General Partner without the consent of Williams.

The ACMP Public Unitholders are currently unable to remove the ACMP General Partner because Williams owns sufficient units to prevent its removal. The vote of the holders of at least 66 2 / 3 % of all outstanding ACMP limited partner interests, voting together as a single class, is required to remove the ACMP General Partner. As of November 14, 2014, Williams owned approximately 50.0% of the outstanding ACMP limited partner interests. If the Merger is consummated, after giving effect to the ACMP Pre-Merger Unit Split, it is expected that Williams will own approximately 58.8% of the outstanding ACMP limited partner interests, and the ACMP Public Unitholders will continue to be unable to remove the ACMP General Partner without the consent of Williams.

ACMP’s allocation from Williams for costs for its defined benefit pension plans and other postretirement benefit plans will be affected by factors beyond ACMP’s and Williams’ control.

As of January 1, 2015, it is expected that ACMP will have no employees, and employees of Williams and its affiliates will provide services to ACMP. As a result, ACMP will be allocated a portion of Williams’ costs in defined benefit pension plans covering substantially all of Williams’ or its affiliates’ employees providing services to ACMP, as well as a portion of the costs of other postretirement benefit plans covering certain eligible participants providing services to ACMP. The timing and amount of ACMP’s allocations under the defined benefit pension plans will depend upon a number of factors Williams controls, including changes to pension plan benefits, as well as factors outside of Williams’ control, such as asset returns, interest rates and changes in pension laws. Changes to these and other factors that can significantly increase ACMP’s allocations could have a significant adverse effect on its financial condition and results of operations.

The control of the ACMP General Partner may be transferred to a third party without the consent of ACMP’s unitholders.

The ACMP General Partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of ACMP’s unitholders. Furthermore, the ACMP partnership agreement does not restrict the ability of Williams to transfer all or a portion of its ownership interest in the ACMP General Partner to a third party. The new owner of the ACMP General Partner would then be in a position to replace the board of directors and officers of the ACMP General Partner with its own designees and thereby exert significant control over the decisions made by the board of directors and officers.

ACMP may issue additional ACMP Common Units without the approval of ACMP’s unitholders, which would dilute ACMP’s unitholders’ ownership interests.

The ACMP partnership agreement does not limit the number of additional limited partner interests that ACMP may issue at any time without the approval of ACMP’s unitholders. The issuance by ACMP of additional ACMP Common Units or other equity securities of equal or senior rank, or classes of securities which ultimately convert into common units, will have the following effects:

•	ACMP’s unitholders’ proportionate ownership interest in ACMP will decrease;

•	the amount of cash available to pay distributions on each ACMP Common Unit may decrease;

•	the ratio of taxable income to distributions may decrease;

•	the relative voting strength of each previously outstanding ACMP Common Unit may be diminished; and

•	the market price of ACMP Common Units may decline.

Williams may sell units of ACMP in the public or private markets, and such sales could have an adverse impact on the trading price of ACMP Common Units.

As of November 14, 2014, Williams held approximately 50.0% of the outstanding ACMP limited partnership interest and if the Merger is consummated, after giving effect to the ACMP Pre-Merger Unit Split, it is expected that Williams will own approximately 58.8% of the outstanding ACMP limited partnership interest. In addition, as of November 14, Williams held 100% of the outstanding ACMP Class B Units, which amount will remain unchanged in the event that the Merger is consummated. After the record date for the distribution on ACMP Common Units for the fiscal quarter ending December 31, 2014, each ACMP Class B Unit will become convertible into an ACMP Common Unit on a one-for-one basis at the option of either ACMP or the holder thereof. Additionally, ACMP has agreed to provide Williams with certain registration rights with respect to its units. The sale of these units in the public or private markets could have an adverse impact on the price of ACMP Common Units or on any trading market that may develop.

The ACMP General Partner has a limited call right that may require ACMP’s unitholders to sell their ACMP Common Units at an undesirable time or price.

Pursuant to the ACMP partnership agreement, if at any time the ACMP General Partner and its affiliates own more than 80% of the ACMP Common Units, the ACMP General Partner will have the right, but not the obligation, to acquire all, but not less than all, of the ACMP Common Units held by unaffiliated persons at a price not less than their then-current market price, as calculated pursuant to the terms of the ACMP partnership agreement. The ACMP General Partner may assign this right to any of its affiliates or to ACMP. As a result, non-affiliated unitholders may be required to sell their common units at an undesirable time or price and may not receive any return on their investment. ACMP unitholders may also incur a tax liability upon a sale of their ACMP Common Units. The ACMP General Partner is not obligated to obtain a fairness opinion regarding the value of the ACMP Common Units to be repurchased by it upon exercise of the limited call right. There is no restriction in the ACMP partnership agreement that prevents the ACMP General Partner from exercising its call right. If the ACMP General Partner exercised its limited call right, the effect would be to take ACMP private and, if the ACMP Common Units were subsequently deregistered under the Exchange Act, ACMP would no longer be subject to the reporting requirements of that Act.

The ACMP partnership agreement restricts the voting rights of unitholders owning 20% or more of the ACMP Common Units.

The ACMP partnership agreement restricts ACMP’s unitholders’ voting rights by providing that any units of ACMP held by a person that owns 20% or more of any class of units of ACMP then outstanding, other than the ACMP General Partner and its affiliates, their transferees, transferees of their transferees (provided that the ACMP General Partner has notified such secondary transferees that the voting limitation shall not apply to them) and persons who acquired such units with the prior approval of the ACMP Board, cannot be voted on any matter. The ACMP partnership agreement also contains provisions limiting the ability of ACMP’s unitholders to call meetings, to acquire information about ACMP’s operations and to influence the manner or direction of ACMP’s management.

The liability of holders of ACMP Common Units may not be limited if a court finds that action of ACMP’s unitholders constitutes control of ACMP’s business.

A general partner of a partnership generally has unlimited liability for the obligations of the partnership, except for those contractual obligations of the partnership that are expressly made without recourse to the general partner. ACMP’s limited partnership is organized under Delaware law and ACMP conducts business in a number of other states. The limitations on the liability of holders of limited partner interests for the obligations of a limited partnership have not been clearly established in some of the other states in which ACMP does business. A holder of ACMP Common Units could be liable for any and all of ACMP’s obligations as if such holder were a general partner if a court or government agency were to determine that:

•	ACMP was conducting business in a state but had not complied with that particular state’s partnership statute; or

•	the right of holders of ACMP Common Units to act with other ACMP unitholders to remove or replace the ACMP General Partner, to approve some amendments to the ACMP partnership agreement or to take other actions under the ACMP partnership agreement constitute “control” of ACMP’s business.

ACMP’s unitholders may have liability to repay distributions that were wrongfully distributed to them.

Under certain circumstances, ACMP’s unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, ACMP may not make a distribution to a holder of ACMP Common Units if the distribution would cause its liabilities to exceed the fair value of its assets. Delaware law provides that for a period of three years from the date of the impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. Substituted limited partners are liable for the obligations of the assignor to make contributions to the partnership that are known to the substituted limited partner at the time it became a limited partner and for unknown obligations if the liabilities could be determined from the partnership agreement. Liabilities to partners on account of their partnership interest and liabilities that are non-recourse to the partnership are not counted for purposes of determining whether a distribution is permitted.

Other Risk Factors of ACMP and Williams Partners

ACMP and Williams Partners’ businesses are and will be subject to the risks described above. In addition, ACMP and Williams Partners are, and following the completion of the Merger will continue to be, subject to the risks described in the ACMP 2013 10-K, as amended, and the Williams Partners 2013 10-K, respectively, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this joint information statement/consent statement/prospectus. For further information regarding the documents incorporated into this joint information statement/consent statement/prospectus by reference, please see the section titled “Where You Can Find More Information.”

WRITTEN CONSENTS OF HOLDERS OF WPZ UNITS

WPZ Units Entitled to Consent and Consent Required

Only holders of WPZ Units of record at the close of business on the Merger Vote Record Date of              will be notified of and be entitled to execute and deliver a written consent with respect to the Merger Agreement and the Merger. The approval and adoption of the Merger Agreement and the Merger by Williams Partners requires the affirmative vote or consent of holders of at least a majority of the outstanding WPZ Units.

Pursuant to the terms of the Support Agreement, Williams Gas Pipeline, which as of November 14, 2014 beneficially owned 279,472,244 WPZ Common Units and 26,955,414 WPZ Class D Units representing approximately 65.7% of the outstanding WPZ Units, has irrevocably agreed to deliver the WGP Written Consent adopting and approving in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger, within two business days after the effectiveness of the registration statement of which this joint information statement/consent statement/prospectus forms a part. The delivery of the WGP Written Consent by Williams Gas Pipeline with respect to the WPZ Units it owns will be sufficient to adopt the Merger Agreement and thereby approve the Merger.

Submission of Consents

Holders of WPZ Units may consent to the approval and adoption of the Merger Agreement and the Merger with respect to their WPZ Units by completing, dating and signing the written consent furnished with this joint information statement/consent statement/prospectus and returning it to Williams Partners.

If you hold WPZ Units as of the Merger Vote Record Date and you wish to give your written consent, you must fill out the enclosed written consent, date and sign it, and promptly return it to Williams Partners. Once you have completed, dated and signed the written consent, you may deliver it to Williams Partners by faxing it to Williams Partners L.P., Attention: Secretary, at 918-573-1807, by emailing a .pdf copy of your written consent to WPZMergerVote@williams.com or by mailing your written consent to Williams Partners L.P. at One Williams Center, Tulsa, Oklahoma 74172-0172, Attention: Secretary. If you do not return your written consent, it will have the same effect as a vote against the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

Once a sufficient number of consents to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, have been received, the consent process will conclude. The delivery of the WGP Written Consent with respect to the WPZ Units owned by Williams Gas Pipeline adopting the Merger Agreement will be sufficient to adopt the Merger Agreement and thereby approve the Merger.

Revocation of Consents

Your consent may be revoked at any time before the consents of a sufficient number of WPZ Units to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, have been delivered to the secretary of Williams Partners. If you wish to revoke a previously given consent before that time, you may do so by faxing such revocation to Williams Partners L.P., Attention: Secretary, at 918-573-1807, by emailing a .pdf copy of such revocation to WPZMergerVote@williams.com or by mailing such revocation to Williams Partners L.P. at One Williams Center, Tulsa, Oklahoma 74172-0172, Attention: Secretary.

Expenses

The expense of preparing, printing and mailing these consent materials is being borne by Williams Partners.

THE MERGER

General

On October 24, 2014, the WPZ General Partner and the ACMP General Partner agreed to combine the businesses of Williams Partners and ACMP by merging Merger Sub, a wholly owned subsidiary of ACMP, with and into Williams Partners. If the Merger is successfully consummated, Merger Sub will be merged with and into Williams Partners, and Williams Partners will become a wholly owned subsidiary of ACMP. Prior to the closing of the Merger, each WPZ Class D Unit, all of which are held by Williams, will be converted into WPZ Common Units on a one-for-one basis pursuant to the terms of the Williams Partners partnership agreement.

As a result of the Merger, each WPZ Public Unitholder will be entitled to receive 0.86672 ACMP Common Units in exchange for each WPZ Common Unit that such holder owns immediately prior to the effective time of the Merger, each Williams Party that holds WPZ Common Units will receive 0.80036 ACMP Common Units in exchange for each WPZ Common Unit that such Williams Party owns immediately prior to the effective time of the Merger, and each outstanding WPZ Common Unit will be canceled and retired and will cease to exist.

Concurrently with or as soon as practicable following the effective time of the Merger, the WPZ General Partner will merge with and into the ACMP General Partner, with the ACMP General Partner being the surviving entity. As a result of the Mergers, all of the WPZ General Partner Interests outstanding immediately prior to the effective time of the Merger will be converted into ACMP General Partner Interests such that, immediately following consummation of the GP Merger, and assuming the exchange of all WPZ Common Units pursuant to the Merger Agreement, the ACMP General Partner Interest will represent in the aggregate 2% of the outstanding ACMP partnership interest, and the ACMP General Partner will receive a right to any capital account in Williams Partners associated with the WPZ General Partner Interest immediately prior to the Merger.

Following the closing of the Merger, it is anticipated that Williams Partners will merge with and into ACMP with ACMP surviving, and that ACMP will change its name to Williams Partners L.P.

The approval and adoption of the Merger Agreement and the Merger by Williams Partners requires the affirmative vote or consent of holders of at least a majority of the outstanding WPZ Units. Pursuant to the terms of the Support Agreement, Williams Gas Pipeline, which as of November 14, 2014 beneficially owned 279,472,244 WPZ Common Units and 26,955,414 WPZ Class D Units representing approximately 65.7% of the outstanding WPZ Units, has irrevocably agreed to deliver the WGP Written Consent adopting and approving in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger, within two business days after the effectiveness of the registration statement of which this joint information statement/consent statement/prospectus forms a part. The delivery of the WGP Written Consent by Williams Gas Pipeline with respect to the WPZ Units it owns will be sufficient to adopt the Merger Agreement and thereby approve the Merger.

As promptly as practicable following the satisfaction of specified conditions to closing set forth in the Merger Agreement, the ACMP General Partner will cause ACMP to effect a subdivision of each ACMP Common Unit into 1.06152 ACMP Common Units and of each ACMP Class B Unit into 1.06152 ACMP Class B Units (subject to customary adjustments). The record date and the effective date for the ACMP Pre-Merger Unit Split will be the business day immediately prior to the closing date of the Merger, such that holders of WPZ Units will not participate in such unit split with respect to their WPZ Units.

Williams’ Ownership Interest in and Control of Williams Partners and ACMP

WPZ Public Unitholders should be aware that each of Williams Partners and ACMP is controlled by Williams through Williams’ 100% ownership of the WPZ General Partner and the ACMP General Partner, respectively. The WPZ General Partner and the ACMP General Partner own all of the outstanding general partner interests in Williams Partners and ACMP, respectively. As a result, Williams appoints the members of both the Williams Partners Board and the ACMP Board, in each case a majority of whom are affiliated with Williams and its affiliates, and thereby could be seen as controlling all of Williams Partners’ and ACMP’s decisions, other than those involving certain conflicts of interest with Williams or that require an affirmative vote of holders of the limited partner interests in Williams Partners or ACMP pursuant to and in the percentages specified by the Williams Partners partnership agreement or the ACMP partnership agreement, as applicable. In addition, Williams, through its ownership of Williams Gas Pipeline, owns (i) an approximate 65.7% limited partner interest in Williams Partners and (ii) an approximate 50.0% limited partner interest in ACMP.

Certain persons associated with Williams have a relationship with Williams Partners and ACMP. Alan S. Armstrong, who serves as a director of the ACMP General Partner, also serves as Chairman of the Board and Chief Executive Officer of the WPZ General Partner and as a director, executive officer, and/or member of the management committee of certain of its affiliates, including Williams. Donald R. Chappel, who serves as a director of the ACMP General Partner, also serves as a director and the Chief Financial Officer of the WPZ General Partner and as a director, executive officer, and/or member of the management committee of certain of its affiliates, including Williams. Francis (Frank) E. Billings, who serves as a director of the ACMP General Partner, also serves as Senior Vice President — Corporate Strategic Development of each of Williams and the WPZ General Partner. Robyn L. Ewing, who serves as a director of the ACMP General Partner, also serves as the Senior Vice President and Chief Administrative Officer of Williams. Sarah C. Miller, who serves as a director of the ACMP General Partner, also serves as the Vice President, Corporate Secretary and Assistant General Counsel of Williams and as Corporate Secretary of the WPZ General Partner. Richard D. Rodekohr, who serves as a director of the ACMP General Partner, also serves as the Vice President, Financial Planning & Analysis at Williams. James E. Scheel, who serves as a director and Senior Vice President — Northeast G&P of the WPZ General Partner, also serves as the Senior Vice President — Northeast G&P of Williams. Craig L. Rainey, who serves as the General Counsel of the WPZ General Partner, also serves as Senior Vice President and General Counsel of Williams. Allison S. Bridges serves as Senior Vice President — West of each of the WPZ General Partner and Williams. Ted T. Timmermans serves as Vice President, Controller, and Chief Accounting Officer of each of the WPZ General Partner and Williams. Brian L. Perilloux serves as Senior Vice President — Operational Excellence of each of the WPZ General Partner and Williams. Fred E. Pace serves as Senior Vice President — E&C (engineering and construction) of each of the WPZ General Partner and Williams. Certain of the foregoing persons also serve as officers, directors and/or members of the management committee of other affiliates of Williams.

Background of the Merger

In 2012, Williams acquired approximately 46 million ACMP Units and 50% of the outstanding equity interests in Access Midstream Ventures, L.L.C., the sole member of the ACMP General Partner.

In early 2014, Global Infrastructure Partners II (“GIP”) indicated to Williams that GIP was considering exiting its investment in ACMP and the ACMP General Partner. In connection with the discussions with GIP, members of Williams management also considered the feasibility of combining Williams Partners and ACMP.

On June 14, 2014, Williams entered into a purchase agreement to acquire 55.1 million ACMP Units and the remaining 50% of the general partner interest in ACMP previously held by GIP for $5.995 billion in cash (the “ACMP Acquisition”). Concurrently with the announcement of the ACMP Acquisition on June 15, 2014, Williams publicly announced its proposal to merge Williams Partners with and into ACMP (the “Proposed Transaction”) in a unit-for-unit exchange at a ratio of 0.85 ACMP Common Units per WPZ Unit. The proposal also included an option for unitholders of Williams Partners to take either a one-time special payment of $0.81 per WPZ Unit, or an equivalent value of additional ACMP Common Units, in order to compensate WPZ unitholders for a lower expected per-unit cash distribution in 2015 as a result of the Proposed Transaction. Williams further announced that the Proposed Transaction would be subject to negotiation, review and approval of the ACMP Conflicts Committee and the Williams Partners Conflicts Committee.

On June 17, 2014, Mr. Donald R. Chappel, the chief financial officer of Williams and the WPZ General Partner, acting pursuant to standing resolutions of the Williams Partners Board dated May 25, 2011, authorized and empowered the Williams Partners Conflicts Committee, comprised of Mr. H. Brent Austin (Chairman) and Ms. Alice M. Peterson, to review, evaluate and negotiate the Proposed Transaction on behalf of Williams Partners and the WPZ Public Unitholders for the purpose of providing, if appropriate, “Special Approval” pursuant to Section 7.9(a) of the Williams Partners partnership agreement and to evaluate the terms and conditions, and determine the advisability, of the Proposed Transaction, and to recommend to the Williams Partners Board whether to approve the Proposed Transaction.

On June 17, 2014, the ACMP Conflicts Committee, which is a standing committee of the ACMP Board, held a telephonic meeting. Representatives of Richards, Layton & Finger, P.A. (“RLF”), which serves as standing counsel to the ACMP Conflicts Committee, also participated in the meeting. The ACMP Conflicts Committee discussed preliminary issues relating to the Proposed Transaction. The ACMP Conflicts Committee also discussed potential financial advisors and authorized Mr. Philip Frederickson, the chairman of the ACMP Conflicts Committee, to schedule interviews of candidates for consideration by the ACMP Conflicts Committee.

On June 18, 2014, the ACMP Board authorized and empowered the ACMP Conflicts Committee, comprised of Mr. Philip L. Frederickson (Chairman), Mr. David A. Daberko and Ms. Suedeen G. Kelly, to review, evaluate and negotiate the Proposed Transaction on behalf of ACMP and the ACMP Public Unitholders for the purpose of providing, if appropriate, “Special Approval” pursuant to Section 7.9(a) of the ACMP partnership agreement and to evaluate the terms and conditions, and determine the advisability, of the Proposed Transaction, and to recommend to the ACMP Board whether to approve the Proposed Transaction. Such authorization was subsequently ratified by unanimous written consent of the ACMP Board dated June 18, 2014.

On June 18, 2014, ACMP, Williams Partners and Williams entered into a mutual confidentiality agreement. Following its execution, the parties began to exchange non-public information, and the parties conducted due diligence through the signing of the definitive transaction documents on October 24, 2014.

On the morning of June 19, 2014, the ACMP Conflicts Committee met in Tulsa, Oklahoma. Representatives of RLF were present at the meeting. Also present for a portion of the meeting at the invitation of the ACMP Conflicts Committee were Mr. Alan Armstrong, the Chief Executive Officer of Williams and the WPZ General Partner, Mr. Don Chappel, Mr. J. Michael Stice, the Chief Executive Officer of the ACMP General Partner, Ms. Regina Gregory, the General Counsel of the ACMP General Partner, Mr. William Berry, a member of the ACMP Board, and a representative of Latham, counsel to ACMP. Messrs. Armstrong and Chappel discussed with the ACMP Conflicts Committee the Proposed Transaction, the terms for the Proposed Transaction first proposed by Williams on June 15, 2014, and the rationale for the Proposed Transaction and the benefits to ACMP and its unitholders. Following the discussion, Messrs. Armstrong and Chappel left the meeting. The ACMP Conflicts Committee asked Mr. Stice to present his views regarding the merits of the Proposed Transaction and the potential benefits to ACMP and its unitholders. Following the discussion with Mr. Stice, the ACMP Conflicts Committee continued its meeting with only members of the ACMP Conflicts Committee and representatives of RLF present and discussed certain preliminary views and issues with respect to the Proposed Transaction.

On the afternoon of June 19, 2014, Mr. Chappel and Mr. Robert Pierce, a managing director at UBS Securities LLC (“UBS”), presented materials related to the Proposed Transaction to Messrs. Stice, Shiels and Purgason and Ms. Gregory. On the afternoon of June 19, 2014, the ACMP Conflicts Committee with representatives of RLF present interviewed financial advisors to serve as the ACMP Conflicts Committee’s independent financial advisor in connection with the Proposed Transaction. After conducting such interviews and considering the matter, the ACMP Conflicts Committee determined to retain Evercore as its financial advisor, subject to the execution of an acceptable engagement letter. The ACMP Conflicts Committee executed a formal engagement letter with Evercore on June 27, 2014.

On June 20, 2014, members of Williams’ management participated in a teleconference with the Williams Partners Conflicts Committee in which Williams’ management provided an overview of the terms of the Proposed Transaction, including a discussion of the proposed consideration payable to holders of WPZ Units. Mr. Chappel explained to the Williams Partners Conflicts Committee the pro forma ownership of the combined entity and discussed the rationale for the Proposed Transaction and the potential benefits to Williams Partners and its unitholders.

On June 24, 2014, Mr. Austin, on behalf of the Williams Partners Conflicts Committee, contacted Baker Botts L.L.P. (“Baker Botts”) to discuss engaging Baker Botts as counsel to the Williams Partners Conflicts Committee, given its knowledge and experience with respect to master limited partnerships (“MLPs”) and public merger and acquisition transactions, particularly transactions involving MLPs, the Williams Partners Conflicts Committee’s prior experience with Baker Botts and Baker Botts’ familiarity with Williams Partners through its role as counsel to the Williams Partners Conflicts Committee in prior drop-down transactions. An engagement letter detailing the terms of Baker Botts’ engagement was entered into on July 7, 2014.

Mr. Austin later contacted Baird on behalf of the Williams Partners Conflicts Committee to discuss engaging Baird with respect to the Proposed Transaction, given Baird’s knowledge and experience with respect to public merger and acquisition transactions and Baird’s experience with Williams Partners, particularly in having acted as financial advisor to the Williams Partners Conflicts Committee in prior drop-down transactions. An engagement letter detailing the terms of Baird’s engagement was entered into on July 20, 2014, after the Williams Partners Conflicts Committee had reviewed and discussed Baird’s historical relationships with Williams and its affiliates and negotiated acceptable terms thereof.

On June 27, 2014, the Williams Partners Conflicts Committee met with representatives of Baird to discuss Baird’s analysis of unit price performance for Williams Partners and ACMP and market research highlights following the announcement of the Proposed Transaction on June 15, 2014. Representatives of Baird also discussed various valuation indicators from comparable MLPs.

On July 1, 2014, Williams completed the ACMP Acquisition.

On July 3, 2014, the Williams Partners Conflicts Committee engaged Morris, Nichols, Arsht & Tunnell LLP (“Morris Nichols”) as Delaware counsel.

On July 7, 2014, the ACMP Conflicts Committee held a telephonic meeting at which representatives of RLF were present. Representatives of RLF reviewed with the ACMP Conflicts Committee its duties and obligations under Delaware law and the ACMP partnership agreement. Representatives of RLF also reviewed with the ACMP Conflicts Committee process issues.

On July 8, 2014, the ACMP Conflicts Committee held a telephonic meeting at which representatives of Evercore and RLF were present. Representatives of Evercore discussed their preliminary financial analysis with respect to the Proposed Transaction, including a discussion regarding ACMP’s and Williams Partners’ respective businesses, assets and growth prospects. The ACMP Conflicts Committee then discussed next steps for evaluating the Proposed Transaction.

On July 18, 2014, the ACMP Conflicts Committee held a telephonic meeting at which representatives of Evercore and RLF were present. Representatives of Evercore discussed the financial effects of alternative transaction structures for the Proposed Transaction and the yields at which units in the pro forma combined business could potentially trade following consummation of the Proposed Transaction. The ACMP Conflicts Committee then discussed the upcoming management presentations that were scheduled for the following week.

On July 22, 2014, members of senior management of the ACMP General Partner, including Mr. Stice, Mr. Robert S. Purgason, the Chief Operating Officer of the ACMP General Partner, Mr. Walter Bennett, Senior Vice President – Western Operations of the ACMP General Partner, and Mr. David C. Shiels, Chief Financial Officer of the ACMP General Partner, met with senior management of Williams and the WPZ General Partner and with the ACMP Conflicts Committee and the Williams Partners Conflicts Committee and their respective financial and legal advisors to make a presentation regarding the history, assets, business plan, growth projects and outlook for ACMP, including the key assumptions underlying management’s projections and prospects.

Following the ACMP management presentations on July 22, 2014, the ACMP Conflicts Committee met with representatives of Evercore and RLF to discuss, among other things, their impressions of the ACMP management presentations, the short-term and long-term prospects for ACMP on a standalone basis, the structure of the Proposed Transaction, and the process for evaluating and negotiating the Proposed Transaction.

On July 23, 2014, members of senior management of the WPZ General Partner, including Mr. Armstrong, Ms. Allison S. Bridges, Senior Vice President — West of the WPZ General Partner, Mr. Chappel, Mr. John R. Dearborn, Jr., Senior Vice President — NGL & Petchem Services of the WPZ General Partner, Mr. Rory L. Miller, Senior Vice President — Atlantic-Gulf of the WPZ General Partner, and Mr. James E. Scheel, Senior Vice President — Northeast G&P of the WPZ General Partner, met with senior management of Williams and the ACMP General Partner and with the ACMP Conflicts Committee and the Williams Partners Conflicts Committee and their respective financial and legal advisors to make a presentation regarding the history, operating segments, business plan, growth projects and outlook for Williams Partners, including the key assumptions underlying management’s projections and prospects.

Following the Williams Partners management presentation on July 23, 2014, the ACMP Conflicts Committee met with representatives of Evercore and RLF to discuss (i) their impressions of presentations by ACMP’s and Williams Partners’ management, (ii) additional information that may be needed to evaluate Williams Partners and its business, and (iii) next steps in the process for evaluating the Proposed Transaction.

On July 28, 2014, the ACMP Conflicts Committee held a telephonic meeting at which representatives of Evercore and RLF were present. Also present were Messrs. Stice, Purgason and Shiels and Ms. Gregory. The ACMP Conflicts Committee asked Messrs. Stice and Purgason to provide their views regarding the current state of, growth prospects for, and potential risks related to, the respective businesses of ACMP and Williams Partners. The ACMP Conflicts Committee also discussed with Messrs. Stice and Purgason the prospects for ACMP to generate capital projects beyond the three-year projection period contained in the ACMP management projections included in the ACMP management presentations on July 22, 2014.

On August 6, 2014, the ACMP Conflicts Committee met in person along with representatives of Evercore and RLF. At the meeting, representatives of Evercore discussed various financial analyses with respect to the Proposed Transaction, including analyses of each of ACMP and Williams Partners on a standalone basis and the pro forma effects of the Proposed Transaction. The ACMP Conflicts Committee and its advisors discussed the Williams Partners management projections and potential risks associated with achieving the Williams Partners management projections (including risks relating to the anticipated earnings attributable to Williams Partners’ Geismar plant). Representatives of Evercore noted that the Proposed Transaction would be significantly accretive to ACMP’s unitholders and that the proposed exchange ratio of 0.85 ACMP Common Units for each WPZ Common Unit was attractive to ACMP and ACMP’s unitholders based on a contribution analysis of the relative amounts of EBITDA and distributable cash flow that ACMP and Williams Partners would be expected to contribute respectively to a combined pro forma business. It was also noted that the pro forma combined business would be expected to have a lower growth rate than ACMP on a stand-alone basis over the next three years. The ACMP Conflicts Committee and its advisors discussed the potential effects of the Proposed Transaction on the trading yield of the pro forma combined business relative to the trading yield of ACMP on a standalone basis. The ACMP Conflicts Committee and its advisors also discussed strategy with respect to negotiating terms of the Proposed Transaction and potential elements of a counterproposal. The ACMP Conflicts Committee asked Evercore to provide analyses showing the effects of various elements of a potential counterproposal by the ACMP Conflicts Committee.

On August 7, 2014, the ACMP Conflicts Committee held a telephonic meeting at which representatives of Evercore and RLF were present. At the meeting, representatives of Evercore discussed the effects of various potential changes to the financial terms of the Proposed Transaction. After discussion, the ACMP Conflicts

Committee determined that, although it was not prepared to make a formal counterproposal (given that, among other things, due diligence with respect to the Williams Partners business was still ongoing), it should provide feedback to Williams. The ACMP Conflicts Committee directed the representatives of Evercore to contact representatives of UBS, financial advisor to Williams, and communicate that the following elements of a Proposed Transaction would be in the range of what the ACMP Conflicts Committee would be able to support: (i) the proposed exchange ratio of 0.85 ACMP Common Units for each WPZ Common Unit could not be increased and might need to be decreased; (ii) the proposed one-time payment of $0.81 in cash or additional ACMP Common Units for each WPZ Common Unit outstanding should be paid by Williams rather than by ACMP; (iii) Williams should agree to an aggregate giveback from distributions in respect of ACMP’s incentive distribution rights held by Williams and its affiliates of $750 million over five years (or $150 million per year) for the benefit of the holders of units in the pro forma combined entity following the consummation of the Proposed Transaction; and (iv) consummation of the Proposed Transaction should be conditioned upon the approval of a majority of the votes cast by the unitholders of ACMP that are not affiliated with Williams.

On August 7, 2014, pursuant to the directive of the ACMP Conflicts Committee, representatives of Evercore spoke with representatives of UBS and conveyed the elements of a Proposed Transaction that would be more in the range of what the ACMP Conflicts Committee would be able to support.

On August 7, 2014, representatives of Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), counsel to Williams, sent an initial draft of a merger agreement for the Proposed Transaction to representatives of Baker Botts and RLF. The draft merger agreement provided for consideration consisting of an exchange of ACMP Common Units for each WPZ Common Unit, plus additional consideration per WPZ Common Unit, payable in either cash or additional ACMP Common Units at the holder’s election. In addition, per the terms of the draft merger agreement, only the approval of the holders of WPZ Units, and not a separate vote of the WPZ Public Unitholders, was required to approve the Merger.

On August 18, 2014, Mr. Chappel spoke with Mr. Frederickson by telephone regarding the status of the evaluation and consideration of the Proposed Transaction by the ACMP Conflicts Committee, and the anticipated timing for next steps in the process for evaluating and negotiating the Proposed Transaction.

On August 18, 2014, Mr. Chappel also spoke with Mr. Austin by telephone regarding the status of the evaluation and consideration of the Proposed Transaction by the Williams Partners Conflicts Committee, and the anticipated timing for next steps in the process for evaluating and negotiating the Proposed Transaction.

On August 26, 2014, the ACMP Conflicts Committee held a telephonic meeting at which representatives of Evercore and RLF were present. Mr. Frederickson provided an update of his August 18, 2014 call with Mr. Chappel, and the representatives of Evercore and RLF provided updates on the due diligence being conducted by Evercore, RLF, and Latham (on behalf of ACMP) to assist the ACMP Conflicts Committee in connection with its evaluation of the Proposed Transaction. Representatives of RLF next made a presentation regarding the terms of the draft merger agreement that had been received from Gibson Dunn and proposed revisions to the draft merger agreement. Evercore next discussed with the ACMP Conflicts Committee various financial analyses with respect to the Proposed Transaction and noted the recent updates to ACMP’s and Williams Partners’ financial projections and the updates to Evercore’s financial analyses in light of the revised financial projections. Following such discussion, the ACMP Conflicts Committee authorized Mr. Frederickson to have a call with Mr. Chappel to discuss the ACMP Conflicts Committee’s preliminary views of the terms of the Proposed Transaction.

On the morning of August 29, 2014, the Williams Partners Conflicts Committee met with representatives of Baird and Baker Botts to discuss the financial aspects of the Proposed Transaction and certain aspects of Baird’s preliminary views with respect to the Proposed Transaction. Baird’s analysis included, among other things, a discussion of the preliminary standalone valuation for each of Williams Partners and ACMP, which were measured using various methodologies, including a comparable partnership trading analysis, a selected comparable precedent transactions analysis, a discounted cash flow analysis and a discounted distribution analysis. Representatives of Baird compared the standalone valuation estimates to its preliminary valuation analysis of the pro forma combined entity. After evaluating the various valuation methodologies described above and comparing the corresponding range of implied values per unit derived from such analyses, Baird preliminarily concluded that the proposed consideration appeared to be fair, from a financial point of view, to the WPZ Public Unitholders.

Following Baird’s valuation discussion, the Williams Partners Conflicts Committee discussed presenting a counterproposal to Williams accepting the proposed 0.85 exchange ratio plus additional consideration of $0.81 per WPZ Common Unit, which was intended to compensate for the projected decrease in cash distributions in 2015, on the condition that the WPZ Public Unitholders also receive supplemental consideration of $1.10 per WPZ Common Unit to compensate for the projected $1.10 cumulative decrease in cash distributions in 2016 and 2017, payable in either cash or additional ACMP Common Units. The Williams Partners Conflicts Committee agreed to discuss the counterproposal further at a meeting with Baker Botts later that day and requested that Baker Botts, prior to such meeting, consider the potential taxability of such additional consideration for the WPZ Common Unitholders.

On the afternoon of August 29, 2014, representatives of Baker Botts and the Williams Partners Conflicts Committee met to discuss the terms of the merger agreement distributed by Gibson Dunn and proposed revisions, which, among other things, included more expansive representations and warranties and interim operating covenants, expanded the definition of a “material adverse effect,” restricted the ability of the Williams Partners Board to dissolve the Williams Partners Conflicts Committee or remove its members during the pendency of the Merger and required the approval of the Williams Partners Conflicts Committee for any consent, determination or approval by the Williams Partners Board in connection with the Merger Agreement. Representatives of Baker Botts also noted that the draft of the merger agreement did not require approval by a “majority of the minority,” instead requiring only the approval of the holders of a majority of the outstanding WPZ Units, and discussed the advantages and disadvantages of such approach. Baker Botts also discussed with the Williams Partners Conflicts Committee certain legal issues related to the proposed timing of approval by the Williams Partners unitholders of the Proposed Transaction. Following this discussion of the merger agreement, the Williams Partners Conflicts Committee instructed Baker Botts to return a draft of the merger agreement incorporating the suggested revisions.

Immediately following the discussion of the Merger Agreement, representatives from Baird joined the conference call to discuss the terms of the proposed Williams Partners Conflicts Committee’s counterproposal to Williams, which consisted of a request for an additional $1.10 per WPZ Public Common Unit (in addition to the $0.81 per WPZ Common Unit previously offered by Williams) to compensate for the projected decrease in cash distributions in 2016 and 2017. After discussion, including a discussion of the potential tax implications of such additional consideration, the Williams Partners Conflicts Committee decided to request an additional $1.10 per WPZ Public Common Unit, and Mr. Austin agreed to call Mr. Chappel later that afternoon to discuss the counterproposal and to discuss a “majority of the minority” voting provision. Later on August 29, 2014, Baker Botts sent a revised draft of the merger agreement to Gibson Dunn containing the revisions discussed with the Williams Partners Conflicts Committee.

On August 30, 2014, Messrs. Frederickson and David Daberko, a member of the ACMP Conflicts Committee, had a telephone conversation with Messrs. Armstrong and Chappel. Pursuant to the directive given by the ACMP Conflicts Committee at its August 26, 2014 meeting, Messrs. Frederickson and Daberko presented the ACMP Conflicts Committee’s proposed terms for the Proposed Transaction, which included: (i) agreeing to the proposed exchange ratio of 0.85 ACMP Common Units for each WPZ Common Unit; (ii) Williams, rather than ACMP, making the proposed one-time payment of $0.81 in cash or additional ACMP Common Units for each WPZ Common Unit outstanding immediately prior to the consummation of the Proposed Transaction; (iii) Williams agreeing to waive its right to $750 million of distributions in respect of its ACMP incentive distribution rights over five years (or $150 million per year) for the benefit of the holders of units of the pro forma combined entity following the consummation of the Proposed Transaction; and (iv) conditioning the consummation of the Proposed Transaction on the approval of a majority of the votes cast by ACMP unitholders not affiliated with Williams. Messrs. Armstrong and Chappel did not respond with a further counterproposal, but they did state that Williams would not agree to (i) the proposed waiver of distributions in respect of ACMP’s incentive distribution rights held by Williams or (ii) conditioning the consummation of the Proposed Transaction on the approval of the public ACMP unitholders.

On September 3, 2014, the ACMP Conflicts Committee held a telephonic meeting at which representatives of Evercore and RLF were present. Messrs. Frederickson and Daberko provided an update of their call on August 30, 2014 with Messrs. Armstrong and Chappel. Representatives of Evercore also provided an update as to the most recent financial projections provided by management of ACMP and Williams Partners.

On September 10, 2014, Mr. Frederickson, Mr. Daberko and Ms. Suedeen Kelly, collectively all of the members of the ACMP Conflicts Committee, met with Messrs. Armstrong and Chappel. Messrs. Armstrong and Chappel presented the ACMP Conflicts Committee members with a revised proposal for the Proposed Transaction, in which Williams (i) agreed to the exchange ratio of 0.85 ACMP Common Units for each WPZ Common Unit, (ii) agreed that Williams, rather than ACMP, would make the proposed one-time payment to Williams Partners’ unitholders, (iii) proposed that, in lieu of waiving Williams’ right to $750 million of distributions in respect of its ACMP incentive distribution rights over five years as proposed by the ACMP Conflicts Committee, Williams would make a one-time payment to ACMP’s unaffiliated unitholders of $102.8 million, and (iv) rejected the ACMP Conflicts Committee’s proposal to condition the consummation of the Proposed Transaction on the approval of a majority of the votes cast by ACMP unitholders unaffiliated with Williams. Messrs. Armstrong and Chappel stated that Williams was rejecting the request for an ACMP unaffiliated unitholder vote because Williams believed that maximizing the certainty of consummating the Proposed Transaction would benefit all parties. Messrs. Armstrong and Chappel stated that Williams was unwilling to waive its right to distributions in respect of ACMP incentive distribution rights held by Williams for a number of reasons, including, among other things, the waiver would be viewed by investors as temporary and artificial support for the combined business.

On September 11, 2014, the members of the ACMP Conflicts Committee held a meeting in Oklahoma City, and representatives of Evercore and RLF joined by telephone. The ACMP Conflicts Committee and its advisors discussed the revised Williams proposal presented on September 10, 2014 by Messrs. Armstrong and Chappel, the reasons offered by Messrs. Armstrong and Chappel in support of the revised Williams proposal, and the merits of, and potential counterarguments, to such reasons. After discussion, the ACMP Conflicts Committee and its advisors agreed that the one-time payment to ACMP’s unaffiliated unitholders of $102.8 million proposed by Williams was insufficient and did not provide the economic equivalent to the ACMP unaffiliated unitholders of the waiver of incentive distribution right distributions that had been proposed by the ACMP Conflicts Committee. After discussion, the ACMP Conflicts Committee asked Evercore to help construct a potential counterproposal to Williams’ revised proposal.

On September 16, 2014, the ACMP Conflicts Committee held a telephonic meeting at which representatives of Evercore and RLF were present. Representatives of Evercore and RLF provided an update on due diligence and remaining steps in the due diligence process. Next, representatives of Evercore presented an updated financial analysis that incorporated the terms of Williams’ revised proposal delivered on September 10, 2014. After discussion, the ACMP Conflicts Committee determined that it would not require that the Proposed Transaction be conditioned on the approval of ACMP’s unitholders unaffiliated with Williams if Williams agreed to make a one-time payment to holders of ACMP Common Units (other than ACMP Common Units held by Williams and its affiliates) of $465 million, with the payment structured in a tax efficient manner. The ACMP Conflicts Committee determined, subject to agreement on the foregoing, that it would agree to the following terms: (i) an exchange ratio of 0.85 ACMP Common Units for each WPZ Common Unit; and (ii) Williams, rather than ACMP, making the one-time payment to the holders of WPZ Common Units.

On September 19, 2014, members of the ACMP Conflicts Committee had a telephone conversation with Mr. Chappel and Mr. Armstrong during which the members presented the ACMP Conflicts Committee’s counterproposal with respect to the Proposed Transaction.

On September 22, 2014, Mr. Chappel called Mr. Frederickson and provided Williams’ latest proposal, which included: (i) Williams making a one-time payment of $350 million to ACMP’s unitholders unaffiliated with Williams, with the payment structured in a tax efficient manner; and (ii) the Proposed Transaction not being conditioned on the approval of ACMP’s unitholders unaffiliated with Williams.

On September 22, 2014, Mr. Chappel also responded to the Williams Partners Conflicts Committee that Williams would agree to merger consideration consisting of an exchange ratio of 0.85 ACMP Common Units per WPZ Common Unit and a one-time payment to the WPZ Public Unitholders of $0.91 (an increase from the $0.81 originally proposed), payable only in ACMP Common Units. Mr. Chappel noted that this counterproposal was subject to the requirement that the Proposed Transaction not be conditioned on the approval of Williams Partners unitholders unaffiliated with Williams. Mr. Chappel provided Mr. Austin with changes to the Williams Partners financial forecasts principally related to expected delays in restarting Williams Partners’ Geismar plant.

On September 24, 2014, Mr. Chappel sent Mr. Austin an e-mail proposing that the one-time make-whole payment to be paid by Williams to Williams Partners’ unitholders would not be structured as a payment in cash. Rather, Williams would agree to forgo ACMP Common Units to which it otherwise would be entitled to receive in the Proposed Transaction in exchange for WPZ Units held by Williams and its subsidiaries by lowering the exchange ratio for such WPZ Units by an amount of ACMP Units with an aggregate value equal to the amount of the agreed upon make-whole payment.

On September 24, 2014, Mr. Chappel sent Mr. Frederickson a summary of Williams’ revised proposal. The revised proposal was substantively similar to the Williams’ proposal that Mr. Chappel had described to Mr. Frederickson on September 22, 2014, but it included changes to certain structural aspects of the Proposed Transaction. These changes included that the one-time make-whole payment to be paid by Williams to Williams Partners’ unitholders would not be structured as a payment in cash, but rather, Williams would agree to forgo ACMP Common Units to which it otherwise would be entitled to receive in the Proposed Transaction in exchange for WPZ Units held by Williams and its subsidiaries. Williams proposed lowering the exchange ratio for such WPZ Units by an amount of ACMP Units with an aggregate value equal to the amount of the agreed upon make-whole payment.

On September 27, 2014, Gibson Dunn sent a revised draft of the merger agreement to Baker Botts and RLF.

On September 29, 2014, the ACMP Conflicts Committee held a telephonic meeting at which representatives of Evercore, RLF and Latham were present. At the meeting, representatives of Evercore and RLF described Williams’ latest proposal and the proposed tax efficient structure for the $350 million one-time payment to the ACMP unitholders unaffiliated with Williams. Representatives of Evercore and RLF noted that the $350 million in value for the unaffiliated ACMP unitholders would be achieved through a combination of (i) a unit split of ACMP Units immediately prior to the consummation of the merger and (ii) a lower exchange ratio for the WPZ Common Units held by Williams and its subsidiaries than the exchange ratio for WPZ Common Units held by holders other than Williams and its subsidiaries. The Latham representatives next discussed the tax issues and analysis with respect to the proposed structure. The Latham representatives then disconnected from the telephonic meeting, and the ACMP Conflicts Committee and its advisors discussed potential responses to Williams’ proposal. After discussion, the ACMP Conflicts Committee determined that it would be amenable to Williams’ proposal if the unaffiliated ACMP unitholders received $400 million, rather than $350 million, in additional value.

On September 30, 2014, Mr. Frederickson had a telephone conversation with Mr. Chappel. Pursuant to the directive given by the ACMP Conflicts Committee at its September 29, 2014 meeting, Mr. Frederickson provided the ACMP Conflicts Committee’s counterproposal with respect to the Proposed Transaction.

On September 30, 2014, the Williams Partners Conflicts Committee met with representatives of Baird and Baker Botts to discuss Baird’s financial analysis with respect to the revised proposal communicated by

Mr. Chappel on September 24, 2014 providing for an exchange ratio of 0.85 ACMP Common Units per WPZ Common Unit and a one-time payment to the WPZ Public Unitholders of $0.91, payable only in ACMP Common Units. Baird’s presentation contained similar substantive financial analyses to the preliminary analysis presented on August 29, 2014. Representatives of Baird led the discussion of the financial analysis and responded to a number of questions regarding the analysis. Based on Baird’s analysis and further discussion regarding the taxability of the proposed consideration, the Williams Partners Conflicts Committee decided to discuss with Williams a counterproposal in which the additional consideration of $0.91 per WPZ Public Common Unit be further increased to $1.62, due to the $1.10 cumulative decrease in projected cash distributions in 2016 and 2017 for the combined entity (as compared to Williams Partners as a standalone entity) and the potential tax impact of such additional consideration on the WPZ Public Unitholders. Following such discussion, the Williams Partners Conflicts Committee directed Baker Botts to further review the tax implications of the additional consideration payable to the WPZ Public Unitholders. Baker Botts then discussed the lack of condition that the Proposed Transaction be approved by the WPZ Public Unitholders and the elimination of the cash consideration election in the draft merger agreement.

Baker Botts also reviewed Williams’ responses to its comments on the prior draft of the Merger Agreement reflected in the new draft, noting several key issues that Baker Botts intended to negotiate further with Williams, including (i) adding restrictions on the Williams Parties’ ability to dissolve the Williams Partners Conflicts Committee, diminish its authority or remove the members of the Williams Partners Conflicts Committee during the pendency of the Merger, (ii) requiring the approval of the Williams Partners Conflicts Committee for any consent, determination or approval by the Williams Partners Board in connection with the Merger Agreement, and (iii) adding various interim operating covenants, including restrictions on conducting business other than in the ordinary course and restrictions on the ability to issue, pledge or dispose of any units, options or other equity securities.

Later that afternoon, Mr. Austin presented a counterproposal to Mr. Chappel, in which Mr. Austin requested that the additional consideration payable to WPZ Public Unitholders be increased to $1.62 in order to account for the lower projected distributable cash flows per unit in 2016 and 2017 and the potential taxability of the additional consideration. Mr. Chappel agreed to discuss the distributable cash flow issue further with UBS, but indicated that the $1.62 in additional consideration was unacceptable to Williams.

On October 2, 2014, the Williams Partners Conflicts Committee met with representatives of Baird and Baker Botts to discuss the taxability of the additional consideration to be paid to the WPZ Public Unitholders. Representatives of Baker Botts provided an update based on its discussions with Andrews Kurth, Williams’ tax counsel, about the potential tax treatment of the one-time payment to WPZ Public Unitholders. Following such discussion, the Williams Partners Conflicts Committee determined to present a counterproposal to Williams for an increase in the additional consideration from $0.91 to $1.365 per WPZ Public Common Unit to account not only for the potential taxability of such additional consideration, but also for the projected reduction in distributable cash flows per unit in 2016 and 2017.

On October 3, 2014, RLF distributed a revised draft of the merger agreement to Gibson Dunn containing terms similar to those discussed with the ACMP Conflicts Committee during the September 29, 2014 meeting.

On October 6, 2014, Mr. Chappel called Mr. Frederickson and provided Williams’ response to the ACMP Conflicts Committee’s request that the one-time payment to the unaffiliated ACMP unitholders be increased to $400 million from $350 million. Mr. Chappel stated that Williams would agree to increase the amount of the payment from $350 million to $375 million and that this constituted a final offer from Williams’ perspective.

On October 6, 2014, Mr. Austin met with Mr. Chappel to discuss the Williams Partners Conflicts Committee’s counterproposal, which increased the amount of additional consideration payable per WPZ Public Common Unit from $0.91 to $1.365. Mr. Chappel responded that this increase would not be acceptable to Williams and, in turn, presented a counteroffer, which Mr. Chappel indicated would be Williams’ final offer, of additional consideration of $1.00 per WPZ Public Common Unit.

On October 7, 2014, the Williams Partners Conflicts Committee met with representatives of Baird and Baker Botts to discuss Baird’s updated financial analysis of the Merger, given the revised proposed consideration of an exchange of 0.85 ACMP Common Units for each WPZ Common Unit, plus additional consideration of ACMP Common Units equal to $1.00 per WPZ Public Common Unit. Baird’s revised financial analysis contained similar substantive financial analyses to its prior presentation on September 30, 2014. Following this discussion, based upon Baird’s analysis, Baird determined that, subject to ongoing financial and legal diligence, Baird expected to be able to deliver an opinion that the Public Unitholder Consideration, including the Public Exchange Ratio, to be issued in the Merger was fair, from a financial point of view, to the WPZ Public Unitholders.

On October 9, 2014, Baker Botts distributed a revised draft of the merger agreement to Gibson Dunn containing terms similar to those discussed with the Williams Partners Conflicts Committee during the September 30, 2014 meeting.

On October 13, 2014, the ACMP Conflicts Committee held a telephonic meeting at which representatives of Evercore, RLF and Latham were present. The ACMP Conflicts Committee first discussed various legal issues relating to the mechanics and timing by which the requisite Williams Partners unitholder approval for the Proposed Transaction would be obtained and issues regarding how best to obtain contractual assurance that Williams, which, directly or indirectly, owns a majority of the outstanding WPZ Units, would support and exercise its vote or consent in favor of the Proposed Transaction. RLF and Latham discussed with the ACMP Conflicts Committee the legal issues relating to timing of approval by the Williams Partners unitholders of the Proposed Transaction. Following such discussion, the Latham representatives disconnected from the telephonic meeting. Representatives of Evercore next presented its updated financial analysis with respect to the Proposed Transaction. The ACMP Conflicts Committee and its advisors also discussed potential deal protection measures to assure that Williams and its subsidiaries support the Proposed Transaction in their capacity as the holders of a majority of outstanding WPZ Units. After discussion, the ACMP Conflicts Committee agreed to Williams’ latest proposal for unaffiliated ACMP unitholders to receive $375 million in additional value in the Proposed Transaction.

On October 14, 2014, the ACMP Conflicts Committee held a telephonic meeting at which representatives of Evercore and RLF were present. The ACMP Conflicts Committee discussed potential deal protection measures to assure that Williams (or its applicable subsidiary) would support the Proposed Transaction in its capacity as the direct or indirect holder of a majority of the WPZ Units outstanding. After discussion, the ACMP Conflicts Committee agreed that the best alternative would be to obtain contractual protection requiring Williams (or its applicable subsidiary) to vote its WPZ Units in favor of the Proposed Transaction, but if that option were not available, then the transaction documents should provide for a $100 million termination fee to be paid to the unaffiliated ACMP unitholders in the event that Williams (or its applicable subsidiary) failed to vote its WPZ Units in favor of the Proposed Transaction.

On October 15, 2014, Mr. Frederickson had a telephone conversation with Mr. Chappel. Mr. Frederickson advised Mr. Chappel that the ACMP Conflicts Committee would agree to Williams’ proposal for unaffiliated ACMP unitholders to receive $375 million in additional value in the Proposed Transaction, but noted the ACMP Conflicts Committee’s view that if contractual assurance requiring Williams (or its applicable subsidiary) to vote its Williams Partners units in favor of the Proposed Transaction could not be provided, then the transaction documents should provide for a $100 million termination fee to be paid to the ACMP unaffiliated unitholders if Williams (or its applicable subsidiary) did not vote its WPZ Units in favor of the Proposed Transaction.

On October 17, 2014, Mr. Chappel called Mr. Frederickson and informed him that Williams (or its applicable subsidiary) would be willing to enter into a support agreement with ACMP and Williams Partners pursuant to which Williams (or its applicable subsidiary) would be contractually obligated to support and vote its WPZ Units in favor of the Proposed Transaction.

On October 18, 2014, representatives of UBS, Evercore and Baird participated in a conference call to discuss certain financial aspects of the Proposed Transaction, including the ACMP Pre-Merger Unit Split and the pro-forma unit counts based on the financial terms of the Proposed Transaction, including the Public Exchange Ratio. Representatives of UBS explained the derivation of the Public Exchange Ratio and the Williams Parties Exchange Ratio.

On October 18, 2014, Gibson Dunn distributed revised drafts of the merger agreement and the other transaction documents to Baker Botts and RLF.

On the morning of October 20, 2014, the Williams Partners Conflicts Committee met with representatives of Baird and Baker Botts to discuss outstanding issues and open items with respect to the Proposed Transaction and the draft merger agreement, including the cancelation of the put option for WPZ Class D Units granted to Williams Partners in order to fund expansion projects at its Redwater plant. After discussion, the Williams Partners Conflicts Committee determined that the cancelation of such option was acceptable since there was a low probability that Williams Partners would exercise such option as it would likely be more economical to finance any expansions with debt. Similarly, the Williams Partners Conflicts Committee determined that the elimination of Williams Partners’ right to reduce Williams Partners’ incentive distribution rights in order to finance the expansion of Williams Partners’ Geismar plant was also acceptable, since such rights would expire upon substantial completion of the expansion, which Williams Partners expected to occur prior to the closing of the Merger. Representatives of Baker Botts also discussed the status of the other transaction documents and the potential taxability of the additional consideration to be received in the Proposed Transaction by the WPZ Public Unitholders, and Baird discussed the effect of the October 16, 2014 announcement by Chesapeake Energy Corp. of the sale of its position in the Marcellus and Utica shale regions to Southwestern Energy Corp. Representatives of Baker Botts then discussed proposed revisions to the merger agreement made by Baker Botts, which, among other things, included more expansive representations and warranties and interim operating covenants, as well as open items in the Merger Agreement, such as unit split calculations and exchange ratios.

On October 20, 2014, representatives of Gibson Dunn and Potter Anderson & Corroon LLP, Williams’ Delaware counsel (“Potter Anderson”), had a call with representatives of RLF, Latham, and Baker Botts to discuss the revised drafts of the various transaction documents and the process for finalizing the transaction documents. During the week of October 20, 2014, the legal advisors to the parties continued to exchange drafts of the various transaction documents and engaged in discussions regarding the open issues.

On October 20, 2014, the ACMP Conflicts Committee held a telephonic meeting at which representatives of Evercore and RLF were present. RLF discussed the most recent draft of the merger agreement and other transaction documents, certain open items and issues with respect to the merger agreement, and an update as to the structuring relating to the support agreement by which Williams (or its applicable subsidiary) would contractually commit to vote its WPZ Units in support of the Proposed Transaction.

On October 22, 2014, the ACMP Conflicts Committee held a telephonic meeting at which representatives of Evercore, RLF and Latham were present. Representatives of Latham and RLF provided an update as to the legal due diligence conducted to date and discussed with the ACMP Conflicts Committee the due diligence that remained to be done. After discussion of the legal due diligence issues, the Latham representatives disconnected from the telephonic meeting. Representatives of Evercore next presented the updated financial analysis with respect to the Proposed Transaction, which included analyses of each of ACMP and Williams Partners on a standalone basis and the pro forma effects of the Proposed Transaction. Representatives of Evercore noted that the Proposed Transaction would be significantly accretive to ACMP unitholders and that, as a result of the ACMP Pre-Merger Unit Split that is to occur immediately prior to the Merger, the effective exchange ratio from the perspective of holders of ACMP Common Units unaffiliated with Williams is 0.801 ACMP common units for each WPZ Common Unit (as compared with the 0.85 exchange ratio that had originally been proposed by Williams).

On the morning of October 23, 2014, the Williams Partners Conflicts Committee met with representatives of Baker Botts and Baird. Representatives of Baird provided a presentation as to whether the Public Unitholder

Consideration, including the Public Exchange Ratio, to be issued in the Merger was fair, from a financial point of view, to the WPZ Public Unitholders and confirmed that Baird would deliver a written opinion to that effect at the Williams Partners Conflicts Committee meeting on October 24, 2014. In its fairness presentation, Baird discussed, among other things, the relative ownership of Williams, Williams Partners and ACMP in the combined entity based on the incremental changes in the merger consideration, a valuation analysis of each of ACMP and Williams Partners as standalone entities as compared to the pro forma combined entity and an overview of the assets and growth projections of the combined entity. Representatives of Baird also discussed the benefits of the Proposed Transaction for Williams Partners, including such factors as a broadened operating footprint, the increase of fee-based revenues, a projected 10% to 12% annual distribution growth rate from 2015 to 2017, a meaningful improvement in distribution coverage through 2017, an expected stronger credit profile and an immediate expected premium for the WPZ Public Unitholders. Representatives of Baker Botts then provided a review of the then current status of the draft merger agreement, including certain improvements in the terms compared with the initial drafts distributed by Gibson Dunn on August 7, 2014, such as an improvement in the additional consideration to be paid to the WPZ Public Unitholders, increased protections for the Williams Partners Conflicts Committee during the pendency of the Merger and strengthened interim operating covenants. Representatives of Baker Botts noted that throughout the negotiation of the merger agreement, the Williams Partners Conflicts Committee did not concede any financial matters to ACMP. Baker Botts then discussed the remaining open issues with respect to the merger agreement and also summarized its legal diligence review, which covered corporate, tax, real estate, regulatory, environmental, employment benefits and litigation matters.

Between October 22, 2014 and October 24, 2014, representatives of Gibson Dunn, Potter Anderson, Baker Botts, RLF and Latham held multiple conference calls and negotiated and finalized the terms of the merger agreement.

On October 23, 2014, Gibson Dunn distributed to Baker Botts, RLF and Latham a revised draft of the merger agreement, which was in near final form and included the agreed upon exchange ratios.

On the morning of October 24, 2014, the ACMP Conflicts Committee held a telephonic meeting at which representatives of Evercore, RLF and Latham were present. Representatives of RLF reported on the status of the transaction documents in connection with the Proposed Transaction and noted that the merger agreement and the other transaction documents were in nearly final form. Next, representatives of Latham and RLF presented their reports on the legal due diligence that Latham and RLF, respectively, had conducted. The Latham representatives then disconnected from the telephonic meeting. Next, at the request of the ACMP Conflicts Committee, Evercore rendered its oral opinion to the ACMP Conflicts Committee, confirmed by delivery of a written opinion, dated October 24, 2014, that, as of October 24, 2014, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the total consideration (as described and set forth in the Evercore opinion) to be paid by ACMP in the Merger and related transactions was fair, from a financial point of view, to the ACMP unaffiliated unitholders. After discussion, the ACMP Conflicts Committee unanimously (i) approved the Merger Agreement and the transactions contemplated thereby, including the transaction documents and the transactions contemplated thereby on the terms set forth therein, which constituted “Special Approval” under the ACMP partnership agreement, and (ii) recommended that the ACMP Board approve the Merger Agreement and the transactions contemplated thereby, including the transaction documents and the transactions contemplated thereby on the terms set forth therein.

On the morning of October 24, 2014, the ACMP Board held a telephonic meeting at which representatives of RLF, ACMP and Latham were present. Representatives of RLF and Latham provided a summary of the key terms of the Merger Agreement and related agreements, including the Support Agreement, and reminded the ACMP Board of its duties with respect to the Proposed Transaction. Following such discussion, Messrs. Armstrong and Chappel gave a presentation to the ACMP Board regarding the Mergers. Following such presentation, representatives of Williams and Baker Botts disconnected from the telephonic meeting. Mr. Frederickson then presented the report prepared by the ACMP Conflicts Committee and informed the ACMP Board that it had received the fairness opinion from Evercore. The ACMP Conflicts Committee then reported its determination that the Merger Agreement was fair and advisable to and in the best interests of ACMP and the ACMP Public Unitholders, its approval of the same and recommended that the ACMP Board approve the Merger. After a full discussion, the ACMP Board unanimously resolved that the Merger Agreement and the transactions contemplated thereby, including the transaction documents, are advisable, fair and reasonable to and in the best interests of the ACMP unitholders and approved the Merger Agreement and the transactions contemplated thereby, including the transaction documents and the transactions contemplated thereby on the terms set forth therein.

On the morning of October 24, 2014, the Williams Partners Conflicts Committee held a telephonic meeting, at which representatives of Baker Botts and Baird were present, to obtain an update on the transaction documents, including the merger agreement and the proposed amendment to the ACMP partnership agreement, each of which included no material changes since the meeting of the Williams Partners Conflicts Committee on October 23, 2014. Representatives of Baker Botts reviewed the efforts made by the Williams Partners Conflicts Committee since the announcement of the Proposed Transaction, including the substantive work and the processes followed. Representatives of Baker Botts noted that the Williams Partners Conflicts Committee had met frequently since the proposed terms were communicated to the Williams Partners Conflicts Committee and that the Williams Partners Conflicts Committee reviewed and thoroughly considered the relevant materials. In particular, the Williams Partners Conflicts Committee considered and discussed the fact that ACMP had a different incentive distribution right tier structure than Williams Partners and that, following consummation of the Proposed Transaction, the WPZ Public Unitholders would receive a greater share of any distributions of the pro forma combined entity as compared to their current share of the distributions of Williams Partners. Additionally, the Williams Partners Conflicts Committee evaluated and considered the additional consideration that holders of ACMP Common Units would receive as a result of the ACMP Pre-Merger Unit Split, acknowledging that none of such additional consideration would be borne by the WPZ Public Unitholders but would instead be borne by the Williams Parties Exchange Ratio. Baker Botts then discussed the duties of the Williams Partners Conflicts Committee with respect to the Proposed Transaction and reviewed the “Special Approval” standard under the Williams Partners partnership agreement.

Representatives of Baker Botts then reviewed the work conducted by Baird and Baker Botts in connection with the Proposed Transaction. Following this discussion, representatives of Baird delivered to the Williams Partners Conflicts Committee an oral opinion, confirmed by delivery of a written opinion dated October 24, 2014, to the effect that, as of October 24, 2014, and based upon and subject to the various assumptions, qualifications and limitations set forth in Baird’s opinion, the Public Unitholder Consideration, including the Public Exchange Ratio, to be issued in the Merger was fair, from a financial point of view, to the WPZ Public Unitholders. The Williams Partners Conflicts Committee then unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are in the best interest of Williams Partners and the WPZ Public Unitholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, which constituted “Special Approval” under the Williams Partners partnership agreement, and (iii) recommended to the Williams Partners Board the approval of, the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger.

On the afternoon of October 24, 2014, the Williams Partners Board held a telephonic meeting at which representatives of Gibson Dunn and UBS were present. Mr. Austin informed the Williams Partners Board that it had received the fairness opinion from Baird. Mr. Austin then reported the Williams Partners Conflicts Committee’s determination that the Merger Agreement and the transactions contemplated thereby were in the best interest of Williams Partners and the WPZ Public Unitholders, its approval of the same, and its recommendation that the Williams Partners Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger. Mr. Chappel then discussed with the Williams Partners Board the benefits of the Merger to Williams Partners. After discussion, upon receipt of the recommendation of the Williams Partners Conflicts Committee, the Williams Partners Board unanimously (i) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and (ii) directed that the Merger Agreement be submitted to a vote of the holders of WPZ Units by written consent pursuant to the terms of the Williams Partners partnership agreement.

Thereafter, on October 24, 2014, the parties executed the definitive transaction documents.

On October 26, 2014, Williams, ACMP and Williams Partners issued a press release announcing the transactions.

Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties

Williams Partners

The approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by a majority of the members of the Williams Partners Conflicts Committee constitutes “Special Approval” under the Williams Partners partnership agreement. Under Section 7.9(a) of the Williams Partners partnership agreement, whenever a potential conflict of interest exists, such as consideration of the Merger Agreement and the transactions contemplated thereby, including the Merger, any resolution or course of action by the WPZ General Partner or its affiliates in respect of such conflict of interest will be permitted and deemed approved by all of the partners of Williams Partners and will not constitute a breach of the Williams Partners partnership agreement or of any duty stated or implied by law, in equity or otherwise, if the resolution or course of action is approved by Special Approval, namely approval by a majority of the members of the Williams Partners Conflicts Committee.

Under Section 7.10(b) of the Williams Partners partnership agreement, any action taken or omitted to be taken by the WPZ General Partner in reliance upon the advice or opinion of an investment banker, among others, as to matters reasonably believed to be in such person’s professional or expert competence shall be “conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.”

ACMP

The approval of the Merger Agreement and the transactions contemplated thereby, including the Merger and the ACMP Partnership Agreement Amendment, by a majority of the members of the ACMP Conflicts Committee acting in good faith constitutes “Special Approval” under the ACMP partnership agreement.

Under Section 7.9(a) of the ACMP partnership agreement, whenever a potential conflict of interest exists, such as consideration of the Merger Agreement and the transactions contemplated thereby, including the Merger and the ACMP Partnership Agreement Amendment, any resolution or course of action by the ACMP General Partner or its affiliates in respect of such conflict of interest will be permitted and deemed approved by all of the partners of ACMP and will not constitute a breach of the ACMP partnership agreement or of any duty stated or implied by law, in equity or otherwise, if the resolution or course of action is approved by Special Approval. In order for an action by the ACMP Conflicts Committee to be in “good faith” under the ACMP partnership agreement, the persons taking the action must believe that the action is in the best interests of ACMP.

Further, under Section 7.9(a) of the ACMP partnership agreement, when Special Approval is sought, it will be presumed that, in making its decision, the ACMP Conflicts Committee acted in good faith. In any proceeding brought by any person, including an ACMP unitholder, challenging the actions of the ACMP Conflicts Committee with respect to the Merger Agreement and the transactions contemplated thereby, including the Merger and the ACMP Partnership Agreement Amendment, the ACMP partnership agreement states that such person shall have the burden of overcoming such presumption.

Under Section 7.10(b) of the ACMP partnership agreement, any action taken or omitted to be taken by the ACMP General Partner in reliance upon the advice or opinion of an investment banker, among others, as to matters reasonably believed to be in such person’s professional or expert competence shall be “conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.”

Recommendation of the Williams Partners Conflicts Committee and the Williams Partners Board

The Williams Partners Conflicts Committee consists of two independent directors: H. Brent Austin (Chairman) and Alice M. Peterson. The Williams Partners Board authorized the Williams Partners Conflicts

Committee to, among other things, review, evaluate and negotiate the proposed Merger of Williams Partners and ACMP on behalf of Williams Partners and the WPZ Public Unitholders for the purpose of providing, if appropriate, “Special Approval” pursuant to Section 7.9(a) of the Williams Partners partnership agreement and to evaluate the terms and conditions, and determine the advisability, of the Merger, and to make a recommendation to the Williams Partners Board whether to approve the Merger.

The Williams Partners Conflicts Committee retained Baker Botts as its independent legal counsel, Morris Nichols as its independent Delaware legal counsel and Baird as its independent financial advisor. The Williams Partners Conflicts Committee believed that Baird was independent because it had only been engaged by the Williams Partners Conflicts Committee in prior drop-down transactions and based on the lack of other business relationships between Baird, on the one hand, and Williams, ACMP, Williams Partners or their affiliates, on the other hand. The Williams Partners Conflicts Committee oversaw the performance of financial and legal due diligence by its advisors, conducted an extensive review and evaluation of the proposed Merger, including with respect to withholding Special Approval and maintaining the status quo, and conducted extensive negotiations with representatives from Williams and ACMP with respect to the Merger Agreement and other related agreements.

The Williams Partners Conflicts Committee, by unanimous vote at a meeting held on October 24, 2014, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of Williams Partners and the WPZ Public Unitholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger (such approval constituting Special Approval as defined in the Williams Partners partnership agreement), and (iii) recommended the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, to the Williams Partners Board.

Based upon such approval and recommendation, at a meeting duly called and held on October 24, 2014, the Williams Partners Board (i) deemed it advisable and in the best interests of Williams Partners and the WPZ Public Unitholders that the Partnership enter into the Merger Agreement and consummate the Merger, (ii) approved the Merger, (iii) approved the form, terms and provisions of the Merger Agreement, the consummation of the transactions contemplated thereby, including the Merger, and the execution, delivery and performance by the WPZ General Partner and Williams Partners of the Merger Agreement, (iv) approved the form, terms and provisions of the Support Agreement, the consummation of the transactions contemplated thereby and the execution, delivery and performance by the WPZ General Partner and Williams Partners of the Support Agreement, (v) directed that the Merger Agreement be submitted to a vote of the holders of WPZ Units and (vi) authorized the holders of WPZ Units to act by written consent without a meeting in connection with consenting to the Merger Agreement and the transactions contemplated thereby, including the Merger.

Reasons for the Williams Partners Conflicts Committee’s Recommendation

Many of the factors considered by the Williams Partners Conflicts Committee favored its determination that the Merger Agreement and the transactions contemplated thereby are in the best interests of the WPZ Public Unitholders, including the following:

•	The Merger Agreement provides that each WPZ Public Unitholder will be entitled to receive 0.86672 ACMP Common Units in exchange for each WPZ Common Unit (following a unit split of each ACMP Common Unit into 1.06152 ACMP Common Units and each ACMP Class B Unit into 1.06152 ACMP Class B Units), representing an exchange ratio of 0.85 ACMP Common Units in exchange for each WPZ Common Unit plus additional consideration of approximately $1.02 per WPZ Common Unit in additional ACMP Common Units, based on the closing price of ACMP Units as of October 24, 2014, which constitutes a $0.21 per WPZ Common Unit improvement over Williams’ initial proposal of additional consideration of $0.81 per WPZ Common Unit.

•	The proposed Public Exchange Ratio would provide WPZ Public Unitholders with an expected premium of 7.05% to the closing price of WPZ Common Units on June 13, 2014 (the last trading day before Williams publicly announced its proposal for the Merger).

•	Williams agreed to reduce the exchange ratio it would receive in the Merger to offset the approximately $381 million of value provided to the ACMP unitholders in the subdivision of the ACMP Common Units.

•	On a pro forma basis after giving effect to the Merger, the WPZ Public Unitholders will collectively own 56.2% of the outstanding ACMP Common Units not held by the Williams Parties.

•	Williams Partners’ expectation that the combined entity will be one of the largest and fastest growing MLPs in the United States, with the financial capacity to make additional accretive capital investments on one of the most substantial growth platforms in the industry.

•	The Merger will result in significant business and geographic diversification as compared to Williams Partners on a standalone basis, with operations in almost every major supply basin in the United States.

•	Williams Partners’ expectation that the Merger will attract a broader investor base to a single, larger entity with increased public float and liquidity.

•	The combined entity will have a significantly broader operating base than Williams Partners, double the gas gathering volumes operated by Williams Partners, enhance Williams Partners’ technical and operational expertise and increase its fee-based revenue streams.

•	The combined entity is expected to retain an investment-grade credit rating with a stronger credit profile than Williams Partners due to the addition of ACMP’s 100% fee-based business and an improved balance sheet.

•	Williams’ expectation that, subject to market conditions, the combined entity would have a 10 to 12% annual common unit distribution growth rate through 2017 with expected strong growth beyond.

•	Williams Partners’ expectation that the combined entity will have a pro forma distribution coverage at or above 1.1x or an aggregate of $1.1 billion through 2017.

•	On a pro forma basis after giving effect to the Merger, the combined entity’s fee-based gross margin will be increased to more than 80% as a result of ACMP’s fee-based revenue streams.

•	The terms and conditions of the Merger were determined through arm’s-length negotiations between the Williams Parties, the ACMP Conflicts Committee, and the Williams Partners Conflicts Committee and their respective representatives and advisors, and the Williams Partners Conflicts Committee believes that the Public Exchange Ratio represents the highest price per unit that the Williams Parties and ACMP were willing to agree to pay at the time of the Williams Partners Conflicts Committee approval.

•	Williams Partners’ expectation that the Merger will be a non-taxable transaction to WPZ Public Unitholders for U.S. federal income tax purposes other than any taxable income or gain resulting from fractional unit payments and decreases in partnership liabilities in certain circumstances.

•	The Public Exchange Ratio is fixed and therefore the value of the consideration payable to WPZ Public Unitholders will increase in the event that the market price of ACMP Common Units increases prior to the closing of the Merger.

•	Baird prepared valuation analyses of the ACMP Common Units, including a comparable partnership trading analysis, a selected comparable precedent transactions analysis, a discounted cash flow analysis, and a discounted distribution analysis, and rendered its opinion to the Williams Partners Conflicts Committee to the effect that, as of October 24, 2014, and based upon and subject to the various assumptions, qualifications and limitations set forth in its opinion, the Public Unitholder Consideration, including the Public Exchange Ratio, to be issued in the Merger was fair, from a financial point of view, to the WPZ Public Unitholders.

•	The non-financial terms of the Merger Agreement, principally:

•	the operating covenants of ACMP providing protection to WPZ Public Unitholders by restricting ACMP’s ability to take certain actions prior to the closing of the Merger that could reduce the value of ACMP Common Units received by such holders in the Merger; and

•	the limited conditions and exceptions to the material adverse effect closing condition and other closing conditions.

•	The probability that Williams Partners and ACMP will be able to consummate the Merger, including their ability to obtain any necessary unitholder approvals, is significantly increased by the Support Agreement requiring the Williams Parties to provide written consent in favor of the Merger Agreement, which is the only Williams Partners’ unitholder approval required to be obtained.

•	The Williams Partners Conflicts Committee retained independent financial and legal advisors with knowledge and experience with respect to public merger and acquisition transactions, MLPs, Williams Partners’ and ACMP’s industry generally, and Williams Partners and ACMP particularly, as well as substantial experience advising MLPs and other companies with respect to transactions similar to the Merger.

•	From June 15, 2014, the date that the Merger was first announced, to the time of the Williams Partners Conflicts Committee’s determination and recommendation, no third parties indicated any interest in pursuing a combination transaction with Williams Partners or ACMP.

The Williams Partners Conflicts Committee considered the following factors to be generally negative or unfavorable in making its determination that the Merger Agreement and the transactions contemplated thereby are in the best interests of the WPZ Public Unitholders:

•	Each ACMP Common Unit is expected to pay a lower distribution through 2017 on a pro forma basis as compared to the expected distribution on each WPZ Common Unit on a standalone basis.

•	Williams indicated that it was interested only in a business combination of ACMP and Williams Partners and that it was not interested in disposing of its controlling interest in Williams Partners or ACMP to a third party. Because of this, and because Williams indirectly controls Williams Partners, it was considered unrealistic to expect or pursue an unsolicited third party acquisition proposal or offer for the assets or control of Williams Partners, and unlikely that the Williams Partners Conflicts Committee could conduct a meaningful auction for the acquisition of the assets or control of Williams Partners.

•	Because the Merger is subject to the approval of holders of a majority of the outstanding WPZ Common Units, and the Williams Parties own a majority of the outstanding WPZ Common Units and have agreed to vote in favor of the Merger proposal, the affirmative vote of the WPZ Public Unitholders is not needed to approve the Merger proposal.

•	The Public Exchange Ratio is fixed and therefore the value of the consideration payable to WPZ Public Unitholders will decrease in the event that the market price of ACMP Common Units decreases prior to the closing of the Merger.

•	There is risk that the potential benefits sought in the Merger might not be fully realized.

•	The Merger may not be completed in a timely manner, or at all, which could result in significant costs and disruption to Williams Partners’ normal business and a decline in the trading price of WPZ Common Units.

•	Although Williams Partners believes that the Merger will be a non-taxable transaction to WPZ Public Unitholders other than any taxable income or gain resulting from fractional unit payments and decreases in partnership liabilities in certain circumstances, the receipt of any non-pro rata Merger consideration by WPZ Public Unitholders may be taxable for U.S. federal income tax purposes.

•	The Support Agreement allows the ACMP Conflicts Committee to obligate the Williams Parties to submit a written consent in favor of the Merger Agreement, even in the event the Williams Partners Conflicts Committee or the Williams Partners Board withdraws or changes its approval of the Merger Agreement.

•	WPZ Public Unitholders are not entitled to appraisal rights under the Merger Agreement, Williams Partners’ limited partnership agreement or Delaware law.

•	WPZ Public Unitholders will be foregoing the potential benefits that would be realized by remaining unitholders of Williams Partners on a standalone basis.

•	Litigation may occur in connection with the Merger and such litigation may increase costs and result in a diversion of management focus.

•	Some of the executive officers and directors of Williams Partners have interests in the Merger that are different from, or in addition to, the interests of Williams Partners’ unitholders generally.

•	Because the incentive distributions of the combined entity will be based on ACMP’s incentive distribution right tier structure, taking into account Baird’s analysis the Williams Partners Conflicts Committee believed that the Williams Parties will receive approximately $20 million more in incentive distribution payments annually through 2017 than the Williams Parties would receive if the combined entity’s incentive distribution right tier structure were based on that of Williams Partners.

In considering the Merger, the Williams Partners Conflicts Committee considered the different interests of the WPZ Public Unitholders, on the one hand, and the ACMP Public Unitholders, on the other. Factors considered in this regard include, among other things:

•	The trading histories of WPZ Common Units and ACMP Common Units and the historical trading ratio of WPZ Common Units as compared to ACMP Common Units.

•	The relative premiums to be paid to WPZ Public Unitholders and ACMP Public Unitholders.

•	The relative percentage ownership in the combined entity, after giving effect to the Merger, of WPZ Public Unitholders and ACMP Public Unitholders.

•	The Merger consideration consists solely of ACMP Common Units, with no opportunity to receive cash.

•	The different terms of the securities and the limited partnership agreements of Williams Partners and ACMP.

In addition to the factors described above, the Williams Partners Conflicts Committee considered the following procedural factors in making its determination that the Merger Agreement and the transactions contemplated thereby are in the best interests of the WPZ Public Unitholders:

•	The members of the Williams Partners Conflicts Committee have long service on the Williams Partners Board and are familiar with, and understand, the businesses, assets, liabilities, results of operations, financial condition and competitive positions and prospects of Williams Partners and the WPZ General Partner.

•	The compensation of the members of the Williams Partners Conflicts Committee is in no way contingent on their approving the Merger Agreement or the Merger, and the members of the Williams Partners Conflicts Committee will not personally benefit from the consummation of the Merger in a manner different from the WPZ Public Unitholders.

•	As of October 24, 2014, the members of the Williams Partners Conflicts Committee had not been requested to serve on the ACMP Board after the Merger.

•	The Merger Agreement provides that, pending completion of the Merger, the Williams Partners Board cannot eliminate the Williams Partners Conflicts Committee, revoke or diminish its authority or remove or cause the removal of any member of the Williams Partners Conflicts Committee without the affirmative vote of the Williams Partners Board, including the affirmative vote of the remaining members of the Williams Partners Conflicts Committee. In addition, any waiver, amendment or modification by Williams Partners under the Merger Agreement is subject to the Williams Partners Conflicts Committee’s approval of such waiver, amendment or modification.

•	The Williams Partners Conflicts Committee had no obligation to recommend any transaction, including the proposal put forth by Williams.

•	The Williams Partners Conflicts Committee did not have ultimate authority to determine whether to proceed with the Merger and the Williams Partners Board retained the right to move forward with the Merger in the absence of special approval by the Williams Partners Conflicts Committee.

After taking into account all of the factors set forth above, as well as others, the Williams Partners Conflicts Committee concluded that the potential benefits of the Merger outweighed any negative or unfavorable considerations and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of Williams Partners and the WPZ Public Unitholders.

The foregoing discussion is not intended to be exhaustive, but is intended to address the material information and principal factors considered by the Williams Partners Conflicts Committee in considering the Merger. In view of the number and variety of factors and the amount of information considered, the Williams Partners Conflicts Committee did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the Williams Partners Conflicts Committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the Williams Partners Conflicts Committee may have given different weights to different factors. The Williams Partners Conflicts Committee made its recommendation based on the totality of information presented to, and the investigation conducted by, the Williams Partners Conflicts Committee. It should be noted that certain statements and other information presented in this section are forward- looking in nature and, therefore, should be read in light of the factors discussed under the heading “Information Regarding Forward-Looking Statements.”

Unaudited Financial Projections of Williams Partners and ACMP

In connection with the proposed Merger, management of the WPZ General Partner and the ACMP General Partner provided projections relating to Williams Partners and ACMP that included future financial and operating performance. The projections were prepared for Williams Partners and ACMP on a stand-alone basis. These non-public projections were provided to Baird for use and consideration in its financial analysis and in preparation of its opinion to the Williams Partners Conflicts Committee and to Evercore for use and consideration in its financial analysis and in preparation of its opinion to the ACMP Conflicts Committee. A summary of these projections is included below to give holders of WPZ Units access to certain non-public unaudited prospective financial information that was made available to Baird, Evercore, the Williams Partners Conflicts Committee, the Williams Partners Board, the ACMP Conflicts Committee, and the ACMP Board in connection with the proposed Merger.

You should be aware that uncertainties are inherent in prospective financial information of any kind. None of Williams, Williams Partners, ACMP or any of their affiliates, advisors, officers, directors or representatives has made or makes any representation or can give any assurance to any Williams Partners or ACMP unitholder or any other person regarding the ultimate performance of Williams Partners or ACMP compared to the summarized information set forth below or that any such results will be achieved.

The summary projections set forth below summarize the August projections made available to the legal and financial advisors to each of the parties to the transaction. The inclusion of the following summary projections in this joint information statement/consent statement/prospectus should not be regarded as an indication that Williams Partners, ACMP, or their respective representatives considered or consider the projections to be a reliable or accurate prediction of future performance or events, and the summary projections set forth below should not be relied upon as such.

The Williams Partners projections summarized below were prepared by employees of Williams and the ACMP projections summarized below were prepared by employees of ACMP. The Williams Partners and ACMP projections were prepared in connection with the evaluation of the proposed Merger or for internal planning purposes only and not with a view toward public disclosure or toward compliance with GAAP, the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants. Neither Ernst & Young LLP (“Ernst & Young”), PricewaterhouseCoopers, LLP (“PwC”) nor any other independent registered public accounting firm has compiled, examined or performed any procedures with respect to the prospective financial information contained in the projections and accordingly, neither Ernst & Young nor PwC expresses an opinion or any other form of assurance with respect thereto. The Ernst & Young reports incorporated by reference into this joint information statement/consent statement/prospectus with respect to Williams Partners relate to historical financial information of Williams Partners, and the PwC reports incorporated by reference into this joint information statement/consent statement/prospectus with respect to ACMP relate to historical financial information of ACMP. Such reports do not extend to the projections included below and should not be read to do so. Neither the Williams Partners Board nor the ACMP Board prepared, and neither the Williams Partners Board, the Williams Partners Conflicts Committee, the WPZ General Partner, Williams Partners, the ACMP Board, the ACMP Conflicts Committee, nor ACMP gives any assurance regarding, the summarized information.

The internal financial projections of Williams Partners and ACMP are, in general, prepared solely for internal use. Such internal financial forecasts are inherently subjective in nature, susceptible to interpretation and, accordingly, such forecasts may not be achieved. The internal financial forecasts also reflect numerous assumptions made by management, including material assumptions that may not be realized and are subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the preparing party. Accordingly, there can be no assurance that the assumptions made in preparing the internal financial forecasts upon which the foregoing projected financial information was based will prove accurate. There will be differences between actual and forecasted results, and the differences may be material. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased due to the length of time in the future over which these assumptions apply. Any inaccuracy of assumptions and projections in early periods could have a compounding effect on the projections shown for the later periods. Thus, any failure of an assumption or projection to be reflective of actual results in an early period could have a greater effect on the projected results failing to be reflective of actual events in later periods. The projections are forward-looking statements and are subject to risks and uncertainties. See “Information Regarding Forward-Looking Statements.”

In developing the August projections, management of the WPZ General Partner and the ACMP General Partner made numerous material assumptions with respect to Williams Partners and ACMP for the period from July 1, 2014 to 2017, including:

•	organic growth opportunities, and the amounts and timing of related capital expenditures and related operational cash flows;

•	outstanding debt during applicable periods, and the availability and cost of capital;

•	the cash flow from existing assets and business activities;

•	the prices and production of, and demand for crude oil, natural gas, NGLs and other hydrocarbon products, which could impact volumes and margins; and

•	other general business, market and financial assumptions.

Additional assumptions were made with respect to the size, availability, timing and anticipated results of, and cash flows from, acquired assets. The Williams Partners projections below include a probability weighted value of future capital expenditures and related operational cash flows of certain potential projects that are being evaluated by Williams on behalf of Williams Partners. All of these assumptions involve variables making them difficult to predict, and most are beyond the control of Williams Partners and ACMP. Although management of the WPZ General Partner and the ACMP General Partner believes that there was a reasonable basis for its projections and underlying assumptions, any assumptions for near-term projected cases remain uncertain, and the risk of inaccuracy increases with the length of the forecasted period. The projection of future acquisitions is particularly difficult as Williams Partners and ACMP have no control over the availability or price of future acquisition opportunities.

Williams Partners

The summarized projected financial information set forth below was based on Williams Partners’ actual results through June 30, 2014 and projected results for July 1, 2014 through 2017.

	Year ended December 31,
	2015	2016	2017
	(Millions of dollars, other than per limited partner unit amounts)
Distributable cash flow(1)	$2,759	$3,227	$3,348
Cash distributions per limited partner unit	3.91	4.09	4.27

ACMP

The summarized projected financial information set forth below was based on ACMP’s actual results through June 30, 2014 and projected results for July 1, 2014 through 2017.

	Year ended December 31,
	2015	2016	2017
	(Millions of dollars, other than per limited partner unit amounts)
Distributable cash flow(2)	$985	$1,151	$1,299
Cash distributions per limited partner unit	2.79	3.21	3.69

(1)	Distributable cash flow for Williams Partners is defined as net income plus depreciation and amortization and cash distributions from equity investments less earnings from equity investments, income attributable to noncontrolling interests and maintenance capital expenditures. Williams Partners also adjusts for reimbursements under omnibus agreements with Williams and certain other items.
(2)	Distributable cash flow for ACMP is defined as adjusted EBITDA attributable to ACMP plus interest income less net cash paid for interest expense, maintenance capital expenditures and income taxes. Adjusted EBITDA for ACMP is defined as net income (loss) before income tax expense, interest expense, depreciation and amortization expense and certain other items ACMP management believes affect the comparability of operating results.

NEITHER WILLIAMS PARTNERS NOR ACMP INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH PROSPECTIVE FINANCIAL INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF SUBSEQUENT EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Opinion of the Financial Advisor to Williams Partners Conflicts Committee

On October 24, 2014, Baird, financial advisor to the Williams Partners Conflicts Committee, delivered its oral opinion to the Williams Partners Conflicts Committee, which opinion was subsequently confirmed by delivery of a written opinion dated October 24, 2014, to the effect that, as of such date and based upon and subject to the various assumptions, qualifications and limitations set forth in Baird’s opinion, the Public Unitholder Consideration, including the Public Exchange Ratio, to be issued in the Merger was fair, from a financial point of view, to the WPZ Public Unitholders.

The full text of the written opinion of Baird sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Baird in rendering its opinion, and is attached hereto as Annex B. You are encouraged to read Baird’s opinion carefully and in its entirety.

Baird’s opinion was prepared at the request, and provided for the information, of the members of the Williams Partners Conflicts Committee (solely in their capacity as such), in connection with their evaluation of the Merger and addresses only the fairness, from a financial point of view, to the WPZ Public Unitholders of the Public Unitholder Consideration, including the Public Exchange Ratio, to be issued in the Merger. Baird was not asked to express, and its opinion does not express, any opinion with respect to any of the other financial or non-financial terms, conditions, determinations or actions with respect to the Merger. Baird’s opinion also does not address the relative merits or risks of: (i) the Merger, the Merger Agreement or any other agreements or other matters provided for, or contemplated by, the Merger Agreement; (ii) any other transactions that may be or might have been available as an alternative to the Merger; or (iii) the Merger compared to any other potential alternative business strategies considered by Williams Partners or the Williams Partners Board. Baird’s opinion does not constitute a recommendation to the Williams Partners Conflicts Committee, the Williams Partners Board, any security holder or any other person as to how any such person should vote or act with respect to the Merger. The summary of the Baird opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex B.

In conducting its investigation and analyses and in arriving at its opinion, Baird reviewed such information and took into account such financial and economic factors, investment banking procedures and considerations as it deemed relevant under the circumstances. Subject to the various assumptions, qualifications and limitations set forth in its opinion, Baird, among other things:

•	reviewed certain internal information, primarily financial in nature, including financial forecasts for calendar year 2014 through calendar year 2017 concerning the business and operations of Williams Partners and ACMP, on both a standalone and a pro forma combined basis (collectively, the “Forecasts”) and the contemplated strategic, operating and cost benefits associated with the Merger. These Forecasts and strategic, operating and cost benefit information furnished to Baird were prepared by management of the WPZ General Partner and the ACMP General Partner;

•	reviewed certain publicly available information including, but not limited to, Williams Partners’ and ACMP’s recent filings with the SEC and equity analyst research reports covering Williams Partners and ACMP prepared by various investment banking and research firms;

•	reviewed the principal financial terms of the draft Merger Agreement dated October 23, 2014 in the form presented to the Williams Partners Conflicts Committee as such terms related to Baird’s analysis;

•	reviewed the Williams Partners partnership agreement and the ACMP partnership agreement, and the amendment to the ACMP partnership agreement contemplated by the Merger Agreement, each as they related to Baird’s analysis;

•	reviewed the Support Agreement, as it related to Baird’s analysis;

•	compared the financial position and operating results of Williams Partners and ACMP with those of certain other publicly traded partnerships Baird deemed relevant;

•	compared the historical market prices, trading activity and market trading multiples of the WPZ Common Units and ACMP Common Units with those of certain other publicly traded partnerships Baird deemed relevant;

•	compared the proposed financial terms of the Merger as they related to the Public Unitholder Consideration, including the Public Exchange Ratio, to be issued to in the Merger with the reported financial terms of certain other transactions deemed relevant;

•	considered the present values of the forecasted cash flows of Williams Partners and ACMP reflected in the Forecasts;

•	considered the present values of the forecasted standalone distributions to the holders of WPZ Common Units and ACMP Common Units reflected in the Forecasts;

•	reviewed certain potential pro forma financial effects of the Merger based on information furnished to Baird that was prepared by management of the WPZ General Partner and the ACMP General Partner;

•	considered various other information, financial studies, analyses and investigations and financial, economic and market criteria Baird deemed relevant for the preparation of its opinion; and

•	held discussions with members of Williams Partners’ and ACMP’s senior management concerning each partnership’s historical and current financial condition and operating results, as well as the future prospects of each partnership and the anticipated benefits of the Merger.

In arriving at its opinion, Baird assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information that was publicly available or provided to Baird by or on behalf of Williams Partners or ACMP. Baird was not engaged to, and has not, independently verified any information provided to it by or on behalf of Williams Partners or ACMP (including the information that formed a substantial basis for Baird’s opinion), has not assumed any responsibility to verify, assumes no liability for, and expresses no opinion on, any such information, and Baird has assumed, without independent verification, that neither Williams Partners nor ACMP is aware of any information prepared by it or its advisors that might be material to Baird’s opinion that has not been provided to Baird. Baird assumed, without any independent verification, that: (i) all material assets and liabilities (contingent or otherwise, known or unknown) of Williams Partners and ACMP are as set forth in their respective financial statements or as otherwise provided to Baird; (ii) the financial statements of Williams Partners and ACMP provided to Baird present fairly the results of operations, cash flows and financial condition of Williams Partners and ACMP for the periods, and as of the dates, indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied, except as Baird has otherwise been informed; (iii) the Forecasts for Williams Partners and ACMP were reasonably prepared on bases reflecting the best available estimates and good faith judgments of Williams Partners’ and ACMP’s senior management as to the future performance of Williams Partners and ACMP, and Baird has relied, without independent verification, upon such Forecasts in the preparation of its opinion, although Baird expresses no opinion with respect to the Forecasts or any judgments, estimates, assumptions or bases on which they were based, and Baird assumed, without independent verification, that the Forecasts provided by Williams Partners’ and ACMP’s management will be realized in the amounts and on the time schedule contemplated; (iv) the Merger will be consummated in accordance with the terms and conditions of the Merger Agreement without any amendment and without waiver by any party of any of the conditions to their obligations thereunder; (v) the representations and warranties contained in the Merger Agreement are true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement; (vi) all corporate, governmental, regulatory or other consents and approvals (contractual or otherwise) required to consummate the Merger have been, or will be, obtained without the need for any divestitures or other changes to the Public Unitholder Consideration, including the Public Exchange Ratio, or other financial terms of the Merger or that would otherwise materially affect Williams Partners or ACMP, or Baird’s analysis; and (vii) any post-closing adjustments contemplated by the Merger Agreement will not affect the Public Unitholder Consideration, including the Public Exchange Ratio, or Baird’s analysis of the Merger.

Baird does not provide accounting, tax or legal advice and therefore has not expressed an opinion on such matters as they relate to the Merger. In conducting its review, Baird has not undertaken or obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise, known or unknown) or solvency of Williams Partners or ACMP nor has Baird made a physical inspection of the properties or facilities of Williams Partners or ACMP. Baird has not considered any potential adjustments, other than those contemplated by the Merger Agreement, to the Public Unitholder Consideration, including the Public Exchange Ratio, as part of its analysis. In each case, Baird has made the assumptions and taken the actions or inactions described in the opinion with the knowledge and consent of the Williams Partners Conflicts Committee.

Baird’s opinion necessarily was based upon economic, monetary and market conditions as they existed and could be evaluated on the date of the opinion, and does not predict or take into account any changes which may occur, or information which may become available, after that date. Furthermore, Baird expressed no opinion as to the price or trading range at which any of Williams Partners’ and ACMP’s securities (including WPZ Common Units and ACMP Common Units) will trade following the date of the opinion or as to the effect of the Merger on such price or trading range, or any earnings or ownership dilutive impact, if any, that may result from the issuance of ACMP Common Units as part of the Public Unitholder Consideration (other than as a result of the ACMP Pre-Merger Unit Split). Such price and trading range may be affected by a number of factors, including but not limited to (i) dispositions of WPZ Common Units and ACMP Common Units by unitholders within a short period of time after, or other market effects resulting from, the announcement and/or effective date of the Merger; (ii) changes in prevailing interest rates and other factors which generally influence the price of securities; (iii) adverse changes in the current capital markets; (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of Williams Partners or ACMP or in Williams Partners’ or ACMP’s industries; (v) adverse changes in oil, natural gas, natural gas liquids or other commodity prices; (vi) any necessary actions by, or restrictions of, federal, state or other governmental agencies or regulatory authorities; and (vii) timely completion of the Merger on terms and conditions that are acceptable to each party.

Baird’s opinion was only one of many factors considered by the Williams Partners Conflicts Committee in its evaluation of the Merger and should not be viewed as determinative of the views of the members of the Williams Partners Conflicts Committee with respect to the Merger or the Public Unitholder Consideration. Set forth below is a summary of the material financial analyses reviewed by Baird with the Williams Partners Conflicts Committee on October 24, 2014, in connection with the rendering of its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Baird. The order of the analyses described and the results of these analyses do not represent the relative importance or weight given to these analyses by Baird. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before October 24, 2014, and is not necessarily indicative of subsequent or current market conditions.

Merger Analysis

To evaluate the Merger, Baird performed certain financial analyses to derive an implied per unit range of values for ACMP Common Units, including but not limited to (i) a comparable partnership trading analysis, (ii) a selected comparable precedent transactions analysis, (iii) a discounted cash flow analysis and (iv) a discounted distribution analysis. Baird then applied the proposed Public Exchange Ratio to imply a range of values for the Public Unitholder Consideration issuable in the Merger. Baird also applied certain financial analyses to Williams Partners to derive an implied per unit range of values for the WPZ Common Units and compared each one of the resulting implied value ranges per WPZ Common Unit against the implied value of the Public Unitholder Consideration issuable in the Merger.

Analysis of ACMP

Comparable Partnership Trading Analysis

In order to assess how the public market values equity units of similar publicly traded natural gas gathering and processing MLPs, Baird reviewed and compared specific financial data relating to ACMP to that of a group of selected MLPs that Baird deemed to have similar business and industry characteristics as ACMP. The publicly traded MLPs that Baird deemed to have similar characteristics to those of ACMP for the purposes of its analysis were the following:

• EnLink Midstream Partners, LP	• EQT Midstream Partners, LP
• MarkWest Energy Partners, L.P.	• QEP Midstream Partners, LP
• Regency Energy Partners LP	• Summit Midstream Partners, LP
• Western Gas Partners LP

None of the selected publicly traded MLPs is identical or directly comparable to ACMP. No specific numeric or other similar criteria were used to select the MLPs and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria.

As part of its analysis, Baird calculated and analyzed (i) the ratios of enterprise value (“EV”) to estimated 2014 and 2015 earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the selected publicly traded MLPs and (ii) the ratios of the EV to estimated 2014 and 2015 EBITDA for ACMP. Baird calculated all multiples based on closing unit prices as of October 23, 2014 for each respective MLP. Baird utilized EBITDA multiples, instead of alternative valuation metrics, as it believes that the EBITDA multiple is the most relevant valuation metric when analyzing ACMP’s peers to determine the value of ACMP in this circumstance.

The financial data for the selected publicly traded MLPs were based on publicly available filings and financial projections provided by Wall Street equity research. ACMP’s projected financial metrics for 2014 and 2015 were set forth in ACMP’s Forecasts.

Excluding the highest and lowest trading multiples, the low, mean, median and high EV to estimated 2014 EBITDA multiples of the comparable MLPs were 16.7x, 18.3x, 17.8x and 20.6x, respectively. Excluding the highest and lowest trading multiples, the low, mean, median and high EV to estimated 2015 EBITDA multiples of the comparable MLPs were 13.3x, 14.0x, 13.8x and 15.3x, respectively.

Baird then applied this range of multiples to estimated 2014 and 2015 EBITDA for ACMP in accordance with the ACMP Forecasts and averaged the results for 2014 and 2015. This analysis indicated a value range of $67.91 to $85.01 per ACMP Common Unit.

Selected Comparable Precedent Transactions Analysis

Baird reviewed and compared implied data for the following selected transactions, which occurred since January 2011, involving target companies or partnerships that Baird deemed to have similar business and industry characteristics as ACMP:

Date	Buyer(s)	Seller(s)	Asset
10/13/14	Targa Resources Partners LP	Atlas Pipeline Partners, L.P.	Atlas Pipeline Partners, L.P.

06/19/14	Midcoast Energy Partners, L.P.	Enbridge Energy Partners, L.P.	Interest in Texas and Oklahoma natural gas and NGL assets

06/12/14	Southcross Energy Partners, L.P.	TexStar Midstream Services, LP	TexStar Rich Gas System

04/30/14	EQT Midstream Partners, LP	EQT Corporation	Jupiter Gathering System

12/23/13	Regency Energy Partners LP	Eagle Rock Energy Partners, L.P.	Midstream business

10/21/13	Crosstex Energy, Inc.; Crosstex Energy LP	Devon Energy Corporation	Substantial majority of midstream assets

10/10/13	Regency Energy Partners LP	PVR Partners, L.P.	PVR Partners, L.P.

08/26/13	ONEOK Partners, L.P.	Merit Energy Company	Powder River Basin natural gas and NGL assets

06/05/13	Summit Midstream Partners, LP	Summit Midstream Partners, LLC	Bakken gas gathering assets

05/06/13	Inergy Midstream, L.P.	Crestwood Midstream Partners LP	Merger with Inergy Midstream, L.P.

04/16/13	Atlas Pipeline Partners, L.P.	TEAK Midstream, L.L.C.	TEAK Midstream, L.L.C.

02/28/13	Regency Energy Partners LP	Southern Union Company	Southern Union Gathering Company, LLC

Date	Buyer(s)	Seller(s)	Asset
02/27/13	DCP Midstream Partners, LP	DCP Midstream, LLC	Interest in Eagle Ford joint venture

01/29/13	Kinder Morgan Energy Partners LP	Copano Energy, L.L.C.	Copano Energy, L.L.C.

01/08/13	Crestwood Midstream Partners LP	Crestwood Holdings Partners LLC	Interest in Crestwood Marcellus Midstream LLC

12/11/12	Access Midstream Partners, L.P.	Chesapeake Energy Corporation	Substantial majority of Chesapeake Midstream Development

12/03/12	Atlas Pipeline Partners, L.P.	Cardinal Midstream, LLC	Substantial majority of Cardinal Midstream, LLC

11/15/12	Targa Resources Partners LP	Saddle Butte Pipeline, LLC	Bakken oil pipeline/ terminal system and natural gas gathering/processing

06/19/12	CenterPoint Energy Inc.	Martin Midstream Partners L.P.	Texas and Louisiana gas gathering and processing assets

05/07/12	MarkWest Energy Partners, L.P.	Rex Energy Corporation; Stonehenge Energy Resources, LP	Keystone Midstream Services, LLC

04/10/12	PVR Partners, L.P.	Chief E&D Holdings LP	Chief Gathering LLC

02/27/12	Crestwood Holdings Partners LLC; Crestwood Midstream Partners LP	Antero Resources Corporation	Marcellus gathering system

12/28/11	Chesapeake Midstream Partners, L.P.	Chesapeake Energy Corporation	Interest in Marcellus gathering system

12/22/11	Williams Partners L.P.	Delphi Midstream Partners, LLC	Laser Northeast Gathering System

12/12/11	MarkWest Energy Partners, L.P.	The Energy & Minerals Group	Interest in Liberty Midstream & Resources, LLC

05/05/11	Kinder Morgan Energy Partners LP	Petrohawk Energy Corporation	Interest in KinderHawk Field Services

02/18/11	Crestwood Midstream Partners LP	Frontier Gas Services, LLC	Gathering and processing assets in Fayetteville Shale and Granite Wash

01/18/11	Western Gas Partners, LP	Encana Corporation	DJ Basin gathering and processing assets

None of the selected transactions or the selected companies or partnerships that were involved in the selected transactions were directly comparable to the Merger or ACMP. An analysis of the results, therefore, requires complex considerations and judgments regarding the financial and operating characteristics of ACMP and the companies or partnerships involved in the comparable precedent transactions analysis, as well as other facts that could affect their transaction values.

Multiples for the selected transactions were based on publicly available information. Baird utilized EBITDA multiples, instead of alternative valuation metrics, as it believes that the EBITDA multiple is the most relevant valuation metric when analyzing precedent transactions to determine the value of ACMP in this circumstance.

Baird reviewed the historical EBITDA multiples paid in the selected transactions and derived low, mean, median and high multiples of EV to EBITDA of 8.2x, 11.9x, 12.0x and 15.5x, respectively, excluding the two highest and lowest transaction multiples. Baird then applied this range of multiples to estimated 2014 and 2015 EBITDA for ACMP in accordance with the ACMP Forecasts, and averaged the results for 2014 and 2015. This analysis indicated a value range of $28.19 to $71.83 per ACMP Common Unit.

Discounted Cash Flow Analysis

Baird performed an indicative discounted cash flow analysis of ACMP based on the implied present value of ACMP’s estimated future net cash flows. Baird calculated ACMP’s estimated future net cash flows based on the ACMP Forecasts.

Baird calculated the implied per unit value range for the ACMP Common Units by utilizing a range of discount rates with a mid-point based on ACMP’s weighted average cost of capital (“WACC”), as estimated by Baird based on the capital asset pricing model (“CAPM”), ACMP’s projected unlevered free cash flows for calendar year 2015 through calendar year 2017, and terminal values as of December 31, 2017 based on a range of EBITDA exit multiples derived from ACMP’s median 52-week one-year forward EV/EBITDA multiple as of June 13, 2014. Baird assumed a range of discount rates from 7.0% to 9.0% and a range of EBITDA terminal multiples from 12.0x to 14.0x.

The discounted cash flow analysis based on the implied present value of cash flows in the ACMP Forecasts indicated a value range of $65.40 to $83.54 per ACMP Common Unit.

Discounted Distribution Analysis

Baird performed a discounted distribution analysis of ACMP by discounting the projected standalone distributions per ACMP Common Unit, based on the ACMP Forecasts.

Baird calculated the implied per unit value range for the ACMP Common Units by utilizing a range of discount rates with mid-points based on ACMP’s equity cost of capital (as estimated by Baird based on (i) the CAPM and (ii) the total expected market return methodology), ACMP’s projected distribution per ACMP Common Unit for calendar year 2015 through calendar year 2017, and terminal values as of December 31, 2017, based on a range of terminal exit yields. Baird applied terminal exit yields ranging from 3.75% to 4.25% based on ACMP’s median 52-week trading yield as of June 13, 2014 and equity discount rates of 8.0% to 10.0% (derived from the CAPM) and of 17.0% to 19.0% (derived from the total expected market return methodology) to arrive at the implied per unit value range.

The discounted distribution analysis based on the projected standalone distributions to the holders of ACMP Common Units as set forth in the ACMP Forecasts indicated a value range of $58.95 to $86.72 per ACMP Common Unit.

Implied Merger Consideration Per WPZ Common Unit

Baird applied the proposed Public Exchange Ratio of 0.86672 ACMP Common Units for each WPZ Common Unit held by a WPZ Public Unitholder to an implied range of values for the ACMP Common Units observed in the above-described financial analyses to determine a per unit range of values for the Public Unitholder Consideration. The table below sets forth the low, mean, median and high implied values for the Public Unitholder Consideration:

	Low	Mean	Median	High
Public Unitholder Consideration	$53.89	$63.34	$62.36	$73.04

Analysis of Williams Partners

Comparable Partnership Trading Analysis

In order to assess how the public market values equity units of similar publicly traded diversified MLPs, Baird reviewed and compared specific financial data relating to Williams Partners to that of a group of selected MLPs that Baird deemed to have similar business and industry characteristics as Williams Partners. The publicly traded MLPs that Baird deemed to have similar characteristics to those of Williams Partners for the purposes of its analysis were the following:

• Enbridge Energy Partners, L.P.	• Energy Transfer Partners, L.P.
• Enterprise Products Partners L.P.	• Kinder Morgan Energy Partners, L.P.
• ONEOK Partners, L.P.	• Plains All American Pipeline, L.P.

None of the selected publicly traded MLPs is identical or directly comparable to Williams Partners. No specific numeric or other similar criteria were used to select the MLPs and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria.

As part of its analysis, Baird calculated and analyzed (i) the ratios of EV to estimated 2014 and 2015 EBITDA for the selected publicly traded MLPs and (ii) the ratios of the EV to estimated 2014 and 2015 EBITDA for Williams Partners. Baird calculated all multiples based on closing unit prices as of October 23, 2014 for each respective MLP. Baird utilized EBITDA multiples, instead of alternative valuation metrics, as it believes that the EBITDA multiple is the most relevant valuation metric when analyzing Williams Partners’ peers to determine the value of the WPZ Common Units in this circumstance.

The financial data for the selected publicly traded MLPs were based on publicly available filings and financial projections provided by Wall Street equity research. Williams Partners’ projected financial metrics for 2014 and 2015 were set forth in the Williams Partners Forecasts.

Excluding the highest and lowest trading multiples, the low, mean, median and high EV to estimated 2014 EBITDA multiples of the comparable MLPs were 11.9x, 13.4x, 12.6x and 16.6x, respectively. Excluding the highest and lowest trading multiples, the low, mean, median and high EV to estimated 2015 EBITDA multiples of the comparable MLPs were 10.6x, 11.7x, 11.3x and 13.8x, respectively.

Baird then applied this range of multiples to estimated 2014 and 2015 EBITDA for Williams Partners in accordance with the Williams Partners Forecasts and averaged the results for 2014 and 2015. This analysis indicated a value range of $48.47 to $73.98 per WPZ Common Unit, as compared to the implied range of values for the Public Unitholder Consideration described above in “Analysis of ACMP — Implied Merger Consideration Per WPZ Common Unit.”

Selected Comparable Precedent Transactions Analysis

Baird reviewed and compared implied data for the following selected transactions involving target companies or partnerships that Baird deemed to have similar business and industry characteristics as Williams Partners. Given the diversity of business segments comprising Williams Partners, Baird selected transactions Baird deemed comparable to the following business segments of Williams Partners: (a) Northeast Gathering and Processing (“Northeast G&P”); (b) Atlantic-Gulf; (c) West; and (d) Natural Gas Liquids and Petrochemical Services (“NGL & Petchem Services”) and then used a sum-of-the parts analysis to derive an implied range of values for the WPZ Common Units.

For the Northeast G&P segment, Baird selected and reviewed data for the following selected transactions, which occurred since January 2011:

Date	Buyer(s)	Seller(s)	Asset
04/30/14	EQT Midstream Partners, LP	EQT Corporation	Juniper Gathering System

10/10/13	Regency Energy Partners LP	PVR Partners, L.P.	PVR Partners, L.P.

02/28/13	Western Gas Partners, LP	Anadarko Petroleum Corporation	Interest in Liberty and Rome gas gathering systems

01/08/13	Crestwood Midstream Partners LP	Crestwood Holdings Partners LLC	Interest in Crestwood Marcellus Midstream LLC

05/07/12	MarkWest Energy Partners, L.P.	Rex Energy Corporation; Stonehenge Energy Resources	Keystone Midstream Services, LLC

04/10/12	PVR Partners, L.P.	Chief E&D Holdings LP	Chief Gathering LLC

03/19/12	Williams Partners L.P.	Caiman Energy	Caiman Eastern Midstream LLC

02/27/12	Crestwood Holdings Partners LLC; Crestwood Midstream Partners LP	Antero Resources Corporation	Marcellus gathering system

12/28/11	Chesapeake Midstream Partners, L.P.	Chesapeake Energy Corporation	Interest in Marcellus gathering system

12/22/11	Williams Partners L.P.	Delphi Midstream Partners, LLC	Laser Northeast Gathering System

12/12/11	MarkWest Energy Partners, L.P.	The Energy & Minerals Group	Interest in Liberty Midstream & Resources, LLC

For the Atlantic-Gulf and West segments, Baird selected and reviewed data for the following selected transactions, which occurred since January 2011:

Date	Buyer(s)	Seller(s)	Asset
09/08/14	Tallgrass Energy Partners, LP	Tallgrass Development, LP	Interest in Tallgrass Pony Express Pipeline

04/28/14	El Paso Pipeline Partners, L.P.	Kinder Morgan, Inc.	Interests in Ruby Pipeline, Gulf LNG and Young Gas Storage

08/06/13	Spectra Energy Partners, LP	Spectra Energy Corp.	Interest in U.S. transmission, storage and liquids assets

05/15/13	TC Pipelines, LP	TransCanada Corp.	Interests in Bison Pipeline, LLC and Gas Transmission Northwest LLC

03/01/13	Kinder Morgan Energy Partners, L.P.	Kinder Morgan, Inc.	Interest in El Paso Natural Gas Company
02/28/13	Regency Energy Partners LP	Southern Union Company	Southern Union Gathering Company, LLC

10/23/12	Spectra Energy Partners, LP	Spectra Energy Corp.	Interest in Maritimes & Northeast Pipeline

Date	Buyer(s)	Seller(s)	Asset

08/20/12	Tallgrass Energy Partners, LP	Kinder Morgan Energy Partners, L.P.	Rockies pipeline and processing assets

08/06/12	Kinder Morgan Energy Partners, L.P.	Kinder Morgan, Inc.	Interests in Tennessee Gas Pipeline and El Paso Natural Gas Pipeline

04/18/12	El Paso Pipeline Partners, L.P.	El Paso Corporation	Interests in Colorado Interstate Gas Company and Cheyenne Plains Investment Company

10/16/11	Kinder Morgan, Inc.	El Paso Corporation	El Paso Corporation

07/19/11	Energy Transfer Partners, L.P.	Energy Transfer Equity, L.P.	Interest in Florida Gas Transmission Company

06/29/11	El Paso Pipeline Partners, L.P.	El Paso Corporation	Interests in Colorado Interstate Gas Company and Southern Natural Gas Company

04/27/11	TC PipeLines, LP	TransCanada Corp.	Interests in Bison Pipeline LLC and Gas Transmission Northwest LLC

04/21/11	Williams Partners L.P.	Williams Companies, Inc.	Interest in Gulfstream Natural Gas System

03/07/11	El Paso Pipeline Partners, L.P.	El Paso Corporation	Interest in Southern Natural Gas Company

For the NGL & Petchem Services business segment, Baird selected and reviewed data for the following selected transactions, which occurred since January 2005:

Date	Buyer(s)	Seller(s)	Asset
05/28/14	Flint Hills Resources; Koch Industries, Inc.	PetroLogistics LP, Petro Logistics GP LLC	PetroLogistics LP

02/26/14	Williams Partners L.P.	Williams Companies, Inc.	Williams Energy Canada ULC

10/25/13	AltaGas Idemitsu Joint Venture Limited Partnership	AltaGas Limited; Petrogas Energy Corp.	Interest in Petrogas Energy Corp.

11/01/12	Williams Partners L.P.	Williams Companies, Inc.	Interest in Williams Olefins L.L.C.

12/01/11	Plains All American Pipeline LP	BP plc	Canadian NGL and liquefied petroleum gas business

11/01/10	Honam Petrochemical Corp.	Titan Chemicals Corp. Sdn. Bhd.	Interest in Titan Chemicals Corp.

02/23/09	International Petroleum Investment Company	NOVA Chemicals Corporation	NOVA Chemicals Corporation

10/08/08	Keyera Facilities Income Fund	Undisclosed company (ies)	Alberta gas processing facilities

Date	Buyer(s)	Seller(s)	Asset

07/17/07	Access Industries; Basell Holdings B.V.	Lyondell Chemical Company	Lyondell Chemical Company

06/05/07	Ineos Group Holdings Plc	Borealis AS	Remaining interest in Borealis AS

05/22/07	Mitsui & Co. Ltd.	Mitsui Chemicals Inc.	Additional interest in Mitsui Chemicals Inc.

02/15/07	Flint Hills Resources; Koch Industries, Inc.	Huntsman Corporation	U.S. Base Chemicals and Polymers business

09/29/06	Saudi Basic Industries Corporation	Huntsman Petrochemicals Ltd.	Huntsman Petrochemicals Ltd.

10/27/05	Provident Energy Ltd.	Encana Corporation	NGL business

10/07/05	Ineos Group Holdings Plc	BP plc	Innovene Inc.

06/30/05	International Petroleum Investment Company; OMV AG	Statoil ASA	Remaining interest in Borealis petrochemicals group

05/05/05	Access Industries, Inc.	BASF AG; The Royal Dutch Shell Group	Basell N.V.

None of the selected transactions or the selected companies or partnerships that were involved in the selected transactions were directly comparable to the Merger or Williams Partners. An analysis of the results, therefore, requires complex considerations and judgments regarding the financial and operating characteristics of Williams Partners and the companies or partnerships involved in the comparable precedent transactions analysis, as well as other facts that could affect their transaction values.

Multiples for the selected transactions were based on publicly available information. Baird utilized EBITDA multiples, instead of alternative valuation metrics, as it believes that the EBITDA multiple is the most relevant valuation metric when analyzing precedent transactions to determine the value of Williams Partners in this circumstance.

Baird reviewed the historical EBITDA multiples paid in the selected transactions on a business segment basis and derived low, mean, median and high multiples of EV to EBITDA: (a) with respect to the Northeast G&P segment, of 8.9x, 13.4x, 13.5x and 20.8x, respectively; (b) with respect to the Atlantic-Gulf segment, of 8.0x, 9.6x, 9.5x and 11.0x, respectively; (c) with respect to the West segment, of 8.0x, 9.6x, 9.5x and 11.0x, respectively; and (d) with respect to the NGL & Petchem Services segment, of 4.7x, 6.4x, 6.4x and 7.4x, respectively, in each case excluding the highest and lowest transaction multiples. Baird then applied this range of selected multiples to estimated 2014 and 2015 EBITDA for Williams Partners for each of the indicated business segments in accordance with the Williams Partners Forecasts, and using a sum-of-the-parts analysis, calculated the aggregate, implied equity value per WPZ Common Unit for each of 2014 and 2015. Baird averaged the results for 2014 and 2015, which indicated a value range of $21.42 to $48.91 per WPZ Common Unit, as compared to the implied range of values for the Public Unitholder Consideration described above in “Analysis of ACMP — Implied Merger Consideration Per WPZ Common Unit.”

Discounted Cash Flow Analysis

Baird performed an indicative discounted cash flow analysis of Williams Partners based on the implied present value of Williams Partners’ estimated future net cash flows. Baird calculated Williams Partners’ estimated future net cash flows based on the Williams Partners Forecasts.

Baird calculated the implied per unit value range for the WPZ Common Units by utilizing a range of discount rates with a mid-point based on Williams Partners’ WACC, as estimated by Baird based on the CAPM, Williams Partners’ projected unlevered free cash flows for calendar year 2015 through calendar year 2017, and terminal values as of December 31, 2017 based on a range of EBITDA exit multiples derived from Williams Partners’ median 52-week one-year forward EV/EBITDA multiple as of June 13, 2014. Baird assumed a range of discount rates from 5.0% to 7.0% and a range of EBITDA terminal multiples from 9.5x to 11.5x.

The discounted cash flow analysis based on the implied present value of cash flows in the Williams Partners Forecasts indicated a value range of $51.27 to $72.33 per WPZ Common Unit, as compared to the implied range of values for the Public Unitholder Consideration described above in “Analysis of ACMP — Implied Merger Consideration Per WPZ Common Unit.”

Discounted Distribution Analysis

Baird performed a discounted distribution analysis of Williams Partners by discounting the projected standalone distributions per WPZ Common Unit, based on the Williams Partners Forecasts.

Baird calculated the implied per unit value range for the WPZ Common Units by utilizing a range of discount rates with mid-points based on Williams Partners’ equity cost of capital (as estimated by Baird based on (i) the CAPM and (ii) the total expected market return methodology), Williams Partners’ projected distribution per WPZ Common Unit for calendar year 2015 through calendar year 2017, and terminal values as of December 31, 2017, based on a range of terminal exit yields. Baird applied terminal exit yields ranging from 6.75% to 7.25% based on Williams Partners’ median 52-week trading yield as of June 13, 2014 and equity discount rates of 6.5% to 8.5% (derived from the CAPM) and of 10.0% to 12.0% (derived from the total expected market return methodology) to arrive at the implied per unit value.

The discounted distribution analysis based on the standalone distributions to the holders of WPZ Common Units as set forth in the Williams Partners Forecasts indicated a value range of $52.28 to $63.53 per WPZ Common Unit, as compared to the implied range of values for the Public Unitholder Consideration described above in “Analysis of ACMP — Implied Merger Consideration Per WPZ Common Unit.”

General

The foregoing summary of material financial analyses performed by Baird does not purport to be a complete description of the analyses or data presented by Baird to the Williams Partners Conflicts Committee. In connection with the review of the Merger by the Williams Partners Conflicts Committee, Baird performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Baird’s opinion. In arriving at its opinion, Baird considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Baird made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Baird may have considered various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Baird’s view of the value of Williams Partners or ACMP. No company or partnership used in the above analyses is directly comparable to Williams Partners or ACMP, and no precedent transaction used is directly comparable to the Merger. Further, Baird’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or partnerships, or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Williams Partners or ACMP.

Baird prepared these analyses for the purpose of providing an opinion to the Williams Partners Conflicts Committee as to the fairness, from a financial point of view and as of the date of such opinion, to the WPZ Public Unitholders, of the Public Unitholder Consideration, including the Public Exchange Ratio, to be issued in the Merger. These analyses do not purport to be appraisals or necessarily to reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Baird’s analyses are inherently subject to substantial uncertainty, and Baird assumes no responsibility if future results are materially different from those forecasted in such estimates. The Public Unitholder Consideration was determined through arm’s length negotiations and was approved by the Williams Partners Conflicts Committee and by the Williams Partners Board. Baird did not recommend any specific consideration to the Williams Partners Conflicts Committee or indicate that any given consideration constituted the only appropriate consideration.

The Williams Partners Conflicts Committee agreed to cause Williams Partners to pay to Baird $3,000,000, which became payable upon delivery of Baird’s opinion and which was not contingent upon the conclusions of Baird’s opinion or the consummation of the Merger. Williams Partners and the WPZ General Partner have also agreed to reimburse Baird for its reasonable out-of-pocket expenses incurred in connection with its engagement and have agreed to indemnify and hold Baird and its affiliates and their respective directors, officers, partners, employees, agents and controlling persons, harmless from and against any losses, claims, damages and liabilities relating to, arising out of or in connection with Baird’s opinion, the Merger, Baird’s engagement and actions taken or omitted in connection therewith.

Baird is a full service securities firm. In the ordinary course of business, Baird may from time to time provide investment banking, advisory, brokerage and other services to clients that may be competitors or suppliers to, or customers or security holders of, Williams Partners or ACMP or any other party that may be involved in the Merger and their respective affiliates or that may otherwise participate or be involved in the same or a similar business or industry as Williams Partners or ACMP. In addition, Baird may from time to time hold or trade the securities of Williams Partners, ACMP and Williams (including WPZ Common Units and ACMP Common Units) for its own account or the accounts of its customers and, accordingly, may at any time hold long or short positions or effect transactions in such securities. Certain accounts over which Baird has discretion, as well as mutual funds for which Baird serves as investment advisor, own securities issued by Williams Partners, ACMP and Williams. Baird may also prepare equity analyst research reports from time to time regarding Williams Partners, ACMP or Williams. Baird may also serve as a market maker in the publicly traded securities of Williams Partners, ACMP and Williams.

Over the two years prior to the date of its opinion, Baird provided investment banking services to the Williams Partners Conflicts Committee for which Baird received fees totaling $1,750,000. More specifically, in February 2014, Baird provided a fairness opinion to the Williams Partners Conflicts Committee in connection with the contribution of 100% of the equity and debt interests in Williams Partners Coöperatief U.A., the sole direct parent of Williams Energy Canada ULC, to Williams Partners by Williams and the WPZ General Partner. Additionally, in October 2012, Baird provided a fairness opinion to the Williams Partners Conflicts Committee in connection with the acquisition by Williams Partners and its affiliates of a 100% membership interest in Williams Olefins, L.L.C. from Williams and the WPZ General Partner. During that period, Baird has not received any other fees from Williams Partners or Williams. Baird’s opinion was approved by its internal fairness committee, none of the members of which was involved in providing financial advisory services on Baird’s behalf to the Williams Partners Conflicts Committee in connection with the Merger.

Recommendation of the ACMP Conflicts Committee and the ACMP Board

In light of potential conflicts of interest between the ACMP General Partner and its affiliates, including Williams, on the one hand, and the interests of ACMP and the ACMP Public Unitholders, on the other hand, the ACMP Board requested that the ACMP Conflicts Committee, consisting exclusively of directors who meet the independence requirements established in the ACMP partnership agreement, review, negotiate and evaluate the Merger Agreement, the Merger and related matters, determine whether to provide Special Approval (as defined in the ACMP partnership agreement) and to make a recommendation to the ACMP Board whether to approve the Merger. The ACMP Conflicts Committee, with the assistance of its advisors, reviewed, negotiated and evaluated the Merger Agreement and the transactions contemplated thereby, including the Merger and the ACMP Partnership Agreement Amendment, and following that process unanimously in good faith approved the Merger Agreement and the transactions contemplated thereby, including the Merger and the ACMP Partnership Agreement Amendment, and determined that they are in the best interests of ACMP and the ACMP Public Unitholders and recommended the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the ACMP Partnership Agreement Amendment, to the ACMP Board. The ACMP Conflicts Committee’s approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, constitutes “Special Approval,” as that term is defined by the ACMP partnership agreement.

Based on the ACMP Conflicts Committee’s recommendation, the ACMP Board unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger and the ACMP Partnership Agreement Amendment.

Reasons for the ACMP Conflicts Committee’s Recommendation

The ACMP Conflicts Committee considered many factors in making its determination, providing Special Approval and making its recommendation. The ACMP Conflicts Committee consulted with its financial and legal advisors and viewed the following factors as being generally positive or favorable in coming to its determination, Special Approval and related recommendation:

•	Following the Merger, it is anticipated (based on projections) that the distributable cash flow generated per ACMP Common Unit will be higher than the distributable cash flow generated per ACMP Common Unit if the Merger were not effected.

•	Following the Merger, it is anticipated (based on projections) that the distributions to be received per ACMP Common Unit will be higher than if the Merger were not effected and, in addition, holders of ACMP Common Units will receive additional ACMP Common Units pursuant to the ACMP Pre-Merger Unit Split being effected as part of the related transactions.

•	The ACMP Conflicts Committee believes that the Merger will result in ACMP having increased scale and diversity and will enhance long-term growth potential and opportunities for ACMP in comparison to ACMP continuing as a standalone entity.

•	The ACMP Conflicts Committee believes that the impact of the Merger and the related merger transactions on the ACMP Public Unitholders represents an effective exchange ratio of 0.801 (after taking into effect the ACMP Pre-Merger Unit Split) ACMP Common Units for each WPZ Common Unit outstanding (as compared to the original proposal that contemplated (i) an exchange ratio of 0.85 ACMP Common Units for each WPZ Common Unit outstanding and (ii) a one-time payment by ACMP to WPZ unitholders of $0.81 per unit, or an equivalent value of additional ACMP Common Units).

•	The combination of the ACMP Pre-Merger Unit Split and the lower exchange ratio for WPZ Common Units held by the Williams Parties results in approximately $381 million, or approximately $3.74 per ACMP Public Common Unit in value obtained from Williams to the benefit of the ACMP Public Unitholders.

•	The terms and conditions of the Merger were determined through arm’s-length negotiations among Williams, the Williams Partners Conflicts Committee and the ACMP Conflicts Committee and their respective representatives and advisors, and the ACMP Conflicts Committee believes that the Public Exchange Ratio and other economic benefits of the Merger and related transactions represents the highest value for the ACMP Public Unitholders to which Williams and the Williams Partners Conflicts Committee are willing to agree.

•	The valuation analyses of the ACMP Common Units and the WPZ Common Units prepared by Evercore, including analyses based on a discounted cash flow analysis, a discounted distribution analysis, a precedent M&A transactions analysis, a peer group trading analysis, and a contribution analysis, collectively indicate that the value being provided in the Merger as implied by the Public Exchange Ratio and the other economic benefits to the ACMP Public Unitholders is attractive to the ACMP Public Unitholders.

•	Evercore rendered its opinion to the ACMP Conflicts Committee that, as of October 24, 2014, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the total consideration (as described and set forth in the Evercore opinion) to be paid by ACMP in the Merger and related transactions is fair, from a financial point of view, to the ACMP Public Unitholders.

•	The ACMP Conflicts Committee understands and has reviewed the overall current market conditions and the outlook for the midstream natural gas services industry as they relate to ACMP’s competitive position, financial condition, future distributions and growth prospects, and has determined that, in light of these factors, the timing of this transaction is favorable to ACMP and the ACMP Public Unitholders.

•	The economic benefits of the Merger and related transactions to the ACMP Public Unitholders — including the approximately $381 million in value obtained from Williams to the benefit of the ACMP Public Unitholders through the combination of the ACMP Pre-Merger Unit Split and the lower exchange ratio for WPZ Common Units held by the Williams Parties — are expected to be obtained on a tax favorable basis to the ACMP Public Unitholders as compared to other methods of achieving similar economic benefits for the ACMP Public Unitholders.

•	The Merger will eliminate risks to ACMP on a standalone basis arising from potential conflicts between Williams Partners and ACMP as a result of common ownership of their respective general partners.

•	The ACMP Conflicts Committee has reviewed with its financial and legal advisors the financial and other terms of the Merger Agreement and related documents, including the conditions to the parties’ respective obligations and the termination provisions, including the contractual obligation of Williams Gas Pipeline to support the Merger.

•	The ACMP Conflicts Committee is familiar with, and understands, the businesses, assets, liabilities, results of operations, financial condition and competitive positions and prospects of ACMP.

•	The ACMP Conflicts Committee, in connection with evaluating the merits of the Merger, has become familiar with and has gained an understanding of the businesses, assets, liabilities, results of operations, financial condition and competitive positions and prospects of Williams Partners.

•	The results of the due diligence investigation of Williams Partners conducted by advisors to ACMP and advisors to the ACMP Conflicts Committee were consistent with the expectations of the ACMP Conflicts Committee with respect to the strategic and financial benefits of the Merger.

•	The Merger will result in greater liquidity of the ACMP Common Units.

•	The ACMP Conflicts Committee consisted solely of directors who are not officers or controlling unitholders of ACMP, or affiliated with Williams or Williams Partners, and the ACMP Conflicts Committee was charged with representing the interests of ACMP and the ACMP Public Unitholders.

•	The ACMP Conflicts Committee retained independent financial and legal advisors with knowledge and experience with respect to public merger and acquisition transactions, ACMP’s and Williams Partners’ industry generally, and ACMP and Williams Partners particularly, as well as substantial experience advising publicly traded limited partnerships and other companies with respect to transactions similar to the proposed transaction.

•	ACMP, Williams Partners and Williams each have a strong commitment to complete the Merger on the anticipated schedule.

•	There is a lack of significant regulatory hurdles to consummation of the Merger, and, as a result, the Merger will likely be able to be timely consummated.

•	The ACMP Conflicts Committee was aware that it had no obligation to recommend any transaction, including the proposal put forth by Williams.

•	The Merger will allow ACMP and Williams Partners to achieve synergies in the form of cost savings, sharing of best practices and capabilities, and other efficiencies, including cost savings related to reduced SEC filing requirements and a reduction in the number of public company boards and other costs associated with multiple public companies.

The following factors are generally negative or unfavorable in making a determination and recommendation with respect to the Merger:

•	The Exchange Ratio is fixed and therefore the value of the merger consideration payable to holders of WPZ Common Units will increase in the event that the market price of ACMP Common Units increases relative to the market price of WPZ Common Units prior to the closing.

•	Williams indicated that it was interested only in a business combination of ACMP and Williams Partners and that it was not interested in disposing of its controlling interest in Williams Partners or ACMP to a third party. Because of this, and because Williams controls ACMP, it was considered unrealistic to expect or pursue a similar transaction with an entity other than Williams Partners.

•	There is risk that the potential benefits sought in the Merger might not be fully realized.

•	There is risk that ACMP may be obligated to consummate the Merger even if there are material negative developments or events at Williams Partners between the signing of the Merger Agreement and the closing of the Merger.

•	There is risk that the Merger might not be completed in a timely manner, or that the Merger might not be consummated at all as a result of a failure to satisfy the conditions contained in the Merger Agreement, and a failure to complete the Merger could negatively affect the trading price of ACMP Common Units.

•	Certain members of ACMP management and the ACMP Board may have interests that are different from those of the ACMP Public Unitholders.

After taking into account all of the factors set forth above, as well as others, the ACMP Conflicts Committee concluded that the potential benefits of the Merger outweighed any negative or unfavorable considerations and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of ACMP and the ACMP Public Unitholders.

The foregoing discussion is not intended to be exhaustive, but is intended to address the material information and principal factors considered by the ACMP Conflicts Committee in considering the Merger. In view of the number and variety of factors and the amount of information considered, the ACMP Conflicts Committee did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the ACMP Conflicts Committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the ACMP Conflicts Committee may have given different weights to different factors. The ACMP Conflicts Committee made its recommendation based on the totality of information presented to, and the investigation conducted by, the ACMP Conflicts Committee. It should be noted that certain statements and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Information Regarding Forward-Looking Statements.”

Opinion of the Financial Advisor to the ACMP Conflicts Committee

At a meeting of the ACMP Conflicts Committee held on October 24, 2014, Evercore, financial advisor to the ACMP Conflicts Committee, delivered its oral opinion to the ACMP Conflicts Committee, which opinion was subsequently confirmed by delivery of a written opinion dated October 24, 2014, to the effect that, as of such date and based upon and subject to the assumptions made, matters considered and limitations on the scope of review undertaken by Evercore as set forth in its opinion, the consideration of (i) the ACMP Pre-Merger Unit Split, (ii) the Williams Parties Exchange Ratio and (iii) the Public Exchange Ratio (collectively, the “ACMP Partnership Consideration”) was fair, from a financial point of view, to the ACMP Public Unitholders.

The full text of the written opinion of Evercore, dated October 24, 2014, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached hereto as Annex C. You are urged to read Evercore’s opinion carefully and in its entirety.

Evercore’s opinion was addressed to, and provided for the information and benefit of, the ACMP Conflicts Committee (in its capacity as such), in connection with their evaluation of the merger and addresses only the fairness, from a financial point of view, of the ACMP Partnership Consideration to the ACMP Public Unitholders. The opinion does not address any other aspect of the ACMP Pre-Merger Unit Split or the Merger and does not constitute a recommendation to the ACMP Conflicts Committee or to any other persons in respect of the ACMP Pre-Merger Unit Split or the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to ACMP, nor does it address the underlying business decision of ACMP to engage in the Merger. The summary of the Evercore opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex C.

In connection with rendering its opinion, Evercore, among other things:

•	reviewed certain publicly available financial and operating data relating to ACMP and Williams Partners that Evercore deemed to be relevant;

•	reviewed publicly available research analyst estimates for ACMP’s and Williams Partners’ future financial performance on a standalone basis;

•	reviewed certain non-public projected financial and operating data relating to ACMP prepared and furnished to Evercore by the management of the ACMP General Partner;

•	discussed the past and current operations, financial projections and current financial condition of ACMP with management of the ACMP General Partner (including management’s views of the risks and uncertainties of achieving such projections);

•	reviewed certain non-public projected financial and operating data relating to Williams Partners prepared and furnished to Evercore by the management of the WPZ General Partner;

•	discussed the past and current operations, financial projections and current financial condition of Williams Partners with management of the WPZ General Partner (including management’s views of the risks and uncertainties of achieving such projections);

•	reviewed the dynamics of each of the markets in which ACMP and Williams Partners participates with managements of ACMP and Williams Partners, respectively;

•	reviewed the reported prices and the historical trading activity of ACMP Common Units and WPZ Common Units;

•	compared the financial performance of ACMP and its market trading metrics with those of certain other publicly traded entities that Evercore deemed relevant;

•	compared the financial performance of Williams Partners and its market trading metrics with those of certain other publicly traded entities that Evercore deemed relevant;

•	compared the proposed financial terms of the Merger with publicly available financial terms of certain transactions that Evercore deemed relevant;

•	compared the relative contribution by each of Williams Partners and ACMP of certain financial metrics Evercore deemed relevant to the pro forma entity with the relative ownership as implied by the ACMP Partnership Consideration;

•	reviewed the pro forma financial impact to certain financial metrics that Evercore deemed relevant;

•	reviewed the Williams Partners management presentation, dated July 23, 2014, prepared for ACMP by the Williams Partners management;

•	reviewed drafts of the (a) Merger Agreement, (b) Support Agreement and (c) ACMP Partnership Agreement Amendment; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of Evercore’s analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore and upon the assurances of the managements of Williams Partners and ACMP that they were not aware of any relevant information that had been omitted or that remained undisclosed to Evercore and Evercore assumed no liability therefor. With respect to the projected financial and operating data relating to ACMP and Williams Partners, Evercore assumed that it has been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of ACMP and Williams Partners as to the future financial performance of ACMP and Williams Partners under the assumptions stated therein. Evercore expressed no view as to the projected financial and operating data or any judgments, estimates or assumptions on which they are based. Evercore relied at the ACMP Conflicts Committee’s direction, without independent verification, upon the assessments of the management of each of the ACMP General Partner and the WPZ General Partner as to the future financial and operating performance of ACMP and Williams Partners and Evercore assumed that ACMP will realize the synergies and benefits that it expects to realize from the Merger.

For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the Merger Agreement and the Support Agreement were, and the ACMP Partnership Agreement Amendment and any other related agreement (collectively, the “Transaction Agreements”) will be, executed and delivered in the draft forms reviewed by Evercore, that the representations and warranties of each party contained in the Transaction Agreements (in the draft forms reviewed by Evercore) were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Transaction Agreements and applicable law and governing documents of each of the ACMP and Williams Partners, including, but not limited to, the cancellation and retirement of the Williams Partners incentive distribution rights, the conversion of the WPZ Class D Units and the completion of the ACMP Pre-Merger Unit Split (collectively, the “Merger Related Actions”), and that all conditions to the consummation of the Merger, including the Merger Related Actions and transactions related to the Transaction Agreements, would be satisfied without material waiver or modification thereof. Evercore further assumed, with the ACMP Conflicts Committee’s consent, that the Merger and transactions related to the Transaction Agreements would be consummated in accordance with its terms, without waiver, modification or further amendment of any material term, condition or agreement and that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger and transactions related to the Transaction Agreements would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on ACMP, Williams Partners, the consummation of the Merger and transactions related to the Transaction Agreements or materially reduce the benefits of the merger to

ACMP. Evercore assumed the final versions of all documents reviewed by Evercore in draft form conform in all material respects to the drafts reviewed by Evercore.

Evercore did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of ACMP or Williams Partners, and Evercore was not furnished with any such appraisals, nor did Evercore evaluate the solvency or fair value of ACMP or Williams Partners under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to Evercore as of the date of its opinion and financial, economic, monetary, market, regulatory and other conditions and circumstances as they existed and as could be evaluated on the date of Evercore’s opinion. It should be understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expresses no opinion with respect to, any matter other than the fairness of the ACMP Partnership Consideration to be paid by ACMP pursuant to the Transaction Agreements, from a financial point of view, to the ACMP Public Unitholders. Evercore did not express any view on, and its opinion did not address, any other term or aspect of the Transaction Agreements, the ACMP Pre-Merger Unit Split or the Merger or any term or aspect of any other agreement or instrument contemplated by the Transaction Agreements or entered into or amended in connection with the ACMP Pre-Merger Unit Split or the Merger, including, without limitation, (i) the fairness of the Additional Split Units (as defined below) received by Williams and its affiliates in the ACMP Pre-Merger Unit Split or, the allocation of the Additional Split Units received by Williams and its affiliates in the ACMP Pre-Merger Unit Split or the Merger to, Williams, the holders of ACMP’s Class B Units (which are owned entirely by Williams or its affiliates) or the holders of any security of Williams Partners, (ii) the fairness of the ACMP Pre-Merger Unit Split or the Merger to any other persons or holders of any other securities, creditors or other constituencies of ACMP, the ACMP General Partner, Williams Partners, the WPZ General Partner or Williams, (iii) the fairness of the allocation of the Merger Consideration (defined below) between Williams and its affiliates, on the one hand, and the ACMP Public Unitholders, on the other hand, nor (iv) any view as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of ACMP or any of the other parties to the Merger Agreement or any affiliates thereof, including, without limitation, the ACMP General Partner, Williams Partners, the WPZ General Partner or Williams, or any classes of such persons, whether relative to the ACMP Partnership Consideration or otherwise. Evercore assumed that any modification to the structure of the Merger would not vary in any respect material to its analysis. Evercore’s opinion does not address the relative merits of the ACMP Pre-Merger Unit Split or the Merger as compared to other business or financial strategies that might be available to ACMP or Williams Partners, nor did Evercore address the underlying business decision of ACMP to engage in the ACMP Pre-Merger Unit Split or the Merger. Evercore’s opinion did not constitute a recommendation to ACMP or to any other persons in respect of the ACMP Pre-Merger Unit Split or the Merger. Evercore’s opinion noted that Evercore did not express any opinion as to the price at which the ACMP Common Units or the WPZ Common Units will trade at any time. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by the management of the ACMP General Partner and its advisors with respect to legal, regulatory, accounting and tax matters.

Except as described above, the ACMP Conflicts Committee imposed no other restrictions or limitations on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. Evercore’s opinion was only one of many factors considered by the ACMP Conflicts Committee in its evaluation of the ACMP Pre-Merger Unit Split and the Merger and should not be viewed as determinative of the views of the ACMP Conflicts Committee with respect to the ACMP Pre-Merger Unit Split, the Merger or the ACMP Partnership Consideration.

Set forth below is a summary of the material financial analyses reviewed by Evercore on October 24, 2014 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before October 24, 2014, and is not necessarily indicative of current market conditions.

ACMP proposed to acquire (i) each outstanding WPZ Common Unit held by the Williams Parties in exchange for the Williams Parties Exchange Ratio and (ii) each outstanding WPZ Common Unit held by Williams Partners unitholders other than the Williams Parties in exchange for the Public Exchange Ratio (together, the “Merger Consideration”), pursuant to which Williams Partners would become a subsidiary of ACMP. Prior to, and in connection with the Merger, ACMP will complete the ACMP Pre-Merger Unit Split (such units split thereby, the “Additional Split Units,” which assumed the number of ACMP common units as of December 31, 2014 on a pro forma basis).

Analysis of WPZ

Discounted Cash Flow Analysis

Evercore performed an indicative discounted cash flow analysis of Williams Partners to derive an implied per unit value range for the Williams Partners Common Units based on each of the implied present value of (i) Williams Partners’ projected cash flows and (ii) the projected standalone distributions to be received by the holders of WPZ Common Units, both as derived by Evercore by applying assumptions that Evercore believed reasonable based on its knowledge of Williams Partners and master limited partnership (“MLPs”) to the projected financial information provided by Williams Partners’ management and described in the section “— Unaudited Financial Projections of Williams Partners.”

With respect to projected cash flows, Evercore calculated the implied per unit value range for the WPZ Common Units by utilizing a range of discount rates with a mid-point equal to Williams Partners’ WACC, as estimated by Evercore based on the CAPM, Williams Partners’ projected unlevered free cash flows for the three year period ending December 31, 2017, and terminal values as of December 31, 2017, based on a range of EBITDA exit multiples as well as perpetuity growth rates. Evercore assumed a range of discount rates of 6.0% to 7.0%, a range of EBITDA multiples of 9.5x to 10.5x and a range of perpetuity growth rates of 1.25% to 1.75%. This analysis resulted in an implied value range of $50.12 to $91.74 per WPZ Common Unit.

With respect to projected distributions, Evercore calculated the implied per unit value range for the WPZ Common Units by utilizing a range of discount rates with mid-points equal to Williams Partners’ equity cost of capital, as estimated by Evercore based on: (i) CAPM and (ii) the total expected market return methodology, the projected distribution per WPZ Common Unit for each of the calendar years 2015 through 2017, and terminal values as of December 31, 2017, based on a range of terminal exit yields. Evercore applied terminal exit yields of 6.50% to 7.50% and equity discount rates of 7.0% to 8.0% (derived from CAPM) and 11.5% to 12.5% (derived from the total expected market return methodology). This analysis resulted in an implied value range of $56.12 to $64.71 per WPZ Common Unit for the CAPM methodology and $50.28 to $57.82 per WPZ Common Unit for the total expected market return methodology.

Precedent M&A Transaction Analysis

Evercore reviewed and compared implied data for selected transactions which occurred since 2010 involving target companies with FERC-regulated natural gas pipeline assets that Evercore deemed to have certain characteristics that are similar to those of Williams Partners and implied data for selected transaction which occurred since 2012 involving target companies with natural gas gathering and processing assets that Evercore deemed to have certain characteristics that are similar to those of Williams Partners, although Evercore noted that none of the selected transactions were directly comparable to the Merger and none of the selected companies that participated in the selected transactions were directly comparable to Williams Partners. Multiples for the selected transactions were based on publicly available information.

Evercore reviewed the historical EBITDA multiples paid in the selected transactions and derived a range of relevant implied multiples of enterprise value (“EV”) to EBITDA of 10.0x to 12.0x. Evercore then applied this range of selected multiples to estimated 2014 and 2015 EBITDA for Williams Partners provided by Williams Partners’ management and described in the section “— Unaudited Financial Projections of Williams Partners.” This analysis resulted in an implied value range of $29.27 to $52.24 per WPZ Common Unit.

Peer Group Trading Analysis

In order to assess how the public market values equity units of similar publicly traded large market capitalization MLPs and natural gas gathering and processing MLPs, Evercore reviewed and compared specific financial and operating data relating to Williams Partners to that of a group of selected MLPs that Evercore deemed to have certain characteristics that are similar to those of Williams Partners. Evercore noted, however, that none of the selected publicly traded MLPs is identical or directly comparable to Williams Partners.

As part of its analysis, Evercore calculated and analyzed (i) the ratios of EV to estimated 2015 and 2016 EBITDA for the selected publicly traded MLPs and (ii) the ratios of the EV to estimated 2015 and 2016 EBITDA for Williams Partners. Evercore calculated all multiples based on closing unit prices as of October 21, 2014 for each respective MLP.

The publicly traded partnerships that Evercore deemed to have certain characteristics similar to those of Williams Partners were the following:

•	Access Midstream Partners, L.P.

•	American Midstream Partners, LP

•	Crestwood Midstream Partners LP

•	DCP Midstream Partners, LP

•	Enbridge Energy Partners, L.P.

•	Energy Transfer Partners, L.P.

•	EnLink Midstream Partners, LP

•	Enterprise Products Partners L.P.

•	Kinder Morgan Energy Partners, L.P.

•	MarkWest Energy Partners, L.P.

•	Marlin Midstream Partners, LP

•	Midcoast Energy Partners, L.P.

•	ONEOK Partners, L.P.

•	Plains All American Pipeline, L.P.

•	Southcross Energy Partners, L.P.

•	Summit Midstream Partners, LP

•	Tallgrass Energy Partners, LP

•	Targa Resources Partners LP

•	Western Gas Partners, LP

The financial and operating data for the selected publicly traded MLPs were based on publicly available filings and financial projections provided by Wall Street equity research. Williams Partners’ projected financial metrics for 2015 and 2016 and related financial forecasts were provided by Williams Partners’ management. The multiples of EV to EBITDA for the selected public MLPs ranged from 9.1x to 16.7x for calendar year 2015 and from 7.4x to 15.5x for calendar year 2016. Based on the resulting range of multiples and due to certain other considerations related to the specific characteristics of the comparable MLPs, Evercore deemed a range of 10.0x to 13.0x for calendar year 2015 and from 8.0x to 10.5x for calendar year 2016 to be relevant.

Evercore then applied the relevant range of selected multiples to the corresponding financial data of Williams Partners. This analysis resulted in an implied value range of $45.25 to $72.42 per WPZ Common Unit.

ACMP Analysis

Discounted Cash Flow Analysis

Evercore performed an indicative discounted cash flow analysis of ACMP to derive an implied per unit value range for the ACMP Common Units as of October 21, 2014 based on the implied present value of (i) ACMP’s projected cash flows and (ii) the projected standalone distributions to be received by the holders of ACMP Common Units, both as derived by Evercore by applying assumptions that Evercore believed reasonable based on its knowledge of ACMP and MLPs to the projected financial information as provided by ACMP’s management and described in the section “Unaudited Financial Projections of ACMP.”

With respect to projected cash flows, Evercore calculated the implied per unit value range for the ACMP Common Units by utilizing a range of discount rates with a mid-point equal to ACMP’s WACC, as estimated by Evercore based on CAPM, ACMP’s projected unlevered free cash flows for the three year period ending December 31, 2017, and terminal values as of December 31, 2017, based on a range of EBITDA exit multiples as well as perpetuity growth rates. Evercore assumed a range of discount rates of 7.5% to 8.5%, a range of EBITDA exit multiples of 10.5x to 11.5x and a range of perpetuity growth rates of 1.25% to 1.75%. This analysis resulted in an implied value range of $41.88 to $64.19 per ACMP Common Unit.

With respect to projected distributions, Evercore calculated the implied per unit value range for the ACMP Common Units by utilizing a range of discount rates with mid-points equal to ACMP’s equity cost of capital, as estimated by Evercore based on: (i) CAPM and (ii) the total expected market return methodology, ACMP’s projected distribution per ACMP Common Unit for each of the calendar years 2015 through 2017, and terminal values as of December 31, 2017, based on a range of terminal exit yields. Evercore applied terminal exit yields ranging from 4.0% to 4.75% and equity discount rates of 8.5% to 9.5% (derived from CAPM) and 13.0% to 14.0% (derived from the total expected market return methodology). This analysis resulted in an implied value range of $67.59 to $80.77 per ACMP Common Unit for the CAPM methodology and $60.36 to $71.97 per ACMP Common Unit for the total expected market return methodology.

Precedent M&A Transaction Analysis

Evercore reviewed and compared implied data for selected transactions which occurred since 2012 involving target companies with natural gas gathering and processing assets that Evercore deemed to have certain characteristics that are similar to those of ACMP, although Evercore noted that none of the selected transactions were directly comparable to the Merger and none of the selected companies that participated in the selected transactions were directly comparable to ACMP. Multiples for the selected transactions were based on publicly available information.

Evercore reviewed the historical EBITDA multiples paid in the selected transactions and derived a range of relevant implied multiples of EV to EBITDA of 11.5x to 13.5x. Evercore then applied this range of selected multiples to estimated 2014 and 2015 EBITDA for ACMP provided by ACMP’s management and described in the section “— Unaudited Financial Projections of ACMP.” This analysis resulted in an implied value range of $40.00 to $55.12 per ACMP Common Unit.

Peer Group Trading Analysis

In order to assess how the public market values equity units of similar publicly traded natural gas gathering MLPs, Evercore reviewed and compared specific financial and operating data relating to ACMP to that of a group of selected MLPs that Evercore deemed to have certain characteristics that are similar to those of ACMP. Evercore noted, however, that none of the selected publicly traded MLPs is identical or directly comparable to ACMP.

As part of its analysis, Evercore calculated and analyzed (i) the ratios of EV to estimated 2015 and 2016 EBITDA for the selected publicly traded MLPs and (ii) the ratios of EV to estimated 2015 and 2016 EBITDA for ACMP. Evercore calculated all multiples based on closing unit prices as of October 21, 2014 for each respective MLP.

The publicly traded partnerships that Evercore deemed to have certain characteristics similar to those of ACMP were the following:

•	American Midstream Partners, LP

•	Crestwood Midstream Partners LP

•	DCP Midstream Partners, LP

•	EnLink Midstream Partners, LP

•	MarkWest Energy Partners, L.P.

•	Marlin Midstream Partners, LP

•	Midcoast Energy Partners, L.P.

•	Southcross Energy Partners, L.P.

•	Summit Midstream Partners, LP

•	Tallgrass Energy Partners, LP

•	Targa Resources Partners LP

•	Western Gas Partners, LP

The financial and operating data for the selected publicly-traded MLPs were based on publicly available filings and financial projections provided by Wall Street equity research. ACMP’s projected financial metrics for 2015 and 2016 and related financial forecasts were provided by ACMP’s management. The multiples of EV to EBITDA for the selected public MLPs ranged from 9.1x to 15.7x for calendar year 2015 and from 7.4x to 13.1x for calendar year 2016. Based on the resulting range of multiples and due to certain other considerations related to the specific characteristics of the comparable MLPs, Evercore deemed a range of 10.5x to 13.0x for calendar year 2015 and from 8.5x to 10.5x for calendar year 2016 to be relevant.

Evercore then applied the relevant range of selected multiples to the corresponding financial data of ACMP. This analysis resulted in an implied value range of $40.20 to $62.12 per ACMP Common Unit.

Relative Contribution Analysis

Evercore performed a relative contribution analysis of Williams Partners and ACMP to the pro forma ACMP based on projected December 31, 2014 capitalizations of Williams Partners and ACMP, 2014, 2015, 2016

and 2017 estimated EBITDA and 2014, 2015, 2016 and 2017 estimated distributable cash flow. Following this analysis, Evercore determined an implied exchange ratio range of 0.948 to 1.222.

Exchange Ratio Summary

Evercore analyzed the implied exchange ratios from the valuation techniques utilized for the valuation of Williams Partners and ACMP. These valuation techniques included Discounted Cash Flow Analysis, Precedent M&A Transaction Analysis and Peer Group Trading Analysis. When comparing the high value to the low value, and the low value to the high value for each technique, the resulting exchange ratio range was 0.531 to 2.191.

Evercore compared the results of the foregoing analyses to the proposed exchange ratio of 0.850 and the proposed exchange ratio adjusted to take into effect the Additional Split Units, or 0.801, noting that both were within the range of the implied exchange ratios for each of the valuation techniques reviewed by Evercore.

General

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. In connection with the review of the Merger by the ACMP Conflicts Committee, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have considered various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Evercore’s view of the value of ACMP or Williams Partners. No company used in the above analyses as a comparison is directly comparable to ACMP or Williams Partners, and no precedent transaction used is directly comparable to the Merger. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, MLPs, MLP general partners or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of ACMP and Williams Partners.

Evercore prepared these analyses for the purpose of providing an opinion to the ACMP Conflicts Committee as to the fairness, from a financial point of view, to the ACMP Public Unitholders of the ACMP Partnership Consideration. These analyses do not purport to be appraisals or necessarily to reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. The ACMP Partnership Consideration to be received by the ACMP Public Unitholders was determined through arm’s length negotiations between ACMP and Williams and was approved by the ACMP Conflicts Committee and the Williams Partners Board. Evercore did not recommend any specific consideration to Williams Partners or the ACMP Conflicts Committee or that any given consideration constituted the only appropriate consideration.

ACMP has agreed to pay Evercore $2,500,000 for its services in connection with the Merger, $250,000 of which became payable upon Evercore’s engagement by ACMP’s Conflicts Committee, $1,750,000 of which became payable upon delivery of Evercore’s opinion to the ACMP Conflicts Committee and the remainder of which is payable at, and contingent upon, consummation of the Merger. ACMP has also agreed to reimburse Evercore for its reasonable out-of-pocket third party expenses incurred in connection with Evercore’s engagement and has agreed to indemnify Evercore and its members, partners, officers, directors, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of or in connection with Evercore’s engagement.

During the two year period prior to the date hereof, no material relationship has existed between Evercore and its affiliates, on the one hand, and ACMP, the ACMP General Partner, Williams Partners, the WPZ General Partner, Williams or any of their respective affiliates, on the other hand, pursuant to which compensation was received or is intended to be received by Evercore or its affiliates as a result of such a relationship, and no such relationship is mutually understood to be contemplated.

Evercore and its affiliates engage in a wide range of activities for their own accounts and the accounts of customers. In connection with these businesses or otherwise, Evercore and its affiliates and/or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products relating to ACMP, the ACMP General Partner, Williams Partners, the WPZ General Partner, Williams and their respective affiliates.

The ACMP Conflicts Committee engaged Evercore to act as its financial advisor based on its qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

Interests of Certain Persons in the Merger and the ACMP Partnership Agreement Amendment

The following tables set forth information with respect to the beneficial ownership as of November 3, 2014 of certain specified persons of WPZ Common Units, ACMP Common Units, and shares of Williams’ common stock. The amounts and percentage of units or shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. Except as indicated by footnote, the persons named in the tables below have sole voting and investment power with respect to all units or shares shown as beneficially owned by them, subject to community property laws where applicable.

The following table sets forth as of November 3, 2014 the beneficial ownership of WPZ Common Units held by: (1) any person known by Williams Partners to be the beneficial owner of more than 5% of the outstanding WPZ Common Units; (2) the WPZ General Partner’s directors and Named Executive Officers and the directors and executive officers of the WPZ General Partner as a group; and (3) the ACMP General Partner’s directors and Named Executive Officers and the directors and executive officers of the ACMP General Partner as a group, in each case assuming the conversion of all WPZ Class D Units into WPZ Common Units as of such date.

Name of Beneficial Owner	WPZ Common Units Beneficially Owned	Percentage of WPZ Common Units Beneficially Owned(1)
The Williams Companies, Inc.(2)	305,947,751	65.6%
Alan S. Armstrong(3)	20,000	*
Frank E. Billings	—	*
Donald R. Chappel	22,584	*
Rory L. Miller	—	*
James E. Scheel	—	*
H. Brent Austin	10,336	*
Alice M. Peterson	4,524	*
Laura A. Sugg	—	*
J. Mike Stice	—	*
Robert S. Purgason	112	*
David C. Shiels	—	*
Walter Bennett	—	*
John D. Seldenrust	—	*
David A. Daberko	—	*
Robyn L. Ewing	—	*
Philip L. Frederickson	—	*
Suedeen G. Kelly	—	*
Sarah C. Miller	—	*
Richard D. Rodekohr	1,258	*
All executive officers and directors of the WPZ General Partner as a group (14 persons)	67,175	*
All executive officers and directors of the ACMP General Partner as a group (15 persons)	43,954	*

*	Less than 1%
(1)	The percentage of beneficial ownership is based on 439,706,147 WPZ Common Units outstanding as of November 3, 2014 and 26,475,507 Common Units issuable upon the conversion of 26,475,507 WPZ Class D Units that were outstanding on such date.
(2)	This row includes ownership information of Williams Gas Pipeline Company, LLC, which is controlled by Williams and held 279,472,244 WPZ Common Units and 26,475,507 Class D Units as of November 3, 2014. It does not include an additional 479,907 WPZ Class D units issued to Williams on November 7, 2014.
(3)	Mr. Armstrong is the trustee of the Alan Stuart Armstrong Trust dated June 16, 2010, who has the power to vote or to direct the vote of, the right to receive or the power to direct the receipt of distributions from, the power to dispose or direct the dispositions of, and the right to receive the proceeds from the sale of, 10,000 common units held by the trust. Mr. Armstrong’s spouse is the trustee of the Shelly Stone Armstrong Trust dated June 16, 2010, who has the power to vote or to direct the vote of, the right to receive or the power to direct the receipt of dividends from, the power to dispose or direct the disposition of, and the right to receive the proceeds from the sale of, 10,000 common units held by the trust.

The following table sets forth as of November 3, 2014 the beneficial ownership of ACMP Common Units held by: (1) any person known by ACMP to be the beneficial owner of more than 5% of the outstanding ACMP Common Units; (2) the WPZ General Partner’s directors and Named Executive Officers and the directors and executive officers of the WPZ General Partner as a group; and (3) the ACMP General Partner’s directors and Named Executive Officers and the directors and executive officers of the ACMP General Partner as a group.

Name of Beneficial Owner	ACMP Common Units Beneficially Owned	Percentage of ACMP Common Units Beneficially Owned(1)	ACMP Class B Units Beneficially Owned	Percentage of ACMP Class B Units Beneficially Owned
The Williams Companies, Inc.(2)	88,880,056	46.6%	12,800,906	100%
Tortoise Capital Advisors, LLC(3)	10,258,823	5.4%	—	—
Alan S. Armstrong	—	*	—	—
Frank E. Billings	—	*	—	—
Donald R. Chappel	—	*	—	—
Rory L. Miller	1,650	*	—	—
James E. Scheel	—	*	—	—
H. Brent Austin	—	*	—	—
Alice M. Peterson	—	*	—	—
Laura A. Sugg	—	*	—	—
J. Mike Stice	124,903	*	—	—
Robert S. Purgason	27,912	*	—	—
David C. Shiels	12,563	*	—	—
Walter Bennett	8,262	*	—	—
John D. Seldenrust	15,424	*	—	—
David A. Daberko	18,911	*	—	—
Robyn L. Ewing	—	*	—	—
Philip L. Frederickson	22,211	*	—	—
Suedeen G. Kelly	8,211	*	—	—
Sarah C. Miller	—	*	—	—
Richard D. Rodekohr	1,040	*	—	—
All Executive Officers and directors of the WPZ General Partner as a group (14 persons)	1,650	*	—	—
All Executive Officers and directors of the ACMP General Partner as a group (15 persons)	240,900	*	—	—

*	Less than 1%
(1)	The percentage of beneficial ownership is based on 190,795,199 ACMP Common Units outstanding as of November 3, 2014.
(2)	This row includes ownership information of Williams Gas Pipeline Company, LLC, which is controlled by Williams and held 88,880,056 ACMP Common Units and 12,800,906 ACMP Class B Units as of November 3, 2014. It does not include an additional 129,461 ACMP Class B Units issued to Williams Gas Pipeline Company, LLC on November 14, 2014.
(3)	This information is as of December 31, 2013, as reported in a Schedule 13G filed by Tortoise Capital Advisors, L.L.C., an investment adviser to certain investment companies registered under the Investment Company Act of 1940, on February 11, 2014. The Schedule 13G reports (i) shared power to vote or direct the vote of 9,447,520 common units and (ii) shared power to dispose or direct the disposition of 10,258,823 common units. Tortoise Capital Advisors, L.L.C. may be deemed the beneficial owner of the securities covered by the Schedule 13G. Tortoise Capital Advisors, L.L.C. disclaims any beneficial interest in the securities reported on Schedule 13G.

The following table sets forth as of November 3, 2014 the beneficial ownership of Williams’ common stock held by: (1) any person known by Williams Partners or ACMP to be the beneficial owner of more than 5% of the outstanding shares of Williams’ common stock; (2) the WPZ General Partner’s directors and Named Executive Officers and the directors and executive officers of the WPZ General Partner as a group; and (3) the ACMP General Partner’s directors and Named Executive Officers and the directors and executive officers of the ACMP General Partner as a group.

Name of Beneficial Owner	Shares of Common Stock Owned Directly or Indirectly	Shares Underlying Stock Options(1)	Shares Underlying Restricted Stock Units(2)	Total	Percent of Class(3)
Corvex Management LP / Soroban Master Fund LP(4)	62,682,960	—	—	62,682,960	8.4%
Alan S. Armstrong	201,994	546,142	—	748,136	*
Frank E. Billings	8,192	40,407	—	48,599	*
Donald R. Chappel	236,736	672,539	56,889	966,164	*
Rory L. Miller	59,215	89,901	—	149,116	*
James E. Scheel	4,344	54,415	—	58,759	*
H. Brent Austin	—	—	—	—	*
Alice M. Peterson	—	—	—	—	*
Laura A. Sugg	13,410		7,003	20,413	*
J. Mike Stice	—	—	—	—	*
Robert S. Purgason	—	—	—	—	*
David C. Shiels	50	—	—	50	*
Walter Bennett	—	—	—	—	*
John D. Seldenrust	—	—	—	—	*
David A. Daberko	—	—	—	—	*
Robyn L. Ewing	114,312	291,072	26,909	432,293	*
Philip L. Frederickson	—	—	—	—	*
Suedeen G. Kelly	—	—	—	—	*
Sarah C. Miller	—	12,233	—	12,233	*
Richard D. Rodekohr	58,907	116,803	7,239	182,949	*
All executive officers and directors of the WPZ General Partner as a group (14 persons)	662,232	1,817,105	113,409	2,592,746	*
All executive officers and directors of the ACMP General Partner as a group (15 persons)	620,291	1,679,196	91,037	2,390,524	*

*	Less than 1%
(1)	The SEC deems a person to have beneficial ownership of all shares that the person has the right to acquire within 60 days. Amounts reflect shares that may be acquired upon the exercise of stock options granted under Williams’ current or previous equity plans that are currently exercisable, will become exercisable, or would become exercisable upon the voluntary retirement of such person, within 60 days of November 3, 2014.
(2)	The SEC deems a person to have beneficial ownership of all shares that the person has the right to acquire within 60 days. Amounts reflect shares that would be acquired upon the vesting of restricted stock units granted under Williams current or previous equity plans that will vest or that would vest upon the voluntary retirement of such person, within 60 days of November 3. Restricted stock units have no voting or investment power.
(3)

Ownership percentage is reported based on 747,469,501 shares of common stock outstanding on November 3, 2014, plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of November 3, 2014, or within 60 days from that date, through the exercise of all options and other rights.
(4)	According to a Schedule 13D filed with the SEC on December 16, 2013, as amended on January 13, 2014, February 4, 2014, February 5, 2014, February 14, 2014, and February 25, 2014 (as amended, the “13D”), the shares of common stock listed in the table represent the aggregate number of shares that may be beneficially owned by the following (collectively, the “Reporting Persons”): (a) Corvex Management LP, a Delaware limited partnership (“Corvex”), (b) Keith Meister, (collectively with Corvex, the “Corvex Persons”), (c) Soroban Master Fund LP, a Cayman Islands exempted limited partnership (“SMF Fund”) (d) Soroban Capital Partners LLC, a Delaware limited liability company (“SCP LLC”), and (e) Eric W. Mandelblatt (collectively with SMF Fund and SCP LLC, the “Soroban Persons”). The foregoing entities and persons jointly filed the 13D, indicating that they may constitute a “group” within the meaning of Section 13 of the Exchange Act. The 13D further reports an agreement between Corvex and SCP LLC relating to taking certain actions with respect to us. The 13D indicates that Corvex may be the beneficial owner of and have sole voting and dispositive power over 41,682,960 shares of our common stock held for the account of certain private investment funds for which Corvex acts as investment advisor. The 13D also notes that Mr. Meister, by virtue of his position as control person of the general partner of Corvex, may be considered to beneficially own such shares. The 13D indicates that the Soroban Persons may be the beneficial owner of and have shared voting and dispositive power over 21,000,000 shares of our common stock held for the account of SMF Fund, a private investment fund for which SCP LLC acts as investment manager and the general partner of which is controlled by Mr. Mandelblatt. SCP LLC is controlled by Mr. Mandelblatt through his role as Managing Partner of SCP LLC. According to the 13D, the share amounts in the preceding sentence and the table above exclude certain cash-settled options held with respect to our common stock by the Reporting Persons. The principal business address of the Corvex Persons is 712 Fifth Avenue, 23rd Floor, New York, New York 10019. The principal business address of SMF Fund is Gardenia Court, Suite 3307, 45 Market Street, Camana Bay, Grand Cayman KY1-1103, Cayman Islands and the principal business address of SCP LLC and Mr. Mandelblatt is 444 Madison Avenue, 21st Floor, New York, New York, 10022.

The executive officers of the WPZ General Partner are, and subsequent to January 1, 2015 the executive officers of the ACMP General Partner will be, compensated directly by Williams. All decisions as to the compensation of the executive officers of the WPZ General Partner who are involved in management of the WPZ General Partner are, and subsequent to January 1, 2015 all decisions as to the compensation of the executive officers of the ACMP General Partner will be, made by the compensation committee of Williams. Williams Partners reimburses the WPZ General Partner for direct and indirect general and administrative expenses attributable to its management (which expenses include the share of the compensation paid to the executive officers of the WPZ General Partner attributable to the time they spend managing Williams Partners), and subsequent to January 1, 2015, ACMP will reimburse the ACMP General Partner in a similar manner.

No Appraisal Rights

Delaware law does not require appraisal rights in connection with a merger involving a Delaware limited partnership pursuant to § 17-212 of the Delaware Revised Uniform Limited Partnership Act. However, a partnership agreement or an agreement of merger or consolidation may provide contractual appraisal rights with respect to a partnership interest or another interest in a limited partnership for any class or group or series of partners or partnership interests in connection with any amendment of a partnership agreement, any merger or consolidation in which the limited partnership is a constituent party to the merger or consolidation, any conversion of the limited partnership to another business form, any transfer to or domestication or continuance in any jurisdiction by the limited partnership, or the sale of all or substantially all of the limited partnership’s assets. Holders of WPZ Common Units do not have contractual appraisal rights under the Williams Partners partnership agreement or the Merger Agreement.

Regulatory Matters

In connection with the Merger, ACMP intends to make all required filings under the Securities Act and the Exchange Act, as well as any required filings or applications with the NYSE. ACMP and Williams Partners are unaware of any other requirement for the filing of information with, or the obtaining of the approval of, governmental authorities in any jurisdiction that is applicable to the Merger.

The Merger is not reportable under the HSR Act, and therefore no filings with respect to the Merger were required with the FTC or the DOJ.

Listing of ACMP Common Units to be Issued in the Merger

ACMP expects to obtain approval to list ACMP Common Units to be issued pursuant to the Merger Agreement and the ACMP Pre-Merger Unit Split on the NYSE, which approval is a condition to closing the Merger. Assuming that such approval is sought and obtained and, assuming, as is anticipated, that following the closing of the Merger ACMP changes its name to Williams Partners L.P., ACMP expects the ACMP Common Units to be issued pursuant to the Merger Agreement and the ACMP Pre-Merger Unit Split to be quoted on the NYSE under the symbol “WPZ”.

Accounting Treatment

In accordance with accounting principles generally accepted in the United States, including Financial Accounting Standards Board Accounting Standards Codification Topic 805—Business Combinations, ACMP will account for the Merger as a reverse acquisition with Williams Partners acquiring ACMP. Because the transaction is between entities under common control, Williams Partners’ historical results of operations will be combined with those of ACMP for periods under common control and ACMP’s assets and liabilities will be reflected at Williams’ historical basis.

Pending Litigation Relating to the Merger

Since the announcement of the parties’ respective approvals of the Merger Agreement, six putative class action lawsuits have been filed in the District Court of Tulsa County, State of Oklahoma, by purported unitholders of Williams Partners. The actions are captioned Stevens v. The Williams Companies, Inc., et al., Case No. CJ-2014-04267, filed November 7, 2014; Mesirov v. Williams Partners L.P., et al., Case No. CJ-2014-04268, filed November 7, 2014; Brooks v. Williams Partners L.P., et al., Case No. CJ-2014-04347, filed November 13, 2014; Rogers v. Williams Partners L.P., et al., Case No. CJ-2014-04386, filed November 14, 2014; Romano v. Armstrong, et al., Case No. CJ-2014-04392, filed November 14, 2014; and Roan v. Access Midstream Partners GP LLC, et al., Case No. CJ-2014-4448, filed November 19, 2014. Each of the actions names as defendants all of the current members of the Williams Partners Board (collectively, the “Individual Defendants”), as well as some or all of Williams, Williams Partners, the WPZ General Partner, ACMP, the ACMP General Partner, and Merger Sub. Among other things, the actions seek to enjoin the defendants from consummating the Merger, and to rescind the Merger and/or recover rescissory damages to the extent that the Merger has already been implemented. The actions allege, among other things, that the Individual Defendants breached their contractual, fiduciary, and/or implied contractual duties owed to Williams Partners unitholders under Delaware law and the Williams Partners partnership agreement by agreeing to enter into a merger that (i) is the result of an allegedly conflicted and unfair process and/or (ii) would allegedly allow Williams to acquire the Williams Partners units held by WPZ Public Unitholders for inadequate and unfair consideration. The actions further allege that one or more of the entity defendants has aided and abetted the Individual Defendants’ alleged breaches. The Rogers action additionally alleges that ACMP, the ACMP General Partner, and Merger Sub tortiously interfered with the Williams Partners partnership agreement.

Defendants believe that the allegations set forth by the plaintiffs in these actions are without merit.

THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. This summary is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this joint information statement/consent statement/prospectus as Annex A and is incorporated into this joint information statement/consent statement/prospectus by reference. You should read the Merger Agreement because it, and not this joint information statement/consent statement/prospectus, is the legal document that governs the terms of the Merger.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures.

The Merger Agreement and the summary of its terms in this joint information statement/consent statement/prospectus have been included to provide information about the terms and conditions of the Merger Agreement. The terms and information in the Merger Agreement were not intended to provide any other public disclosure of factual information about Williams Partners, ACMP, their respective general partners or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for the purposes of the Merger Agreement and were qualified and subject to certain limitations and exceptions agreed to by the parties thereto in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement and were negotiated for the purpose of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to unitholders and reports and documents filed with the SEC and in some cases may be qualified by disclosures made by one party to the other, which are not necessarily reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint information statement/consent statement/prospectus, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in or incorporated by reference into this joint information statement/consent statement/prospectus.

For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Williams Partners, ACMP, their respective general partners, or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this joint information statement/consent statement/prospectus or incorporated by reference into this joint information statement/consent statement/prospectus.

Structure of the Merger and the GP Merger

Merger Sub will merge with and into Williams Partners, and (i) each WPZ Public Unitholder will be entitled to receive 0.86672 ACMP Common Units in exchange for each WPZ Common Unit that such holder owns immediately prior to the effective time of the Merger, and (ii) each Williams Party that holds WPZ Common Units will be entitled to receive 0.80036 ACMP Common Units in exchange for each WPZ Common Unit that such Williams Party owns immediately prior to the effective time of the Merger. As a result of the Merger, the separate existence of Merger Sub will cease and Williams Partners and its subsidiaries will become subsidiaries of ACMP. Concurrently with or as soon as practicable following the consummation of the Merger, the WPZ General Partner will merge with and into the ACMP General Partner and all of the WPZ General Partner Interest outstanding immediately prior to the effective time of the Merger will be converted into ACMP General Partner Interests such that, immediately following consummation of the GP Merger, and assuming the exchange of all

WPZ Common Units pursuant to the Merger Agreement, the ACMP General Partner Interest will represent in the aggregate 2% of the outstanding ACMP partnership interest.

When the Merger and the GP Merger Become Effective

The parties to the Merger Agreement will cause a certificate of merger to be executed and filed with the Delaware Secretary of State on the next business day after the day on which the last condition to completing the Merger is satisfied or waived, as soon as practicable thereafter or at such other time as the parties may agree. The Merger will become effective at the time and on the date on which the certificate of merger is filed or at such later time and date on which the parties agree and specify in the certificate of merger. This time is referred to as the “effective time of the Merger.” Concurrently with or as soon as practicable following the filing of the certificate of merger with the Delaware Secretary of State to effect the Merger, a certificate of merger will be executed and filed with the Delaware Secretary of State to effect the GP Merger. The GP Merger will become effective at the time and on the date on which the certificate of merger is filed or at such later time and date on which the parties agree and specify in the certificate of merger. This time is referred to as the “effective time of the GP Merger.”

Effect of the Merger and the GP Merger

At the effective time of the Merger:

•	Each WPZ Public Common Unit will be converted into the right to receive 0.86672 ACMP Common Units and each such WPZ Public Common Unit will be canceled and retired and will cease to exist.

•	Each WPZ Common Unit held by a Williams Party will be converted into the right to receive 0.80036 ACMP Common Units and each such WPZ Common Unit will be canceled and retired and will cease to exist.

•	The WPZ Incentive Distribution Rights outstanding immediately prior to the effective time of the Merger will cease to be outstanding and will be cancelled and will cease to exist without consideration therefor

•	The outstanding limited liability company interest in Merger Sub issued and outstanding immediately prior to the effective time of the Merger will be converted into WPZ Common Units, which will represent in the aggregate 100% of the aggregate partnership interest of all limited partners in Williams Partners.

•	All of the WPZ General Partner Interests outstanding immediately prior to the effective time of the Merger will be converted into the right to receive ACMP General Partner Interests such that, immediately following consummation of the GP Merger, and assuming the exchange of all WPZ Common Units pursuant to the Merger Agreement, the ACMP General Partner Interest will represent in the aggregate 2% of the outstanding ACMP partnership interest.

At the effective time of the GP Merger:

•	All outstanding limited liability company interests of the WPZ General Partner will be canceled and cease to exist, and no former member of the WPZ General Partner will have any membership or other interest in the surviving limited liability company of the GP Merger.

•	All outstanding limited liability company interests of the ACMP General Partner will not be affected and will remain issued and outstanding as the limited liability company interests of the surviving limited liability company in the GP Merger.

Prior to the closing of the Merger, each WPZ Class D Unit, all of which are held by Williams, will be converted into WPZ Common Units on a one-for-one basis pursuant to the terms of the Williams Partners partnership agreement.

If, before the effective time of the Merger, the issued and outstanding WPZ Common Units or ACMP Common Units are changed into a different number of units as a result of any unit split (other than the ACMP Pre-Merger Unit Split), distribution, combination, reorganization or other similar transaction (other than the ACMP Pre-Merger Unit Split), an appropriate adjustment will be made to the Exchange Ratio.

For a description of the ACMP Common Units and the WPZ Common Units and a description of the comparative rights of holders of the ACMP Common Units and the WPZ Common Units, please read “Comparison of the Rights of Holders of ACMP Common Units and Holders of WPZ Common Units” and “Description of ACMP Common Units.”

Exchange of Units; Fractional Units

Exchange Agent

ACMP expects to appoint Computershare Trust Company, N.A. (“Computershare”) to act as exchange agent for the payment of the ACMP Common Units and cash payments for fractional ACMP Common Units. Promptly after the effective time of the Merger, ACMP will (i) deposit with the exchange agent, for the benefit of the holders of WPZ Common Units an amount of cash equal to the estimated aggregate cash payment to be made in lieu of fractional ACMP Common Units, (ii) reserve with the exchange agent the ACMP Common Units to be issued in the Merger and (iii) authorize the exchange agent to exchange ACMP Common Units as described above under “— Effect of the Merger and the GP Merger.” ACMP will deposit with the exchange agent additional funds as and when necessary to pay any cash in lieu of fractional ACMP Common Units. ACMP will pay all costs and fees of the exchange agent and all expenses associated with the exchange process.

After the effective time of the Merger, there will be no further transfers on the records of Williams Partners or its transfer agent of WPZ Common Units. If WPZ Common Units are presented to Williams Partners or its transfer agent for transfer after the effective time of the Merger, they will be canceled against delivery of the ACMP Common Units and any cash payments for fractional ACMP Common Units and unpaid distributions.

Exchange of Units; Fractional Units

If you are a holder of record of WPZ Public Common Units as of the effective time of the Merger, the exchange agent will mail to you a transmittal letter and instructions explaining how to surrender your WPZ Common Units to the exchange agent after the effective time of the Merger.

WPZ Public Unitholders who deliver a properly completed and signed transmittal letter and any other documents required by the instructions to the transmittal letter to the exchange agent, together with their WPZ Common Unit certificates (if any), will be entitled to receive:

•	the number of whole ACMP Common Units to which such holder is entitled in accordance with the Merger Agreement and as described above under “— Effect of the Merger and the GP Merger;” and

•	after giving effect to any required tax withholding, a check in the aggregate amount of:

•	cash equal to the aggregate value of the holder’s fractional ACMP Common Units calculated by multiplying the fractional interest by the average closing price of ACMP Common Units as reported on the NYSE Composite Transactions Tape (as reported by Bloomberg Financial Markets or such other source as Williams Partners and ACMP may agree in writing) over the five trading day period ending on the third trading day immediately preceding the effective time of the Merger; and

•	any cash distributions declared by ACMP on the ACMP Common Units with a record date after the effective time of the Merger and a payment due on or before the date the holder of WPZ Common Units surrendered its WPZ Common Units.

Conditions to the Merger

The obligation of the parties to the Merger Agreement to complete the Merger is subject to the satisfaction or waiver of certain conditions, including, among others:

•	The delivery of this joint information statement/consent statement/prospectus to holders of WPZ Common Units at least 20 business days prior to the closing of the Merger;

•	The receipt of all other governmental consents and approvals, the absence of which would, individually or in the aggregate, have a material adverse effect on Williams Partners or ACMP;

•	The delivery of the Required WPZ Unitholder Written Consent in accordance with applicable law;

•	The continued effectiveness of the registration statement of which this joint information statement/consent statement/prospectus forms a part;

•	Each WPZ Class D Unit having been converted into WPZ Common Units on a one-for-one basis with no WPZ Class D Units remaining outstanding;

•	The approval for listing on the NYSE of the ACMP Common Units to be issued in the Merger, subject to official notice of issuance;

•	The absence of any decree, order, injunction or law that prohibits the Merger or makes the Merger unlawful;

•	The ACMP Pre-Merger Unit Split will have become effective in accordance with the Merger Agreement; and

•	The ACMP Partnership Agreement Amendment will have been adopted and become effective in accordance with applicable law.

The parties’ obligations are also separately subject to the satisfaction or waiver of the following conditions:

•	(i) certain fundamental representations and warranties of the other party relating to organization and existence, authorization to enter into the Merger Agreement and to complete the transactions contemplated thereby and capitalization being true and correct as of the closing in all material respects, (ii) the representations and warranties of the other party relating to the absence of changes that would have a material adverse effect on such party and the absence of material damage, destruction or loss to any material portion of assets of such party or its subsidiaries being true and correct as of the closing; (iii) all other representations and warranties of the other party being true and correct as of the closing, other than certain failures to be true and correct that would not in the aggregate result in a material adverse effect on the party making the representation or warranty, and (iv) the other party having performed or complied with all agreements and covenants required to be performed by it under the Merger Agreement in all material respects.

•	In the case of Williams Partners’ condition, the receipt of certain opinions of Andrews Kurth or another nationally recognized tax counsel with regard to the U.S. federal income tax consequences of the Merger, and in the case of ACMP’s condition, the receipt of certain opinions of Latham or another nationally recognized tax counsel with regard to the U.S. federal income tax consequences of the Merger.

Representations and Warranties

The Merger Agreement contains generally reciprocal representations and warranties by each of the parties to the Merger Agreement, many of which provide that the representation and warranty does not extend to matters where the failure of the representation and warranty to be accurate would not result in a material adverse effect on the party making the representation and warranty. These representations and warranties concern, among other things:

•	organization and existence;

•	authorization to enter into the Merger Agreement and to complete the Merger and the other transactions contemplated thereby;

•	absence of defaults, breaches and other conflicts caused by entering into the Merger Agreement and completing the Merger;

•	capitalization and ownership of limited partner interests;

•	reports filed with the SEC and internal controls;

•	accuracy of financial statements and absence of undisclosed liabilities;

•	title to properties and rights-of-way;

•	absence of litigation and violation of laws;

•	absence of changes that would have a material adverse effect;

•	absence of material damage, destruction or loss to any material portion of assets;

•	tax matters;

•	absence of violations or liabilities under environmental laws;

•	compliance with applicable licenses and permits;

•	material contracts and agreements;

•	employee benefits;

•	labor matters;

•	transactions with affiliates;

•	insurance matters;

•	intellectual property matters;

•	condition of assets;

•	investment company act;

•	brokerage arrangements;

•	approvals under state takeover laws;

•	financial advisor opinions; and

•	accuracy of information in this registration statement.

For purposes of the Merger Agreement, “material adverse effect” means any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on or a material adverse change in (i) the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of Williams Partners, the WPZ General Partner or subsidiaries of Williams Partners, on the one hand (the “Williams Partners Group Entities”), or ACMP, the ACMP General Partner, Merger Sub or subsidiaries of ACMP, on the other hand (the “ACMP Group Entities”), as applicable, taken as a whole; provided, however, that any adverse changes, effects, events or occurrences resulting from or due to any of the following will be disregarded in determining whether there has been a material adverse effect: (a) changes, effects, events or occurrences affecting the natural gas gathering, processing, treating, transportation and storage industries generally and NGL marketing industry generally (including any change in the prices of natural gas, NGL or other hydrocarbon products, industry margins or any regulatory changes or changes in applicable Law), (b) changes, effects, events or occurrences affecting the United States or global economic conditions or financial, credit, debt, securities or other capital markets in general, (c) any outbreak of, acts of or escalation of hostilities, terrorism, war or other similar national emergency, (d) the announcement or pendency of the Merger Agreement or the transactions contemplated thereby, (e) changes in any laws applicable to either party or any of its subsidiaries or in accounting regulations or principles or the interpretation thereof that materially affects the Merger Agreement or the transactions contemplated thereby, or (f) ACMP, the ACMP General Partner or Merger Sub, on the one hand, or Williams Partners or the WPZ General Partner, on the other hand, as applicable, taking any action required or contemplated by the Merger Agreement; provided that, in the case of clauses (a), (b), (c) and (e) the impact on the ACMP Group Entities or Williams Partners Group Entities, as applicable, is not materially disproportionate to the impact on similarly situated parties, or (ii) the ability of any of ACMP, the ACMP General Partner or Merger Sub, on the one hand, or Williams Partners or the WPZ General Partner, on the other hand, as applicable, to perform their obligations under the Merger Agreement or to consummate the transactions contemplated thereby.

Covenants and Other Agreements

Prior to the closing of the Merger, the parties have agreed that no party to the Merger Agreement will take any action prohibited by the Merger Agreement or fail to take any action required by the Merger Agreement that, in either case, would be reasonably likely to materially delay the consummation of the Merger or result in the failure of a condition to closing. Each party has also agreed to promptly notify the other party in writing of (i) any event, condition or circumstance that could reasonably be expected to result in any of the conditions to closing not being satisfied and (ii) any material breach of any covenant, obligation or agreement contained in the Merger Agreement.

Prior to the closing of the Merger and unless the other party consents in writing (which consent may not be unreasonably withheld, delayed or conditioned), and subject to specified exceptions, each of Williams Partners and ACMP has generally agreed not to (and has agreed to cause their respective subsidiaries not to):

•	make any material change in the nature of its business and operations;

•	make any change in its governing documents (other than, in the case of ACMP, the ACMP Partnership Agreement Amendment and any change necessary to effect the ACMP Pre-Merger Unit Split), in any manner that would reasonably be expected to (i) prohibit or materially impede or delay the Merger or the consummation of the other transactions contemplated thereby or (ii) adversely affect in a material way the rights of holders of its securities;

•	grant any awards consisting of WPZ Common Units, ACMP Common Units or other equity interests of Williams Partners or ACMP under any equity-based, bonus, incentive, performance or other compensation plan or arrangement or employee benefit plan, other than (i) in the ordinary course of business consistent with past practice, (ii) as retention incentives, or (iii) the payment of bonuses in the form of equity-based awards;

•	issue, deliver or sell any equity securities, or rights to acquire equity securities, of ACMP or Williams Partners for cash or in connection with an acquisition in excess of $250 million in the aggregate per calendar quarter (based on the market price of the securities at the time of issuance) for each of ACMP and Williams Partners; provided, however, that this clause will not restrict or limit the ability of any party to (i) make equity grants to its employees, officers and directors pursuant to its employee benefits plans or as permitted by the bullet above or (ii) make any distributions permitted by the bullet below;

•	except for distributions to the holders of limited partnership units consistent with past or previously announced (prior to the date of the Merger Agreement) practices, the ACMP Pre-Merger Unit Split, the proportionate distribution on the general partner interests and payments under incentive distribution rights, or any distributions from subsidiaries of ACMP to ACMP or another subsidiary of ACMP, or from subsidiaries of Williams Partners to Williams Partners or another subsidiary of Williams Partners, as appropriate, (i) declare, set aside or pay any distributions in respect of its equity securities or (ii) split, combine or reclassify any of its equity securities;

•	settle any claims, demands, lawsuits or state or proceedings seeking damages or an injunction or other equitable relief where such settlements would, in the aggregate, have a material adverse effect on Williams Partners or ACMP, as applicable;

•	recommend, propose, announce, adopt or vote to adopt a plan of complete or partial dissolution or liquidation, in each case, that would (i) prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions set forth in the Merger Agreement or (ii) adversely affect in a material way the rights of holders of the securities of any party thereto;

•	make any material change in its tax methods, principles or elections that would reasonably be expected to materially adversely affect the ability of Andrews Kurth or Latham to deliver its tax opinion at the closing of the Merger; or

•	agree or commit to do any of the foregoing.

The Merger Agreement contains additional agreements between the parties thereto including agreements regarding, among other things (and subject to certain exceptions and limitations):

•	providing access to information with respect to the other party;

•	(i) cooperating regarding the preparation of this joint information statement/consent statement/prospectus, (ii) causing the ACMP Common Units issued in the Merger to be approved for trading on the NYSE and (iii) making all required filings under applicable state securities and “blue sky” laws;

•	using commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by the Merger Agreement and (ii) defend any lawsuits or other proceedings challenging the Merger Agreement or the consummation of the transactions contemplated thereby or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated thereby;

•	making certain public announcements in connection with the Merger Agreement or the transaction contemplated thereby;

•	paying expenses incurred in connection with the Merger Agreement;

•	cooperating fully with respect to any filing, submission or communication with a governmental entity having jurisdiction over the Merger;

•	tax matters;

•	except with respect to the ACMP Pre-Merger Unit Split, coordinating the declaration and payment of distributions in respect of WPZ Common Units and ACMP Common Units and the record and payment dates relating thereto;

•	obtaining certain consents of auditors;

•	cooperating prior to the closing date of the Merger with the financing activities of ACMP, the ACMP General Partner and Merger Sub;

•	taking all actions as may be required to convert the WPZ Class D Units into WPZ Common Units on or prior to the closing date of the Merger;

•	effecting the ACMP Pre-Merger Unit Split; and

•

prior to the effective time of the merger, (i) eliminating, or revoking or eliminating the authority of, the ACMP Conflicts Committee or the Williams Partners Conflicts Committee or (ii) removing, or causing the removal of, any director of the Williams Partners Board or the ACMP Board that is a member of the Williams Partners Conflicts Committee or the ACMP Conflicts Committee either as a member of such board or such committee without the affirmative vote of the members of the Williams Partners Board or ACMP Board, as applicable, including the affirmative vote of the other members of the applicable conflicts committee.

Indemnification and Insurance

Subject to certain terms and conditions specified in the Merger Agreement, ACMP has agreed to:

•	honor all rights to indemnification, advancement of expenses, elimination of liability and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the Merger (including the transactions contemplated by the Merger Agreement) existing as of the date of the Merger Agreement in favor of certain past and present directors and officers of Williams Partners, ACMP and their respective subsidiaries;

•	ensure that the governing documents of Williams Partners, the WPZ General Partner, ACMP and the ACMP General Partner (or their successor entities), for a period of six years following the effective time of the Merger, contain provisions substantially no less advantageous with respect to indemnification, advancement of expenses, elimination of liability and exculpation of their present and former directors, officers, employees and agents than are set forth in the governing documents of such entities as of the date of the Merger Agreement; and

•	maintain officers’ and directors’ liability insurance covering certain past and present directors and officers of Williams Partners, ACMP and their respective subsidiaries who are or were covered by the existing officers’ and directors’ liability insurance applicable to the Williams Partners Group Entities and the ACMP Group Entities, as applicable, for a period of six years following the effective time of the Merger, on terms substantially no less advantageous to the Williams Partners Group Entities and the ACMP Group Entities, as applicable, than such existing insurance.

Termination

Before the effective time of the Merger, the Merger Agreement may be terminated:

•	by mutual written agreement of the parties thereto;

•	by Williams Partners or ACMP, if:

•	the Merger has not been consummated on or before April 30, 2015 (so long as the party seeking to terminate did not prevent the Merger from occurring by failing to perform or observe its obligations under the Merger Agreement); or

•	a governmental entity shall have issued a final and non-appealable order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, so long as the party seeking termination has complied with its obligations under the Merger Agreement to attempt to remove the prohibition;

•	by ACMP, if Williams Partners breaches any of its representations, warranties or agreements in the Merger Agreement or if any of Williams Partners’ representations or warranties become untrue, resulting in a condition to the Merger not being satisfied, provided that ACMP is not likewise in breach of the Merger Agreement; or

•	by Williams Partners, if ACMP breaches any of its representations, warranties or agreements in the Merger Agreement or if any of ACMP’s representations or warranties become untrue, resulting in a condition to the Merger not being satisfied, provided that Williams Partners is not likewise in breach of the Merger Agreement.

Amendment and Waiver

Subject to compliance with applicable law, prior to the closing of the Merger, any provision of the Merger Agreement may be (a) waived in writing by the party benefited by the provision or (b) amended or modified at any time by an agreement in writing by the parties to the Merger Agreement; provided, however, that, in addition to any other approvals required by the parties’ constituent documents or under the Merger Agreement, the foregoing waivers, amendments or modifications in clauses (a) and (b) are approved by, in the case of waivers, amendments or modifications by ACMP, the ACMP General Partner, Merger Sub or the ACMP Board, the ACMP Conflicts Committee and, in the case of waivers, amendments or modifications by Williams Partners, the WPZ General Partner or the Williams Partners Board, the Williams Partners Conflicts Committee.

THE MERGER PARTIES’ BUSINESSES

Williams Partners

Williams Partners is a publicly traded Delaware limited partnership formed by Williams in February 2005. Williams Partners is an energy infrastructure company focused on connecting North America’s significant hydrocarbon resource plays to growing markets for natural gas, NGLs and olefins through Williams Partners’ gas pipeline and midstream businesses. Williams Partners’ operations are organized into four segments:

•	Northeast G&P is comprised of Williams Partners’ gathering and processing businesses in the Marcellus and Utica shale regions, as well as a 69% equity investment in Laurel Mountain Midstream, LLC and a 58% equity investment in Caiman Energy II, LLC (“Caiman II”).

•	Atlantic-Gulf is comprised of Williams Partners’ interstate natural gas pipeline, Transco, and significant natural gas gathering and processing and crude oil production handling and transportation in the Gulf Coast region, as well as a 50% equity investment in Gulfstream Natural Gas System, L.L.C. (“Gulfstream”), a 60% equity investment in Discovery Producer Services LLC (“Discovery”) and a 41% interest in Constitution Pipeline Company, LLC (“Constitution,” a consolidated entity).

•	West is comprised of Williams Partners’ natural gas gathering, processing and treating operations in New Mexico, Colorado, and Wyoming and Williams Partners’ interstate natural gas pipeline, Northwest Pipeline.

•	NGL & Petchem Services is comprised of Williams Partners’ 83.3% undivided interest in an olefins production facility in Geismar, Louisiana, along with a refinery grade propylene splitter and pipelines in the Gulf Coast region, an oil sands offgas processing plant located near Fort McMurray, Alberta and an NGL/olefin fractionation facility and butylene/butane splitter facility at Redwater, Alberta. This segment also includes William Partners’ NGL and natural gas marketing business, storage facilities and an undivided 50% interest in an NGL fractionator near Conway, Kansas, and a 50% investment in Overland Pass Pipeline Company LLC.

Executive Offices

Williams Partners’ principal executive offices are located at One Williams Center, Suite 5000, Tulsa, Oklahoma 74172-0172, and its telephone number is (918) 573-2078. Its website is located at www.williamslp.com.

ACMP

ACMP is a growth-oriented publicly traded Delaware limited partnership formed in 2010 to own, operate, develop and acquire natural gas, NGLs and oil gathering systems and other midstream energy assets. ACMP is principally focused on natural gas and NGL gathering, the first segment of midstream energy infrastructure that connects natural gas and NGLs produced at the wellhead to third-party takeaway pipelines.

ACMP provides its midstream services to Chesapeake, Total, Mitsui, Anadarko, Statoil and other leading producers under long-term, fixed-fee contracts. ACMP operates assets in the Barnett Shale region in north-central Texas; the Eagle Ford Shale region in South Texas; the Haynesville Shale region in northwest Louisiana; the Marcellus Shale region primarily in Pennsylvania and West Virginia; the Niobrara Shale region in eastern Wyoming; the Utica Shale region in eastern Ohio; and the Mid-Continent region which includes the Anadarko, Arkoma, Delaware and Permian Basins.

ACMP’s gathering systems collect natural gas and NGLs from unconventional plays. ACMP generates its revenues and fees through long-term, fixed-fee gas gathering, treating, compression and processing contracts, all of which limit ACMP’s direct commodity price exposure. ACMP’s contracts provide it with extensive acreage dedications in its operating regions. These agreements generally contain the following terms:

•	opportunity to connect drilling pads and wells of the counterparties to these agreements within ACMP’s acreage dedications to ACMP’s gathering systems in each applicable region;

•	fee redetermination or cost of service mechanisms in the majority of ACMP’s regions that are designed to support a return on invested capital and allow ACMP’s gathering rates to be adjusted, subject to specified caps in certain cases, to account for variability in volume, capital expenditures, compression and other expenses;

•	minimum volume commitments in the Barnett Shale and Haynesville Shale regions which mitigate throughput volume variability; and

•	price escalators in certain of ACMP’s operating regions that annually increase ACMP’s gathering rates.

Executive Offices

ACMP’s principal executive offices are located at 525 Central Park Drive, Oklahoma City, Oklahoma 73105, and ACMP’s telephone number is (877) 413-1023. ACMP’s website is located at www.accessmidstream.com.

NGL and Petchem Dropdown

Williams plans to complete the previously announced drop-down of its remaining NGL & Petchem Services assets and projects in early 2015. This drop-down transaction will be subject to conflicts committee analysis and approval.

THE ACMP PARTNERSHIP AGREEMENT AMENDMENT

The following is a summary of the material terms of the ACMP Partnership Agreement Amendment. This summary is qualified in its entirety by reference to the ACMP Partnership Agreement Amendment, a copy of which is attached to this joint information statement/consent statement/prospectus as Annex D and is incorporated into this joint information statement/consent statement/prospectus by reference. You should read the ACMP Partnership Agreement Amendment because it, and not this joint information statement/consent statement/prospectus, is the legal document that governs the terms of the ACMP Partnership Agreement Amendment.

The closing of the Merger is conditioned upon, among other things, the adoption and effectiveness of the ACMP Partnership Agreement Amendment, pursuant to which certain provisions of the ACMP partnership agreement will be amended to account for the effects of the Merger. More specifically, the ACMP Partnership Agreement Amendment will:

•	provide that certain proportionate adjustments to the minimum quarterly distribution, target distributions and arrearages otherwise required under Section 6.6 of the ACMP partnership agreement to be made in connection with a subdivision of ACMP Units will only be made in connection with the ACMP Pre-Merger Unit Split if the effective time of the Merger does not occur and the Merger Agreement is terminated;

•	supplement the definition of “Operating Surplus” to include, beginning in the quarter in which the Merger is consummated (or the quarter immediately preceding the consummation of the Merger, if the Merger is consummated prior to the date of determination of Available Cash (as defined in the ACMP partnership agreement) with respect to such quarter), an amount equal to Williams Partners’ operating surplus immediately prior to the effective time of the Merger less the cumulative distribution of available cash to the WPZ General Partner and the Williams Partners limited partners from the operating surplus of Williams Partners and its subsidiaries immediately prior to the closing of the Merger;

•	amend the definition of “Available Cash” such that, if the Merger is completed before the date of determination of available cash with respect to the quarter immediately preceding the completion of the Merger, the cash and cash equivalents of ACMP and its subsidiaries on hand on the date of determination of available cash with respect to such quarter will include the available cash of Williams Partners and its subsidiaries immediately prior to the closing of the Merger; and

•	authorize the ACMP General Partner to make any amendments or modifications to the books and records of ACMP that may be necessary or appropriate to reflect the operating surplus, available cash and other current or historical metrics of Williams Partners and its subsidiaries as of immediately prior to the closing of the Merger in calculating allocations and distributions to the ACMP General Partner or the ACMP limited partners following the closing of the Merger.

The ACMP Partnership Agreement Amendment will become effective on the date that the ACMP Pre-Merger Unit Split becomes effective, except that the amendments to the definitions of Operating Surplus and Available Cash will not become effective until the effective time of the Merger.

The approval and adoption of the ACMP Partnership Agreement Amendment requires the affirmative vote or consent of holders of at least a majority of the outstanding ACMP Units. Williams Gas Pipeline, which as of                      , 2014 beneficially owned                  ACMP Common Units and          ACMP Class B Units representing approximately      % of the outstanding ACMP Units, delivered on that date a written consent adopting and approving in all respects the ACMP Partnership Agreement Amendment. As a result, no further action by any unitholder of ACMP is required under applicable law or otherwise to adopt the ACMP Partnership Agreement Amendment, and ACMP will not solicit the vote of ACMP unitholders for the adoption of the ACMP Partnership Agreement Amendment and will not call a special meeting of the ACMP unitholders for purposes of voting on the adoption of the ACMP Partnership Agreement Amendment.

ACMP UNITHOLDERS ARE NOT BEING ASKED FOR A CONSENT OR PROXY AND ACMP UNITHOLDERS ARE REQUESTED NOT TO SEND ACMP A CONSENT OR PROXY.

DIRECTORS AND EXECUTIVE OFFICERS OF ACMP FOLLOWING THE MERGER

The following table sets forth, for each individual to be an executive officer and/or director of the ACMP General Partner after the Merger, his or her name, age as of November 3, 2014, business address, principal occupation or employment at the present time and during the last five years, and the name of any corporation or other organization in which such employment is conducted or was conducted. Unless otherwise indicated, the principal business address of each director and executive officer of the ACMP General Partner immediately prior to the effective time of the Merger that is listed below is 525 Central Park Drive Oklahoma City, Oklahoma 73105 and the principal business address of each director and executive officer of the WPZ General Partner immediately prior to the effective time of the Merger that is listed below is One Williams Center Tulsa, Oklahoma 74172-0172.

Name and Title	Age	Current Occupation and Business Background
Alan S. Armstrong Director and Chief Executive Officer	52	Alan S. Armstrong has served as a director of the WPZ General Partner since 2005 and has served as the Chairman of the Williams Partners Board and the Chief Executive Officer of the WPZ General Partner since 2011. Mr. Armstrong has served as the Chief Executive Officer, President, and a director of Williams since 2011. From 2010 to 2011, Mr. Armstrong served as Senior Vice President — Midstream of the WPZ General Partner. From 2005 until 2010, Mr. Armstrong served as the Chief Operating Officer of the WPZ General Partner. From 2002 to 2011, Mr. Armstrong served as Senior Vice President — Midstream of Williams and acted as President of Williams’ midstream business. From 1999 to 2002, Mr. Armstrong was Vice President, Gathering and Processing in Williams’ midstream business and from 1998 to 1999 was Vice President, Commercial Development, in Williams’ midstream business. Since 2012, Mr. Armstrong has served as a director of the ACMP General Partner. Mr. Armstrong has also served as a director of BOK Financial Corporation, a financial services company, since 2013.
Donald R. Chappel Director and Chief Financial Officer	63	Donald R. Chappel has served as the Chief Financial Officer and a director of the WPZ General Partner since 2005. Mr. Chappel has served as Senior Vice President and Chief Financial Officer of Williams since 2003. Mr. Chappel served as Chief Financial Officer and a director of the general partner of Williams Pipeline Partners L.P. (“WMZ”), a limited partnership formed by Williams to own and operate natural gas transportation and storage assets, from 2008 until WMZ merged with Williams Partners in 2010. Since 2012, Mr. Chappel has served as a director of the ACMP General Partner. Mr. Chappel served as a member of the Management Committee of Northwest Pipeline, LLC, an interstate natural gas transmission company and subsidiary of Williams Partners, from 2007 to May 2014. Mr. Chappel also serves as a director of SUPERVALU Inc., a grocery and pharmacy company.
Rory L. Miller Director and Senior Vice President —Atlantic-Gulf	54	Rory L. Miller has served as a director of the WPZ General Partner since 2011 and as Senior Vice President — Atlantic-Gulf of Williams and the WPZ General Partner since 2013. From 2011 until 2013, Mr. Miller was Senior Vice President — Midstream of Williams and the WPZ General Partner, acting as President of Williams’ midstream business. Mr. Miller was a Vice President of Williams’ midstream business from 2004 until 2011. Mr. Miller has served as a member of the Management Committee of Transcontinental Gas Pipe Line Company, LLC, an interstate natural gas transmission company and subsidiary of Williams Partners, since 2013.

James E. Scheel Director and Senior Vice President —Northeast G&P	50	James E. Scheel has served as a director of the WPZ General Partner since 2012 and as Senior Vice President — Northeast G&P of Williams and the WPZ General Partner since January 2014. From 2012 to January 2014 he served as Senior Vice President — Corporate Strategic Development of Williams and the WPZ General Partner. From 2011 until 2012, Mr. Scheel served as Vice President of Business Development of Williams’ midstream business. He joined Williams in 1988 and has served in leadership roles in business strategic development, engineering and operations, the NGL business, and international operations. Mr. Scheel previously served as a director of the ACMP General Partner from 2012 to February 2014.
Frank E. Billings Director and Senior Vice President —Corporate Strategic Development	52	Frank E. Billings has served as Senior Vice President — Corporate Strategic Development of Williams and the WPZ General Partner since January 2014. Mr. Billings has served as a director of the ACMP General Partner since February 2014. From January 2013 to January 2014, he served as Senior Vice President — Northeast G&P of Williams and the WPZ General Partner. Mr. Billings served as a Vice President of Williams’ midstream business from 2011 until 2013 and as Vice President, Business Development of Williams from 2010 to 2011. He served as President of Cumberland Plateau Pipeline Company (a privately held company developing an ethane pipeline to serve the Marcellus shale area) from 2009 until 2010. From 2008 to 2009, Mr. Billings served as Senior Vice President of Commercial for Crosstex Energy, Inc. and Crosstex Energy L.P. (an independent midstream energy services master limited partnership and its parent corporation). In 1988, Mr. Billings joined MAPCO Inc., which merged with a Williams subsidiary in 1998, serving in various management roles, including in 2008 as a Vice President in the midstream business.
John R. Dearborn Senior Vice President — NGL and Petchem Services	57	John R. Dearborn has served as Senior Vice President — NGL & Petchem Services of Williams and the WPZ General Partner since 2013. Mr. Dearborn served as a senior leader for Saudi Basic Industries Corporation, a petrochemical company, from 2011 to 2013. From 2001 to 2011, Mr. Dearborn served in a variety of leadership positions with The Dow Chemical Company (“Dow”). Mr. Dearborn also worked for Union Carbide Corporation (prior to its merger with Dow) from 1981 to 2001 where he served in several leadership roles.
Fred E. Pace Senior Vice President — E&C	53	Fred E. Pace has served as Senior Vice President — E&C (engineering and construction) of Williams and the WPZ General Partner since 2013. From 2011 until 2013, Mr. Pace served Williams in project engineering and development roles, including service as Vice President, Engineering and Construction for Williams’ midstream business. From 2009 to 2011, Mr. Pace was the managing member of PACE Consulting, LLC, an engineering and consulting firm serving the energy industry. In 2003, Mr. Pace co-founded Clear Creek Natural Gas, LLC, later known as Clear Creek Energy Services, LLC, a provider of engineering, construction, and operational services to the energy industry, where he served as Chief Executive Officer until 2009. Mr. Pace has over 30 years of experience in the engineering, construction, operation, and project management areas of the energy industry, including prior service with Williams from 1985 to 1990.

Brian L. Perilloux Senior Vice President — Operational Excellence	53	Brian L. Perilloux has served as Senior Vice President — Operational Excellence of Williams and the WPZ General Partner since 2013. Mr. Perilloux served as a Vice President of Williams’ midstream business from 2011 until 2013. From 2007 to 2011, Mr. Perilloux served in various roles in Williams’ midstream business, including engineering and construction roles. Prior to joining Williams, Mr. Perilloux was an officer of a private international engineering and construction company.
Craig L. Rainey General Counsel	62	Craig L. Rainey has served as the General Counsel of the WPZ General Partner since 2012. Mr. Rainey has also served as Senior Vice President and General Counsel of Williams since 2012. From 2001 until 2012, Mr. Rainey served as an Assistant General Counsel of Williams, primarily supporting Williams’ midstream business and former exploration and production business during that time. He joined Williams in 1999 as a senior counsel and he has practiced law since 1977.
Ted T. Timmermans Vice President, Controller and Chief Accounting Officer	57	Ted T. Timmermans has served as Vice President, Controller, and Chief Accounting Officer of Williams and the WPZ General Partner since 2005. Mr. Timmermans served as an Assistant Controller of Williams from 1998 to 2005. Mr. Timmermans served as Chief Accounting Officer of the general partner of WMZ from 2008 until WMZ merged with Williams Partners in 2010.
Robert S. Purgason Director and Senior Vice President — Access	58	Robert S. Purgason has served as Chief Operating Officer of the ACMP General Partner since 2010 and as a director of the ACMP General Partner since 2012. Prior to joining the ACMP General Partner, Mr. Purgason spent five years at Crosstex Energy Services, L.P. and was promoted to Senior Vice President — Chief Operating Officer in 2006. Prior to Crosstex, Mr. Purgason spent 19 years with Williams in various senior business development and operational roles. Mr. Purgason began his career at Perry Gas Companies in Odessa, Texas working in all facets of the natural gas treating business.
Walter J. Bennett Senior Vice President — West	45	Walter J. Bennett has served as Senior Vice President — Western Operations of the ACMP General Partner since December 2013 and manages ACMP’s Anadarko, Midcontinent, Niobrara, Barnett, Permian, Eagle Ford and Haynesville operating areas. He most recently was Vice President – Western Operations for the ACMP General Partner. Prior, he was Chief Operating Officer of Chesapeake Midstream Development. Prior to joining the ACMP General Partner, Mr. Bennett served as Senior Vice President-Operations at Boardwalk Pipeline Partners in Houston, Texas. Previously, Mr. Bennett served in a variety of senior positions at Gulf South Pipeline Company that included operations and commercial responsibilities. He began his career at a subsidiary of Koch Industries.
J. Mike Stice Director	55	J. Mike Stice has served as Chief Executive Officer of the ACMP General Partner since 2010 and as a director of the ACMP General Partner since 2012. It is expected that he will retire as an officer of the ACMP general partner upon the closing of the Merger. Mr. Stice was also Senior Vice President —Natural Gas Projects of Chesapeake Energy Corporation (“Chesapeake”) and President and Chief Operating Officer of Chesapeake’s primary midstream subsidiaries from 2008 through 2012. Prior to joining the ACMP General Partner and Chesapeake, Mr. Stice spent 27 years with ConocoPhillips and its predecessor companies, where he most recently served as President of ConocoPhillips Qatar, responsible for the development, management and construction of natural gas liquefaction and regasification projects. While at

		ConocoPhillips, he also served as Vice President of Global Gas, as President of Gas and Power and as President of Energy Solutions in addition to other roles in ConocoPhillips’ upstream and midstream business units. Mr. Stice graduated from the University of Oklahoma in 1981, from Stanford University in 1995 and from George Washington University in 2011. Mr. Stice also serves on the board of directors of U.S. Silica Holdings, Inc. (a producer of industrial silica and sand proppants).
Alice M. Peterson Director	62	Alice M. Peterson has served as a director of the WPZ General Partner since 2005. Since 2012, Ms. Peterson has served as Chief Operating Officer of PPL Group, a private equity firm. Since 2000, Ms. Peterson has served as a director of RIM Finance, LLC, a wholly owned subsidiary of Research in Motion, Ltd., the maker of the Blackberry™ handheld device. From 2009 to 2010, Ms. Peterson served as the Chief Ethics Officer of SAI Global, a provider of compliance and ethics services, and was a special advisor to SAI Global until 2012. From 2011 to 2013, Ms. Peterson served as a director of Patina Solutions, which provides professionals on a flexible basis to help companies achieve their business objectives. Ms. Peterson founded and served as the president of Syrus Global, a provider of ethics, compliance, and reputation management solutions from 2002 to 2009, when it was acquired by SAI Global. From 2000 to 2001, Ms. Peterson served as President and General Manager of RIM Finance, LLC (“Rim Finance”), a subsidiary of Research In Motion Ltd., the maker of the Blackberry tm handheld device. From 1998 to 2000, Ms. Peterson served as Vice President of Sears Online and from 1993 to 1998, as Vice President and Treasurer of Sears, Roebuck and Co. Ms. Peterson previously served as a director of Navistar Financial Corporation, a wholly owned subsidiary of Navistar International (a manufacturer of commercial and military trucks, diesel engines and parts), Hanesbrands Inc. (an apparel company), TBC Corporation (a marketer of private branded replacement tires), and Fleming Companies (a supplier of consumer package goods). Ms. Peterson serves on the faculty of the Practicing Law Institute and the National Association of Corporate Directors.
H. Brent Austin Director	60	H. Brent Austin has served as a director of the WPZ General Partner since 2010. Mr. Austin has been Managing Director and Chief Investment Officer of Alsamora L.P., a Houston-based private limited partnership with real estate and diversified equity investments, since 2003. Mr. Austin served as a director of the general partner of WMZ from October 2008 until WMZ merged with Williams Partners in 2010. From 2002 to 2003, Mr. Austin was President and Chief Operating Officer of El Paso Corporation, an owner and operator of natural gas transportation pipelines, storage, and other midstream assets, where he managed all nonregulated operations as well as all financial functions.
David A. Daberko Director	69	David A. Daberko has served as a director and Chairman of the ACMP General Partner since 2010. Mr. Daberko is the retired Chairman and Chief Executive Officer of National City Corporation, a regional bank holding company, where he worked for 39 years. He joined National City Bank in 1968 as a management trainee and held a number of management positions within the company. In 1987, Mr. Daberko was elected Deputy Chairman of National City Corporation and President of National City Bank in Cleveland. He served as President and Chief Operating Officer from 1993 until 1995 when he was named Chairman and Chief Executive Officer. He retired as Chief Executive Officer and Chairman in 2007. Mr. Daberko also serves on the board of directors of RPM International, Inc. (a manufacturer of specialty coatings, sealants, and building materials), Marathon

Petroleum Corporation (an oil refining, marketing, and pipeline transport company) and MPLX LP (a master limited partnership formed by Marathon). He is a trustee of Case Western Reserve University, University Hospitals Health System and Hawken School. Mr. Daberko also previously served as a director of OMNOVA Solutions, Inc. (a provider of emulsion polymers, specialty chemicals and decorative and functional surfaces), a director of the Federal Reserve Bank of Cleveland, and a member and chairman of the Federal Advisory Council to the Board of Governors of the Federal Reserve System.
Philip L. Frederickson Director	58	Philip L. Frederickson has served as a director of the ACMP General Partner since 2010. Mr. Frederickson retired from ConocoPhillips (then an international, integrated oil company) after 29 years of service . At the time of his retirement he was Executive Vice President Planning, Strategy and Corporate Affairs. He also served as a board member for Chevron Phillips Chemical (a chemical producer) and DCP Midstream (a natural gas processor and marketer). Mr. Frederickson joined Conoco in 1978 and held several senior positions in the United States and Europe, including General Manager, Strategy and Business Development; General Manager, Refining and Marketing Europe; Managing Director, Conoco Ireland; General Manager, Refining and Marketing; General Manager, Strategy and Portfolio Management, Upstream; and Vice President, Business Development. Mr. Frederickson was Senior Vice President of Corporate Strategy and Business Development for Conoco Inc. from 2001 to 2002. Following the announcement of the merger of Conoco and Phillips in 2001, Mr. Frederickson was named integration lead to coordinate the merger transition and in 2002 was made Executive Vice President, Commercial, of ConocoPhillips. Mr. Frederickson serves as a board member for Rosetta Resources Inc., an independent natural gas exploration and production company, and as a director emeritus for the Yellowstone Park Foundation. Mr. Fredrickson previously served as a director of Sunoco Logistics Partners L.P.

COMPARISON OF THE RIGHTS OF HOLDERS OF ACMP COMMON UNITS AND HOLDERS OF WPZ COMMON UNITS

The following describes the rights of holders of ACMP Common Units following the effective time of the Merger and the rights of holders of WPZ Common Units prior to the effective time of the Merger and the material differences between them. It is not a complete summary of the provisions affecting, and the differences between, the rights of holders of ACMP Common Units and the rights of holders of WPZ Common Units. The rights of WPZ Common Units prior to the effective time of the Merger are governed by the Amended and Restated Agreement of Limited Partnership of Williams Partners L.P., as amended. You should refer to such document for a complete description of the rights of holders of WPZ Common Units prior to the effective time. If the Merger is consummated, holders of WPZ Common Units will become holders of ACMP Common Units, and their rights as holders of ACMP Common Units and the rights of other holders of ACMP Common Units following the effective time of the Merger will be governed by Delaware law and the First Amended and Restated Agreement of Limited Partnership of Access Midstream Partners, L.P., as amended (including the ACMP Partnership Agreement Amendment, which is attached to this joint information statement/consent statement/prospectus as Annex D). You should refer to ACMP’s partnership agreement and the amendments thereto, which are incorporated by reference herein. For a copy of the Williams Partners partnership agreement, please refer to Williams Partners’ quarterly report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 1, 2014. This summary is qualified in its entirety by reference to the Delaware Revised Uniform Limited Partnership Act, the Williams Partners partnership agreement and the ACMP partnership agreement (including the ACMP Partnership Agreement Amendment). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the applicable partnership agreement.

PURPOSE AND TERM OF EXISTENCE

Williams Partners	ACMP

Williams Partners’ stated purposes under its partnership agreement are to engage directly or indirectly in any lawful business activity that is approved by the WPZ General Partner and to exercise all rights and powers conferred upon Williams Partners pursuant to any agreements relating to such business activity and to do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to its subsidiaries. However, the WPZ General Partner may not cause Williams Partners to engage directly or indirectly in any business activity that would cause Williams Partners to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. The WPZ General Partner has no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by Williams Partners of any business free of any fiduciary duty or obligation to Williams Partners or any limited partner.

ACMP’s stated purposes under its partnership agreement are to engage directly or indirectly in any lawful business activity that is approved by the ACMP General Partner and to exercise all rights and powers conferred upon ACMP pursuant to any agreements relating to such business activity and to do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to its subsidiaries. However, the ACMP General Partner may not cause ACMP to engage directly or indirectly in any business activity that would be reasonably likely to cause ACMP to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. The ACMP General Partner has no duty or obligation to propose or approve, and may, in its sole discretion, decline to propose or approve, the conduct by ACMP of any business.

Williams Partners’ partnership term will continue until Williams Partners is dissolved pursuant to the terms of its partnership agreement. Williams Partners’ existence as a separate legal entity will continue until cancellation of its Certificate of Limited Partnership pursuant to the Delaware Act.

ACMP’s partnership term will continue until ACMP is dissolved pursuant to the terms of its partnership agreement. ACMP’s existence as a separate legal entity will continue until cancellation of its Certificate of Limited Partnership pursuant to the Delaware Act.

DISTRIBUTIONS OF AVAILABLE CASH

Williams Partners	ACMP

Within 45 days after the end of each quarter, Williams
Partners will distribute all of its available cash to its
unitholders of record as of the applicable record date.

Available cash is defined in the Williams Partners
partnership agreement and generally means, for any
quarter ending prior to liquidation, all cash on hand at
the end of such quarter:

Within 45 days after the end of each quarter,
ACMP will distribute all of its available cash to its
unitholders of record as of the applicable record date.

Available cash is defined in the ACMP
partnership agreement and generally means, for any
quarter ending prior to liquidation, all cash on hand at
the end of such quarter:

• less the amount of any cash reserves established by the WPZ General Partner to:	• less the amount of any cash reserves established by the ACMP General Partner to:

• provide for the proper conduct of the business (including reserves for future capital expenditures and for anticipated future credit needs);	• provide for the proper conduct of the business (including reserves for future capital expenditures and for anticipated future credit needs);

• comply with applicable law or any debt instrument or other agreement or obligation; or	• comply with applicable law or any debt instrument or other agreement or obligation; or

• provide funds for distributions to unitholders and the general partner in respect of any one or more of the next four quarters;	• provide funds for distributions to unitholders and the ACMP General Partner in respect of any one or more of the next four quarters;

•    plus all cash on hand on the date of determination of available cash for such quarter resulting from working capital borrowings made after the end of the quarter for which the determination is being made. Working capital borrowings are defined in the Williams Partners partnership agreement and are borrowings used solely for working capital purposes or to pay distributions made pursuant to a credit facility or other arrangement to the extent such borrowings are required to be reduced to a relatively small amount each year for an economically meaningful period of time.

•    Plus, if the ACMP General Partner so determines, all or any portion of cash on hand on the date of determination of available cash for such quarter resulting from working capital borrowings made after the end of the quarter for which the determination is being made. Working capital borrowings are defined in the ACMP partnership agreement and are borrowings used solely for working capital purposes or to pay distributions made pursuant to a credit facility, commercial paper facility or other similar financing arrangement; provided that when incurred the borrower intends to repay such borrowings within 12 months from sources other than additional working capital borrowings.

If the Merger is completed before the date of determination of available cash with respect to the quarter immediately preceding the completion of the Merger, the cash and cash equivalents of ACMP and its subsidiaries on hand on the date of determination of available cash with respect to such quarter will include the available cash (as defined in the Williams Partners partnership agreement) of Williams Partners and its subsidiaries immediately prior to the closing of the Merger.

OPERATING SURPLUS AND CAPITAL SURPLUS

Williams Partners	ACMP

Cash distributions are characterized as distributions
from either operating surplus or capital surplus.
Williams Partners distributes available cash from
operating surplus differently than available cash from
capital surplus.

Cash distributions are characterized as
distributions from either operating surplus or capital
surplus. ACMP distributes available cash from
operating surplus differently than available cash from
capital surplus.

Operating surplus is defined in the Williams Partners partnership agreement and generally means, with respect to any period ending prior to liquidation, on a cumulative basis and without duplication:	Operating surplus is defined in the ACMP partnership agreement and generally means, with respect to any period ending prior to liquidation, on a cumulative basis and without duplication:

•    $10.0 million; plus

•    $12.8 million in cash and cash equivalents on hand as of the closing date of Williams Partners’ initial public offering (which excludes $24.4 million retained from the proceeds of the initial public offering to make a capital contribution to Discovery Producer Services LLC to fund an escrow account required in connection with the Tahiti pipeline lateral expansion project); plus

•    all cash receipts for the period beginning on the closing date of Williams Partners’ initial public offering and ending on the last day of such period, other than certain cash receipts from (1) borrowings that are not working capital borrowings, (2) sales of equity interests of Williams Partners or its subsidiaries and (3) sales or other dispositions of assets outside the ordinary course of business and not as part of normal retirements or replacements; plus

•    working capital borrowings made after the end of such period but on or before the date of determination of operating surplus for such period; less

•    $120 million; plus

•    cash receipts for the period beginning on the closing date of ACMP’s initial public offering and ending on the last day of such period, but excluding cash receipts from (1) borrowings that are not working capital borrowings, (2) sales of equity interests of ACMP or its subsidiaries, (3) sales or other dispositions of assets outside the ordinary course of business and not as part of normal retirements or replacements, and (4) capital contributions received, provided that cash receipts from the termination of any hedging contract prior to the expiration of its stipulated settlement or termination date shall be included in equal quarterly installments over the remaining scheduled life of such hedging contract; plus

•    cash receipts from working capital borrowings made after the end of such period but on or before the date of determination of operating surplus for such period; plus

•    cash distributions paid (including incremental incentive distributions) on certain equity issued to finance all or a portion of the construction, acquisition or improvement of a capital improvement or replacement of a capital asset (including equity issued to fund construction period interest payments on debt incurred to finance the construction, acquisition or improvement of a capital improvement or replacement of a capital asset); plus

• beginning with the quarter in which the Merger
is consummated (or the quarter immediately
preceding the consummation of the Merger, if
the Merger is consummated prior to the date of
determination of available cash with respect to
such quarter), an amount equal to operating

surplus (as defined in the Williams Partners partnership agreement) less cumulative distributions of available cash to the WPZ General Partner and the limited partners of Williams Partners from the operating surplus (as defined in the Williams Partners partnership agreement) of Williams Partners and its subsidiaries immediately prior to the closing of the Merger; less

•    operating expenditures for the period beginning on the closing date of Williams Partners’ initial public offering and ending on the last day of such period, other than operating expenditures funded with cash reserves established by the WPZ General Partner to provide funds for future operating expenditures; less

•    the amount of cash reserves established by the general partner to provide funds for future operating expenditures.

•    operating expenditures for the period beginning on the closing date of ACMP’s initial public offering and ending on the last day of such period; less

•    the amount of cash reserves established by the general partner to provide funds for future operating expenditures; less

•    all working capital borrowings not repaid within 12 months of being incurred; less

•    any cash loss realized on disposition of an investment capital expenditure.

Operating expenditures are defined in the Williams
Partners partnership agreement and generally mean all
expenditures, including, but not limited to, taxes,
reimbursements of the general partner, repayment of
working capital borrowings, debt service payments and
capital expenditures (except as provided in the second
bullet below), provided that operating expenditures will
not include:

•    payments (including prepayments) of principal and
premium on indebtedness other than working
capital borrowings;

•    Capital expenditures made for acquisitions or
capital improvements;

•    payment of transaction expenses relating to interim
capital transactions (as defined below); and

•    distributions to partners (including distributions in
respect of incentive distribution rights).

Operating expenditures are defined in the ACMP
partnership agreement and generally mean all cash
expenditures, including, but not limited to, taxes,
reimbursements of the expenses of the ACMP
General Partner, payments made in the ordinary
course of business under any hedging contract, officer
compensation, repayment of working capital
borrowings, debt service payments and estimated
maintenance capital expenditures (except as provided
in the third bullet below), provided that operating
expenditures will not include:

•    repayments (when actually repaid) of certain
working capital borrowings deducted from
Operating Surplus, as defined in the ACMP
partnership agreement;

•    payments (including prepayments and
prepayment penalties) of principal and premium
on indebtedness other than working capital
borrowings;

•    expansion capital expenditures, actual
maintenance capital expenditures and investment
capital expenditures (each as defined in the
ACMP partnership agreement);

•    payment of transaction expenses (including
taxes) relating to interim capital transactions (as
defined below);

•    distributions to partners (including distributions
in respect of incentive distribution rights); and

Capital expenditures that are operating expenditures are made to replace partially or fully depreciated assets, to maintain the existing operating capacity of assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes or Williams Partners’ asset base. Capital expenditures made for acquisitions or capital improvements are made to increase operating capacity, revenues or cash flow from operations, whether through construction, acquisition, addition or improvement. Such capital expenditures include contributions made by Williams Partners to an entity in which Williams Partners has an equity interest to be used by the entity for acquisitions or capital improvements. Pursuant to the Williams Partners partnership agreement, capital expenditures that are made in part for acquisitions and capital purposes and in part for other purposes will be allocated by the WPZ General Partner, with the concurrence of the Williams Partners Conflicts Committee.

•    repurchases of partnership interests, other than to satisfy obligations under employee benefit plans, or reimbursement expenses of the ACMP General Partner for such purchases.

Estimates (made in good faith by the ACMP Board with the concurrence of the ACMP Conflicts Committee) of the average quarterly maintenance capital expenditures (as defined in the ACMP partnership agreement) that ACMP will need to incur over the long term to maintain the operating capacity and/or operating income of the partnership are operating expenses. Such estimates are to be made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of future estimated maintenance capital expenditures, such adjustments to be prospective only. Pursuant to the ACMP partnership agreement, capital expenditures that are made in part for maintenance capital expenditures and in part for other purposes will be allocated by the ACMP General Partner.

Capital surplus is defined in the Williams Partners partnership agreement and generally means the available cash distributed by Williams Partners in excess of operating surplus. Capital surplus will generally be generated only by interim capital transactions, which are defined as:

•    borrowings other than working capital borrowings and other than for items purchased on open account in the ordinary course of business;

•    sales of equity interests of Williams Partners or its subsidiaries; and

•    sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold or disposed in the ordinary course of business or assets sold or disposed as part of normal retirements or replacements of assets.

Capital surplus is defined in the ACMP partnership agreement and generally means the available cash distributed by ACMP in excess of operating surplus. Capital surplus will generally be generated only by interim capital transactions, which are defined as:

•    borrowings other than working capital borrowings and other than for items purchased on open account or for a deferred purchase price in the ordinary course of business;

•    sales of equity interests of ACMP or its subsidiaries;

•    sales or other dispositions of assets, other than sales or other dispositions of inventory, accounts receivable and other assets sold or disposed in the ordinary course of business or assets sold or disposed as part of normal retirements or replacements of assets; and

•    capital contributions received.

All amounts of available cash distributed on any
date from any source will be treated as distributed from
operating surplus until the sum of all available cash
theretofore distributed as operating surplus equals the
operating surplus from the closing date of Williams
Partners’ initial public offering through the close of the
quarter immediately preceding such distribution. Any
remaining amounts of available cash distributed on such
date will be deemed to be capital surplus and distributed
accordingly.

All amounts of available cash distributed on any
date from any source will be treated as distributed
from operating surplus until the sum of all available
cash theretofore distributed as operating surplus
equals the operating surplus from the closing date of
ACMP’s initial public offering through the close of
the quarter immediately preceding such distribution.
Any remaining amounts of available cash distributed
on such date will be deemed to be capital surplus and
distributed accordingly.

SUBORDINATION PERIOD

Williams Partners	ACMP

Williams Partners has no subordinated units outstanding. Williams Partners’ subordination period ended on February 19, 2008 when Williams Partners met the requirements for early termination pursuant to its partnership agreement. As a result of the termination, the 7,000,000 outstanding subordinated units owned by four subsidiaries of Williams converted on a one-for-one basis to common units and now participate pro rata with the other common units in distributions of available cash.

ACMP has no subordinated units outstanding. ACMP’s subordination period ended on August 15, 2013 when ACMP met the requirements for early termination pursuant to its partnership agreement. As a result of the termination, the 69,076,122 outstanding subordinated units converted on a one- for-one basis to common units and now participate pro rata with the other common units in distributions of available cash.

INCENTIVE DISTRIBUTIONS

Williams Partners	ACMP

Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and certain target distribution levels have been achieved. The WPZ General Partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

If, for any quarter, Williams Partners has distributed available cash from operating surplus to the common unitholders in an amount equal to the minimum quarterly distribution, then, subject to the proration and reduction described below, Williams Partners will distribute any additional available cash from operating surplus for that quarter among the unitholders and the WPZ General Partner in the following manner:

•    First, 98% to all unitholders, pro rata, and 2% to the WPZ General Partner, until each unitholder receives a total of $0.4025 per unit for that quarter (the “first target distribution”);

•    Second, 85% to all unitholders, pro rata, and 15% to the WPZ General Partner, until each unitholder receives a total of $0.4375 per unit for that quarter (the “second target distribution”);

•    Third, 75% to all unitholders, pro rata, and 25% to the WPZ General Partner, until each unitholder receives a total of $0.5250 per unit for that quarter (the “third target distribution”); and

Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and certain target distribution levels have been achieved. The ACMP General Partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

If, for any quarter, ACMP has distributed available cash from operating surplus to the unitholders in an amount equal to the minimum quarterly distribution, then, subject to the proration and reduction described below, ACMP will distribute any additional available cash from operating surplus for that quarter among the unitholders and the ACMP General Partner in the following manner:

•    First, 98% to all common unitholders, pro rata, and 2% to the ACMP General Partner, until each common unitholder receives any unpaid arrearages in payment of the minimum quarterly distribution on the common units with respect to such quarter;

•    Second, 98% to all unitholders, pro rata, and 2% to the ACMP General Partner, until each unitholder receives a total of $0.388125 per unit for that quarter (the “first target distribution”);

•    Third, 85% to all unitholders, pro rata, and 15% to the ACMP General Partner, until each unitholder receives a total of $0.421875 per unit for that quarter (the “second target distribution”);

• Thereafter, 50% to all unitholders, pro rata, and 50% to the WPZ General Partner.

•    Fourth, 75% to all unitholders, pro rata, and 25% to the ACMP General Partner, until each unitholder receives a total of $0.50625 per unit for that quarter (the “third target distribution”); and

•    Thereafter, 50% to all unitholders, pro rata, and 50% to the ACMP General Partner.

The percentage interests set forth above for the WPZ General Partner assume that the WPZ General Partner maintains its 2% general partner interest, that the WPZ General Partner has not transferred the incentive distribution rights and that Williams Partners does not issue additional classes of equity securities, subject to the proration of distributions described below.

The minimum quarterly distribution, the first target distribution, the second target distribution and the third target distribution are subject to adjustment as described below in “— Adjustments to the Minimum Quarterly Distribution and Target Distribution Levels.”

The percentage interests set forth above for the ACMP General Partner assume that the ACMP General Partner maintains its 2% general partner interest, that the ACMP General Partner has not transferred the incentive distribution rights and that ACMP does not issue additional classes of equity securities, subject to the proration of distributions described below.

The minimum quarterly distribution, the first target distribution, the second target distribution and the third target distribution are subject to adjustment as described below in “— Adjustments to the Minimum Quarterly Distribution and Target Distribution Levels.”

DISTRIBUTIONS OF AVAILABLE CASH FROM OPERATING SURPLUS

Williams Partners	ACMP

Williams Partners distributes available cash from operating surplus with respect to any fiscal quarter in the following manner:

•    First, 98% to all unitholders, pro rata, and 2% to the WPZ General Partner, until Williams Partners distributes for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

•    Thereafter, in the manner described in “— Incentive Distributions” above.

ACMP distributes available cash from operating surplus with respect to any fiscal quarter in the following manner:

•    First, 98% to all common unitholders, pro rata, and 2% to the ACMP General Partner, until ACMP distributes for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter; and

•    Thereafter, in the manner described in “— Incentive Distributions” above.

The preceding discussion is based on the assumption that the WPZ General Partner maintains its 2% general partner interest and that Williams Partners does not issue additional classes of equity securities.

The minimum quarterly distribution, the first target distribution, the second target distribution and the third target distribution are subject to adjustment as described below in “— Adjustments to the Minimum Quarterly Distribution and Target Distribution Levels.”

The preceding discussion is based on the assumption that the ACMP General Partner maintains its 2% general partner interest and that ACMP does not issue additional classes of equity securities.

The minimum quarterly distribution, the first target distribution, the second target distribution and the third target distribution are subject to adjustment as described below in “— Adjustments to the Minimum Quarterly Distribution and Target Distribution Levels.”

DISTRIBUTIONS OF AVAILABLE CASH FROM CAPITAL SURPLUS

Williams Partners	ACMP

Williams Partners will make distributions of available cash from capital surplus, if any, in the following manner:	ACMP will make distributions of available cash from capital surplus, if any, in the following manner:

•    First, 98% to all unitholders, pro rata, and 2% to the WPZ General Partner, until Williams Partners has distributed, for each common unit that was issued in Williams Partners’ initial public offering, an amount of available cash from capital surplus equal to the initial public offering price;

• First, 98% to all unitholders, pro rata, and 2% to the ACMP General Partner, until the minimum quarterly distribution is reduced to zero in the manner described below.

•    Second, 98% to the holders of Class B units, pro rata, and 2% to the WPZ General Partner, until Williams Partners has distributed, for each Class B unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the Class B units; and

•    Second, 98% to the common unitholders, pro rata, and 2% to the ACMP General Partner, until ACMP has distributed, for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

• Thereafter, Williams Partners will make all distributions of available cash from capital surplus as if they were from operating surplus.	• Thereafter, ACMP will make all distributions of available cash from capital surplus as if they were from operating surplus.

The preceding discussion is based on the assumption that the WPZ General Partner maintains its 2% general partner interest and that Williams Partners does not issue additional classes of equity securities.

The preceding discussion is based on the assumption that the ACMP General Partner maintains its 2% general partner interest and that ACMP does not issue additional classes of equity securities.

The Williams Partners partnership agreement treats a distribution of available cash from capital surplus as the repayment of the initial unit price from Williams Partners’ initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to in the partnership agreement as unrecovered capital. Each time a distribution of available cash from capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in unrecovered capital. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made it may be easier for the WPZ General Partner to receive incentive distributions. However, any distribution of capital surplus before unrecovered capital is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

The ACMP partnership agreement treats a distribution of available cash from capital surplus as the repayment of the initial unit price from ACMP’s initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to in the partnership agreement as the unrecovered initial unit price. Each time a distribution of available cash from capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion that the distribution had to the fair market value of the common units immediately prior to the announcement of the distribution. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made it may be easier for the ACMP General Partner to receive incentive distributions. However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

Once Williams Partners distributes available cash
from capital surplus on a unit in an amount equal to the
initial unit price, Williams Partners will reduce the
minimum quarterly distribution and target distribution
levels to zero and Williams Partners will then make all
future distributions from operating surplus, with 50%
being paid to the holders of units and 50% to the WPZ
General Partner. The preceding discussion assumes that
the WPZ General Partner maintains its 2% general
partner interest, that the WPZ General Partner has not
transferred the incentive distribution rights and that
Williams Partners does not issue additional classes of
equity securities.

Once ACMP distributes available cash from
capital surplus on a common unit in an amount equal
to the fair market value of the common units
immediately prior to the announcement of such
distribution, ACMP will reduce the minimum
quarterly distribution and target distribution levels to
zero and ACMP will then make all future
distributions from operating surplus, with 50% being
paid to the holders of units and 50% to the ACMP
General Partner. The preceding discussion assumes
that the ACMP General Partner maintains its 2%
general partner interest, the ACMP General Partner
has not transferred the incentive distribution rights
and ACMP does not issue additional classes of equity
securities.

The minimum quarterly distribution and the
target distribution levels will be adjusted upon the
election of the holder of the incentive distribution
rights in the event that ACMP has made distributions
of available cash from operating surplus in excess of
the third target distribution amount for four quarters
in a row and the amount of each such distribution did
not exceed the adjusted operating surplus for the
applicable quarter. Upon such election, the holder of
the incentive distribution rights will be entitled to
receive shares of common units, the minimum
quarterly distribution will be reset to an amount equal
to the average of the cash distributions made by
ACMP in respect of each common unit for the two
quarters immediately prior to such election, and the
target distribution levels will be reset in relation to the
reset minimum quarterly distribution.

ADJUSTMENT TO THE MINIMUM QUARTERLY DISTRIBUTION AND TARGET DISTRIBUTION LEVELS

Williams Partners	ACMP

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if Williams Partners combines its units into fewer units or subdivides its units into a greater number of units, Williams Partners will proportionately adjust:

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if ACMP combines its units into fewer units or subdivides its units into a greater number of units, ACMP will proportionately adjust:

• the minimum quarterly distribution;	• the minimum quarterly distribution;

• the target distribution levels;	• the target distribution levels;

• the unrecovered capital; and • other amounts calculated on a per unit basis.	• the unrecovered initial unit price; and • other amounts calculated on a per unit basis.

For example, if a two-for-one split of the common
units should occur, the minimum quarterly distribution,
the target distribution levels and the unrecovered capital
would each be reduced to 50% of its level immediately
prior to the two- for-one split. Williams Partners will not
make any adjustment by reason of the issuance of
additional units for cash or property.

In addition, if legislation is enacted or if existing
law is modified or interpreted by a governmental taxing
authority so that Williams Partners becomes taxable as a
corporation or otherwise subject to taxation as an entity
for federal, state or local income tax purposes, Williams
Partners will reduce the minimum quarterly distribution
and each of the target distribution levels, respectively,
for each quarter by multiplying the amount thereof by a
fraction, the numerator of which is available cash for
that quarter and the denominator of which is the sum of
available cash for such quarter plus the WPZ General
Partner’s estimate of Williams Partners’ aggregate
liability for the quarter for such income taxes payable by
reason of such legislation or interpretation. To the extent
that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted
for in subsequent quarters.

For example, if a two-for-one split of the
common units should occur, the minimum quarterly
distribution, the target distribution levels and the
unrecovered initial unit price would each be reduced
to 50% of its level immediately prior to the two- for-
one split. ACMP will not make any adjustment by
reason of the issuance of additional units for cash or
property.

However, the adjustments described above will
only be made in connection with, or as a result of, the
ACMP Pre-Merger Unit Split if the effective time of
the Merger does not occur and the Merger Agreement
is terminated.

In addition, if legislation is enacted or if existing
law is modified or officially interpreted by a
governmental taxing authority so that ACMP
becomes subject to federal, state or local or non-U.S.
income or withholding taxes, the ACMP General
Partner may, in its sole discretion, reduce the
minimum quarterly distribution and each of the target
distribution levels, respectively, for each quarter by
multiplying the amount thereof by a fraction, the
numerator of which is available cash for that quarter
and the denominator of which is the sum of available
cash for such quarter plus the ACMP General
Partner’s estimate of ACMP’s aggregate liability for
the quarter for such income or withholding taxes
payable by reason of such legislation or
interpretation. To the extent that the actual tax
liability differs from the estimated tax liability for
any quarter, the difference will be accounted for in
subsequent quarters.

DISTRIBUTIONS OF CASH UPON LIQUIDATION

Williams Partners	ACMP

If Williams Partners dissolves in accordance with its partnership agreement, Williams Partners will sell or otherwise dispose of its assets in a process called liquidation. Williams Partners will first apply the proceeds of liquidation to the satisfaction (whether by payment or the making of reasonable provision for the payment) of liabilities to its creditors. Williams Partners will distribute any remaining proceeds to the unitholders and the WPZ General Partner in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of Williams Partners’ assets in liquidation.

If ACMP dissolves in accordance with its partnership agreement, ACMP will sell or otherwise dispose of its assets in a process called liquidation. ACMP will first apply the proceeds of liquidation to the satisfaction (whether by payment or the making of reasonable provision for the payment) of liabilities to its creditors. ACMP will distribute any remaining proceeds to the unitholders and the ACMP General Partner in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of ACMP’s assets in liquidation.

The manner of the adjustment is set forth in the Williams Partners partnership agreement. Williams Partners will allocate any gain in the following manner:	The manner of the adjustment is set forth in the ACMP partnership agreement. ACMP will allocate any gain in the following manner:

• First, to the WPZ General Partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;	• First, to the ACMP General Partner until the allocated net gain and income equals the net loss allocated to the ACMP General Partner;

• Second, 98% to the common unitholders, pro rata, and 2% to the WPZ General Partner, until the capital account for each common unit is equal to the sum of:	• Second, 98% to the common unitholders, pro rata, and 2% to the ACMP General Partner, until the capital account for each common unit is equal to the sum of:

•   the unrecovered capital for that common unit; plus

•   the amount of the minimum quarterly distribution for the quarter during which liquidation occurs, reduced by any distribution from operating surplus with respect to such unit for such quarter;

•   any unpaid arrearages in payment of the minimum quarterly distribution;

•   the unrecovered initial unit price for that common unit; plus

•   the amount of the minimum quarterly distribution for the quarter during which liquidation occurs, reduced by any distribution from operating surplus with respect to such unit for such quarter; plus

•   any unpaid arrearages in payment of the minimum quarterly distribution;

•   Third, 98% to all unitholders, pro rata, and 2% to the WPZ General Partner, until Williams Partners allocates under this paragraph an amount per unit equal to:

•   the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of Williams Partners’ existence; less

•   Third, 98% to all unitholders, pro rata, and 2% to the ACMP General Partner, until ACMP allocates under this paragraph an amount per unit equal to:

•   the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of ACMP’s existence; less

•   the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that Williams Partners distributed 98% to the unitholders, pro rata, and 2% to the WPZ General Partner, for each quarter of Williams Partners’ existence;

•   the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that ACMP distributed 98% to the unitholders, pro rata, and 2% to the ACMP General Partner, for each quarter of ACMP’s existence;

•   Fourth, 85% to all unitholders, pro rata, and 15% to the WPZ General Partner until Williams Partners allocates under this paragraph an amount per unit equal to:

•   the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of Williams Partners’ existence; less

•   Fourth, 85% to all unitholders, pro rata, and 15% to the ACMP General Partner until ACMP allocates under this paragraph an amount per unit equal to:

•   the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of ACMP’s existence; less

•   the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that Williams Partners distributed 85% to the unitholders, pro rata, and 15% to the WPZ General Partner for each quarter of Williams Partners’ existence;

•   the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that ACMP distributed 85% to the unitholders, pro rata, and 15% to the ACMP General Partner for each quarter of ACMP’s existence;

•   Fifth, 75% to all unitholders, pro rata, and 25% to the WPZ General Partner, until Williams Partners allocates under this paragraph an amount per unit equal to:

•   the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of Williams Partners’ existence; less

•   Fifth, 75% to all unitholders, pro rata, and 25% to the ACMP General Partner, until ACMP allocates under this paragraph an amount per unit equal to:

•   the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of ACMP’s existence; less

•   the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that Williams Partners distributed 75% to the unitholders, pro rata, and 25% to the WPZ General Partner for each quarter of Williams Partners’ existence; and

•   the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that ACMP distributed 75% to the unitholders, pro rata, and 25% to ACMP General Partner for each quarter of ACMP’s existence; and

• Thereafter, 50% to all unitholders, pro rata, and 50% to the WPZ General Partner.	• Thereafter, 50% to all unitholders, pro rata, and 50% to the ACMP General Partner.

The percentage interests set forth above for the WPZ General Partner assume the general partner maintains its 2% general partner interest, that the WPZ General Partner has not transferred the incentive distribution rights and that Williams Partners does not issue additional classes of equity securities.

The percentage interests set forth above for the ACMP General Partner assume the ACMP General Partner maintains its 2% general partner interest, that the ACMP General Partner has not transferred the incentive distribution rights and that ACMP does not issue additional classes of equity securities.

Upon Williams Partners’ liquidation, Williams Partners will generally allocate any loss to the WPZ General Partner and the unitholders in the following manner:

•   First, 98% to the holders of common units in proportion to the positive balances in their capital accounts and 2% to the WPZ General Partner, until the capital accounts of the common unitholders have been reduced to zero; and

•   Thereafter, 100% to the WPZ General Partner.

Upon ACMP’s liquidation, ACMP will generally allocate any loss to the ACMP General Partner and the unitholders in the following manner:

•   First, 98% to the holders of common units in proportion to the positive balances in their capital accounts and 2% to the ACMP General Partner, until the capital accounts of the common unitholders have been reduced to zero; and

•   Second, to the ACMP General Partner and the unitholders pro rata, provided that such allocation does not cause any unitholder to have a deficit in its adjusted capital account; and

•   Thereafter, 100% to the ACMP General Partner.

The percentage interests set forth above for the WPZ General Partner assume that the WPZ General Partner maintains its 2% general partner interest, that the WPZ General Partner has not transferred the incentive distribution rights and that Williams Partners does not issue additional classes of equity securities.

In addition, Williams Partners will make adjustments to capital accounts upon the issuance of additional units. In doing so, Williams Partners will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and the WPZ General Partner in the same manner that a gain or loss is allocated upon liquidation. In the event that positive adjustments are made to the capital accounts upon the issuance of additional units, Williams Partners will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon liquidation in a manner which results, to the extent possible, in the WPZ General Partner’s capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

The percentage interests set forth above for the ACMP General Partner assume that the ACMP General Partner maintains its 2% general partner interest, that the ACMP General Partner has not transferred the incentive distribution rights and that ACMP does not issue additional classes of equity securities.

In addition, ACMP will make adjustments to capital accounts upon the issuance of additional units. In doing so, ACMP will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and the ACMP General Partner in the same manner that a gain or loss is allocated upon liquidation. In the event that positive adjustments are made to the capital accounts upon the issuance of additional units, ACMP will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon liquidation in a manner which results, to the extent possible, in the ACMP General Partner’s capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

MERGER/CONSOLIDATION

Williams Partners	ACMP

Merger or consolidation of Williams Partners requires the prior consent of the WPZ General Partner. The WPZ General Partner must also approve the merger agreement, which must include certain information as set forth in the Williams Partners partnership agreement. Subject to certain exceptions set forth in the Williams Partners partnership agreement and described below, once approved by the WPZ General Partner, the merger agreement must be submitted to a vote of the limited partners, and the merger agreement will be approved upon receipt of the affirmative vote or consent of a majority of the outstanding common units.

Merger, consolidation or conversion of ACMP requires the prior consent of the ACMP General Partner. The ACMP General Partner must also approve the merger agreement or the plan of conversion, which must include certain information as set forth in the ACMP partnership agreement. Subject to certain exceptions set forth in the ACMP partnership agreement and described below, once approved by the ACMP General Partner, the merger agreement or plan of conversion must be submitted to a vote of the limited partners, and the merger agreement or plan of conversion will be approved upon receipt of the affirmative vote or consent of a majority of the outstanding units unless the merger agreement or plan of conversion contains a provision that, if contained in an amendment to the partnership agreement, would require a greater percentage of the outstanding common units, in which case such greater percentage shall be required.

The WPZ General Partner may consummate any merger or consolidation without the prior approval of unitholders if the WPZ General Partner has received an opinion of counsel that the merger or consolidation, as the case may be, would not result in the loss of limited liability of any limited partner or cause Williams Partners to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes, the transaction would not result in an amendment to the Williams Partners partnership agreement that could not otherwise be adopted solely by the WPZ General Partner, Williams Partners is the surviving entity, each unit outstanding immediately prior to the transaction will be identical following the merger or consolidation and the units to be issued do not exceed 20% of Williams Partners’ outstanding partnership securities immediately prior to such merger or consolidation.

The ACMP General Partner may consummate any merger or consolidation without the prior approval of unitholders if the ACMP General Partner has received an opinion of counsel that the merger or consolidation, as the case may be, would not result in the loss of limited liability of any limited partner or cause ACMP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes, the transaction would not result in an amendment to the ACMP partnership agreement that could not otherwise be adopted solely by the ACMP General Partner, ACMP is the surviving entity, each unit outstanding immediately prior to the transaction will be identical following the merger or consolidation and the units to be issued do not exceed 20% of ACMP’s outstanding partnership securities immediately prior to such merger or consolidation.

In addition, if certain conditions in the Williams Partners partnership agreement are satisfied, the WPZ General Partner may convert Williams Partners or any of its subsidiaries into a new limited liability entity or merge Williams Partners or any of its subsidiaries into, or convey some or all of Williams Partners’ assets to, a newly formed entity if the WPZ General Partner has received an opinion of counsel regarding limited liability and tax matters, the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the partnership into another limited liability entity and the governing instruments of the new entity provide the limited partners and the WPZ General Partner with the same rights and obligations as contained in the Williams Partners partnership agreement.

In addition, if certain conditions in the ACMP partnership agreement are satisfied, the ACMP General Partner may convert ACMP or any of its subsidiaries into a new limited liability entity or merge ACMP or any of its subsidiaries into, or convey some or all of ACMP’s assets to, a newly formed entity if the ACMP General Partner has received an opinion of counsel regarding limited liability and tax matters, the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the partnership into another limited liability entity and the governing instruments of the new entity provide the limited partners and the ACMP General Partner with substantially the same rights and obligations as contained in the ACMP partnership agreement.

DISPOSAL OF ASSETS

Williams Partners	ACMP

The WPZ General Partner generally may not, without the prior approval of a majority of Williams Partners’ outstanding units, sell, exchange or otherwise dispose of all or substantially all the assets of Williams Partners and its subsidiaries in a single transaction or a series of related transactions. However, the WPZ General Partner may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of Williams Partners’ assets without such approval. In addition, the WPZ General Partner may sell any or all of Williams Partners’ assets in a forced sale pursuant to the foreclosure of, or other realization upon, any such encumbrance without the approval of Williams Partners’ unitholders.

The ACMP General Partner generally may not, without the prior approval of a majority of ACMP’s outstanding units, sell, exchange or otherwise dispose of all or substantially all the assets of ACMP and its subsidiaries in a single transaction or a series of related transactions. However, the ACMP General Partner may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of ACMP’s assets without such approval. In addition, the ACMP General Partner may sell any or all of ACMP’s assets in a forced sale pursuant to the foreclosure of, or other realization upon, any such encumbrance without the approval of ACMP’s unitholders.

TRANSFER OF GENERAL PARTNER INTEREST

Williams Partners	ACMP

Prior to June 30, 2015, the WPZ General Partner may not transfer all or any part of its general partner interest in Williams Partners unless such transfer (a) has been approved by the prior written consent or vote of at least a majority of the outstanding common units (excluding any common units held by the WPZ General Partner and its affiliates) or (b) is of all, but not less than all, of its general partner interest to (i) an affiliate of the WPZ General Partner or (ii) another person in connection with the merger or consolidation of the WPZ General Partner with or into such other person or the transfer by the WPZ General Partner of all or substantially all of its assets to such other person.

Prior to June 30, 2020, the ACMP General Partner may not transfer all or any part of its general partner interest in ACMP unless such transfer (a) has been approved by the prior written consent or vote of at least a majority of the outstanding common units (excluding any common units held by the ACMP General Partner and its affiliates) or (b) is of all, but not less than all, of its general partner interest to (i) an affiliate of the ACMP General Partner or (ii) another person in connection with the merger or consolidation of the ACMP General Partner with or into such other person or the transfer by the ACMP General Partner of all or substantially all of its assets to such other person.

On or after June 30, 2015, the WPZ General Partner may transfer all or any of its general partner interest in Williams Partners without unitholder approval.	On or after June 30, 2020, the ACMP General Partner may transfer all or any of its general partner interest in ACMP without unitholder approval.

WITHDRAWAL OF GENERAL PARTNER

Williams Partners	ACMP

The WPZ General Partner has agreed not to withdraw voluntarily as the general partner prior to June 30, 2015 without first providing 90 days’ advance written notice and obtaining the approval of the holders of at least a majority of Williams Partners’ outstanding common units, excluding those held by the WPZ General Partner and its affiliates, and furnishing an opinion of counsel stating that such withdrawal (following the selection of the successor general partner) would not result in the loss of the limited liability of any of Williams Partners’ limited partners or subsidiaries or cause Williams Partners or any of its subsidiaries to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes.

The ACMP General Partner has agreed not to withdraw voluntarily as the general partner prior to June 30, 2020 without first providing 90 days’ advance written notice and obtaining the approval of the holders of at least a majority of ACMP’s outstanding common units, excluding those held by the ACMP General Partner and its affiliates, and furnishing an opinion of counsel stating that such withdrawal (following the selection of the successor general partner) would not result in the loss of the limited liability of any of ACMP’s limited partners or subsidiaries or cause ACMP or any of its subsidiaries to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes.

At any time after June 30, 2015, the WPZ General Partner may withdraw as general partner without first obtaining approval by giving 90 days’ advance written notice, and that withdrawal will not constitute a breach of the Williams Partners partnership agreement. In addition, the WPZ General Partner may withdraw without unitholder approval upon 90 days’ notice to Williams Partners’ limited partners if at least 50% of Williams Partners’ outstanding common units are held

At any time after June 30, 2020, the ACMP General Partner may withdraw as general partner without first obtaining approval by giving 90 days’ advance written notice, and that withdrawal will not constitute a breach of the ACMP partnership agreement. In addition, the ACMP General Partner may withdraw without unitholder approval upon 90 days’ notice to ACMP’s limited partners if at least 50% of ACMP’s outstanding units are held or

or controlled by one person and its affiliates other than the WPZ General Partner and its affiliates.	controlled by one person and its affiliates other than the ACMP General Partner and its affiliates.

Upon the voluntary withdrawal of the WPZ General Partner, the holders of a majority of Williams Partners’ outstanding common units may elect a successor to the withdrawing WPZ General Partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, Williams Partners will be dissolved, wound up and liquidated, unless within a specified time period after that withdrawal, the holders of a majority of Williams Partners’ outstanding units agree to continue Williams Partners’ business and to appoint a successor general partner.

Upon the voluntary withdrawal of the ACMP General Partner, the holders of a majority of ACMP’s outstanding common units may elect a successor to the withdrawing ACMP General Partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, ACMP will be dissolved, wound up and liquidated, unless within a specified time period after that withdrawal, the holders of a majority of ACMP’s outstanding units agree to continue ACMP’s business and to appoint a successor general partner.

REMOVAL OF GENERAL PARTNER

Williams Partners	ACMP

The WPZ General Partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2 / 3 % of Williams Partners’ outstanding units, voting together as a single class, including units held by the WPZ General Partner and its affiliates, and Williams Partners receives an opinion of counsel regarding limited liability and tax matters. In addition, any removal of the WPZ General Partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of Williams Partners’ outstanding common units, including common units held by the WPZ General Partner and its affiliates.

The ACMP General Partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2 / 3 % of ACMP’s outstanding units, voting together as a single class, including units held by the ACMP General Partner and its affiliates, and ACMP receives an opinion of counsel regarding limited liability and tax matters. In addition, any removal of the ACMP General Partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of ACMP’s outstanding common units, including common units held by the ACMP General Partner and its affiliates.

If the WPZ General Partner is removed under circumstances where cause does not exist, and units held by the WPZ General Partner and its affiliates are not voted in favor of that removal, the WPZ General Partner will have the right to require its successor to purchase its general partner interest and its incentive distribution rights in exchange for an amount in cash equal to the fair market value of the interests at the time.

If the ACMP General Partner is removed under circumstances where cause does not exist, and units held by the ACMP General Partner and its affiliates are not voted in favor of that removal, the ACMP General Partner will have the right to require its successor to purchase its general partner interest and its incentive distribution rights in exchange for an amount in cash equal to the fair market value of the interests at the time.

While the Williams Partners partnership agreement limits the ability of the WPZ General Partner to withdraw, it allows the general partner interest to be transferred to an affiliate or to a third party as part of the merger or consolidation of the WPZ General Partner with or into another entity or the transfer by the WPZ General Partner of all or substantially all of its assets to another entity.

While the ACMP partnership agreement limits the ability of the ACMP General Partner to withdraw, it allows the general partner interest to be transferred to an affiliate or to a third party as part of the merger or consolidation of the ACMP General Partner with or into another entity or the transfer by the ACMP General Partner of all or substantially all of its assets to another entity.

LIMITED CALL RIGHTS

Williams Partners	ACMP

If at any time the WPZ General Partner and its affiliates hold more than 80% of the then-issued and outstanding limited partner interests of any class, the WPZ General Partner will have the right, which it may assign in whole or in part to its affiliates or to Williams Partners, to purchase all, but not less than all, of the outstanding limited partner interests of that class that are held by unaffiliated persons as of a record date to be selected by the WPZ General Partner, on at least 10 but not more than 60 days’ notice. The purchase price in the event of a purchase under these circumstances would be the greater of (1) the current market price (as defined in the Williams Partners partnership agreement) of the limited partner interests of the class as of the date three days before the date the notice is mailed to the limited partners as provided in the Williams Partners partnership agreement and (2) the highest price paid by the WPZ General Partner or any of its affiliates for any limited partner interest of the class purchased within the 90 days preceding the date the WPZ General Partner mails notice of its election to purchase the units.

If at any time the ACMP General Partner and its affiliates hold more than 80% of the then-issued and outstanding limited partner interests of any class, the ACMP General Partner will have the right, which it may assign in whole or in part to its affiliates or to ACMP, to purchase all, but not less than all, of the outstanding limited partner interests of that class that are held by unaffiliated persons as of a record date to be selected by the ACMP General Partner, on at least 10 but not more than 60 days’ notice. The purchase price in the event of a purchase under these circumstances would be the greater of (1) the current market price (as defined in the ACMP partnership agreement) of the limited partner interests of the class as of the date three days before the date the notice is mailed to the limited partners as provided in the ACMP partnership agreement and (2) the highest price paid by the ACMP General Partner or any of its affiliates for any limited partner interest of the class purchased within the 90 days preceding the date the ACMP General Partner mails notice of its election to purchase the units.

LIMITED PREEMPTIVE RIGHTS

Williams Partners	ACMP

The WPZ General Partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase partnership securities from Williams Partners whenever, and on the same terms that, Williams Partners issues partnership securities to persons other than the WPZ General Partner and its affiliates, to the extent necessary to maintain the percentage interests of the WPZ General Partner and its affiliates equal to that which existed immediately prior to the issuance of such partnership securities. The holders of common units have no preemptive rights to acquire additional common units or other partnership interest in Williams Partners.

The ACMP General Partner has the right, which it may from time to time assign in whole or in part to any of its affiliates or the beneficial owners thereof or any of their respective affiliates, to purchase partnership interests from ACMP whenever, and on the same terms that, ACMP issues partnership interests to persons other than the ACMP General Partner and its affiliates or the beneficial owners thereof or any of their respective affiliates, to the extent necessary to maintain the percentage interests of the ACMP General Partner and its affiliates or the beneficial owners thereof or any of their respective affiliates equal to that which existed immediately prior to the issuance of such partnership interests. The holders of common units have no preemptive rights to acquire additional common units or other partnership interest in ACMP.

AMENDMENT OF PARTNERSHIP AGREEMENT

Williams Partners	ACMP

Amendments to the Williams Partners partnership agreement may be proposed only by the WPZ General Partner. However, the WPZ General Partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to Williams Partners or its limited partners, including any duty to act in good faith or in the best interests of Williams Partners or its limited partners. Any amendment that materially and adversely affects the rights or preferences of any type or class of limited partner interests or the general partner interest in relation to other types or classes of limited partner interests or the general partner interest will require the approval of at least a majority of the type or class of limited partner interests or general partner interests so affected. However, in some circumstances, more particularly described in the Williams Partners partnership agreement, the WPZ General Partner may make amendments to the Williams Partners partnership agreement without the approval of the limited partners or assignees to reflect:

Amendments to the ACMP partnership agreement may be proposed only by the ACMP General Partner. The ACMP General Partner will have no duty or obligation to propose or approve any amendment and may decline to do so in its sole discretion and in declining to propose or approve an amendment, has no duty to act in good faith or pursuant to any standard imposed by the partnership agreement or the partnership agreement of any subsidiary or other agreement or the Delaware Revised Uniform Limited Partnership Act. Any amendment that materially and adversely affects the rights or preferences of any type or class of partner interests in relation to other types or classes of partner interests will require the approval of at least a majority of the type or class of partnership interests so affected. However, in some circumstances, more particularly described in the ACMP partnership agreement, the ACMP General Partner may make amendments to the ACMP partnership agreement without the approval of the limited partners or assignees to reflect:

•    a change in the name of Williams Partners, the location of its principal place of business, its registered agent or its registered office;

•    the admission, substitution, withdrawal or removal of partners;

•    a change that the WPZ General Partner determines to be necessary or appropriate to qualify or continue Williams Partners’ qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither Williams Partners nor its operating company or subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

•    a change that the WPZ General Partner determines does not adversely affect the limited partners (or any particular class of limited partners) in any material respect;

•    a change in the name of ACMP, the location of its principal place of business, its registered agent or its registered office;

•    the admission, substitution, withdrawal or removal of partners;

•    a change that the ACMP General Partner determines to be necessary or appropriate to qualify or continue ACMP’s qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither ACMP nor its operating company or subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

•    a change that the ACMP General Partner determines does not adversely affect the limited partners (or any particular class of limited partners) in any material respect;

•   a change that the WPZ General Partner determines to be necessary or appropriate to (a) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute or (b) facilitate the trading of Williams Partners’ limited partner interests or to comply with any rule, regulation, guideline or requirement of any national securities exchange on which the limited partner interests are or will be listed for trading;

•   a change that the WPZ General Partner determines to be necessary or appropriate in connection with splits or combinations of partnership securities;

•   a change required to effect the intent of the provisions of the Williams Partners partnership agreement or otherwise contemplated by the partnership agreement;

•   a change in Williams Partners’ fiscal year or taxable year and any changes that the WPZ General Partner determines are necessary or appropriate as a result of a change in Williams Partners’ fiscal year or taxable year;

•   an amendment that is necessary, in the opinion of counsel, to prevent Williams Partners, or the WPZ General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed;

•   an amendment that the WPZ General Partner determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of partnership securities;

•   any amendment expressly permitted by the Williams Partners partnership agreement to be made by the WPZ General Partner acting alone;

•   an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with the Williams Partners partnership agreement;

•   a change that the ACMP General Partner determines to be necessary or appropriate to (a) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute or (b) facilitate the trading of ACMP’s limited partner interests or to comply with any rule, regulation, guideline or requirement of any national securities exchange on which the limited partner interests are or will be listed for trading;

•   a change that the ACMP General Partner determines to be necessary or appropriate in connection with splits or combinations of partnership securities;

•   a change that the ACMP General Partner determines is required to effect the intent of the provisions of the ACMP partnership agreement or otherwise contemplated by the partnership agreement;

•   a change in ACMP’s fiscal year or taxable period and any changes that the ACMP General Partner determines are necessary or appropriate as a result of a change in ACMP’s fiscal year or taxable period;

•   an amendment that is necessary, in the opinion of counsel, to prevent ACMP, or the ACMP General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed;

•   an amendment that the ACMP General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of partnership securities;

•   any amendment expressly permitted by the ACMP partnership agreement to be made by the ACMP General Partner acting alone;

•   an amendment that the WPZ General Partner determines to be necessary or appropriate to reflect and account for the formation by Williams Partners of, or an investment by Williams Partners in, any corporation, partnership, joint venture, limited liability company or other entity in connection with the conduct by Williams Partners of activities permitted by the Williams Partners partnership agreement;

•   a merger or conveyance to effect a change in Williams Partners’ legal form; or

•   any other amendments substantially similar to the foregoing.

•   an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with the ACMP partnership agreement;

•   an amendment that the ACMP General Partner determines to be necessary or appropriate to reflect and account for the formation by ACMP of, or an investment by ACMP in, any corporation, partnership, joint venture, limited liability company or other entity in connection with the conduct by ACMP of activities permitted by ACMP’s partnership agreement;

•   a merger, conveyance or conversion to effect a change in ACMP’s legal form; or

•   any other amendments substantially similar to the foregoing.

Proposed amendments (other than those described above) must be approved by the WPZ General Partner and the holders of at least a majority of the outstanding common units, unless a greater or different percentage is required under the Williams Partners partnership agreement or by Delaware law. No provision of the Williams Partners partnership agreement that establishes a percentage of outstanding units (including units deemed owned by the WPZ General Partner) required to take any action may be amended, altered, changed, repealed or rescinded to reduce such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of outstanding units whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Proposed amendments (other than those described above) must be approved by the ACMP General Partner and the holders of at least a majority of the outstanding units, unless a greater or different percentage is required under the ACMP partnership agreement or by Delaware law. No provision of the ACMP partnership agreement that establishes a percentage of outstanding units (including units deemed owned by the ACMP General Partner) required to take any action may be amended, altered, changed, repealed or rescinded to reduce or increase such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of outstanding units whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced or increased, as applicable.

No amendment to the Williams Partners partnership agreement (other than those that may be made by the WPZ General Partner without the approval of Williams Partners’ limited partners) may enlarge the obligations of any limited partner without its consent unless approved by at least a majority of the type or class of limited partner interests so affected. No amendment to the Williams Partners partnership agreement may enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the WPZ General Partner or any of its affiliates, without the consent of the WPZ General Partner, which may be given or withheld at its option.

No amendment to the ACMP partnership agreement (other than those that may be made by the ACMP General Partner without the approval of ACMP’s limited partners) may enlarge the obligations of any limited partner without its consent unless approved by at least a majority of the type or class of limited partner interests so affected. No amendment to the ACMP partnership agreement may enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the ACMP General Partner or any of its affiliates, without the consent of the ACMP General Partner, which may be given or withheld at its option.

No amendment to the partnership agreement (other than those that may be made by the WPZ General Partner without the approval of Williams Partners’ limited partners) will become effective without the approval of the holders of at least 90% of the outstanding units voting together as a single class unless Williams Partners obtain an opinion of counsel to the effect that such amendment will not affect the limited liability of any limited partner under applicable law.

No amendment to the partnership agreement (other than those that may be made by the ACMP General Partner without the approval of ACMP’s limited partners) will become effective without the approval of the holders of at least 90% of the outstanding units voting together as a single class unless ACMP obtains an opinion of counsel to the effect that such amendment will not affect the limited liability of any limited partner under Delaware partnership law.

DISSOLUTION OF THE PARTNERSHIP

Williams Partners	ACMP

Williams Partners will be dissolved, and its affairs wound up, upon the occurrence of any of the following:	ACMP will be dissolved, and its affairs wound up, upon the occurrence of any of the following:

•    the withdrawal or removal of the WPZ General Partner or any other event that results in its ceasing to be the WPZ General Partner (other than by reason of transfer of all of its rights as general partner in accordance with the Williams Partners partnership agreement or withdrawal or removal following approval and admission of a successor);

•    an election by the WPZ General Partner to dissolve the partnership that is approved by the holders of a majority of the outstanding units;

•    the withdrawal or removal of the ACMP General Partner or any other event that results in its ceasing to be the ACMP General Partner (other than by reason of transfer of all of its general partner interests in accordance with the ACMP partnership agreement or withdrawal or removal following approval and admission of a successor);

•    an election by the ACMP General Partner to dissolve the partnership that is approved by the holders of a majority of the outstanding units voting as a single class;

•    the entry of a decree of judicial dissolution of the partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act; or

•    at any time there are no limited partners, unless the partnership is continued without dissolution in accordance with the Delaware Revised Uniform Limited Partnership Act.

Upon a dissolution under the first bullet above, the holders of a majority of the outstanding units may also elect, within specific time limitations, to continue the business on the same terms and conditions described in the Williams Partners partnership agreement by appointing as a successor general partner an entity approved by the holders of a majority of the outstanding units, subject to Williams Partners’ receipt of an opinion of counsel to the effect that the action would not result in the loss of limited liability of any limited partner and none of the partnership, its operating company nor any of its subsidiaries would be treated as an association taxable as a corporation or otherwise be taxed as an entity for federal income tax purposes upon the exercise of that right to continue.

•    the entry of a decree of judicial dissolution of the partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act; or

•    at any time there are no limited partners, unless the partnership is continued without dissolution in accordance with the Delaware Revised Uniform Limited Partnership Act.

Upon a dissolution under the first bullet above, the holders of a majority of the outstanding units may also elect, within specific time limitations, to continue the business on the same terms and conditions described in the ACMP partnership agreement by appointing as a successor general partner an entity approved by the holders of a majority of the outstanding units voting as a single class, subject to ACMP’s receipt of an opinion of counsel to the effect that the action would not result in the loss of limited liability of any limited partner and none of the partnership, its operating company nor any of its subsidiaries would be treated as an association taxable as a corporation or otherwise be taxed as an entity for federal income tax purposes upon the exercise of that right to continue.

LIQUIDATION

Williams Partners	ACMP

Upon Williams Partners’ dissolution, unless Williams Partners is continued, the liquidator authorized to wind up Williams Partners’ affairs will, acting with all the powers of the WPZ General Partner that are necessary or appropriate, liquidate Williams Partners’ assets and apply the proceeds as described above in “— Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of Williams Partners’ assets for a reasonable time. The liquidator may also distribute assets in kind to partners if it determines that a sale would be impractical or would cause undue loss to the partners.

Upon ACMP’s dissolution, unless ACMP is continued, the liquidator authorized to wind up ACMP’s affairs will, acting with all the powers of the ACMP General Partner that are necessary or appropriate, liquidate ACMP’s assets and apply the proceeds as described above in “— Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of ACMP’s assets for a reasonable time. The liquidator may also distribute assets in kind to partners if it determines that a sale would be impractical or would cause undue loss to the partners.

MANAGEMENT

Williams Partners	ACMP

The WPZ General Partner conducts, directs and manages all activities of the partnership. Except as expressly provided in the Williams Partners partnership agreement, all management powers over the business and affairs of Williams Partners are exclusively vested in the WPZ General Partner, and no limited partner has any management power over the business and affairs of Williams Partners. The WPZ General Partner has full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct Williams Partners’ business.

The ACMP General Partner conducts, directs and manages all activities of the partnership. Except as expressly provided in the ACMP partnership agreement, all management powers over the business and affairs of ACMP are exclusively vested in the general partner, and no limited partner has any management power over the business and affairs of ACMP. The ACMP General Partner has full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct ACMP’s business.

CHANGE OF MANAGEMENT PROVISIONS

Williams Partners	ACMP

The Williams Partners partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove the WPZ General Partner or otherwise change management. Generally, if any person or group other than the WPZ General Partner and its affiliates acquires beneficial ownership of 20% or more of any outstanding units of any class, the units owned by such person or group cannot be voted on any matter. This loss of voting rights does not apply to any person or group that acquires the units from the WPZ General Partner or its affiliates and any transferees of that person or group approved by the WPZ General Partner or to any person or group who acquires the units with the prior approval of the Williams Partners Board. The Williams Partners partnership agreement limits the ability of unitholders to call meetings or to acquire information about Williams

The ACMP partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove the ACMP General Partner or otherwise change management. Generally, if any person or group other than the ACMP General Partner and its affiliates acquires beneficial ownership of 20% or more of any outstanding units of any class, the units owned by such person or group cannot be voted on any matter. This loss of voting rights does not apply to any person or group that acquires the units from the ACMP General Partner or its affiliates and any transferees of that person or group approved by the ACMP General Partner or to any person or group who acquires the units with prior notice from the ACMP General Partner that the voting limitation shall not apply. The ACMP partnership agreement limits the ability of

Partners’ operations, in addition to other provisions limiting the unitholders’ ability to influence the manner or direction of management.	unitholders to call meetings or to acquire information about ACMP’s operations, in addition to other provisions limiting the unitholders’ ability to influence the manner or direction of management.

MEETINGS, VOTING

Williams Partners	ACMP

Special meetings of Williams Partners’ limited partners may be called by the WPZ General Partner or by limited partners owning 20% or more of the outstanding units of the class or classes for which a meeting is proposed, in accordance with the procedures set forth in the Williams Partners partnership agreement. The WPZ General Partner must send notice of any meetings to all unitholders of record as of a record date which may not be less than 10 or more than 60 days prior to the date of the meeting (or, where approvals are sought without a meeting, the date by which limited partners must submit approvals) and any such meeting may be held not less than 10 days or more than 60 days after the mailing of notice of the meeting. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any such action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting.

Each record holder of a unit has a vote according to its percentage interest in Williams Partners, although additional limited partner interests having special voting rights could be issued. However, if at any time any person or group, other than the WPZ General Partner and its affiliates, their transferees, transferees of their transferees (provided that the WPZ General Partner has notified such secondary transferees that the voting limitation shall not apply to them), or a person or group who acquires units with the prior approval of the Williams Partners Board, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting to

Special meetings of ACMP’s limited partners may be called by the ACMP General Partner or by limited partners owning 20% or more of the outstanding units of the class or classes for which a meeting is proposed, in accordance with the procedures set forth in the ACMP partnership agreement. The ACMP General Partner must send notice of any meetings to all unitholders of record as of a record date which may not be less than 10 or more than 60 days prior to the date of the meeting (or, where approvals are sought without a meeting, the date by which limited partners must submit approvals) and any such meeting may be held not less than 10 days or more than 60 days after the notice of the meeting. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any such action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting.

Each record holder of a unit has a vote according to its percentage interest in ACMP, although additional limited partner interests having special voting rights could be issued. However, if at any time any person or group, other than the ACMP General Partner and its affiliates, their transferees, transferees of their transferees (provided that the ACMP General Partner, acting in its sole discretion, has notified such secondary transferees that the voting limitation shall not apply to them), or a person or group who acquires units (provided that, prior to such acquisition, the ACMP General Partner has notified such person or group that the voting limitation shall not apply to them), acquires, in the unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise. In the case of common units held by the WPZ General Partner on behalf of non-citizen assignees, the WPZ General Partner will distribute the votes on those common units in the same ratios as the votes of limited partners (including the WPZ General Partner) in respect of limited partner interests other than those of non-citizen assignees are cast.

Williams Partners common unitholders have no right to elect the WPZ General Partner on an annual or other continuing basis.

aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting to unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise. In the case of common units held by the ACMP General Partner on behalf of ineligible holders, the ACMP General Partner will distribute the votes on those common units in the same ratios as the votes of limited partners (including the ACMP General Partner and its affiliates) in respect of limited partner interests other than those of ineligible holders are cast.

ACMP common unitholders have no right to elect the ACMP General Partner on an annual or other continuing basis.

TRANSFER OF UNITS; STATUS AS A LIMITED PARTNER OR ASSIGNEE

Williams Partners	ACMP

By acceptance of the transfer of common units or the issuance of common units in a merger or consolidation in accordance with the Williams Partners partnership agreement, each transferee of common units (including any nominee holder acting for the account of another person) will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in Williams Partners’ books and records. In addition, each transferee represents that the transferee has the capacity, power and authority to enter into the Williams Partners partnership agreement; agrees to be bound by the terms and conditions of, and is deemed to have executed, the partnership agreement; grants the powers of attorney set forth in the partnership agreement; and gives the consents, waivers and approvals contained in the partnership agreement.

By acceptance of the transfer of common units or the issuance of common units in a merger, consolidation or conversion in accordance with the ACMP partnership agreement, each transferee of common units (including any nominee holder acting for the account of another person) will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in ACMP’s books and records. In addition, each transferee represents that the transferee has the capacity, power and authority to enter into the ACMP partnership agreement; agrees to be bound by the terms and conditions of, and is deemed to have executed, the partnership agreement; and gives the consents, waivers and approvals contained in the partnership agreement.

The transfer of Williams Partners limited partner interests will not be recognized until the certificates evidencing those limited partner interests are surrendered for registration of transfer and one or more new certificates evidencing the same aggregate number

The transfer of ACMP’s limited partner interests will not be recognized until the certificates evidencing those limited partner interests are surrendered for registration of transfer and one or more new certificates evidencing the same aggregate

and type of limited partner interests is executed and delivered. An assignee will become a substituted limited partner for the transferred common units upon the recording of the transfer on Williams Partners’ books and records. The WPZ General Partner may, at its discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder. Any transfer of a limited partner interest will not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a limited partner.	number and type of limited partner interests is executed and delivered. An assignee will become a substituted limited partner for the transferred common units upon the recording of the transfer on ACMP’s books and records. The ACMP General Partner may, at its discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder. Any transfer of a limited partner interest will not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a limited partner.

Common units are securities and are transferable according to the laws governing transfer of securities. Until the transfer of a common unit is reflected in Williams Partners’ books and records, Williams Partners and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Common units are securities and are transferable according to the laws governing transfer of securities. Until the transfer of a common unit is reflected in ACMP’s books and records, ACMP and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

CONFLICTS OF INTEREST

Williams Partners	ACMP

The WPZ General Partner may take into account the interests of other parties in addition to Williams Partners’ interests when resolving conflicts of interest. In effect, these provisions limit the WPZ General Partner’s fiduciary duties to Williams Partners unitholders. The Williams Partners partnership agreement also restricts the remedies available to Williams Partners unitholders for actions taken by the WPZ General Partner that might, without those limitations, constitute breaches of fiduciary duty. Whenever a potential conflict of interest arises between the WPZ General Partner or any of its affiliates, on the one hand, and Williams Partners, its subsidiaries or any partner, on the other, any resolution or course of action by the WPZ General Partner or its affiliates in respect of such conflict of interest will be permitted and deemed approved by all partners and will not breach the

The ACMP General Partner may take into account the interests of other parties in addition to ACMP’s interests when resolving conflicts of interest. In effect, these provisions limit the ACMP General Partner’s fiduciary duties to ACMP unitholders. The ACMP partnership agreement also restricts the remedies available to ACMP unitholders for actions taken by the ACMP General Partner that might, without those limitations, constitute breaches of fiduciary duty. Whenever a potential conflict of interest arises between the ACMP General Partner or any of its affiliates, on the one hand, and ACMP, its subsidiaries or any partner, on the other, any resolution or course of action by the ACMP General Partner or its affiliates in respect of such conflict of interest will be permitted and deemed approved by all partners and will not breach the partnership

partnership agreement or any duty in law or equity, if such resolution or course of action is:	agreement or any duty in law or equity, if such resolution or course of action is:

•   approved by a majority of the members of the Williams Partners Conflicts Committee;

•   approved by the vote of a majority of outstanding common units (excluding common units owned by the WPZ General Partner and its affiliates);

•   approved by a majority of the members of the ACMP Conflicts Committee acting in good faith;

•   approved by the vote of a majority of outstanding common units (excluding common units owned by the ACMP General Partner and its affiliates);

•   on terms no less favorable to Williams Partners than those generally being provided to or available from unrelated third parties; or

•   fair and reasonable to Williams Partners, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to Williams Partners).

•   on terms no less favorable to ACMP than those generally being provided to or available from unrelated third parties; or

•   fair and reasonable to ACMP, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to ACMP).

The WPZ General Partner will not be required in connection with its resolution of a conflict of interest to seek special approval of the Williams Partners Conflicts Committee and may adopt a resolution or course of action that has not received such approval. If special approval is not sought and the Williams Partners Board determines that the resolution or course of action satisfies the third or fourth bullet points above, then it will be presumed the board acted in good faith.

The Williams Partners partnership agreement also entitles the WPZ General Partner to take or decline to take any action in its individual capacity, as opposed to in its capacity as the general partner of Williams Partners, free of any fiduciary duty or obligation whatsoever to Williams Partners, its subsidiaries or any limited partner and with no requirement to act in good faith. Examples include the exercise of its limited call right, its voting rights with respect to the units it owns and its determination whether or not to consent to any merger or consolidation of the partnership or amendment to the partnership agreement.

The ACMP General Partner will not be required in connection with its resolution of a conflict of interest to seek special approval of the ACMP Conflicts Committee or approval of the unitholders of ACMP and may adopt a resolution or course of action that has not received such approval. If special approval is sought, then it will be presumed the conflicts committee of the ACMP General Partner’s board acted in good faith. If neither special approval nor unitholder approval is sought and the ACMP Board determines that the resolution or course of action satisfies the third or fourth bullet points above, then it will be presumed the board acted in good faith.

The ACMP partnership agreement also entitles the ACMP General Partner to take or decline to take any action in its individual capacity, as opposed to in its capacity as the general partner of ACMP, free of any duty (including any fiduciary duty) or obligation whatsoever to ACMP, its subsidiaries, any limited partner or any other person bound by the ACMP partnership agreement and, to the fullest extent permitted by law, with no requirement to act in good faith. Examples include the exercise of its limited call right, its voting rights with respect to the units it owns and its determination whether or not to consent to any merger or consolidation of the partnership or amendment to the partnership agreement.

DESCRIPTION OF ACMP COMMON UNITS

The Units

The holders of ACMP Common Units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under the ACMP partnership agreement. For a description of the rights and privileges of ACMP’s limited partners under the ACMP partnership agreement, including voting rights, see “Comparison of the Rights of Holders of ACMP Common Units and Holders of WPZ Common Units.”

Transfer Agent and Registrar

Duties

Computershare serves as registrar and transfer agent for the ACMP Common Units. ACMP pays all fees charged by the transfer agent for transfers of ACMP Common Units, except the following that must be paid by holders of ACMP Common Units:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

•	special charges for services requested by a holder of an ACMP Common Unit; and

•	other similar fees or charges.

There is no charge to ACMP Common Unit holders for disbursements of ACMP cash distributions. ACMP will indemnify the transfer agent against all claims and losses that may arise out of all actions of the transfer agent or its agents or subcontractors for their activities in that capacity, except for any liability due to any gross negligence or willful misconduct of the transfer agent or its agents or subcontractors.

Resignation or Removal

The transfer agent may resign, by notice to ACMP, or be removed by ACMP. The resignation or removal of the transfer agent will become effective upon ACMP’s appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, the ACMP General Partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

By transfer of ACMP Common Units or the issuance of ACMP Common Units in a merger or consolidation in accordance with the ACMP partnership agreement, each transferee of ACMP Common Units will be admitted as a limited partner with respect to the ACMP Common Units transferred when such transfer and admission is reflected in ACMP’s books and records. Additionally, each transferee:

•	represents that the transferee has the capacity, power and authority to enter into the ACMP partnership agreement;

•	automatically becomes bound by the terms and conditions of, and is deemed to have executed, the ACMP partnership agreement; and

•	gives the consents and approvals contained in the ACMP partnership agreement.

The ACMP General Partner will cause any transfers to be recorded on ACMP’s books and records no less frequently than quarterly.

ACMP may, at its discretion, treat the nominee holder of an ACMP Common Unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

ACMP Common Units are securities and are transferable according to the laws governing transfer of securities. Until an ACMP Common Unit has been transferred on ACMP’s books, ACMP and the transfer agent may treat the record holder of the ACMP Common Unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in ACMP for the transferred ACMP Common Units.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of the Merger that are applicable to WPZ Public Unitholders, as well as the material U.S. federal income tax considerations that are applicable to owning common units in Williams Partners as the continuing partnership following the Merger. Unless otherwise noted, the description of the law and the legal conclusions set forth in the discussion relating to the consequences of the Merger to Williams Partners and the WPZ Public Unitholders and the consequences of holding common units in Williams Partners as the continuing partnership following the Merger are the opinion of Andrews Kurth, counsel to Williams Partners, as to the material U.S. federal income tax consequences relating to those matters. This discussion is based upon current provisions of the Code, existing and proposed regulations and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the U.S. federal income tax consequences to vary substantially from the consequences described below.

This discussion does not purport to be a complete discussion of all U.S. federal income tax consequences of the Merger or holding common units in Williams Partners as the continuing partnership following the Merger. To the extent that this section relates to taxation by a state, local or other jurisdiction within the United States, such discussion is intended to provide only general information. Moreover, the discussion focuses on WPZ Public Unitholders and holders of common units in Williams Partners as the continuing partnership following the Merger who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens, other unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), real estate investment trusts (REITs), employee benefit plans, mutual funds, traders in securities that elect to mark-to-market, affiliates of the Williams Parties, or persons who hold WPZ Common Units as part of a hedge, straddle or conversion transaction. Also, the discussion assumes that the WPZ Common Units are held as capital assets at the time of the Merger. Accordingly, Williams Partners and ACMP strongly urge each WPZ Public Unitholder and each holder of common units in Williams Partners as the continuing partnership following the Merger to consult with, and depend upon, its own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to it of the Merger and subsequent ownership and disposition of common units in Williams Partners as the continuing partnership following Merger.

Tax Opinions Required As a Condition to Closing

No ruling has been or will be requested from the IRS with respect to the U.S. federal income tax consequences of the Merger. Instead, Williams Partners and ACMP will rely on the opinions of their respective counsel regarding the tax consequences of the Merger.

It is a condition of Williams Partners’ obligation to complete the Merger that Williams Partners receive an opinion of its counsel, Andrews Kurth, to the effect that for U.S. federal income tax purposes:

•	Williams Partners should not recognize any income or gain as a result of the Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code),

•	no gain or loss should be recognized by WPZ Public Unitholders as a result of the Merger (other than any income or gain resulting from any actual or deemed distribution of cash, including as result of cash received in lieu of fractional units or a decrease in partnership liabilities pursuant to Section 752 of the Code, or the receipt of any non-pro rata Merger consideration), and

•	90% or more of the combined gross income of Williams Partners and ACMP for the most recent four complete calendar quarters ending before the closing date of the Merger for which the necessary financial information is available are from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code.

It is a condition of ACMP’s obligation to complete the Merger that ACMP receive an opinion of its counsel, Latham, to the effect that for U.S. federal income tax purposes:

•	ACMP should not recognize any income or gain as a result of the Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code),

•	no gain or loss should be recognized by holders of ACMP Common Units as a result of the Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code or any liabilities incurred other than in the ordinary course of business of ACMP or an ACMP subsidiary), and

•	90% or more of the gross income of ACMP for the most recent four complete calendar quarters ending before the closing date of the Merger for which the necessary financial information is available are from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code.

The opinions of counsel will assume that the Merger will be consummated in the manner contemplated by, and in accordance with, the terms set forth in the Merger Agreement and described in this joint information statement/consent statement/prospectus.

In addition, the tax opinions delivered to Williams Partners and ACMP at closing will be based on certain assumptions and factual representations, warranties and covenants made by Williams Partners, ACMP and their respective affiliates. If either Williams Partners or ACMP waives the receipt of the requisite tax opinion as a condition to closing and the changes to the U.S. federal income tax consequences would be material, then this joint information statement/consent statement/prospectus will be amended and recirculated.

Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, no assurance can be given that the above-described opinions and the opinions and statements made hereafter in this joint information statement/consent statement/prospectus will be sustained by a court if contested by the IRS.

The Merger

For U.S. federal income tax purposes, the Merger is intended to be a “merger” of Williams Partners and ACMP within the meaning of Treasury regulations promulgated under Section 708 of the Internal Revenue Code, with Williams Partners expected to be treated as the continuing partnership and ACMP expected to be treated as the terminated partnership for U.S. federal income tax purposes. As a result, each holder of ACMP Common Units, including the ACMP Public Unitholders and WPZ Public Unitholders that receive ACMP Common Units in the Merger, will be treated as a partner of Williams Partners for U.S. federal income tax purposes following the Merger. In addition, it is anticipated, that following the closing of the Merger, ACMP will change its name to Williams Partners L.P. and the ACMP Common Units to be issued pursuant to the Merger Agreement will be quoted on the NYSE under the symbol “WPZ”.

Assuming the Merger is treated as such and notwithstanding the structure of the Merger, ACMP will be treated as if it contributed all of its assets and liabilities to Williams Partners in exchange for the issuance to ACMP of WPZ Common Units, followed by a liquidation of ACMP in which WPZ Common Units are distributed to the holders of ACMP Common Units in liquidation of their ACMP Common Units.

The remainder of this discussion is based on the assumption that each of Williams Partners and ACMP will be classified as a partnership for U.S. federal income tax purposes at the time of the Merger and that following the Merger, Williams Partners will be treated as the continuing partnership for U.S. federal income tax purposes.

U.S. Federal Income Tax Consequences of the Merger to Williams Partners and the WPZ Public Unitholders

The following is a summary of the material U.S. federal income tax consequences of the Merger to WPZ Public Unitholders who, for U.S. federal income tax purposes, are individual citizens or residents of the United States that acquired their WPZ Common Units for cash and hold their WPZ Common Units as capital assets and are treated as partners of Williams Partners immediately prior to the Merger.

Except as discussed below with respect to actual or deemed cash distributions made to a WPZ Public Unitholder in an amount in excess of the unitholder’s tax basis in the unitholder’s WPZ Common Units, including as a result of cash received in lieu of fractional ACMP Common Units or a net decrease in a unitholder’s share of nonrecourse liabilities, neither Williams Partners nor the WPZ Public Unitholders should recognize income or gain for U.S. federal income tax purposes as a result of the Merger.

Actual or deemed cash distributions made to a WPZ Public Unitholder as a result of cash received in lieu of fractional ACMP Common Units or a net decrease in a unitholder’s share of nonrecourse liabilities generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds the unitholder’s tax basis in the unitholder’s WPZ Common Units immediately before the distribution. A reduction in a WPZ Public Unitholder’s share of nonrecourse liabilities may, under certain circumstances, result in the recognition of income or gain by a WPZ Public Unitholder. Under Section 752 of the Code, each WPZ Public Unitholder’s tax basis in its WPZ Common Units includes its share of the nonrecourse liabilities of Williams Partners. As a result of the Merger, each WPZ Public Unitholder’s share of nonrecourse liabilities will be recalculated, and each WPZ Public Unitholder will be treated as receiving a deemed cash distribution equal to the excess, if any, of its share of nonrecourse liabilities of Williams Partners immediately before the Merger over its share of nonrecourse liabilities of Williams Partners as the continuing partnership immediately following the Merger.

If the amount of any actual or deemed cash distribution received by a WPZ Public Unitholder exceeds its basis in its WPZ Common Units immediately after the Merger, such WPZ Public Unitholder will recognize income or gain in an amount equal to such excess. Williams Partners and ACMP do not expect that any WPZ Public Unitholder will recognize income or gain in this manner. However, the application of the rules governing the allocation of nonrecourse liabilities in the context of the Merger is complex and subject to uncertainty, and there can be no assurance that there will not be a net decrease in the amount of nonrecourse liabilities allocable to a WPZ Public Unitholder as a result of the Merger.

Each WPZ Public Unitholder and the Williams Parties that hold WPZ Common Units will be entitled to receive ACMP Common Units in the Merger in exchange for such holder’s WPZ Common Units at the applicable Exchange Ratio. As a result, WPZ Public Unitholders could be deemed for U.S. federal income tax purposes to have received an amount of consideration in the Merger disproportionate to their pro rata share of the value of their WPZ Common Units with any amount in excess of such pro rata share treated as a taxable transfer to the WPZ Public Unitholders which would be includable in gross income. Williams Partners and ACMP intend to take the position that no such taxable transfer will be deemed to occur for U.S. federal income tax purposes. However, it is possible that the IRS may take a different position, in which case a WPZ Public Unitholder may be required to recognize taxable income with respect to any excess consideration such WPZ Public Unitholder is deemed to receive in the Merger.

Tax Consequences of Owning Common Units in Williams Partners as the Continuing Partnership Following the Merger

Williams Partners is expected to be treated as the continuing partnership in the Merger for U.S. federal income tax purposes. As a result, each holder of ACMP Common Units, including the ACMP Public Unitholders and WPZ Public Unitholders that receive ACMP Common Units in the Merger, will be treated as a partner of Williams Partners for U.S. federal income tax purposes following the Merger.

This section is a summary of the material tax considerations that may be relevant to Williams Partners unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Andrews Kurth, Williams Partners’ tax counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law.

Williams Partners is relying on opinions and advice of Andrews Kurth with respect to the matters described herein. An opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made in this discussion may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which the common units trade. In addition, Williams Partners’ costs of any contest with the IRS, principally legal, accounting and related fees, will reduce Williams Partners’ cash available for distribution and thus will be borne indirectly by Williams Partners’ unitholders and Williams Partners’ general partner. Furthermore, the tax treatment of Williams Partners, or of an investment in Williams Partners, may be significantly modified by future legislative or administrative changes or court decisions, which might be applied retroactively.

Andrews Kurth has not rendered an opinion on the state, local or foreign tax consequences of an investment in Williams Partners, and, for the reasons described below, has not rendered an opinion with respect to the following specific U.S. federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “— Tax Consequences of Unit Ownership — Treatment of Short Sales”); (ii) whether Williams Partners’ monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “— Disposition of Common Units — Allocations Between Transferors and Transferees”); and (iii) whether Williams Partners’ method for taking into account Section 743 adjustments is sustainable in certain cases (please read “— Tax Consequences of Unit Ownership — Section 754 Election” and “— Uniformity of Common Units”).

Partnership Status

A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account the partner’s share of items of income, gain, loss and deduction of the partnership in computing the partner’s federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partner unless the amount of cash distributed to him is in excess of the partner’s adjusted basis in the partner’s partnership interest.

Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the transportation, storage, processing and marketing of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. Williams Partners estimates that less than 3% of its current gross income, after inclusion of the current gross income of ACMP, is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by Williams Partners and Williams Partners’ general partner and a review of the applicable legal authorities, Andrews Kurth is of the opinion that at least 90% of Williams Partners’ current gross income, after inclusion of the current gross income of ACMP, constitutes qualifying income. The portion of Williams Partners’ income that is qualifying income may change from time to time.

No ruling has been sought from the IRS and the IRS has made no determination as to Williams Partners’ status as a partnership or the status of Williams Partners’ operating company as a disregarded entity for U.S. federal income tax purposes. Instead, Williams Partners will rely on the opinion of Andrews Kurth that, based upon the

Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below, Williams Partners will be classified as a partnership and Williams Partners’ operating company will be disregarded as an entity separate from Williams Partners for U.S. federal income tax purposes.

In rendering its opinion, Andrews Kurth has relied on factual representations made by Williams Partners and Williams Partners’ general partner. The representations made by Williams Partners and Williams Partners’ general partner upon which Andrews Kurth has relied include:

•	Neither Williams Partners nor Williams Partners’ operating company has elected or will elect to be treated as a corporation; and

•	For each taxable year, more than 90% of Williams Partners’ gross income has been and will be income that Andrews Kurth has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

•	Williams Partners believes that these representations have been true in the past and expect that these representations will continue to be true in the future.

If Williams Partners fails to meet the Qualifying Income Exception, unless such failure is determined by the IRS to be inadvertent and is cured within a reasonable time after discovery (in which case the IRS may also require Williams Partners to make adjustments with respect to Williams Partners’ unitholders or pay other amounts), Williams Partners will be treated as if Williams Partners had transferred all of Williams Partners’ assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which it fails to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in Williams Partners. This deemed contribution and liquidation should be tax-free to Williams Partners’ unitholders and Williams Partners so long as Williams Partners, at that time, does not have liabilities in excess of the tax basis of Williams Partners’ assets. Thereafter, Williams Partners would be treated as a corporation for federal income tax purposes.

The present U.S. federal income tax treatment of publicly traded partnerships, including Williams Partners, or an investment in Williams Partners’ common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships. Any modification to the U.S. federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for Williams Partners to be treated as a partnership for U.S. federal income tax purposes. Please read “— Partnership Status.” Williams Partners is unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect Williams Partners and any such changes could negatively impact the value of an investment in Williams Partners’ common units.

If Williams Partners were treated as an association taxable as a corporation for U.S. federal income tax purposes in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, Williams Partners’ items of income, gain, loss and deduction would be reflected only on Williams Partners’ tax return rather than being passed through to Williams Partners’ unitholders, and Williams Partners’ net income would be taxed to Williams Partners at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of Williams Partners’ current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in the unitholder’s common units, or taxable capital gain, after the unitholder’s tax basis in the unitholder’s common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the common units.

The discussion below is based on Andrews Kurth’s opinion that Williams Partners will be classified as a partnership for U.S. federal income tax purposes.

Tax Consequences of Unit Ownership

Limited Partner Status

Unitholders who are admitted as limited partners of Williams Partners L.P. will be treated as partners of Williams Partners L.P. for U.S. federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of Williams Partners L.P. for U.S. federal income tax purposes.

A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose the unitholder’s status as a partner with respect to those units for federal income tax purposes. Please read “— Tax Consequences of Unit Ownership — Treatment of Short Sales.”

Items of Williams Partners’ income, gain, loss or deduction would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to their tax consequences of holding common units in Williams Partners L.P. for U.S. federal income tax purposes. The references to “unitholders” in the discussion that follows are to persons who are treated as partners in Williams Partners L.P. for U.S. federal income tax purposes.

Flow-Through of Taxable Income

Subject to the discussion below under “— Entity-Level Collections,” Williams Partners does not pay any federal income tax. Instead, each unitholder will be required to report on the unitholder’s income tax return the unitholder’s share of Williams Partners’ income, gains, losses and deductions without regard to whether Williams Partners makes cash distributions to him. Consequently, Williams Partners may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income the unitholder’s allocable share of Williams Partners’ income, gains, losses and deductions for Williams Partners’ taxable year or years ending with or within the unitholder’s taxable year. Williams Partners’ taxable year ends on December 31.

Treatment of Distributions

Distributions made by Williams Partners to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds the unitholder’s tax basis in the unitholder’s common units immediately before the distribution. Cash distributions made by Williams Partners to a unitholder in an amount in excess of the unitholder’s tax basis in the unitholder’s common units generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “— Disposition of Common Units” below. Any reduction in a unitholder’s share of Williams Partners’ liabilities for which no partner, including Williams Partners’ general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by Williams Partners of cash to that unitholder. To the extent Williams Partners’ distributions cause a unitholder’s “at risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “— Limitations on Deductibility of Losses.”

A decrease in a unitholder’s percentage interest in Williams Partners because of Williams Partners’ issuance of additional common units will decrease the unitholder’s relative share of Williams Partners’ nonrecourse liabilities, and thus may result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property, including a deemed distribution, may result in ordinary income to a unitholder, regardless of the unitholder’s tax basis in the unitholder’s common units, if the distribution reduces the unitholder’s share of Williams Partners’ “unrealized receivables,” including depreciation recapture, and/or substantially appreciated “inventory items,” both as defined in Section 751 of the Internal Revenue Code, and collectively, “Section 751 Assets.” To that extent, the unitholder will be treated as having been distributed the unitholder’s proportionate share of the Section 751 Assets and then having exchanged those assets with Williams Partners in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of the non-pro rata portion of that distribution over the unitholder’s tax basis (generally zero) in the Section 751 Assets deemed relinquished in the exchange.

Basis of Common Units

A WPZ Public Unitholder’s initial tax basis in his common units is the amount it paid for the common units plus its share of Williams Partners nonrecourse liabilities. An ACMP Public Unitholder’s initial aggregate tax basis in the WPZ Common Units deemed received in the Merger will be equal to its aggregate tax basis in the ACMP Common Units prior to the Merger, plus its share of Williams Partners’ nonrecourse liabilities immediately after the Merger, minus its share of ACMP’s nonrecourse liabilities attributable to its ACMP Common Units immediately before the Merger. In addition, the tax basis in the WPZ Common Units deemed received in the Merger by an ACMP Public Unitholder will be increased by the amount of any income or gain recognized by such ACMP Public Unitholder pursuant to the transactions contemplated by the Merger. This basis generally will be (i) increased by the unitholder’s share of Williams Partners’ income and by any increases in the unitholder’s share of Williams Partners’ nonrecourse liabilities, and (ii) decreased, but not below zero, by distributions from Williams Partners, by the unitholder’s share of Williams Partners’ losses, by any decreases in the unitholder’s share of Williams Partners’ nonrecourse liabilities and by the unitholder’s share of Williams Partners’ expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of Williams Partners’ debt that is recourse to Williams Partners’ general partner, but will have a share, generally based on the unitholder’s share of Williams Partners’ profits, of Williams Partners’ nonrecourse liabilities. Please read “— Disposition of Common Units — Recognition of Gain or Loss.”

Limitations on Deductibility of Losses

The deduction by a unitholder of that unitholder’s share of Williams Partners’ losses will be limited to the tax basis the unitholder has in the unitholder’s common units and, in the case of an individual, estate, trust or corporate unitholder (if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations), to the amount for which the unitholder is considered to be “at risk” with respect to Williams Partners’ activities, if that amount is less than the unitholder’s tax basis. A unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause the unitholder’s at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder’s tax basis or at risk amount, whichever is the limiting factor, is subsequently increased, provided such losses are otherwise allowable. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain would no longer be utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of the unitholder’s common units, excluding any portion of that basis attributable to the unitholder’s share of Williams Partners’ nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold the unitholder’s common units, if the lender of those borrowed funds owns an interest in Williams Partners, is related to another unitholder or can look only to the common units for repayment. A unitholder’s at risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in the unitholder’s share of Williams Partners’ nonrecourse liabilities.

In addition to the basis and at risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations are permitted to deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses Williams Partners generates will only be available to offset Williams Partners’ passive income generated in the future and will not be available to offset income from other passive activities or investments, including Williams Partners’ investments or a unitholder’s investments in other publicly traded partnerships, or a unitholder’s salary or active business income. Passive losses that are not deductible because they exceed a unitholder’s share of income Williams Partners generates may be deducted in full when the unitholder disposes of the unitholder’s entire investment in Williams Partners in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at risk rules and the basis limitation.

Williams Partners intends to take the position that it should be deemed a continuation of ACMP for purposes of the passive loss rules, such that any suspended ACMP losses would be available to offset Williams Partners taxable income allocated to the former ACMP Public Unitholders and WPZ Public Unitholders that have ACMP suspended losses. However, there is no guidance as to whether suspended passive activity losses with respect to ACMP will be available to offset passive activity income that is allocated from Williams Partners after the merger to former ACMP common unitholders and Williams Partners unitholders that have ACMP suspended losses, and the IRS may contend that since Williams Partners is not the same partnership as ACMP, the passive loss limitation rules would not allow a former ACMP common unitholder or a WPZ common unitholder that has ACMP suspended losses to utilize such losses until such time as all of the unitholder’s WPZ Common units are sold. Because of the lack of guidance with respect to this issue, Andrews Kurth is unable to opine as to whether suspended passive activity losses arising from ACMP activities will be available to offset Williams Partners taxable income allocated to a former ACMP common unitholder or a WPZ common unitholder that has ACMP suspended losses following the merger. If a unitholder has suspended losses with respect to ACMP, it is urged to consult its own tax advisor.

Limitations on Interest Deductions

The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	Williams Partners’ interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or qualified dividend income (if applicable). The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders for purposes of the investment interest expense limitation. In addition, the unitholder’s share of Williams Partners’ portfolio income will be treated as investment income.

Entity-Level Collections

If Williams Partners is required or elects under applicable law to pay any U.S. federal, state, local or non-U.S. income tax on behalf of any unitholder or Williams Partners’ general partner or any former unitholder,

Williams Partners is authorized to pay those taxes from Williams Partners’ funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a unitholder whose identity cannot be determined, Williams Partners is authorized to treat the payment as a distribution to all current unitholders. Williams Partners is authorized to amend the Williams Partners partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of common units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the Williams Partners partnership agreement is maintained as nearly as is practicable. Payments by Williams Partners as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction

In general, if Williams Partners has a net profit, Williams Partners’ items of income, gain, loss and deduction will be allocated among Williams Partners’ general partner and the unitholders in accordance with their percentage interests in Williams Partners. At any time that incentive distributions are made to Williams Partners’ general partner, gross income will be allocated to the general partner to the extent of these distributions. In general, if Williams Partners has a net loss for an entire taxable year, that loss will be allocated first to Williams Partners’ general partner and the unitholders in accordance with their percentage interests in Williams Partners to the extent of their positive capital accounts and, second, to Williams Partners’ general partner.

Specified items of Williams Partners’ income, gain, loss and deduction will be allocated to account for the difference between the tax basis and fair market value of Williams Partners’ assets (a “Book-Tax Disparity”) at the time such assets are contributed to Williams Partners, Williams Partners issues units in an offering or engages in certain other transactions. As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering will be borne by the partners holding interests in Williams Partners prior to such offering. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by other unitholders. Finally, although Williams Partners does not expect that its operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of Williams Partners’ income and gain will be allocated in such amount and manner as is needed to eliminate the negative balance as quickly as possible.

An allocation of items of Williams Partners’ income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate a Book-Tax Disparity, will generally be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner’s share of an item will be determined on the basis of the unitholder’s interest in Williams Partners, which will be determined by taking into account all the facts and circumstances, including:

•	the unitholder’s relative contributions to Williams Partners;

•	the interests of all the partners in profits and losses;

•	the interest of all the partners in cash flow; and

•	the rights of all the partners to distributions of capital upon liquidation.

Andrews Kurth is of the opinion that, with the exception of the issues described in “— Section 754 Election” and “— Disposition of Common Units — Allocations Between Transferors and Transferees,” allocations under the Williams Partners partnership agreement will be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Treatment of Short Sales

A unitholder whose common units are loaned to a “short seller” to cover a short sale of common units may be considered as having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those common units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of Williams Partners’ income, gain, loss or deduction with respect to those common units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder as to those common units would be fully taxable; and

•	all of these distributions may be subject to tax as ordinary income.

Andrews Kurth has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their common units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “— Disposition of Common Units — Recognition of Gain or Loss.”

Alternative Minimum Tax

Each unitholder will be required to take into account the unitholder’s distributive share of any items of Williams Partners’ income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for non-corporate taxpayers is 26% on the first $182,500 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective unitholders are urged to consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.

Tax Rates

Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) of individuals is 20%. These rates are subject to change by new legislation at any time.

In addition, a 3.8% Medicare tax, or NIIT, applies to certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of Williams Partners’ income and gain realized by a unitholder from a sale of common units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds specified threshold levels depending on a unitholder’s federal income tax filing status. In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. Prospective unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in Williams Partners’ common units.

Section 754 Election

Williams Partners has made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election will generally permit Williams Partners to adjust a common unit purchaser’s tax basis in Williams Partners’ assets (“inside basis”) under Section 743(b) of the Internal Revenue Code to reflect the unitholder’s purchase price. The Section 743(b) adjustment separately applies to any transferee of a unitholder who purchases outstanding common units from the unitholder based upon the values and tax bases of Williams Partners’ assets at the time of the transfer to the transferee. The Section 743(b) adjustment does not apply to a person who purchases common units directly from Williams Partners, and belongs only to the purchaser and not to other unitholders. For purposes of this discussion, a unitholder’s inside basis in Williams Partners’ assets will be considered to have two components: (i) the unitholder’s share of Williams Partners’ tax basis in Williams Partners’ assets (“common basis”) and (ii) the unitholder’s Section 743(b) adjustment to that basis.

Where the remedial allocation method is adopted (which Williams Partners has adopted), Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment attributable to recovery property that is subject to depreciation under Section 168 of the Internal Revenue Code to be depreciated over the remaining cost recovery period for the property’s unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under the Williams Partners partnership agreement, Williams Partners’ general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please read “— Uniformity of Common Units.”

Williams Partners depreciates the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Williams Partners’ assets, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treats that portion as non-amortizable to the extent attributable to property which is not amortizable. This method is consistent with methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of Williams Partners’ assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, Williams Partners will apply the rules described in the Treasury Regulations and legislative history. If Williams Partners determines that this position cannot reasonably be taken, Williams Partners may take a depreciation or amortization position under which all purchasers acquiring common units in the same month would receive depreciation or amortization deductions, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in Williams Partners’ assets. If this position is adopted, it may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “— Uniformity of Common Units.” A unitholder’s tax basis for the unitholder’s common units is reduced by the unitholder’s share of Williams Partners’ deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position Williams Partners takes that understates deductions will overstate the common unitholder’s basis in the unitholder’s common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “— Disposition of Common Units — Recognition of Gain or Loss.” Andrews Kurth has not rendered an opinion as to whether Williams Partners’ method for taking into account Section 743 adjustments is sustainable for property subject to depreciation under Section 167 of the Internal Revenue Code or if Williams Partners uses an aggregate approach as described above, as there is no direct or indirect controlling authority addressing the validity of these positions. Moreover, the IRS may challenge Williams Partners’ position with respect to depreciating or amortizing the Section 743(b) adjustment Williams Partners takes to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

A Section 754 election is advantageous if the transferee’s tax basis in the unitholder’s common units is higher than the common units share of the aggregate tax basis of Williams Partners’ assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation deductions and the unitholder’s share of any gain or loss on a sale of Williams Partners’ assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in the unitholder’s units is lower than those units share of the aggregate tax basis of Williams Partners’ assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in Williams Partners if Williams Partners has a substantial built-in loss immediately after the transfer, or if Williams Partners distributes property and has a substantial basis reduction. Generally a basis reduction or a built-in loss is substantial if it exceeds $250,000.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of Williams Partners’ assets and other matters. For example, the allocation of the Section 743(b) adjustment among Williams Partners’ assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment Williams Partners allocated to Williams Partners’ tangible assets to goodwill instead. Goodwill, an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than Williams Partners’ tangible assets. Williams Partners cannot assure you that the determinations Williams Partners makes will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in Williams Partners’ opinion, the expense of compliance exceed the benefit of the election, Williams Partners may seek permission from the IRS to revoke Williams Partners’ Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

Williams Partners uses the year ending December 31 as its taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income the unitholder’s share of Williams Partners’ income, gain, loss and deduction for Williams Partners’ taxable year or years ending within or with the unitholder’s taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of the unitholder’s common units following the close of Williams Partners’ taxable year but before the close of the unitholder’s taxable year must include the unitholder’s share of Williams Partners’ income, gain, loss and deduction in income for the unitholder’s taxable year, with the result that he will be required to include in income for the unitholder’s taxable year the unitholder’s share of more than one year of Williams Partners’ income, gain, loss and deduction. Please read “— Disposition of Common Units — Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization

The tax basis of Williams Partners’ assets is used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of Williams Partners’ assets and their tax basis immediately prior to the time Williams Partners issues common units in an offering will be borne by partners holding interests in Williams Partners prior to such offering. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, Williams Partners may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent applicable, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Property Williams Partners subsequently acquires or constructs may be depreciated using accelerated methods permitted by the Internal Revenue Code.

If Williams Partners disposes of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property Williams Partners owns will likely be required to recapture some or all of those deductions as ordinary income upon a sale of the unitholder’s interest in Williams Partners. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction” and “— Disposition of Common Units — Recognition of Gain or Loss.”

The costs incurred in selling Williams Partners’ common units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon Williams Partners’ termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by Williams Partners, and as syndication expenses, which may not be amortized by Williams Partners. The underwriting discounts and commissions Williams Partners incurs will be treated as syndication expenses.

Valuation and Tax Basis of Williams Partners’ Properties

The federal income tax consequences of the ownership and disposition of common units will depend in part on Williams Partners’ estimates of the relative fair market values, and the tax bases, of Williams Partners’ assets. Although Williams Partners may from time to time consult with professional appraisers regarding valuation matters, Williams Partners will make many of the relative fair market value estimates itself. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

Gain or loss will be recognized on a sale of common units equal to the difference between the unitholder’s amount realized and the unitholder’s tax basis for the common units sold. A unitholder’s amount realized will equal the sum of the cash or the fair market value of other property he receives plus the unitholder’s share of Williams Partners’ liabilities attributable to the common units sold. Because the amount realized includes a unitholder’s share of Williams Partners’ liabilities, the gain recognized on the sale of common units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from Williams Partners that in the aggregate were in excess of the cumulative net taxable income for a common unit and, therefore, decreased a unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price received is less than the unitholder’s original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a common unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than one year will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or “inventory items” that Williams Partners owns. The term “unrealized receivables” includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized on the sale of a common unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income each year, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Both ordinary income and capital gain recognized by a unitholder on the sale or exchange of a common unit may be subject to the NIIT in certain circumstances. Please read “— Tax Consequences of Unit Ownership — Tax Rates.”

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in the unitholder’s entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, may designate specific common units sold for purposes of determining the holding period of common units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional common units or a sale of common units purchased in separate transactions is urged to consult the unitholder’s tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract;

•	in each case, with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

In general, Williams Partners’ taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of common units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which Williams Partners refers to in this discussion as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of Williams Partners’ assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring common units may be allocated income, gain, loss and deduction realized after the date of transfer.

Although simplifying conventions are contemplated by the Internal Revenue Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations as there is no direct or indirect controlling authority on this issue. The Department of the Treasury and the IRS have issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders, although such tax items must be prorated on a daily basis. Nonetheless, the proposed regulations do not specifically authorize the use of the proration method Williams Partners has adopted. Existing publicly traded partnerships are entitled to rely on these proposed Treasury Regulations; however, they are not binding on the IRS and are subject to change until final Treasury Regulations are issued. Accordingly, Andrews Kurth has not rendered an opinion on the validity of this method of allocating income and deductions between transferor and transferee unitholders because the issue has not been finally resolved by the IRS or the courts. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder’s interest, Williams Partners’ taxable income or losses might be reallocated among the unitholders. Williams Partners is authorized to revise Williams Partners’ method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

A unitholder who owns common units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of Williams Partners’ income, gain, loss and deduction attributable to the month of disposition but will not be entitled to receive that cash distribution.

Notification Requirements

A unitholder who sells any of the unitholder’s common units is generally required to notify Williams Partners in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of common units who purchases common units from another unitholder is also generally required to notify Williams Partners in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, Williams Partners is required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify Williams Partners of a transfer of common units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the U.S. and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination

Williams Partners will be considered to have “constructively” terminated as a partnership for U.S. federal income tax purposes upon the sale or exchange of Williams Partners’ interests that, in the aggregate, constitute 50% or more of the total interests in Williams Partners’ capital and profits within a 12-month period. For purposes of measuring whether the 50% threshold has been met, multiple sales of the same common unit are counted only once.

A constructive termination results in the closing of Williams Partners’ taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of Williams Partners’ taxable year may result in more than 12 months of Williams Partners’ taxable income or loss being includable in the unitholder’s taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in Williams Partners filing two tax returns for one fiscal year and the cost of the preparation of these returns will be borne by all unitholders. However, pursuant to an IRS relief procedure for publicly traded partnerships that have constructively terminated, the IRS may allow, among other things, that Williams Partners provide a single Schedule K-1 for the taxable year in which the termination occurs. Williams Partners would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of Williams Partners’ deductions for depreciation. A termination could also result in penalties if Williams Partners were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject Williams Partners to, any tax legislation enacted before the termination.

Uniformity of Common Units

Because Williams Partners cannot match transferors and transferees of common units and because of other reasons, Williams Partners must maintain uniformity of the economic and tax characteristics of the common units to a purchaser of these common units. In the absence of uniformity, Williams Partners may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the common units. Please read “— Tax Consequences of Unit Ownership — Section 754 Election.”

Williams Partners depreciates the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Williams Partners’ assets, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treats that portion as nonamortizable, to the extent attributable to property which is not amortizable, consistent with the Treasury Regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of Williams Partners’ assets. Please read “— Tax Consequences of Unit Ownership — Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, Williams Partners will apply the rules described in the Treasury Regulations and legislative history. If Williams Partners determines that this position cannot reasonably be taken, Williams Partners may adopt a depreciation and amortization position under which all purchasers acquiring common units in the same month would receive depreciation and amortization deductions, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in Williams Partners’ assets. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if Williams Partners determines that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If Williams Partners chooses not to utilize this aggregate method, Williams Partners may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. In either case, and as stated above under “— Tax Consequences of Unit Ownership — Section 754 Election,” Andrews Kurth, has not rendered an opinion with respect to these methods. Moreover, the IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of common units might be affected, and the gain from the sale of common units might be increased without the benefit of additional deductions. Please read “— Disposition of Common Units — Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of common units by employee benefit plans, other tax-exempt organizations, non-resident aliens, non-U.S. corporations and other non-U.S. persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. Tax-exempt entities and non-U.S. persons, are encouraged to consult their tax advisors before investing in Williams Partners’ common units.

Employee benefit plans and most other organizations exempt from U.S. federal income tax, including individual retirement accounts and other retirement plans, are subject to U.S. federal income tax on unrelated business taxable income. Virtually all of Williams Partners’ income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

Non-resident aliens and non-U.S. corporations, trusts or estates that own common units will be considered to be engaged in business in the U.S. because of the ownership of common units. As a consequence, they will be required to file U.S. federal tax returns to report their share of Williams Partners’ income, gain, loss or deduction and pay U.S. federal income tax at regular rates on their share of Williams Partners’ net income or gain. Moreover, under rules applicable to publicly traded partnerships, distributions to non-U.S. unitholders are subject to withholding at the highest applicable effective tax rate. Each non-U.S. unitholder must obtain a taxpayer identification number from the IRS and submit that number to Williams Partners’ transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require Williams Partners to change these procedures.

In addition, because a non-U.S. corporation that owns common units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of Williams Partners’ income and gain, as adjusted for changes in the non-U.S. corporation’s “U.S. net equity,” which is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the U.S. and the country in which the non-U.S. corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

A non-U.S. unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that common unit to the extent the gain is effectively connected with a U.S. trade or business of the non-U.S. unitholder. Under a ruling published by the IRS, interpreting the scope of “effectively connected income,” a non-U.S. unitholder would be considered to be engaged in a trade or business in the U.S. by virtue of the U.S. activities of the partnership, and part or all of that unitholder’s gain would be effectively connected with that unitholder’s indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a non-U.S. unitholder generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5% of Williams Partners’ common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of Williams Partners’ assets consisted of U.S. real property interests at any time during the shorter of the period during which the unitholder held the common units or the 5-year period ending on the date of disposition.

Administrative Matters

Information Returns and Audit Procedures

Williams Partners intends to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes the unitholder’s share of Williams Partners’ income, gain, loss and deduction for Williams Partners’ preceding taxable year. In preparing this information, which will not be reviewed by counsel, Williams Partners will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. Williams Partners cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither Williams Partners nor Andrews Kurth can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit Williams Partners’ federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of the unitholder’s return.

Any audit of a unitholder’s return could result in adjustments not related to Williams Partners’ returns as well as those related to Williams Partners’ returns.

Partnerships generally are treated as separate entities for purposes of U.S. federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. The partnership agreement names Williams Partners’ general partner as Williams Partners’ Tax Matters Partner.

The Tax Matters Partner has made and will make some elections on Williams Partners’ behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in Williams Partners’ returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in Williams Partners to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate in that action.

A unitholder must file a statement with the IRS identifying the treatment of any item on the unitholder’s federal income tax return that is not consistent with the treatment of the item on Williams Partners’ return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Nominee Reporting

Persons who hold an interest in Williams Partners as a nominee for another person are required to furnish to Williams Partners:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee,

•	a statement regarding whether the beneficial owner is:

•	a person that is not a U.S. person

•	a non-U.S. government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

•	a tax-exempt entity;

•	the amount and description of common units held, acquired or transferred for the beneficial owner; and

•	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Internal Revenue Code for failure to report that information to Williams Partners. The nominee is required to supply the beneficial owner of the common units with the information furnished to Williams Partners.

Accuracy-Related Penalties

An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or

$5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

•	for which there is, or was, “substantial authority;” or

•	as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, Williams Partners must disclose the pertinent facts on Williams Partners’ return. In addition, Williams Partners will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to “tax shelters” which Williams Partners does not believe includes Williams Partners, or any of Williams Partners’ investments, plans or arrangements.

A substantial valuation misstatement exists if (a) the value of any property, or the tax basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or tax basis, (b) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Internal Revenue Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price, or (c) the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer’s gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). The penalty is increased to 40% in the event of a gross valuation misstatement. Williams Partners does not anticipate making any valuation misstatements.

In addition, the 20% accuracy-related penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposed is increased to 40%. Additionally, there is no reasonable cause defense to the imposition of this penalty to such transactions.

Reportable Transactions

If Williams Partners were to engage in a “reportable transaction,” Williams Partners (and possibly Williams Partners’ unitholders and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single tax year, or $4 million in any combination of six successive tax years. Williams Partners’ participation in a reportable transaction could increase the likelihood that Williams Partners’ federal income tax information return (and possibly Williams Partners’ unitholders’ tax returns) would be audited by the IRS. Please read “— Information Returns and Audit Procedures.”

Moreover, if Williams Partners were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, Williams Partners’ unitholders may be subject to the following additional consequences:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described in “— Accuracy-Related Penalties;”

•	for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

•	in the case of a listed transaction, an extended statute of limitations.

Williams Partners does not expect to engage in any “reportable transactions.”

State, Local and Other Tax Considerations

In addition to federal income taxes, you likely will be subject to other taxes, such as state and local income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which Williams Partners does business or owns property or in which you are a resident. Williams Partners currently owns property or conducts business in several states, most of which impose personal income taxes on individuals. Most of these states also impose an income tax on corporations and other entities. Moreover, Williams Partners may also own property or do business in other jurisdictions in the future that impose income or similar taxes on nonresident individuals. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on the unitholder’s investment in Williams Partners. A unitholder may be required to file state income tax returns and to pay state income taxes in many of these states in which Williams Partners does business or owns property and may be subject to penalties for failure to comply with those requirements. In some states, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Williams Partners determines its depreciation and cost recovery allowances using U.S. federal income tax methods and may use methods that result in the largest deductions being taken in the early years after assets are placed in service. Some of the jurisdictions in which Williams Partners does business or owns property may not conform to these federal depreciation methods. A successful challenge to these methods could adversely affect the amount of taxable income or loss being allocated to Williams Partners’ unitholders for state tax purposes. It also could affect the amount of gain from a unitholder’s sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to the unitholder’s state tax returns.

Some of the states may require Williams Partners, or Williams Partners may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the state. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the state, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by Williams Partners. Please read “— Tax Consequences of Unit Ownership — Entity-Level Collections.” Based on current law and Williams Partners’ estimate of Williams Partners’ future operations, Williams Partners’ general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of the unitholder’s investment in Williams Partners. Accordingly, each prospective unitholder is urged to consult, and depend on, the unitholder’s own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Andrews Kurth has not rendered an opinion on the state, local or non-U.S. tax consequences of an investment in Williams Partners.

LEGAL MATTERS

The validity of ACMP Common Units to be issued in the Merger will be passed upon by Latham. Latham has provided legal services to ACMP in the past regarding matters unrelated to the Merger. Certain tax matters relating to the Merger will be passed upon for Williams Partners by Andrews Kurth. Andrews Kurth has provided legal services to Williams Partners in the past regarding matters unrelated to the Merger.

EXPERTS

The consolidated financial statements of Williams Partners L.P. at December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, appearing in Williams Partners L.P.’s Current Report on Form 8-K dated May 19, 2014, and the effectiveness of Williams Partners L.P.’s internal control over financial reporting as of December 31, 2013, appearing in Williams Partners L.P.’s Annual Report on Form 10-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference which, as to the consolidated financial statements, is based in part on the report of Deloitte & Touche LLP, independent registered public accounting firm. Such consolidated financial statements and Williams Partners L.P.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A of Access Midstream Partners, L.P. for the year ended December 31, 2013 have been so incorporated in reliance on the report (which contains an explanatory paragraph stating that prior to December 2012, the Company earned its revenues and has other significant transactions with affiliated entities) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Williams Partners and ACMP file annual, quarterly and other reports with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including Williams Partners and ACMP, who file reports and information electronically with the SEC. The reports and other information filed by Williams Partners with the SEC are also available at its website. The address of its website is www.williamslp.com. The reports and other information filed by ACMP with the SEC are also available at ACMP’s website. The address of ACMP’s website is www.accessmidstream.com. ACMP’s web address and the web addresses of the SEC and Williams Partners have been included as inactive textual references only. The information contained on those websites is expressly not incorporated by reference into this joint information statement/consent statement/prospectus.

ACMP has filed with the SEC a registration statement on Form S-4 of which this joint information statement/consent statement/prospectus forms a part. The registration statement registers ACMP Common Units to be issued to holders of WPZ Common Units in connection with the Merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about the ACMP Common Units and the WPZ Common Units, respectively. The rules and regulations of the SEC allow ACMP and Williams Partners to omit certain information included in the registration statement from this joint information statement/consent statement/prospectus.

In addition, the SEC allows Williams Partners and ACMP to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint information statement/consent statement/prospectus, except for any information that is superseded by information included directly in this joint information statement/consent statement/prospectus or incorporated by reference subsequent to the date of this joint information statement/consent statement/prospectus as described below. Statements contained in this joint information statement/consent statement/prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance unitholders are referred to the copy of the contract or other document filed with the SEC, each statement being qualified in all respects by such reference.

This joint information statement/consent statement/prospectus incorporates by reference the documents listed below that Williams Partners and ACMP have previously filed with the SEC. They contain important information about the companies and their financial condition, business and prospects. You should analyze the information in this joint information statement/consent statement/prospectus and the additional information in the documents described under the heading “Documents Incorporated By Reference.”

Holders of outstanding WPZ Common Units and holders of outstanding ACMP Common Units may also request copies of these publicly filed documents from Williams Partners or ACMP, respectively, without charge, upon written request to the following addresses:

Williams Partners L.P. One Williams Center Tulsa, Oklahoma 74172-0172 Attention: Investor Relations	Access Midstream Partners, L.P. 525 Central Park Drive Oklahoma City, Oklahoma 73105 Attention: Investor Relations

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows ACMP and Williams Partners to “incorporate by reference” certain information in documents ACMP and Williams Partners file with the SEC, which means that ACMP and Williams Partners can disclose important information to you in this joint information statement/consent statement/prospectus by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint information statement/consent statement/prospectus, except for any information superseded by information in this joint information statement/consent statement/prospectus, or information filed subsequently that is incorporated by reference and information in any joint information statement/consent statement/prospectus supplement. These documents contain important business and financial information about ACMP and Williams Partners, including information concerning financial performance, and ACMP and Williams Partners each urge you to read them. ACMP and Williams Partners incorporate by reference into this joint information statement/consent statement/prospectus all of the following documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Williams Partners’ Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 26, 2014, provided, however, Items 6, 7, 7A and 8 of the Form 10-K and Exhibit 12 thereto, which were subsequently recast in Williams Partners’ Current Report on Form 8-K filed on May 19, 2014, are not incorporated herein;

•	Williams Partners’ Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, filed on May 1, 2014, for the quarter ended June 30, 2014, filed on July 31, 2014, and for the quarter ended September 30, 2014, filed on October 30, 2014;

•	Williams Partners’ current reports on Form 8-K filed on January 15, 2014, January 28, 2014, February 28, 2014, March 3, 2014, March 4, 2014, May 19, 2014, June 27, 2014, June 27, 2014, and October 27, 2014 (excluding for all such Current Reports the information, if any, furnished under Item 7.01 thereof and corresponding information furnished under Item 9.01 or included as an exhibit thereto);

•	ACMP’s annual report on Form 10-K and Amendment No. 1 to ACMP’s Annual Report on Form 10-K/A for the year ended December 31, 2013 and filed on February 21, 2014 and March 3, 2014, respectively;

•	ACMP’s quarterly reports on Form 10-Q for the quarter ended March 31, 2014, filed on May 1, 2014, for the quarter ended June 30, 2014, filed on July 30, 2014, and for the quarter ended September 30, 2014, filed on October 30, 2014; and

•	ACMP’s current reports on Form 8-K filed on March 3, 2014, March 7, 2014, March 14, 2014, June 16, 2014, July 2, 2014, July 7, 2014, October 3, 2014 (as amended by the current report on Form 8-K/A filed on November 4, 2014), October 27, 2014 and November 13, 2014 (excluding for all such Current Reports the information, if any, furnished under Item 7.01 thereof and corresponding information furnished under Item 9.01 or included as an exhibit thereto).

All additional documents filed by ACMP or Williams Partners with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this joint information statement/consent statement/prospectus and prior to the date on which the Merger is consummated are also deemed to be incorporated by reference. However, any documents or portions thereof or any exhibits thereto that ACMP or Williams Partners furnishes to, but do not file with, the SEC shall not be incorporated or deemed to be incorporated by reference into this joint information statement/consent statement/prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this joint information statement/consent statement/prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of the federal securities laws. These forward-looking statements relate to the Merger, ACMP’s and Williams Partners’ anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters.

All statements, other than statements of historical facts, included or incorporated by reference in this joint information statement/consent statement/prospectus that address activities, events or developments that ACMP and Williams Partners expects, believes or anticipates will exist or may occur in the future are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” or other similar expressions. These statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	the liquidity and market price of ACMP Common Units;

•	the expected benefits of the Merger and the effects of the consummation of the Merger;

•	ACMP’s and Williams Partners’ future credit ratings;

•	the consequences of the satisfaction or waiver of the Merger conditions;

•	the anticipated tax consequences of and the accounting treatment of the Merger;

•	amounts and nature of future capital expenditures;

•	expansion and growth of ACMP’s and Williams Partners’ business and operations;

•	financial condition and liquidity;

•	business strategy;

•	cash flow from or results of operations;

•	the levels of cash distributions to unitholders;

•	seasonality of certain business components;

•	natural gas, natural gas liquids and olefins prices, supply and demand; and

•	demand for ACMP’s and Williams Partners’ services.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this joint information statement/consent statement/prospectus. Limited partner units are inherently different from the capital stock of a corporation, although many of the business risks to which ACMP and Williams Partners are subject are similar to those that would be faced by a corporation engaged in a similar business. You should carefully consider the risk factors discussed above and in the documents incorporated by reference herein in addition to the other information in this joint information statement/consent statement/prospectus. If any of the following risks were actually to occur, ACMP’s or Williams Partners’ business, results of operations and financial condition could be materially adversely affected. Many of the factors that could adversely affect ACMP’s or Williams Partners’ business, results of operations and financial condition are beyond its ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	whether WPZ, ACMP, or the merged partnership will produce sufficient cash flows to provide the level of cash distributions we expect;

•	the credit ratings of ACMP or WPZ or the merged partnership determined by nationally-recognized credit rating agencies;

•	availability of supplies, market demand, volatility of commodity prices, and the availability and cost of capital;

•	inflation, interest rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on ACMP’s and Williams Partners’ customers and suppliers);

•	exposure to the credit risk of the ACMP and Williams Partners customers and counterparties;

•	ACMP’s dependence on Chesapeake Energy Corporation, Total E&P USA, Inc., Mitsui & Co., Anadarko Petroleum Corporation and Statoil for a majority of its revenues;

•	the strength and financial resources of ACMP’s and Williams Partners’ competitors;

•	whether ACMP and Williams Partners are able to successfully identify, evaluate and execute investment opportunities;

•	whether ACMP and Williams Partners are able to acquire new businesses and assets and successfully integrate those operations and assets, including ACMP’s business, into the Williams Partners’ existing businesses as well as successfully expand their facilities;

•	the impact of operational and development hazards and unforeseen interruptions;

•	the ability to recover expected insurance proceeds related to the Geismar plant;

•	ACMP’s dependence on Exterran Partners, L.P. for a significant portion of its compression capacity;

•	whether ACMP and Williams Partners are able to operate assets on land owned by third parties or to access third-party pipelines interconnected to the gathering systems;

•	costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities, litigation, and rate proceedings;

•	costs and funding obligations for defined pension plans and other postretirement benefit plans sponsored by affiliates;

•	changes in maintenance and construction costs;

•	changes in the current geopolitical situation;

•	risks related to strategy and financing, including restrictions stemming from ACMP’s and Williams Partners’ debt agreements, future changes in their respective credit ratings, and the availability and cost of credit;

•	development of alternative energy sources;

•	the amount of cash distributions from and capital requirements of investments and joint ventures in which Williams Partners and ACMP participate;

•	risks associated with weather and natural phenomena, including climate conditions;

•	acts of terrorism, including cybersecurity threats and related disruptions; and

•	additional risks described in ACMP’s and Williams Partners’ filings with the SEC.

Given the uncertainties and risk factors that could cause ACMP’s and Williams Partners’ actual results to differ materially from those contained in any forward-looking statement, ACMP and Williams Partners caution you not to unduly rely on their forward-looking statements. ACMP and Williams Partners disclaim any obligations to and do not intend to update the above list to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing ACMP’s or Williams Partners’ actual results to differ, the factors listed above and referred to below may cause ACMP’s or Williams Partners’ intentions to change from those statements of intention set forth in this joint information statement/consent statement/prospectus. Such changes in ACMP’s or Williams Partners’ intentions may also cause their respective results to differ. ACMP or Williams Partners may change their intentions, at any time and without notice, based upon changes in such factors, its assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, ACMP and Williams Partners caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include the risks set forth under the caption “Risk Factors” in this joint information statement/consent statement/prospectus and the risks set forth in the Williams Partners 2013 10-K, the ACMP 2013 10-K, as amended, and the subsequent Quarterly Reports on Form 10-Q filed by each of ACMP and Williams Partners, each of which is incorporated by reference in this joint information statement/consent statement/prospectus.

ACCESS MIDSTREAM PARTNERS, L.P. INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction	F-2
Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2014	F-4
Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2014	F-5
Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2013	F-6
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-7

ACCESS MIDSTREAM PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The accompanying unaudited pro forma condensed combined financial statements present the impact of the pending merger between Access Midstream Partners, L.P. (“ACMP”) and Williams Partners L.P. (“Williams Partners”) pursuant to the merger agreement announced on October 26, 2014.

On July 1, 2014, The Williams Companies, Inc. (“Williams”) acquired 50% of the general partner interest in ACMP and 55.1 million limited partner units in ACMP, each previously held by another party. Following that transaction, Williams now owns 100% of the general partner interest in ACMP, including incentive distribution rights, and approximately 50% of the limited partner units in ACMP. As a result of obtaining control of the ACMP general partner in that transaction, Williams began consolidating ACMP as of July 1, 2014. Thus, ACMP and Williams Partners have been under common control since that time.

The merger is expected to be accounted for as a reverse merger with Williams Partners acquiring ACMP. Because this transaction is between entities under common control, Williams Partners’ historical results of operations will be combined with those of ACMP reflecting Williams’ basis in ACMP for periods under common control. For all periods presented, the accompanying pro forma unaudited condensed combined financial statements reflect the historical amounts as previously reported by both ACMP and Williams Partners, with pro forma adjustments to reflect the merger and Williams’ basis in ACMP.

Prior to the closing of the merger, each Williams Partners Class D limited partner unit, all of which are held by Williams, will be converted into Williams Partners common units on a one-for-one basis pursuant to the terms of the Williams Partners partnership agreement. Also prior to the closing of the merger and pursuant to the terms of the merger agreement, each ACMP common unit and ACMP Class B unit will split into 1.06152 ACMP common units and ACMP Class B units, respectively. Under the merger agreement, (i) each outstanding publicly held Williams Partners common unit will be exchanged for 0.86672 newly issued ACMP common units, and (ii) each outstanding Williams Partners common unit held by Williams will be exchanged for 0.80036 ACMP common units. All of the general partner interests in Williams Partners outstanding prior to the merger will be converted into the right to receive ACMP general partner interests, such that, following the merger, the ACMP general partner interest will represent 2% of the outstanding interests in ACMP.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014, and the year ended December 31, 2013, have been prepared as if the merger occurred on January 1, 2013. The unaudited pro forma condensed combined balance sheet has been prepared as if the merger occurred on September 30, 2014. Each statement has also been prepared to reflect Williams’ basis in ACMP.

The unaudited pro forma condensed combined financial statements have been prepared based on the assumption that the merged partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes, and therefore, will not be subject to U.S. federal income taxes or state income taxes, except for the Texas margin tax. The unaudited pro forma condensed combined financial statements have also been prepared based on certain pro forma adjustments, as described in Note 2 — Pro forma adjustments.

The following unaudited pro forma condensed combined financial statements are qualified in their entirety by reference to and should be read in conjunction with: (i) Williams Partners’ audited historical consolidated financial statements as of and for the year ended December 31, 2013, set forth in Exhibit 99.1 of Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 19, 2014; (ii) Williams Partners’ unaudited historical consolidated financial statements as of and for the nine months ended September 30, 2014, set forth in its quarterly report on Form 10-Q, as filed with the SEC on October 30, 2014, (iii) ACMP’s audited historical consolidated financial statements as of and for the year ended December 31, 2013, set forth in its Form 10-K/A filed with the SEC on

March 3, 2014, and (iv) ACMP’s unaudited historical consolidated financial statements as of and for the nine months ended September 30, 2014, set forth in its quarterly report on Form 10-Q, as filed with the SEC on October 30, 2014 all of which are incorporated by reference in this joint information statement/consent statement/prospectus.

The pro forma adjustments reflected in the pro forma condensed combined financial statements are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions will differ from the pro forma adjustments. However, management considers the applied estimates and assumptions to be factually supportable and to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the merged partnership. Further, the unaudited pro forma condensed combined financial statements do not reflect the effects of any cost savings or other synergies that may be achieved as a result of the merger, nor do they include any transaction costs associated with the merger or with Williams’ acquisition of a controlling interest in ACMP.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that would have occurred if the merger of Williams Partners and ACMP and Williams’ acquisition of ACMP had occurred on the dates indicated nor are they necessarily indicative of the future operating results of the merged partnership.

Access Midstream Partners, L.P.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

($ in millions)

	Historical
	Williams Partners L.P.	Access Midstream Partners, L.P.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$110	$28	$—		$138
Accounts and notes receivable, net	613	210	(5	)(a)	818
Inventories	284	—	—		284
Other current assets and deferred charges	183	27	—		210

Total current assets	1,190	265	(5)		1,450
Investments	2,374	2,178	2,533	(a)	7,085
Property, plant, and equipment, at cost	27,382	6,989	331	(a)	34,702
Accumulated depreciation and amortization	(7,905)	(1,050)	977	(a)	(7,978)

Property, plant, and equipment, net	19,477	5,939	1,308		26,724
Goodwill	646	—	1,012	(a)	1,658
Other intangible assets	1,600	355	9,180	(a)	11,135
Regulatory assets, deferred charges, and other	527	62	(62	)(a)	527

Total assets	$25,814	$8,799	$13,966		$48,579

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$982	$64	$—		$1,046
Accrued liabilities	428	231	—		659
Long-term debt due within one year	750	—	—		750
Commercial paper	265	—	—		265

Total current liabilities	2,425	295	—		2,720
Long-term debt	11,048	4,121	239	(a)	15,408
Deferred income taxes	129	—	—		129
Other noncurrent liabilities	1,329	18	—		1,347
Contingent liabilities
Equity:
Partners’ equity:
Common units	10,834	3,477	8,664	(a)	23,859
			884	(b)
Class B units	—	346	477	(a)	823
Class D units	884	—	(884	)(b)	—
General partner	(1,502)	124	3,965	(a)	2,587
Accumulated other comprehensive income	43	—	—		43

Total partners’ equity	10,259	3,947	13,106		27,312
Noncontrolling interests in consolidated subsidiaries	624	418	621	(a)	1,663

Total equity	10,883	4,365	13,727		28,975

Total liabilities and equity	$25,814	$8,799	$13,966		$48,579

See accompanying notes.

Access Midstream Partners, L.P.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2014

($ in millions, except per unit data)

	Historical
	Williams Partners L.P.	Access Midstream Partners, L.P.	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Service revenues	$2,292	$884	$(14	)(c)	$3,162
Product sales	2,725	—			2,725

Total revenues	5,017	884	(14)		5,887

Costs and expenses:
Product costs	2,300	—	—		2,300
Operating and maintenance expenses	766	307	(22	)(d)	1,045
			(6	)(c)
Depreciation and amortization expenses	624	242	179	(c)	1,045
Selling, general, and administrative expenses	391	156	(60	)(d)	487
Net insurance recoveries — Geismar incident	(161)	—	—		(161)
Other (income) expense, net	43	4	—		47

Total costs and expenses	3,963	709	91		4,763

Operating income (loss)	1,054	175	(105)		1,124

Equity earnings (losses)	91	144	(30	)(c)	205
Interest income (expense), net	(342)	(126)	29	(c)	(439)
Other income (expense), net	23	1	—		24

Income before income taxes	826	194	(106)		914
Provision (benefit) for income taxes	22	4	—		26

Net income	804	190	(106)		888
Less: Net income attributable to non controlling interests	3	20	(14	)(c)	9

Net income attributable to controlling interests	$801	$170	$(92)		$879

Basic and diluted earnings per common unit	$0.53	$0.36			$0.39
Weighted average number of common units outstanding (thousands)	438,798	188,919			584,787
Cash distributions per common unit	$2.75	$1.79			$2.57

See accompanying notes.

Access Midstream Partners, L.P.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2013

($ in millions, except per unit data)

	Historical
	Williams Partners L.P.	Access Midstream Partners, L.P.	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Service revenues	$2,914	$1,073	$(27	)(c)	$3,960
Product sales	3,921	—	—		3,921

Total revenues	6,835	1,073	(27)		7,881

Costs and expenses:
Product costs	3,027	—	—		3,027
Operating and maintenance expenses	1,080	339	(14	)(c)	1,405
Depreciation and amortization expenses	791	296	263	(c)	1,350
Selling, general, and administrative expenses	519	104	—		623
Other (income) expense, net	11	2	—		13

Total costs and expenses	5,428	741	249		6,418

Operating income (loss)	1,407	332	(276)		1,463

Equity earnings (losses)	104	130	(39	)(c)	195
Interest expense (expense), net	(387)	(117)	39	(c)	(465)
Other income (expense), net	25	1	—		26

Income before income taxes	1,149	346	(276)		1,219
Provision (benefit) for income taxes	30	5	—		35

Net income	1,119	341	(276)		1,184
Less: Net income attributable to noncontrolling interests	3	5	(19	)(c)	(11)

Net income attributable to controlling interests	$1,116	$336	$(257)		$1,195

Basic and diluted earnings per common unit	$1.45	$1.01			$0.85
Weighted average number of common units outstanding (thousands)	420,916	132,709			528,577
Cash distributions per common unit	$3.48	$2.04			$3.13

See accompanying notes.

ACCESS MIDSTREAM PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

1. Basis of presentation

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014, and the year ended December 31, 2013, have been prepared as if the merger occurred on January 1, 2013. The unaudited pro forma condensed combined balance sheet has been prepared as if the merger occurred on September 30, 2014. Because the transaction is between entities under common control, each statement has been prepared for all periods presented to reflect Williams’ basis in ACMP.

2. Pro forma adjustments

Unaudited pro forma condensed combined balance sheet

(a)	Adjustments to reflect Williams’ basis in ACMP as of September 30, 2014. As a result of Williams acquiring a controlling interest in ACMP on July 1, 2014, Williams’ basis in ACMP includes the preliminary acquisition-date fair values of ACMP’s identifiable assets acquired, liabilities assumed, and each of ACMP’s classes of equity interests outstanding.

(b)	Adjustment to reflect the conversion of Williams Partners Class D limited partner units into Williams Partners common units prior to the closing of the merger.

Unaudited pro forma condensed combined statements of operations

(c)	Adjustments to reflect the impact of Williams’ basis in ACMP. These adjustments primarily reflect the impact of depreciation of property, plant and equipment, amortization of intangible assets, the difference between the fair value of the equity-method investments and ACMP’s underlying share of the book value of the related net assets, and amortization of premium on long-term debt.

(d)	Adjustments reflect the reversal of certain compensation-related costs at ACMP that were triggered by Williams’ acquisition of ACMP on July 1, 2014.

3. Pro forma net income per unit and cash distributions per common unit

Pro forma net income attributable to common units of $229 million and $448 million for the nine months ended September 30, 2014, and the year ended December 31, 2013, respectively, was calculated based on the common units’ pro-rata share of pro forma net income adjusted for allocations of pro forma incentive distributions to the general partner for each period. The calculation of pro forma incentive distributions to the general partner is based on the calculation of quarterly pro forma cash distributions as described in the following paragraph. The pro forma weighted average number of common units outstanding was determined as the sum of the ACMP historical weighted average common units outstanding and approximately 395.9 million additional ACMP common units that are expected to be issued in conjunction with the merger. These additional ACMP common units include those associated with the ACMP pre-merger unit split and those exchanged for outstanding Williams Partners common units.

Pro forma cash distributions per common unit were determined by calculating the quarterly distributions within each period presented in accordance with the ACMP partnership agreement. The pro forma distribution per common unit calculation for each quarter considered the combined total of available cash of both ACMP and Williams Partners, each as previously determined in accordance with their respective partnership agreements, as well as the actual historical ACMP limited partner units outstanding at the time, adjusted for approximately 395.9 million additional ACMP common units expected to be issued in conjunction with the merger.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

dated as of

October 24, 2014

by and among

ACCESS MIDSTREAM PARTNERS, L.P.,

ACCESS MIDSTREAM PARTNERS GP, L.L.C.,

VHMS LLC,

WILLIAMS PARTNERS L.P.,

and

WILLIAMS PARTNERS GP LLC

A-i

(Continued)

A-ii

(Continued)

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of October 24, 2014 (the “Execution Date”), is entered into by and among Access Midstream Partners, L.P., a Delaware limited partnership (“ACMP”), Access Midstream Partners GP, L.L.C., a Delaware limited liability company and the general partner of ACMP (“ACMP General Partner”), VHMS LLC, a Delaware limited liability company and a direct wholly owned subsidiary of ACMP (“Merger Sub”), Williams Partners L.P., a Delaware limited partnership (“WPZ”), and Williams Partners GP LLC, a Delaware limited liability company and the general partner of WPZ (“WPZ General Partner”).

WITNESSETH:

WHEREAS, ACMP and WPZ, and ACMP General Partner and WPZ General Partner, desire to combine their businesses on the terms and conditions set forth in this Agreement;

WHEREAS, ACMP and WPZ have required, as a condition to their willingness to enter into this Agreement, that Williams Gas Pipeline Company, LLC, a Delaware limited liability company (“WGP”), simultaneously herewith enters into a Support Agreement, dated as of the Execution Date (the “Support Agreement”), pursuant to which, among other things, WGP agrees to support the Merger and the other transactions contemplated hereby, on the terms and subject to the conditions provided for in the Support Agreement;

WHEREAS, the WPZ Conflicts Committee (as defined below), by unanimous vote, in good faith (a) determined that this Agreement and the transactions contemplated hereby are in the best interest of WPZ and the Holders (as defined below) of WPZ Common Units (as defined below) who are not Williams Parties (as defined below), (b) approved this Agreement and the transactions contemplated hereby, including the Merger (as defined below) (the foregoing constituting WPZ Special Approval (as defined below)) and (c) resolved to approve, and to recommend to the WPZ Board (as defined below) the approval of, this Agreement and the consummation of the transactions contemplated hereby, including the Merger;

WHEREAS, upon the receipt of the recommendation of the WPZ Conflicts Committee, at a meeting duly called and held, the WPZ Board (a) approved this Agreement and the transactions contemplated hereby, including the Merger (as defined below); and (b) directed that this Agreement be submitted to a vote of the Holders of WPZ Units by written consent pursuant to Section 13.11 of the WPZ Partnership Agreement (as defined below);

WHEREAS, the ACMP Conflicts Committee (as defined below), by unanimous vote, in good faith (a) determined that this Agreement and the transactions contemplated hereby are in the best interest of ACMP and the Holders of ACMP Units (as defined below) who are not Williams Parties, (b) approved this Agreement and the transactions contemplated hereby, including the Transaction Documents and the transactions contemplated thereby on the terms set forth therein (the foregoing constituting ACMP Special Approval (as defined below)) and (c) resolved to approve, and to recommend to the ACMP Board (as defined below) the approval of, this Agreement and the consummation of the transactions contemplated hereby, including the Transaction Documents and the transactions contemplated thereby on the terms set forth therein;

WHEREAS, upon the receipt of the recommendation of the ACMP Conflicts Committee, at a meeting duly called and held, the ACMP Board approved this Agreement and the transactions contemplated hereby, including the Transaction Documents and the transactions contemplated thereby on the terms set forth therein;

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:

“ACMP” has the meaning set forth in the Preamble.

“ACMP 10-K/A” has the meaning set forth in Section 4.6(a).

“ACMP Amendment Vote” has the meaning set forth in Section 4.2.

“ACMP Associated Employees” has the meaning set forth in Section 4.14(a).

“ACMP Benefit Plan” means each Employee Benefit Plan (i) that is or within the past six years was, sponsored, maintained or contributed to by any ACMP Group Entity, (ii) with respect to which any ACMP Group Entity has or would reasonably be expected to have any liability (whether actual or contingent, direct or indirect), or (iii) in which any ACMP Associated Employee participates or is eligible to participate. For purposes of this Agreement, the term “ACMP Benefit Plan” shall not include any Employee Benefit Plan maintained or contributed to by any member of the WPZ Aggregated Group (other than the ACMP Group Entities) or in which any WPZ Associated Employee participates or is eligible to participate.

“ACMP Board” means the Board of Directors of ACMP General Partner.

“ACMP Class B Units” means the “Convertible Class B Units”, as defined in the ACMP Partnership Agreement.

“ACMP Common Units” means the “Common Units”, as defined in the ACMP Partnership Agreement.

“ACMP Conflicts Committee” means the Conflicts Committee (as defined in the ACMP Partnership Agreement) of the ACMP Board.

“ACMP Disclosure Letter” means the disclosure letter prepared by ACMP and delivered to WPZ concurrently herewith.

“ACMP D&O Indemnified Parties” means (a) any Person (together with such Person’s heirs, executors and administrators) who is not an employee of Williams or its wholly-owned Subsidiaries and is or was, or at any time prior to the Effective Time becomes, an officer or director of any ACMP Group Entity and (b) any Person (together with such Person’s heirs, executors and administrators) who is or was serving, or at any time prior to the Effective Time serves, at the request of any ACMP Group Entity as an officer, director, member, partner, agent, fiduciary or trustee of another Person; provided that a Person shall not be an ACMP D&O Indemnified Party by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

“ACMP Financial Statements” has the meaning set forth in Section 4.6(a).

“ACMP General Partner” has the meaning set forth in the Preamble.

“ACMP General Partner Interest” means the “General Partner Interest,” as defined in the ACMP Partnership Agreement.

“ACMP General Partner Long-Term Incentive Plan” means the Access Midstream Long-Term Incentive Plan, as amended effective as of July 1, 2014.

“ACMP GP LLC Agreement” means the Sixth Amended and Restated Limited Liability Company Agreement of ACMP General Partner, dated as of July 1, 2014, as the same may be amended from time to time after the Execution Date.

“ACMP Group Entities” means the ACMP Parties and the ACMP Subsidiaries.

“ACMP Incentive Distribution Right” means an “Incentive Distribution Right,” as defined in the ACMP Partnership Agreement.

“ACMP Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on or a material adverse change in (i) the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the ACMP Group Entities, taken as a whole; provided, however, that any adverse changes, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been an ACMP Material Adverse Effect: (a) changes, effects, events or occurrences affecting the natural gas gathering, processing, treating, transportation and storage industries generally and NGL marketing industry generally (including any change in the prices of natural gas, NGL or other hydrocarbon products, industry margins or any regulatory changes or changes in applicable Law), (b) changes, effects, events or occurrences affecting the United States or global economic conditions or financial, credit, debt, securities or other capital markets in general, (c) any outbreak of, acts of or escalation of hostilities, terrorism, war or other similar national emergency, (d) the announcement or pendency of this Agreement or the transactions contemplated hereby, (e) changes in any Laws applicable to ACMP or any of its Subsidiaries or in accounting regulations or principles or the interpretation thereof that materially affects this Agreement or the transactions contemplated hereby, or (f) the ACMP Parties taking any action required or contemplated by this Agreement; provided that, in the case of clauses (a), (b), (c) and (e) the impact on the ACMP Group Entities is not materially disproportionate to the impact on similarly situated parties, or (ii) the ability of any of the ACMP Parties to perform their obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

“ACMP Material Contract” shall have the meaning ascribed to such term in Section 4.13(a).

“ACMP Material Contracts List” shall have the meaning ascribed to such term in Section 4.13(a).

“ACMP Partially Owned Entities” means the Partially Owned Entities of ACMP.

“ACMP Parties” means ACMP, ACMP General Partner, and Merger Sub.

“ACMP Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of ACMP, dated as of August 3, 2010, as amended as of July 24, 2012 and December 20, 2012, and as further amended from time to time after the Execution Date in accordance with this Agreement.

“ACMP Partnership Agreement Amendment” means Amendment No. 3 to the ACMP Partnership Agreement, substantially in the form of Exhibit B.

“ACMP Q2 10-Q” has the meaning set forth in Section 4.6(a).

“ACMP SEC Reports” has the meaning set forth in Section 4.5(a).

“ACMP Special Approval” means “Special Approval,” as defined in the ACMP Partnership Agreement.

“ACMP Subsidiaries” means the entities that are partially or wholly owned, directly or indirectly, by ACMP.

“ACMP Units” means the ACMP Common Units and the ACMP Class B Units, collectively.

“Affiliate” has the meaning set forth in Rule 405 of the rules and regulations under the Securities Act, unless otherwise expressly stated herein; provided, however, that prior to the Closing (i) with respect to the ACMP Group Entities, the term “Affiliate” shall exclude each of the WPZ Group Entities and, except for purposes of Section 4.16, Williams and each of the Williams Subsidiaries (other than the ACMP Group Entities), and (ii) with respect to the WPZ Group Entities, the term “Affiliate” shall exclude each of the ACMP Group Entities and, except for purposes of Section 3.16, Williams and each of the Williams Subsidiaries (other than the WPZ Group Entities).

“Affiliated Unitholder Consideration” has the meaning set forth in Section 2.1(c)(i)(B).

“Agreement” has the meaning set forth in the Preamble.

“AMV” means Access Midstream Ventures, L.L.C., a Delaware limited liability company and the sole member of the ACMP General Partner.

“Book-Entry WPZ Common Units” has the meaning set forth in Section 2.1(c)(ii).

“Business Day” means any day on which commercial banks are generally open for business in New York, New York other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the Laws of the State of New York or the federal Laws of the United States of America.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act.

“Certificate of Merger” has the meaning set forth in Section 2.1(b)(i).

“Certificate of GP Merger” has the meaning set forth in Section 2.1(b)(ii).

“Closing” has the meaning set forth in Section 2.1(a).

“Closing Date” has the meaning set forth in Section 2.1(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” has the meaning set forth in Section 5.2.

“Consent Statement/Prospectus” has the meaning set forth in Section 5.3(a).

“D&O Insurance” has the meaning set forth in Section 5.9(b).

“Delaware Courts” has the meaning set forth in Section 8.2.

“DLLCA” means the Delaware Limited Liability Company Act, as amended.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act, as amended.

“Effective Time” has the meaning set forth in Section 2.1(b)(i).

“Employee Benefit Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and any equity-based purchase, option, change-in-control, collective bargaining, incentive, employee loan, deferred compensation, pension, profit-sharing, retirement, bonus, retention bonus, employment, severance and other employee benefit or fringe benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA (including any funding mechanism now in effect or required in the future), whether formal or informal, oral or written, legally binding or not, maintained by, sponsored by or contributed to, or obligated to be contributed to, the entity in question or with respect to which the entity in question has any obligation or liability, whether secondary, contingent or otherwise.

“Environmental Laws” means, without limitation, the following laws, in effect as of the Closing Date, as amended: (i) the Resource Conservation and Recovery Act; (ii) the Clean Air Act; (iii) CERCLA; (iv) the Federal Water Pollution Control Act; (v) the Safe Drinking Water Act; (vi) the Toxic Substances Control Act; (vii) the Emergency Planning and Community Right-to Know Act; (viii) the National Environmental Policy Act; (ix) the Pollution Prevention Act of 1990; (x) the Oil Pollution Act of 1990; (xi) the Hazardous Materials Transportation Act; (xii) the Occupational Safety and Health Act; and (xiii) all laws, statutes, rules, regulations, orders, judgments, decrees promulgated or issued with respect to the foregoing Environmental Laws by Governmental Entities with jurisdiction in the premises and any other federal, state or local statutes, laws, ordinances, rules, regulations, orders, codes, decisions, injunctions or decrees that regulate or otherwise pertain to the protection of human health, safety or the environment, including but not limited to the management, control, discharge, emission, treatment, containment, handling, removal, use, generation, permitting, migration, storage, release, transportation, disposal, remediation, manufacture, processing or distribution of Hazardous Materials that are or may present a threat to human health or the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 2.2(a).

“Exchange Fund” has the meaning set forth in Section 2.2(a).

“Execution Date” has the meaning set forth in the Preamble.

“Fractional Unit Payment” has the meaning set forth in Section 2.1(e).

“GAAP” has the meaning set forth in Section 1.2.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation or formation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement, operating agreement, unanimous equityholder agreement or declaration or other similar governing documents of such Person.

“Governmental Entity” means any federal, state, tribal, provincial, municipal, foreign or other government, governmental court, department, commission, board, bureau, regulatory or administrative agency or instrumentality.

“GP Merger” means the merger of WPZ General Partner with and into ACMP General Partner, with ACMP General Partner as the sole surviving entity.

“GP Merger Effective Time” has the meaning set forth in Section 2.1(b)(ii).

“Hazardous Material” means any substance, whether solid, liquid, or gaseous: (i) which is listed, defined, or regulated as a “hazardous material,” “hazardous waste,” “solid waste,” “hazardous substance,” “toxic substance,” “pollutant,” or “contaminant,” or words of similar meaning or import found in any applicable Environmental

Law; or (ii) which is or contains asbestos, polychlorinated biphenyls, radon, urea formaldehyde foam insulation, explosives, or radioactive materials; or (iii) any petroleum, petroleum hydrocarbons, petroleum substances, petroleum or petrochemical products, natural gas, crude oil and any components, fractions, or derivatives thereof, any oil or gas exploration or production waste, and any natural gas, synthetic gas and any mixtures thereof; or (iv) radioactive material, waste and pollutants, radiation, radionuclides and their progeny, or nuclear waste including used nuclear fuel; or (v) which causes or poses a threat to cause contamination or nuisance on any properties, or any adjacent property or a hazard to the environment or to the health or safety of persons on or about any properties.

“Holders” means, when used with reference to the ACMP Units or the WPZ Units, the holders of such units shown from time to time in the registers maintained by or on behalf of ACMP or WPZ, respectively.

“Intellectual Property” means all intellectual or industrial property and rights therein, however denominated, throughout the world, whether or not registered, including all patent applications, patents, trademarks, service marks, trade styles or dress, mask works, copyrights (including copyrights in computer programs, software, computer code, documentation, drawings, specifications and data), works of authorship, moral rights of authorship, rights in designs, trade secrets, technology, inventions, invention disclosures, discoveries, improvements, know-how, proprietary rights, formulae, processes, methods, technical and business information, and confidential and proprietary information, and all other intellectual and industrial property rights, whether or not subject to statutory registration or protection and, with respect to each of the foregoing, all registrations and applications for registration, renewals, extensions, continuations, reexaminations, reissues, divisionals, improvements, modifications, derivative works, goodwill, and common law rights, and causes of action relating to any of the foregoing.

“Knowledge” as used in this Agreement with respect to a party hereto, means the actual knowledge of that party’s designated personnel, after reasonable inquiry. The designated personnel for the ACMP Parties are set forth on Schedule A-1 hereto. The designated personnel for the WPZ Parties are set forth on Schedule A-2 hereto.

“Laws” means all statutes, regulations, codes, tariffs, ordinances, decisions, administrative interpretations, writs, injunctions, stipulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority (including the NYSE).

“Letter of Transmittal” has the meaning set forth in Section 2.2(b).

“Liens” means any mortgage, restriction (including restrictions on transfer), deed of trust, lien, security interest, preemptive right, option, right of first offer or refusal, lease or sublease, claim, pledge, conditional sales contract, charge, encroachment or encumbrance.

“Merger” means the merger of Merger Sub with and into WPZ, with WPZ as the sole surviving entity.

“Merger Consideration” means, as applicable, the Public Unitholder Consideration or the Affiliated Unitholder Consideration.

“Merger Sub” has the meaning set forth in the Preamble.

“New General Partner” means a Delaware limited liability company to be formed in accordance with Section 2.1(h).

“NGL” means natural gas liquids.

“Notice” has the meaning set forth in Section 8.1.

“NYSE” means the New York Stock Exchange.

“Orders” has the meaning set forth in Section 3.8(a).

“Partially Owned Entity” means, with respect to a specified Person, an entity that is directly or indirectly owned in part by such specified Person, but is not directly or indirectly wholly owned by such specified Person.

“Party Group” means the WPZ Parties, on the one hand, and the ACMP Parties, on the other hand. A reference to a Party Group is a reference to each of the members of such Party Group.

“Permits” shall have the meaning ascribed to such term in Section 3.12(a).

“Permitted Lien” means all: (i) mechanics’, materialmen’s, carriers’, workmen’s, repairmen’s, vendors’, operators’ or other like Liens, if any, that do not materially detract from the value of or materially interfere with the use of any of the assets of the ACMP Group Entities or WPZ Group Entities, as applicable, subject thereto; (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (iii) title defects or Liens (other than those constituting Liens for the payment of indebtedness), if any, that do not or would not, individually or in the aggregate, impair in any material respect the use or occupancy of the assets of the ACMP Group Entities or WPZ Group Entities, as applicable, taken as a whole; (iv) Liens for Taxes that are not due and payable or that may thereafter be paid without penalty; and (v) Liens supporting surety bonds, performance bonds and similar obligations issued in connection with the businesses of the ACMP Group Entities or WPZ Group Entities, as applicable.

“Person” means an individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization or other entity or Governmental Entity.

“Pre-Merger Unit Split” has the meaning set forth in Section 5.14.

“Proceedings” has the meaning set forth in Section 3.8(a).

“Public Unitholder Consideration” has the meaning set forth in Section 2.1(c)(i)(A).

“Registration Statement” has the meaning set forth in Section 3.24.

“Rights” shall mean, with respect to any Person, subscriptions, options, restricted units, equity appreciation rights, profits interests or other equity-based interests, warrants, calls, convertible or exchangeable securities, rights, preemptive rights, preferential purchase rights, rights of first refusal or any similar rights, commitments or agreements of any character providing for the issuance of any partnership interests, voting securities or equity interests of such Person, including any representing the right to purchase or otherwise receive any of the foregoing or any securities convertible into or exchangeable or exercisable for such partnership interests, voting securities or equity interests.

“Rights-of-Way” has the meaning set forth in Section 3.7(b).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.5(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiaries” means, when used with reference to ACMP or WPZ, the ACMP Subsidiaries or the WPZ Subsidiaries, respectively.

“Support Agreement” has the meaning set forth in the Recitals.

“Surrender” means, when used with reference to a WPZ Unit, the proper delivery of a WPZ Certificate (or lost certificate affidavit as contemplated by Section 2.2(b)) or the proper completion, with respect to a Book-Entry WPZ Common Unit, of all procedures necessary, in either case, to effect the transfer of such WPZ Unit in accordance with the terms of the Letter of Transmittal or such other procedures as may be reasonably established by the Exchange Agent.

“Surviving WPZ Partnership Agreement” has the meaning set forth in Section 2.1(d).

“Tax” or “Taxes” means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Governmental Entity, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), gross receipts taxes, net proceeds taxes, alternative or add-on minimum taxes, sales taxes, use taxes, real property gains or transfer taxes, ad valorem taxes, property taxes, value-added taxes, franchise taxes, production taxes, severance taxes, windfall profit taxes, withholding taxes, payroll taxes, employment taxes, excise taxes and other obligations of the same or similar nature to any of the foregoing.

“Tax Return” means all reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

“Termination Date” has the meaning set forth in Section 7.2(a).

“Transaction Documents” means, collectively, this Agreement, the Support Agreement and the ACMP Partnership Agreement Amendment, including all exhibits, annexes and schedules thereto.

“WGP” has the meaning set forth in the Recitals.

“Williams” means The Williams Companies, Inc., a Delaware corporation.

“Williams Parties” means Williams, WGP and the Williams Subsidiaries, other than ACMP, the ACMP Subsidiaries, WPZ and the WPZ Subsidiaries.

“Williams Subsidiaries” means, with respect to Williams and WGP, any other entity of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by Williams or WGP, as applicable.

“WPZ” has the meaning set forth in the Preamble.

“WPZ 8-K” has the meaning set forth in Section 3.6(a).

“WPZ Associated Employees” has the meaning set forth in Section 3.14(a).

“WPZ Aggregated Group” has the meaning set forth in Section 3.14(d).

“WPZ Benefit Plan” means each Employee Benefit Plan (i) that is or within the past six years was, sponsored, maintained or contributed to by any WPZ Group Entity, (ii) with respect to which any WPZ Group Entity has or would reasonably be expected to have any liability (whether actual or contingent, direct or indirect), or (iii) in which any WPZ Associated Employee participates or is eligible to participate. For purposes of this Agreement, the term “WPZ Benefit Plan” shall not include any Employee Benefit Plan maintained or contributed to by any member of the WPZ Aggregated Group (other than the WPZ Group Entities or any such Employee Benefit Plan in which any WPZ Associated Employee participates or is eligible to participate) or in which any ACMP Associated Employee participates or is eligible to participate.

“WPZ Board” means the Board of Directors of WPZ General Partner.

“WPZ Certificate” has the meaning set forth in Section 2.1(c)(ii).

“WPZ Class D Units” means the “Class D Units,” as defined in the WPZ Partnership Agreement.

“WPZ Common Units” means the “Common Units,” as defined in the WPZ Partnership Agreement.

“WPZ Conflicts Committee” means the Conflicts Committee (as defined in the WPZ Partnership Agreement) of the WPZ Board.

“WPZ D&O Indemnified Parties” means (a) any Person (together with such Person’s heirs, executors and administrators) who is or was, or at any time prior to the Effective Time becomes, an officer or director of any WPZ Group Entity and (b) any Person (together with such Person’s heirs, executors and administrators) who is or was serving, or at any time prior to the Effective Time serves, at the request of any WPZ Group Entity as an officer, director, member, partner, agent, fiduciary or trustee of another Person; provided that a Person shall not be a WPZ D&O Indemnified Party by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

“WPZ Disclosure Letter” means the disclosure letter prepared by WPZ and delivered to ACMP concurrently herewith.

“WPZ Financial Statements” has the meaning set forth in Section 3.6(a).

“WPZ General Partner” has the meaning set forth in the Preamble.

“WPZ General Partner Interest” means the “General Partner Interest,” as defined in the WPZ Partnership Agreement.

“WPZ General Partner Units” means the “General Partner Units” as defined in the WPZ Partnership Agreement.

“WPZ GP Director Compensation Policy” means the Director Compensation Policy of WPZ General Partner, adopted on November 29, 2005, as revised on August 27, 2013.

“WPZ GP LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of WPZ General Partner, dated as of August 23, 2005.

“WPZ GP Long-Term Incentive Plan” means the Long-Term Incentive Plan of WPZ General Partner, dated as of August 23, 2005, as amended on November 28, 2006 and December 2, 2008.

“WPZ Group Entities” means the WPZ Parties and the WPZ Subsidiaries.

“WPZ Incentive Distribution Right” means an “Incentive Distribution Right,” as defined in the WPZ Partnership Agreement.

“WPZ Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on or a material adverse change in (i) the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the WPZ Group Entities, taken as a whole; provided, however, that any adverse changes, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a WPZ Material Adverse Effect: (a) changes, effects, events or occurrences affecting the natural gas gathering, processing, treating, transportation and storage industries generally and NGL marketing industry generally (including any change in the prices of natural gas, NGL or other hydrocarbon products, industry margins or any regulatory changes or changes in applicable Law), (b) changes, effects, events or occurrences affecting the United States or global economic conditions or financial, credit, debit, securities or other capital markets in general, (c) any outbreak of, acts of or escalation of hostilities, terrorism, war or other similar national emergency, (d) the announcement or pendency of this Agreement or the transactions contemplated hereby, (e) changes in any Laws applicable to WPZ or any of its Subsidiaries or in accounting regulations or principles or the interpretation thereof that materially affects this Agreement or the transactions contemplated hereby, or (f) the WPZ Parties taking any action required or contemplated by this Agreement; provided that, in the case of clauses (a), (b), (c) and (e) the impact on the WPZ Group Entities is not materially disproportionate to the impact on similarly situated parties, or (ii) the ability of either of the WPZ Parties to perform their obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

“WPZ Material Contract” shall have the meaning ascribed to such term in Section 3.13(a).

“WPZ Material Contracts List” shall have the meaning ascribed to such term in Section 3.13(a).

“WPZ Partially Owned Entities” means the Partially Owned Entities of WPZ.

“WPZ Parties” means WPZ and WPZ General Partner.

“WPZ Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of WPZ, dated as of August 23, 2005, as amended as of August 7, 2006, August 23, 2006, December 13, 2006, April 15, 2008, April 16, 2009, February 17, 2010, November 17, 2010, April 27, 2012, November 5, 2012, October 25, 2013, and February 28, 2014, and as further amended from time to time after the Execution Date in accordance with this Agreement.

“WPZ Q2 10-Q” has the meaning set forth in Section 3.6(a).

“WPZ SEC Reports” has the meaning set forth in Section 3.5(a).

“WPZ Special Approval” means “Special Approval,” as defined in the WPZ Partnership Agreement.

“WPZ Subsidiaries” means the entities that are partially or wholly owned, directly or indirectly, by WPZ.

“WPZ Units” means the WPZ Common Units and the WPZ Class D Units.

“WPZ Vote” has the meaning set forth in Section 3.2.

“Written Consent” means approval of this Agreement and the transactions contemplated hereby, including the Merger, by written consent without a meeting in accordance with Section 14.3 of the WPZ Partnership Agreement of the holders of WPZ Units constituting a Unit Majority (as defined in the WPZ Partnership Agreement).

SECTION 1.2 Rules of Construction. The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number or a letter refer to the specified Article or Section of this Agreement. The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement (including the WPZ Disclosure Letter and the ACMP Disclosure Letter) and not to any particular Article, Section or other portion hereof. Unless otherwise specifically indicated or the context otherwise requires, (a) all references to “dollars” or “$” mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, (c) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” and (d) all words used as accounting terms shall have the meanings assigned to them under United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”). In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day. Reference to any party hereto is also a reference to such party’s permitted successors and assigns. The Exhibits attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof. Unless otherwise indicated, all references to an “Exhibit” followed by a number or a letter refer to the specified Exhibit to this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties hereto that this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement. Further, prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement shall not be used as an aid of construction or otherwise constitute evidence of the intent of the parties; and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of such prior drafts.

ARTICLE II

MERGER

SECTION 2.1 Closing of the Merger and the GP Merger.

(a) Closing Date. Subject to the satisfaction or waiver of the conditions (other than those conditions that are not legally permitted to be waived) to closing set forth in Article VI, the closing (the “Closing”) of the Merger, the GP Merger, and the transactions contemplated by this Section 2.1 shall be held at the offices of Gibson, Dunn & Crutcher LLP at 1801 California Street, Denver, Colorado 80202 on the next Business Day following the satisfaction or waiver (other than those conditions that are not legally permitted to be waived) of all of the conditions set forth in Article VI (other than conditions that would normally be satisfied on the Closing Date, but subject to satisfaction or waiver (other than those conditions that are not legally permitted to be waived) of those conditions) commencing at 9:00 a.m., local time, or such other place, date and time as may be mutually agreed upon in writing by the parties hereto. The “Closing Date,” as referred to herein, shall mean the date on which the Closing actually occurs.

(b) Mergers. (i) Concurrently with or as soon as practicable following the Closing, a certificate of merger effecting the Merger (the “Certificate of Merger”) shall be filed with the Secretary of State of the State of Delaware, duly executed in accordance with the relevant provisions of DRULPA and DLLCA, as applicable (the date and time of such filing (or, if agreed by the parties hereto, such later time and date as may be expressed therein as the effective date and time of the Merger) being the “Effective Time”). Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall merge with and into WPZ, the separate existence of Merger Sub shall cease, and WPZ shall continue as the surviving limited partnership in the Merger.

(ii) Concurrently with or as soon as practicable following the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, a certificate of merger effecting the GP Merger (the “Certificate of GP Merger”) shall be filed with the Secretary of State of the State of Delaware, duly executed in accordance with the relevant provisions of DLLCA (the date and time of such filing (or, if agreed by the parties hereto, such later time and date as may be expressed therein as the effective date and time of the GP Merger) being the “GP Merger Effective Time”). The parties hereto shall take all actions such that the GP Merger Effective Time shall be the same date and time as the Effective Time. Subject to the terms and conditions of this Agreement, at the GP Merger Effective Time, WPZ General Partner shall merge with and into ACMP General Partner, the separate existence of WPZ General Partner shall cease, and ACMP General Partner shall continue as the surviving limited liability company in the GP Merger.

(c) Effect of the Merger on Equity Securities. Subject in each case to Sections 2.1(e) and 2.1(f), at the Effective Time, by virtue of the Merger and without any action on the part of ACMP, ACMP General Partner, Merger Sub, WPZ, WPZ General Partner, any Holder of WPZ Units, any Holder of ACMP Units, or any other Person:

(i) (A) Conversion of Public WPZ Common Units. Each of the WPZ Common Units, other than the WPZ Common Units held directly or indirectly by the Williams Parties, outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.86672 ACMP Common Units (such number of ACMP Common Units, the “Public Unitholder Consideration”).

(B) Conversion of WPZ Common Units Held by the Williams Parties. Each of the WPZ Common Units held directly or indirectly by any of the Williams Parties and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.80036 ACMP Common Units (such number of ACMP Common Units, the “Affiliated Unitholder Consideration”).

(ii) Each WPZ Common Unit converted into the right to receive the Merger Consideration pursuant to this Section 2.1(c) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each Holder of WPZ Common Units immediately prior to the Effective Time shall thereafter cease to be a limited partner of WPZ or have any rights with respect to such WPZ Common Units, except the right to be admitted to ACMP as a limited partner of ACMP and receive the Public Unitholder Consideration or the Affiliated Unitholder Consideration, as applicable, and any distributions to which Holders of WPZ Common Units become entitled all in accordance with this Article II upon the Surrender of (A) a certificate that immediately prior to the Effective Time represented WPZ Common Units (a “WPZ Certificate”) or (B) uncertificated WPZ Common Units represented by book-entry (“Book-Entry WPZ Common Units”), together with such properly completed and duly executed Letter of Transmittal and such other documents in accordance with Section 2.2.

(iii) The WPZ Incentive Distribution Rights outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be canceled and retired and shall cease to exist without consideration therefor and without any further action by any Person.

(iv) The WPZ General Partner Interest outstanding immediately prior to the Effective Time shall be converted into the right to receive ACMP General Partner Interests such that, immediately following consummation of the GP Merger, and assuming exchange of all the WPZ Common Units pursuant to Section 2.2, ACMP General Partner’s ACMP General Partner Interest shall represent a 2% Percentage Interest (as defined in the ACMP Partnership Agreement). In connection therewith, ACMP General Partner shall receive a right to any capital account in WPZ associated with the WPZ General Partner Interest immediately prior to the Merger.

(v) Each outstanding limited liability company interest in Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into WPZ common units, which shall constitute in the aggregate 100% of the aggregate partnership interest (as defined in the DRULPA) of all limited partners in WPZ.

(vi) ACMP’s partnership interests issued and outstanding immediately prior to the Effective Time shall be unchanged and remain outstanding and each limited partner and general partner admitted to ACMP immediately prior to the Effective Time shall continue as a limited partner and general partner, as applicable.

(d) Other Effects of the Merger. The Merger shall be conducted in accordance with and shall have the effects set forth in this Agreement and the applicable provisions of DRULPA and DLLCA. At the Effective Time, (i) the certificate of limited partnership of WPZ shall continue as the certificate of limited partnership of the surviving entity in the Merger, (ii) the WPZ Partnership Agreement shall be amended and restated to read in its entirety as set forth in Exhibit A hereto (the “Surviving WPZ Partnership Agreement”), and, as so amended and restated, shall continue in effect until thereafter changed or amended as provided therein or by applicable Law and in each case consistent with the obligations set forth in Section 5.9(a), (iii) pursuant to the Surviving WPZ Partnership Agreement, New General Partner shall be admitted as the sole general partner of WPZ with a 0% non-economic general partner interest in WPZ and WPZ General Partner shall simultaneously cease to be a general partner of WPZ, (iv) ACMP shall be admitted to WPZ as the sole limited partner of WPZ and all limited partners of WPZ immediately prior to the Merger shall simultaneously cease to be limited partners of WPZ, (v) each of ACMP and New General Partner shall be bound by the Surviving WPZ Partnership Agreement upon execution and delivery thereof by New General Partner and ACMP, (vi) WPZ shall continue without dissolution, and (vii) the books and records of WPZ shall be revised to reflect the foregoing. ACMP General Partner consents to the admission to ACMP as a limited partner of ACMP of each Holder of WPZ Common Units who is issued ACMP Common Units in exchange for such Holder’s WPZ Common Units in accordance with this Article II upon the proper Surrender of a WPZ Certificate or Book-Entry WPZ Common Units. Upon such Surrender of a WPZ Certificate (or upon a waiver of the requirement to Surrender a WPZ Certificate granted by ACMP General Partner in its sole discretion) or Book-Entry WPZ Common Units, the recording of the name of such Person as a limited partner of ACMP (and as the Record Holder (as such term is defined in the ACMP Partnership Agreement) of such ACMP Common Units) on the books and records of ACMP and its Transfer Agent (as such term is defined in the ACMP Partnership Agreement), and the issuance of ACMP Common Units to such Person in accordance with Section 2.1, such Person shall automatically be admitted to ACMP as a limited partner of ACMP and be bound by the ACMP Partnership Agreement as such in accordance with Section 10.1(b) of the ACMP Partnership Agreement. By its Surrender of a WPZ Certificate or Book-Entry WPZ Common Units, or by its acceptance of ACMP Common Units, a former Holder of WPZ Common Units confirms its agreement to be bound by all of the terms and conditions of the ACMP Partnership Agreement, including any power of attorney granted therein.

(e) Fractional Units. Notwithstanding any other provision of this Agreement, (i) no certificates or scrip representing fractional ACMP Common Units shall be issued in the Merger, and such fractional units will not entitle the owner thereof to vote or to any rights as a unitholder of ACMP and (ii) each registered Holder of WPZ Common Units exchanged pursuant to the Merger who would otherwise have been entitled to receive a fractional ACMP Common Unit (after taking into account all WPZ Common Units held by such Holder immediately prior to the Effective Time) shall receive, in lieu thereof, from ACMP in exchange for such fractional unit, an amount (a “Fractional Unit Payment”) in cash (payable in dollars, without interest) equal to the product of (A) such fraction, multiplied by (B) the average of the closing price of ACMP Common Units as reported on the NYSE Composite Transactions Tape (as reported by Bloomberg Financial Markets or such other source as the parties shall agree in writing) over the five trading day period ending on the third trading day immediately preceding the Effective Time.

(f) Certain Adjustments. If between the Execution Date and the Effective Time, whether or not permitted pursuant to the terms of this Agreement, the number of outstanding WPZ Common Units, WPZ Class D Units, ACMP Class B Units or ACMP Common Units shall be changed into a different number of units or other securities (including any different class or series of securities) by reason of any dividend or distribution payable in partnership interests, voting securities, equity interests or Rights, subdivision, reclassification, split, split-up, combination, merger, consolidation, reorganization, exchange or other similar transaction (other than the conversion of WPZ Class D Units into WPZ Common Units or the Pre-Merger Unit Split), or any such transaction shall be authorized, declared or agreed upon with a record date at or prior to the Effective Time, then the Public Unitholder Consideration, the Affiliated Unitholder Consideration, and any other similarly dependent items shall be appropriately adjusted to reflect fully the effect of such transaction and to provide to WPZ, Merger Sub and the Holders of WPZ Common Units the same economic effect as contemplated by this Agreement prior to such event, and thereafter, all references in this Agreement to the Public Unitholder Consideration, the Affiliated Unitholder Consideration, and any other similarly dependent items shall be references to the Public Unitholder Consideration, the Affiliated Unitholder Consideration, and any other similarly dependent items as so adjusted; provided, however, that nothing in this Section 2.1(f) shall be deemed to permit or authorize any party hereto to effect any such dividend or distribution (other than the Pre-Merger Unit Split) payable in equity securities or Rights, subdivision, reclassification, split, split-up, combination, merger, consolidation, reorganization, exchange or other similar transaction, or the authorization, declaration or agreement to do such transaction that it is not otherwise authorized or permitted to be undertaken pursuant to this Agreement.

(g) Effect of the GP Merger. By virtue of the GP Merger and without any action on the part of WPZ General Partner, ACMP General Partner, or their respective members, or any other Person: (i) all outstanding limited liability company interests of WPZ General Partner issued and outstanding immediately prior to the GP Merger Effective Time shall be canceled and cease to exist, and no former member of WPZ General Partner, in its capacity as such, shall have any membership or other interest in the surviving limited liability company of the GP Merger, (ii) all outstanding limited liability company interests of ACMP General Partner issued and outstanding immediately prior to the GP Merger Effective Time shall not be affected and shall remain issued and outstanding as the limited liability company interests of the surviving limited liability company in the GP Merger, and (iii) AMV shall continue as the sole member of ACMP General Partner following the GP Merger Effective Time. The ACMP GP LLC Agreement as in effect immediately prior to the Execution Date shall be the limited liability company agreement of the surviving limited liability company in the GP Merger until thereafter amended in accordance with its terms and as provided by applicable Law, and the certificate of formation of ACMP General Partner shall be the certificate of formation of the surviving limited liability company in the GP Merger.

(h) New General Partner. At or prior to the Effective Time, ACMP shall cause New General Partner to be formed as a Subsidiary of ACMP, and ACMP shall, and shall cause New General Partner to, execute and deliver the Surviving WPZ Partnership Agreement.

(j) ACMP Capital Contribution. The parties hereto acknowledge and agree that, upon the consummation of the Merger and the GP Merger, the conversion of the WPZ General Partner Interest into ACMP General Partner Interest pursuant to Section 2.1(c)(iv), and the cancellation of the capital account of WPZ General Partner in WPZ, (i) ACMP General Partner shall be deemed to have made an additional Capital Contribution (as defined in the ACMP Partnership Agreement) to ACMP in an amount equal to the amount of the capital account of WPZ General Partner in WPZ immediately prior to the Merger, which shall be sufficient to increase its Percentage Interest (as defined in the ACMP Partnership Agreement) to 2%, and (ii) the Notional General Partner Units (as defined in the ACMP Partnership Agreement) shall be increased proportionally to reflect such increase in ACMP General Partner’s Percentage Interest (as defined in the ACMP Partnership Agreement).

SECTION 2.2 Exchange of WPZ Common Units.

(a) Exchange Agent. Prior to the mailing of the Consent Statement/Prospectus, ACMP shall appoint Computershare Trust Company, N.A. to act as exchange agent (the “Exchange Agent”) for the payment of the Merger Consideration and any Fractional Unit Payment. Promptly after the Effective Time, ACMP shall (i) deposit (or cause to be deposited) with the Exchange Agent, for the benefit of the Holders of WPZ Common Units, an amount of cash sufficient to effect the delivery of the estimated aggregate Fractional Unit Payment (the “Exchange Fund”), (ii) reserve with the Exchange Agent the ACMP Common Units to be issued pursuant to Section 2.1(c)(i), and (iii) authorize the Exchange Agent to exchange ACMP Common Units in accordance with this Section 2.2. ACMP shall deposit with the Exchange Agent any additional funds in excess of the Exchange Fund as and when necessary to pay any Fractional Unit Payment and other amounts required to be paid under this Agreement. ACMP shall pay all costs and fees of the Exchange Agent and all expenses associated with the exchange process. Any ACMP Common Units, or fraction thereof, and any remaining amount of the Exchange Fund or other funds deposited shall be returned to ACMP after the earlier to occur of (x) payment in full of all amounts due to the Holders of WPZ Common Units, to the holder of the WPZ General Partner Interest (and its successor) or to the Exchange Agent and (y) the expiration of the period specified in Section 2.2(e).

(b) Exchange Procedures. Promptly after the Effective Time, ACMP shall cause the Exchange Agent to mail to each Holder, as of the Effective Time, of WPZ Common Units a form of letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the WPZ Certificates shall pass, only upon proper delivery of the WPZ Certificates to the Exchange Agent or, in the case of Book-Entry WPZ Common Units, upon adherence to the procedures set forth in the Letter of Transmittal, and which shall have such other provisions as may be necessary for the Holders of WPZ Common Units to be admitted to ACMP as limited partners of ACMP and which shall be in such form and have such other provisions as ACMP General Partner may reasonably specify) and instructions for effecting the Surrender of such WPZ Certificates or Book-Entry WPZ Common Units in exchange for, as applicable, whole ACMP Common Units, any distributions payable pursuant to Section 2.2(c) and any Fractional Unit Payment. Subject to Section 2.2(c), upon Surrender to the Exchange Agent of such WPZ Certificates or Book-Entry WPZ Common Units, together with such properly completed and duly executed Letter of Transmittal and such other documents as may reasonably be required by the Exchange Agent, the Holder of a WPZ Certificate or Book-Entry WPZ Common Units shall be entitled to receive in exchange therefor, as applicable, (i) that number of whole ACMP Common Units (which shall be in uncertificated book-entry form unless a physical certificate is requested) to which such Holder is entitled pursuant to Section 2.1(c)(i), (ii) the Fractional Unit Payment, if any, payable in lieu of any fractional ACMP Common Unit otherwise issuable, and (iii) any distributions payable pursuant to Section 2.2(c) to which such Holder is entitled. The instructions for effecting the Surrender of WPZ Certificates shall set forth procedures that must be taken by the Holder of any WPZ Certificate that has been lost, destroyed or stolen; it shall be a condition to the right of such Holder to receive the Merger Consideration, the Fractional Unit Payment, if any, and any distributions payable pursuant to Section 2.2(c) that the Exchange Agent shall have received, along with the Letter of Transmittal, a duly executed lost certificate affidavit, including an agreement to indemnify ACMP, signed exactly as the name or names of the registered Holder or Holders of WPZ Common Units appeared on the books of WPZ immediately prior to the Effective Time, together with a customary bond and such other documents, in each case, as ACMP may reasonably require in connection therewith. After the Effective Time, there shall be no further transfer on the records of WPZ or its transfer agent of WPZ Certificates or Book-Entry WPZ Common Units; and if such WPZ Certificates or Book-Entry WPZ Common Units are presented to WPZ or its transfer agent for transfer, they shall be canceled against delivery of the appropriate Merger Consideration, any Fractional Unit Payment and any distributions payable pursuant to Section 2.2(c) as hereinabove provided. Until Surrendered as contemplated by this Section 2.2(b), each WPZ Certificate or Book-Entry WPZ Common Unit shall be deemed at any time after the Effective Time to represent only the right to receive upon such Surrender the appropriate Merger Consideration, together with any distributions payable pursuant to Section 2.2(c), and Fractional Unit Payment as contemplated by this Section 2.2. No interest will be paid or will accrue on any Fractional Unit Payment or any distributions payable pursuant to Section 2.2(c).

(c) Distributions with Respect to Unexchanged WPZ Common Units. No distributions with respect to ACMP Common Units with a record date after the Effective Time shall be paid to the Holder of any WPZ Certificate or Book-Entry WPZ Common Units not Surrendered with respect to ACMP Common Units issuable in respect thereof until the Surrender of such WPZ Certificate or Book-Entry WPZ Common Units in accordance with this Section 2.2. Subject to the effect of applicable Laws, there shall be paid to the Holder of each WPZ Certificate or Book-Entry WPZ Common Units, without interest, (i) at the time of Surrender of such WPZ Certificate or Book-Entry WPZ Common Units, the amount of distributions previously paid with respect to the whole ACMP Common Units issuable with respect to such WPZ Certificate or Book-Entry WPZ Common Units that have a record date after the Effective Time and a payment date on or prior to the time of Surrender and (ii) at the appropriate payment date, the amount of distributions payable with respect to such whole ACMP Common Units with a record date after the Effective Time and prior to such Surrender and a payment date subsequent to such Surrender.

(d) No Further Ownership Rights in WPZ Common Units. All Merger Consideration issued upon the Surrender for exchange of WPZ Certificates or Book-Entry WPZ Common Units in accordance with the terms of this Article II (including any Fractional Unit Payment) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the WPZ Common Units heretofore represented by such WPZ Certificates or Book-Entry WPZ Common Units (including all rights to common units arrearages), subject, however, to ACMP’s obligation, with respect to WPZ Common Units outstanding immediately prior to the Effective Time, to pay any distributions with a record date prior to the Effective Time that may have been declared or made by WPZ on such WPZ Common Units in accordance with the terms of this Agreement on or prior to the Effective Time and that remain unpaid at the Closing Date.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the Holders of the WPZ Certificates or Book-Entry WPZ Common Units for twelve months after the Closing Date shall be delivered to ACMP, upon demand, and any Holders of the WPZ Certificates or Book-Entry WPZ Common Units who have not theretofore complied with this Section 2.2 shall thereafter look only to ACMP and only as general creditors thereof for payment of their claim for the Merger Consideration, any Fractional Unit Payment and any distributions with respect to WPZ Common Units or ACMP Common Units to which such Holders may be entitled.

(f) No Liability. To the extent permitted by applicable Law, none of ACMP, ACMP General Partner, WPZ, WPZ General Partner or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration, distribution or Fractional Unit Payment properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any WPZ Certificates or Book-Entry WPZ Common Units shall not have been Surrendered immediately prior to such date on which any Merger Consideration, any Fractional Unit Payment or any distributions with respect to WPZ Common Units or ACMP Common Units in respect of such WPZ Certificate or Book-Entry WPZ Common Units would escheat to or become the property of any Governmental Entity, any such units, cash, or distributions in respect of such WPZ Certificates or Book-Entry WPZ Common Units shall, to the extent permitted by applicable Law, become the property of ACMP, free and clear of all claims or interest of any Person previously entitled thereto.

(g) Withholding Rights. ACMP, Merger Sub and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, without duplication, such amounts, which may include ACMP Common Units, as ACMP, Merger Sub or the Exchange Agent reasonably deems to be required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity by ACMP, Merger Sub or the Exchange Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made by ACMP, Merger Sub or the Exchange Agent, as the case may be.

(h) No Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger, the GP Merger, or the other transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE WPZ PARTIES

Except (i) as set forth in a section of the WPZ Disclosure Letter corresponding to the applicable section of this Article III to which such disclosure applies (provided that any information set forth in one section of the WPZ Disclosure Letter shall be deemed to apply to each other section thereof to which its relevance is reasonably apparent on its face) or (ii) as disclosed in the WPZ SEC Reports (excluding any disclosures set forth in such WPZ SEC Report under the heading “Risk Factors” or in any section related to forward-looking statements) filed on or after January 1, 2013 and prior to the Execution Date (without giving effect to any amendment to any such SEC Report filed on or after the Execution Date), the WPZ Parties hereby represent and warrant, jointly and severally, to the ACMP Parties that:

SECTION 3.1 Organization and Existence.

(a) Each of the WPZ Parties is a limited partnership or limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited partnership or limited liability company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

(b) Each of the WPZ Subsidiaries (other than any of the WPZ Parties) is an entity duly organized or formed, as applicable, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its respective jurisdiction of organization or formation and has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

(c) Each of the WPZ Group Entities is duly licensed or qualified to do business and is in good standing in the states in which the character of the properties and assets owned or held by it or the nature of the business conducted by it requires it to be so licensed or qualified, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a WPZ Material Adverse Effect.

(d) WPZ has made available to ACMP true and complete copies of the Governing Documents of each WPZ Party in effect as of the Execution Date. All such Governing Documents are in full force and effect and no WPZ Party is in violation of any provisions thereof.

SECTION 3.2 Authority and Approval. Each of the WPZ Parties has all requisite limited liability company or limited partnership power and authority to execute and deliver this Agreement, and subject to receipt of the WPZ Vote, to consummate the transactions contemplated hereby and to perform all of the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by each of the WPZ Parties, and subject to receipt of the WPZ Vote, the consummation of the transactions contemplated hereby and the performance of all of the terms and conditions hereof to be performed by the WPZ Parties have been duly authorized and approved by all requisite partnership or limited liability company action on the part of each of the WPZ Parties. At a meeting duly called and held the WPZ Conflicts Committee, by unanimous vote, in good faith (a) determined that this Agreement and the transactions contemplated hereby are in the best interest of WPZ and the Holders of WPZ Common Units who are not Williams Parties, (b) approved this Agreement and the transactions contemplated hereby, including the Merger (the foregoing constituting WPZ Special Approval), and (c) resolved to approve, and to recommend to the WPZ Board the approval of, this Agreement and the consummation of the transactions contemplated hereby, including the Merger. Upon the receipt of the recommendation of the WPZ Conflicts Committee, at a meeting duly called and held, the WPZ Board (a) approved this Agreement and the transactions contemplated hereby, including the Merger; and (b) directed that this Agreement be submitted to a vote of Holders of WPZ Units by written consent pursuant to Section 13.11 of the WPZ Partnership Agreement. Following such approval, the sole member of WPZ General Partner approved this Agreement and the transactions contemplated hereby, including the GP Merger, by written consent. The adoption of this Agreement by the affirmative vote or consent of the Holders of at least a Unit Majority (as defined in the WPZ Partnership Agreement) (the “WPZ Vote”) is the only vote of partnership interests in WPZ necessary to approve this Agreement and the Merger. This Agreement has been duly executed and delivered by each of the WPZ Parties and constitutes the valid and legally binding obligation of each of the WPZ Parties, enforceable against each of the WPZ Parties in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a Proceeding at law or in equity).

SECTION 3.3 No Conflict; Consents.

(a) Subject to the consent, approval, license, permit, order, authorization, filings and notices referred to in Section 3.3(b) and receipt of the WPZ Vote, the execution, delivery and performance of this Agreement by each of the WPZ Parties does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, (i) contravene, violate, conflict with any of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the Governing Documents of any of the WPZ Parties; (ii) contravene, conflict with or violate any provision of applicable Laws; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, deed of trust, mortgage, debenture, note, agreement, contract, commitment, license, concession, permit, lease, joint venture, obligation or other instrument to which any of the WPZ Group Entities is a party or by which any of the WPZ Group Entities or any of their assets are bound; or (iv) result in the creation of any Lien (other than Permitted Liens) on any of the assets or businesses of any of the WPZ Group Entities under any such indenture, deed of trust, mortgage, debenture, note, agreement, contract, commitment, license, concession, permit lease, joint venture, obligation or other instrument, except in the case of clauses (ii), (iii) and (iv), for those items that would not, individually or in the aggregate, have a WPZ Material Adverse Effect.

(b) No consent, approval, license, permit, order or authorization of, or any filing with or notice to, any Governmental Entity is required to be obtained or made by any of the WPZ Group Entities in connection with the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby, except (i) as have been waived or obtained or with respect to which the time for asserting such right has expired, (ii) for (A) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act, and any other applicable state or federal securities, takeover and “blue sky” Laws, (B) any filings and approvals required under the rules and regulations of the NYSE, or (C) the filing of the Certificate of Merger and the Certificate of GP Merger with the Delaware Secretary of State, or (iii) for those which would not, individually or in the aggregate, have a WPZ Material Adverse Effect (including such consents, approvals, licenses, permits, orders or authorizations that are not customarily obtained prior to the Closing and are reasonably expected to be obtained in the ordinary course of business following the Closing).

SECTION 3.4 Capitalization; Limited Partner Interests.

(a) As of the Execution Date, the outstanding capitalization of WPZ consists of 439,706,147 WPZ Common Units, 26,475,507 WPZ Class D Units, 9,513,640 WPZ General Partner Units and the WPZ Incentive Distribution Rights. All of such WPZ Common Units, WPZ Class D Units and WPZ Incentive Distribution Rights and the limited partner interests represented thereby, with respect to the WPZ Common Units and WPZ Class D Units, have been duly authorized and validly issued in accordance with the WPZ Partnership Agreement, and are fully paid (to the extent required under the WPZ Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA and the WPZ Partnership Agreement). The WPZ General Partner is the sole record owner of the WPZ General Partner Units and such WPZ General Partner Units have been duly authorized and validly issued in accordance with the WPZ Partnership Agreement and represent the entire WPZ General Partner Interest. Except as set forth above in this

Section 3.4(a), as of the Execution Date there are not any WPZ Units, partnership interests, voting securities or equity interests of WPZ issued and outstanding or any Rights issued or granted by, or binding upon, WPZ, except as set forth in the WPZ SEC Reports (without giving effect to any amendment to any such SEC Report filed on or after the Execution Date) or the WPZ Partnership Agreement as in effect on the Execution Date, except for awards granted under the WPZ GP Long-Term Incentive Plan, or as expressly contemplated by this Agreement. Except as set forth in the WPZ Partnership Agreement as in effect on the Execution Date, there are no outstanding obligations of WPZ or any WPZ Group Entity to repurchase, redeem or otherwise acquire any WPZ Units or other partnership interests, voting securities or equity interests or any Rights of WPZ or any WPZ Group Entity. There are no outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the limited partners of WPZ on any matter.

(b) Section 3.4(b) of the WPZ Disclosure Letter sets forth a true and complete list of the WPZ Subsidiaries as of the Execution Date. As of the Execution Date, all of the outstanding shares of capital stock or other equity or voting interests of each WPZ Subsidiary owned directly or indirectly by the WPZ Parties (i) are owned, beneficially and of record free and clear of all Liens in the percentages set out on Section 3.4(b) of the WPZ Disclosure Letter and (ii) have been duly authorized and are validly issued, fully paid (with respect to WPZ Subsidiaries that are limited liability companies or limited partnerships, to the extent required under the limited liability company agreement or limited partnership agreement of the applicable WPZ Subsidiary) and nonassessable (with respect to WPZ Subsidiaries that are limited liability companies or limited partnerships, except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA or by Sections 17-303, 17-403, 17-607 and 17-804 of the DRULPA and the Governing Documents of the applicable entity).

(c) Other than ownership interests in the WPZ Subsidiaries set forth on Section 3.4(b) of the WPZ Disclosure Letter, WPZ does not own beneficially, directly or indirectly, any equity securities or other ownership interests of any Person as of the Execution Date. There are no outstanding Rights issued or granted by, or binding upon, any of the WPZ Subsidiaries as of the Execution Date.

SECTION 3.5 SEC Documents; Internal Controls.

(a) Since January 1, 2012, all reports, including but not limited to the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K (whether filed on a voluntary basis or otherwise), forms, schedules, certifications, prospectuses, registration statements and other documents required to be filed or furnished by WPZ or any WPZ Subsidiary with or to the SEC have been or will be timely filed or furnished (the “WPZ SEC Reports”). Each of the WPZ SEC Reports (i) complied in all material respects with the requirements of applicable Law (including the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”)), and (ii) as of its effective date (in the case of WPZ SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and as of its filing date did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for any statements (x) in any WPZ SEC Report that may have been modified by an amendment to such report or a subsequent report filed with the SEC prior to the Execution Date or (y) with respect to information supplied in writing by or on behalf of Williams, as to which WPZ makes no representation or warranty.

(b) No WPZ Subsidiary is required to file reports, forms or other documents with the SEC pursuant to the Exchange Act. There are no outstanding comments from, or unresolved issues raised by, the staff of the SEC with respect to the WPZ SEC Reports. No enforcement action has been initiated against WPZ relating to disclosures contained or omitted from any WPZ SEC Report.

(c) WPZ makes and keeps books, records, and accounts and has devised and maintains a system of internal controls, in each case, as required pursuant to Section 13(b)(2) under the Exchange Act. WPZ has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and the applicable listing standards of the NYSE. Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by WPZ in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure. WPZ General Partner’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to WPZ’s auditors and the audit committee of the WPZ Board (x) all significant deficiencies in the designation or operation of internal controls which could adversely affect WPZ’s ability to record, process, summarize and report financial data and have identified for WPZ’s auditors any material weakness in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in WPZ’s internal controls.

(d) Since January 1, 2012, the principal executive officer and principal financial officer of the WPZ General Partner have made all certifications (without qualification or exceptions to the matters certified, except as to Knowledge) required by the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and none of such entities or its officers have received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification. As of the Execution Date, and except as disclosed in a WPZ SEC Report filed with the SEC prior to the Execution Date, none of such entities has any Knowledge of any material weaknesses in the design or operation of such internal controls over financial reporting.

SECTION 3.6 Financial Statements; Undisclosed Liabilities.

(a) WPZ’s Current Report on Form 8-K filed with the SEC on May 19, 2014 (the “WPZ 8-K”) sets forth a true and complete copy of the consolidated audited statements of comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2013 and balance sheets as of December 31, 2013 and 2012 for WPZ, including the notes thereto, and the Quarterly Report on Form 10-Q filed by WPZ with the SEC on July 31, 2014 (the “WPZ Q2 10-Q”) sets forth a true and complete copy of the consolidated unaudited statements of comprehensive income for the six month period ended June 30, 2014, changes in equity for the six month period ended June 30, 2014, and cash flows for the six month period ended June 30, 2014 and balance sheet as of June 30, 2014 for WPZ, including the notes thereto (the referenced financial statements set forth in both the WPZ 8-K and the WPZ Q2 10-Q are collectively referred to as the “WPZ Financial Statements”). The WPZ Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto) and present fairly in all material respects the consolidated financial position of WPZ as of such dates and the consolidated results of operations and cash flows of WPZ for such periods, except as otherwise noted therein and subject, in the case of the unaudited financial statements, to normal and recurring adjustments and the absence of certain notes that are included in an annual filing. Except as set forth in the WPZ Financial Statements, there are no off-balance sheet arrangements that would, individually or in the aggregate, have a WPZ Material Adverse Effect. WPZ has not had any disagreement with its independent public accounting firm that required disclosure in the WPZ SEC Reports.

(b) There are no liabilities or obligations of WPZ, WPZ General Partner or the WPZ Subsidiaries (whether known or unknown and whether accrued, absolute, contingent or otherwise) and there are no facts or circumstances that would reasonably be expected to result in any such liabilities or obligations, whether arising in the context of federal, state or local judicial, regulatory, administrative or permitting agency Proceedings, other than (i) liabilities or obligations reflected or reserved against in the WPZ Financial Statements, (ii) current liabilities incurred in the ordinary course of business since December 31, 2013, (iii) liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, and (iv) liabilities or obligations (whether known or unknown and whether accrued, absolute, contingent or otherwise) that would not, individually or in the aggregate, have a WPZ Material Adverse Effect.

SECTION 3.7 Real Property; Rights-of-Way.

(a) Each of the WPZ Group Entities has good, valid and marketable title to all real property, good and valid leasehold interest in each material lease, sublease and other agreement under which the WPZ Group Entities uses or occupies or has the right to use or occupy any material real property and good title to all tangible personal property owned by the WPZ Group Entities that is sufficient for the operation of their respective businesses as presently conducted, free and clear of all Liens (except Permitted Liens), except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect.

(b) Each of the WPZ Group Entities has such consents, easements, rights-of-way, permits and licenses from each Person (collectively, “Rights-of-Way”) as are sufficient to conduct its business in the manner described, and subject to the limitations, qualifications, reservations and encumbrances contained, in any WPZ SEC Report filed on or prior to the Execution Date, except for such Rights-of-Way the absence of which would not, individually or in the aggregate, have a WPZ Material Adverse Effect. Each of the WPZ Group Entities has fulfilled and performed all its material obligations with respect to such Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a WPZ Material Adverse Effect.

(c) (i) (A) there are no pending Proceedings to modify the zoning classification of, or to condemn or take by power of eminent domain, all or any of the assets of the WPZ Group Entities and (B) none of the WPZ Parties have Knowledge of any such threatened Proceeding, which (in the case of clause (A) or (B)), if pursued, would, individually or in the aggregate, have a WPZ Material Adverse Effect, (ii) to the extent located in jurisdictions subject to zoning, the assets of the WPZ Group Entities that are real property (owned or leased) are properly zoned for the existence, occupancy and use of all of the improvements located on the owned and leased real property and on the Rights-of-Way held by any of the WPZ Group Entities, except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect, and (iii) none of such improvements are subject to any conditional use permits or “permitted non-conforming use” or “permitted non-conforming structure” classifications or similar permits or classifications, except as would not, either currently or in the case of a rebuilding of or additional construction of improvements, individually or in the aggregate, have a WPZ Material Adverse Effect.

SECTION 3.8 Litigation; Laws and Regulations. Except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect:

(a) There are no (i) civil, criminal, regulatory or administrative actions, suits, claims, hearings, arbitrations, inquiries, subpoenas, investigations or proceedings (“Proceedings”) pending or, to the Knowledge of the WPZ Parties, threatened against or affecting the WPZ Group Entities (other than the WPZ Partially Owned Entities), their assets, or any of the operations of the WPZ Group Entities (other than the WPZ Partially Owned Entities) related thereto or (ii) judgments, orders, decrees or injunctions of any Governmental Entity, whether at law or in equity (“Orders”), against or affecting the WPZ Group Entities (other than the WPZ Partially Owned Entities), their assets, or any of the operations of the WPZ Group Entities (other than the WPZ Partially Owned Entities) related thereto.

(b) To the Knowledge of the WPZ Parties, there are no (i) Proceedings pending or threatened against or affecting the WPZ Partially Owned Entities, their assets, or any of the operations of the WPZ Partially Owned Entities related thereto or (ii) Orders against or affecting the WPZ Partially Owned Entities, their assets, or any of the operations of the WPZ Partially Owned Entities related thereto.

(c) None of the WPZ Group Entities (other than the WPZ Partially Owned Entities) and, to the Knowledge of the WPZ Parties, no WPZ Partially Owned Entity (i) is in violation of or in default under its Governing Documents or (ii) is in violation of any applicable Law, except in the case of each of clause (i) and (ii) for such violations or defaults that would not, individually or in the aggregate, have a WPZ Material Adverse Effect.

SECTION 3.9 No Adverse Changes. Except as described in the WPZ Financial Statements, (x) with respect to any WPZ Partially Owned Entity, to the Knowledge of the WPZ Parties and (y) with respect to any other WPZ Group Entities:

(a) since December 31, 2013, there has not been a WPZ Material Adverse Effect; and

(b) since December 31, 2013, there has not been any material damage, destruction or loss to any material portion of the assets of the WPZ Group Entities, whether or not covered by insurance.

SECTION 3.10 Taxes. Except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect and, only with respect to any WPZ Partially Owned Entity, to the Knowledge of the WPZ Parties, (a) all Tax Returns required to be filed by or with respect to WPZ or any of the WPZ Subsidiaries or their assets have been filed on a timely basis (taking into account all extensions of due dates); (b) all Taxes owed by WPZ or any of the WPZ Subsidiaries, which are or have become due, have been timely paid in full; (c) there are no Liens on any of the assets of WPZ or any of the WPZ Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax on any of such assets, other than Permitted Liens; (d) there is no pending Proceeding for assessment or collection of Taxes and no Tax assessment, deficiency or adjustment has been asserted or proposed with respect to WPZ or any of the WPZ Subsidiaries or their assets; (e) each of WPZ or any of the WPZ Subsidiaries that is classified as a partnership for U.S. federal tax purposes has in effect an election under Section 754 of the Code; (f) WPZ is currently (and has been since its formation) either (i) properly classified as a partnership for U.S. federal income tax purposes or (ii) properly disregarded as an entity separate from its respective owner for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3(b); (g) at least 90% of the gross income of WPZ for each taxable year since its formation through and including the current taxable year has been income that is “qualifying income” within the meaning of Section 7704(d) of the Code; and (h) each WPZ Subsidiary is currently (and has been since its respective acquisition by WPZ) either (i) properly classified as a partnership for U.S. federal income tax purposes or (ii) properly disregarded as an entity separate from its respective owner for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3(b).

SECTION 3.11 Environmental Matters. Except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect: (a) the WPZ Group Entities, their assets and their operations relating thereto are in compliance with applicable Environmental Laws; (b) no circumstances exist with respect to the WPZ Group Entities, their assets or their operations relating thereto that give rise to an obligation by the WPZ Group Entities to investigate or remediate the presence or release, on-site or offsite, of Hazardous Materials under any applicable Environmental Laws; (c) the WPZ Group Entities, their assets or their operations related thereto are not subject to any pending or, to the Knowledge of the WPZ Parties, threatened Proceeding under any Environmental Law (including designation as a potentially responsible party under CERCLA or any similar local or state Law); (d) all notices, permits, permit exemptions, licenses or similar authorizations, if any, required to be obtained or filed by the WPZ Group Entities, with respect to their assets or their operations relating thereto have been duly obtained or filed and are valid and currently in effect and will be legally usable by the WPZ Group Entities at the time of the Closing; (e) there has been no release of any Hazardous Material into the environment by the WPZ Group Entities, their assets, or their operations relating thereto, except in compliance with applicable Environmental Law; and (f) there has been no exposure of any Person or property to any Hazardous Material in connection with their assets or their operations.

SECTION 3.12 Licenses; Permits.

(a) The WPZ Group Entities have all licenses, franchises, tariffs, grants, easements, variances, exceptions, permits and authorizations (other than environmental permits) issued or granted by Governmental Entities that are necessary for the conduct of their respective businesses as now being conducted or have obtained valid waivers therefrom (collectively, “Permits”), except where the failure to obtain such Permit would not, individually or in the aggregate, have a WPZ Material Adverse Effect.

(b) All Permits are validly held by the WPZ Group Entities and are in full force and effect, except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect.

(c) The WPZ Group Entities have complied with all terms and conditions of the Permits, except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect. No suspension or cancellation of any Permit is pending or, to the Knowledge of the WPZ Parties, threatened, except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect.

(d) The Permits will not be subject to suspension, modification, revocation or non-renewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except, in each case, as would not, individually or in the aggregate, have a WPZ Material Adverse Effect.

(e) No Proceeding is pending or, to the Knowledge of the WPZ Parties, threatened with respect to any alleged failure by the WPZ Group Entities to have any material Permit necessary for the operation of any asset or the conduct of their businesses or to be in compliance therewith.

SECTION 3.13 Contracts.

(a) The document titled “Material Contracts” that was provided to the ACMP Parties as of October 23, 2014, in the virtual data room maintained by WPZ (the “WPZ Material Contracts List”) contains a true and complete listing and, with respect to any WPZ Partially Owned Entity, a true and complete listing to the Knowledge of the WPZ Parties, of the following contracts and other agreements with respect to their assets or businesses, to which any of the WPZ Group Entities is a party as of the Execution Date (each such contract or agreement being referred to herein as a “WPZ Material Contract”); provided, however, that, for the avoidance of doubt, any WPZ Material Contract filed as an exhibit in the WPZ SEC Reports shall be deemed to be disclosed in the WPZ Material Contracts List for purposes of this Section 3.13:

(i) each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) any natural gas gathering, processing, treating, transportation, storage, compression, purchase, operating, balancing, interconnection or other agreement or NGL marketing purchase or other agreement (or group of related agreements with the same Person) that involves annual revenues or payments in excess of $100,000,000;

(iii) any agreement (or group of related agreements with the same Person) for the lease of personal property to or from any Person providing for lease payments in excess of $100,000,000 per annum;

(iv) any agreement (or group of related agreements with the same Person) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which is reasonably expected to involve annual consideration in excess of $100,000,000;

(v) any agreement concerning a partnership, joint venture, investment or other arrangement (A) involving a sharing of profits or losses relating to all or any portion of the business of any of the WPZ Group Entities, or (B) requiring any of the WPZ Group Entities to invest funds in or make loans to, or purchase any securities of, another Person, venture or other business enterprise, in each of clauses (A) and (B), that could reasonably be expected to involve amounts in excess of $100,000,000;

(vi) any agreement (or group of related agreements with the same Person) with respect to the creation, incurrence, assumption, or guaranteeing of any indebtedness for borrowed money, the deferred purchase price for real property, or any capitalized lease obligation;

(vii) any agreement that prohibits or otherwise materially limits the ability of any of the WPZ Group Entities to compete in any material respect in any line of business or with any Person or in any material geographic area during any period of time after the Closing;

(viii) any agreement with any of the WPZ Group Entities that individually involves annual revenues or payments in excess of $100,000,000;

(ix) any collective bargaining agreement or other similar agreement with any labor union or organization to which Williams (with respect to any WPZ Associated Employee) or any WPZ Group Entity is subject;

(x) any lease under which a WPZ Group Entity is the lessor or lessee of real property that provides for an annual base rental to or from any of the WPZ Group Entities of more than $100,000,000;

(xi) any easement agreement, right-of-way agreement, license or permit involving an annual payment of more than $100,000,000;

(xii) any agreement that governs the use or development of Intellectual Property (other than off-the-shelf software license agreements);

(xiii) any agreement under which the consequences of a default or termination would have a WPZ Material Adverse Effect; or

(xiv) any other agreement (or group of related agreements with the same Person) not enumerated in this Section 3.13, the performance of which by any party thereto involves consideration in excess of $100,000,000.

(b) Except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect, with respect to each of the WPZ Group Entities (but, with respect to any WPZ Partially Owned Entity, to the Knowledge of the WPZ Parties): (i) each WPZ Material Contract to which such entity is a party is legal, valid and binding on and enforceable against such entity, and in full force and effect; (ii) each WPZ Material Contract to which such entity is a party will continue to be legal, valid and binding on and enforceable against such entity, and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement; (iii) such entity that is a party to each WPZ Material Contract is not in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by any such party, or permit termination, modification, or acceleration, under the WPZ Material Contract; and (iv) to the Knowledge of the WPZ Parties, no other party to any WPZ Material Contract is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by such other party, or permit termination, modification or acceleration under any WPZ Material Contract other than in accordance with its terms nor has any other party repudiated any provision of the WPZ Material Contract.

SECTION 3.14 Employees and Employee Benefits.

(a) None of the employees of Williams or its Affiliates who provide exclusive or shared services to the assets or businesses of the WPZ Group Entities (collectively, the “WPZ Associated Employees”) are covered by a collective bargaining agreement or similar agreement or work rules or practices with any labor union, labor organization or employee organization. To the Knowledge of the WPZ Parties, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened. Except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect, there are no facts or circumstances that have resulted or would reasonably be expected to result in a claim on behalf of an individual or a class for unlawful discrimination, unpaid overtime or any other violation of state or federal Laws relating to employment of the WPZ Associated Employees.

(b) Section 3.14(b) of the WPZ Disclosure Letter sets forth a complete and correct list of all material WPZ Benefit Plans. With respect to each WPZ Benefit Plan, the WPZ Parties have made available to the ACMP Parties a true and complete copy, as applicable, of (i) such WPZ Benefit Plan (or, if not written, a written summary of its material terms), (ii) the most recent annual report filed with respect to such WPZ Benefit Plan, if such WPZ Benefit Plan is required to make such a filing, (iii) the most recent summary plan description for such WPZ Benefit Plan if a summary plan description is required by applicable Law for such WPZ Benefit Plan,

(iv) the most recently received IRS determination or opinion letter, if any, with respect to such WPZ Benefit Plan if such WPZ Benefit Plan is intended to qualify under Section 401(a) of the Code, and (v) the most recently prepared actuarial report and financial statements, if any, relating to such WPZ Benefit Plan.

(c) Except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect, (i) each WPZ Benefit Plan that is intended to be qualified under Section 401(a) of the Code is and has been so qualified in form, and (ii) each WPZ Benefit Plan is and has been operated and maintained in compliance with its terms and the provisions of all applicable Laws, rules and regulations, including, without limitation, ERISA and the Code.

(d) Section 3.14(d) of the WPZ Disclosure Letter sets forth (i) each WPZ Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code (each, a “Pension Plan”) and (ii) each WPZ Benefit Plan that is a “multiemployer plan” within the meaning of Section 3(37) of ERISA (each, a “Multiemployer Plan”). With respect to each Pension Plan that any WPZ Party (or any entity treated as a single employer with any WPZ Party for purposes of Section 414 of the Code or Section 4001(a)(14) of ERISA (the “WPZ Aggregated Group”)) has maintained within the last six years or had any obligation to contribute to within the past six years, (i) except for an event described in Section 4043(c)(3) of ERISA and except for an event that would not, individually or in the aggregate, have a WPZ Material Adverse Effect, there has, during the past six years, been no “reportable event,” as that term is defined in Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, and the transactions contemplated by this Agreement will not result in such a “reportable event” for which a waiver does not apply, (ii) none of the WPZ Group Entities or any member of the WPZ Aggregated Group has incurred any direct or indirect liability under Title IV of ERISA other than liability for premiums to the Pension Benefit Guaranty Corporation that have been timely paid and other than any liabilities for which the WPZ Group Entities have no direct or indirect responsibility or obligation (other than with respect to the WPZ Partnership Agreement), (iii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived that, in either case, would reasonably be expected to give rise to a Lien on any of the assets of the WPZ Group Entities or that would have a WPZ Material Adverse Effect, (iv) except as would not result in a WPZ Material Adverse Effect, no such Pension Plan is in “at risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA, and (v) except as would not result in a WPZ Material Adverse Effect, no notice of intent to terminate any such Pension Plan has been filed with the Pension Benefit Guaranty Corporation, no amendment terminating any such Pension Plan has been adopted and no proceedings to terminate any such Pension Plan have been instituted by the Pension Benefit Guaranty Corporation. No Multiemployer Plan is, or is reasonably expected to be, insolvent or in reorganization, or in “critical” or “endangered” status as defined in Section 432 of the Code or Section 305 of ERISA, and none of the WPZ Group Entities nor any member of the WPZ Aggregated Group has or may reasonably be expected to incur any withdrawal liability (as defined in Section 4201 of ERISA) with respect to any Multiemployer Plan that would have a WPZ Material Adverse Effect.

(e) Except as would not result in any material liability to the WPZ Group Entities, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any subsequent employment-related event) result in any payment becoming due, result in the acceleration of the time of payment or vesting of any such benefits, result in the incurrence or acceleration of any other obligation related to the WPZ Benefit Plans or to any current or former WPZ Associated Employee.

(f) No action is pending or, to the Knowledge of the WPZ Parties, threatened against, by or on behalf of any WPZ Benefit Plan or the assets, fiduciaries or administrators thereof (other than claims for benefits in the ordinary course) that would have a WPZ Material Adverse Effect. No WPZ Benefit Plan and none of the WPZ Parties with respect to any WPZ Benefit Plan is the subject of an audit or investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental authority, nor is any such audit or investigation pending or, to the Knowledge of the WPZ Parties, threatened that would have a WPZ Material Adverse Effect. None of the assets of any WPZ Group Entity is, or may reasonably be expected to become, the subject of any Lien arising under ERISA or the Code that would have a WPZ Material Adverse Effect.

(g) All costs and liabilities associated with WPZ Associated Employees and any former employees who have provided services with respect to the assets of the WPZ Group Entities have been allocated in good faith among the WPZ Group Entities.

(h) With respect to each WPZ Benefit Plan that is subject to the Laws of any jurisdiction outside of the United States or provides compensation or benefits to any current WPZ Associated Employee who provides services in any jurisdiction outside of the United States (each, a “Foreign Plan”), except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect, such Foreign Plan complies in form and operation, and has been administered in accordance with, its terms and all applicable Laws.

SECTION 3.15 Labor Matters.

(a) There is no labor strike, or other material labor dispute, slowdown or stoppage pending or, to the Knowledge of the WPZ Parties, threatened against the WPZ Group Entities with respect to any WPZ Associated Employee, and the WPZ Group Entities have not experienced any such labor strike or material labor dispute, slowdown or stoppage during the past three years.

(b) With respect to current, former and prospective WPZ Associated Employees, except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect, the WPZ Group Entities and each member of the WPZ Aggregated Group are in compliance with all applicable Laws, statutes, rules and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, pay equity, discrimination in employment, wrongful discharge, collective bargaining, fair labor standards, occupational health and safety, personal rights or any other labor and employment-related matters.

SECTION 3.16 Transactions with Affiliates. Except (a) as otherwise contemplated in this Agreement, (b) for the Governing Documents of the WPZ Group Entities and their Affiliates, and (c) as set forth in the WPZ Material Contracts List, none of the WPZ Group Entities is party to, and immediately after Closing will be party to, any agreement, contract or arrangement between such WPZ Group Entity, on the one hand, and any of its Affiliates, on the other hand, other than (a) those entered into in the ordinary course of business relating to the provision of natural gas, NGLs, olefins, and/or crude oil gathering, treating, processing, fractionation, cracking, transportation and storage services, as well as marketing services related to such commodities, or for purchases of fuel, system requirements or feedstock, or the purchase and sale of NGLs, olefins or crude oil, in each case, on commercially reasonable terms, and (b) those entered into for purposes of hedging future anticipated purchases or sales of commodities.

SECTION 3.17 Insurance. Except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect, (a) the businesses and assets of the WPZ Group Entities are covered by, and insured under, insurance policies underwritten by reputable insurers that include coverages and related limits and deductibles that are customary in the natural gas gathering, processing, treating, transportation and storage industries and NGL marketing industry, (b) all such insurance policies are in full force and effect and all premiums due and payable on such policies have been paid, and (c) no notice of cancellation of, material premium increase of, or indication of an intention not to renew, any such insurance policy has been received by the WPZ Parties other than in the ordinary course of business.

SECTION 3.18 Intellectual Property Rights. Each of the WPZ Group Entities owns or has the valid right to use all Intellectual Property necessary for or used in the conduct of its business as currently conducted and as currently proposed to be conducted, and their products and services do not infringe upon, misappropriate or otherwise violate any Intellectual Property of any third party, except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect. All Intellectual Property owned by the WPZ Group Entities is free and clear of all Liens (other than Permitted Liens). Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby will, with or without notice or lapse of time, result in, or give any other Person the right or option to change the terms and conditions of use of the Intellectual Property or cause or declare, a breach or termination of, or cancellation or reduction in rights of any of the WPZ Group Entities under any contract providing for the license of any Intellectual Property to any of the WPZ Group Entities, except for any such terminations, cancellations or reductions that would not, individually or in the aggregate, have a WPZ Material Adverse Effect. There is no Intellectual Property-related Proceeding, notice or complaint pending or threatened, by any third party before any court or tribunal (including, without limitation, the United States Patent and Trademark Office or equivalent authority anywhere in the world) relating to the businesses, assets or operations of any of the WPZ Group Entities, nor has any claim or demand been made by any third party that alleges any infringement, misappropriation, or violation of any Intellectual Property of any third party, or unfair competition or trade practices by any of the WPZ Group Entities. Except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect, each of the WPZ Group Entities have taken reasonable measures, consistent with industry standards, to protect the confidentiality of all material trade secrets.

SECTION 3.19 Condition of Assets. Except as would not, individually or in the aggregate, have a WPZ Material Adverse Effect, the assets of the WPZ Group Entities have been maintained and repaired in the same manner as would a prudent operator of such assets, and are adequate for the purposes for which they are currently used.

SECTION 3.20 Investment Company Act. None of the WPZ Group Entities is, nor immediately after the Closing will be, subject to regulation under the Investment Company Act of 1940, as amended.

SECTION 3.21 Brokerage Arrangements. Except for WPZ’s obligations to Robert W. Baird & Co. Incorporated, the fees and expenses of which will be paid by WPZ, none of the WPZ Parties has entered (directly or indirectly) into any agreement with any Person that would obligate the WPZ Parties to pay any commission, brokerage or “finder’s fee” or other similar fee in connection with this Agreement or the transactions contemplated hereby.

SECTION 3.22 State Takeover Laws. WPZ has taken all action necessary to render inapplicable to this Agreement and the transactions contemplated hereby, including the Merger, any potentially applicable state takeover Laws and any applicable takeover provision of the WPZ Partnership Agreement or other Governing Documents of WPZ.

SECTION 3.23 Opinion of Financial Advisor. The WPZ Conflicts Committee has received the opinion of Robert W. Baird & Co. Incorporated, dated as of the Execution Date, to the effect that, as of the date thereof and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the Public Unitholder Consideration, including the related exchange ratio, to be received by the Holders of WPZ Common Units who are not Williams Parties in the Merger pursuant to this Agreement is fair, from a financial point of view, to such Holders.

SECTION 3.24 Information Supplied. None of the information supplied (or to be supplied) in writing by or on behalf of WPZ specifically for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by ACMP with respect to the issuance of ACMP Common Units in connection with the Merger (as amended or supplemented from time to time, the “Registration Statement”) will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, WPZ makes no representation or warranty with respect to information supplied by or on behalf of Williams, ACMP or Merger Sub for inclusion or incorporation by reference in any of the foregoing documents.

SECTION 3.25 Waivers and Disclaimers. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS AND AGREEMENTS MADE BY THE WPZ PARTIES IN

THIS AGREEMENT, THE WPZ PARTIES HAVE NOT MADE, DO NOT MAKE, AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THEIR ASSETS INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THEIR ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THEIR ASSETS, (B) THE INCOME TO BE DERIVED FROM THEIR ASSETS, (C) THE SUITABILITY OF THEIR ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THEIR ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THEIR ASSETS. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT, NEITHER THE WPZ PARTIES NOR ANY OF THEIR AFFILIATES SHALL BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE WPZ PARTIES, THEIR BUSINESSES OR THEIR ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. THE PROVISIONS OF THIS SECTION 3.25 HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE WPZ GROUP ENTITIES, THEIR BUSINESSES OR THEIR ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE ACMP PARTIES

Except (i) as set forth in a section of the ACMP Disclosure Letter corresponding to the applicable section of this Article IV to which such disclosure applies (provided that any information set forth in one section of the ACMP Disclosure Letter shall be deemed to apply to each other section thereof to which its relevance is reasonably apparent on its face) or (ii) as disclosed in the ACMP SEC Reports (excluding any disclosures set forth in such ACMP SEC Report under the heading “Risk Factors” or in any section related to forward-looking statements) filed on or after January 1, 2013 and prior to the Execution Date (without giving effect to any amendment to any such SEC Report filed on or after the Execution Date), the ACMP Parties hereby represent and warrant, jointly and severally, to the WPZ Parties that:

SECTION 4.1 Organization and Existence.

(a) Each of the ACMP Parties is a limited partnership or limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited partnership or limited liability company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

(b) Each of the ACMP Subsidiaries (other than any of the ACMP Parties) is an entity duly organized or formed, as applicable, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its respective jurisdiction of organization or formation and has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

(c) Each of the ACMP Group Entities is duly licensed or qualified to do business and is in good standing in the states in which the character of the properties and assets owned or held by it or the nature of the business conducted by it requires it to be so licensed or qualified, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have an ACMP Material Adverse Effect.

(d) ACMP has made available to WPZ true and complete copies of the Governing Documents of each ACMP Party in effect as of the Execution Date. All such Governing Documents are in full force and effect and no ACMP Party is in violation of any provisions thereof.

(e) Merger Sub has not conducted any business other than incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated hereby.

SECTION 4.2 Authority and Approval. Each of the ACMP Parties has all requisite limited liability company or limited partnership power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of the terms and conditions hereof to be performed by it, subject, in the case of the ACMP Partnership Agreement Amendment, to receipt of the ACMP Amendment Vote. The execution and delivery of this Agreement by each of the ACMP Parties, the consummation of the transactions contemplated hereby and the performance of all of the terms and conditions hereof to be performed by the ACMP Parties have been duly authorized and approved by all requisite partnership or limited liability company action on the part of each of the ACMP Parties, subject, in the case of the ACMP Partnership Agreement Amendment, to receipt of the ACMP Amendment Vote. At a meeting duly called and held, the ACMP Conflicts Committee, by unanimous vote, in good faith (a) determined that this Agreement and the transactions contemplated hereby are in the best interest of ACMP and the Holders of ACMP Units who are not Williams Parties, (b) approved this Agreement and the transactions contemplated hereby, including the Transaction Documents and the transactions contemplated thereby on the terms set forth therein (the foregoing constituting ACMP Special Approval), and (c) resolved to approve, and to recommend to the ACMP Board the approval of, this Agreement and the consummation of the transactions contemplated hereby, including the Transaction Documents and the transactions contemplated thereby on the terms set forth therein. Upon the receipt of the recommendation of the ACMP Conflicts Committee, at a meeting duly called and held, the ACMP Board approved this Agreement and the transactions contemplated hereby, including the Transaction Documents and the transactions contemplated thereby on the terms set forth therein. Prior to such approval, AMV approved this Agreement and the transactions contemplated hereby, including the Merger, the GP Merger and the ACMP Partnership Agreement Amendment. The adoption of the ACMP Partnership Agreement Amendment by the affirmative vote or consent of the Holders of at least a Unit Majority (as defined in the ACMP Partnership Agreement) (the “ACMP Amendment Vote”) is the only vote of partnership interests in ACMP necessary to approve the ACMP Partnership Agreement Amendment. This Agreement has been duly executed and delivered by each of the ACMP Parties and constitutes the valid and legally binding obligation of each of the ACMP Parties, enforceable against each of the ACMP Parties in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a Proceeding at law or in equity).

SECTION 4.3 No Conflict; Consents.

(a) Subject to the consent, approval, license, permit, order, authorization, filings and notices referred to in Section 4.3(b) and receipt of the ACMP Amendment Vote, the execution, delivery and performance of this Agreement by each of the ACMP Parties does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, (i) contravene, violate, conflict with any of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the Governing Documents of any of the ACMP Parties; (ii) contravene, conflict with or violate any provision of applicable Laws; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, deed of trust, mortgage, debenture, note, agreement, contract, commitment, license, concession, permit, lease, joint venture, obligation or other instrument to which any of the ACMP Group Entities is a party or by which any of the ACMP Group Entities or any of their assets are bound; or (iv) result in the creation of any Lien (other than Permitted Liens) on any of the assets or businesses of any of the ACMP Group Entities under any such indenture, deed of trust, mortgage, debenture, note, agreement, contract, commitment, license, concession, permit lease, joint venture, obligation or other instrument, except in the case of clauses (ii), (iii) and (iv), for those items that would not, individually or in the aggregate, have an ACMP Material Adverse Effect.

(b) No consent, approval, license, permit, order or authorization of, or any filing with or notice to, any Governmental Entity is required to be obtained or made by any of the ACMP Group Entities in connection with the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby, except (i) as have been waived or obtained or with respect to which the time for asserting such right has expired, (ii) for (A) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act, and any other applicable state or federal securities, takeover and “blue sky” Laws, (B) any filings and approvals required under the rules and regulations of the NYSE, or (C) the filing of the Certificate of Merger and the Certificate of GP Merger with the Delaware Secretary of State, or (iii) for those which would not, individually or in the aggregate, have an ACMP Material Adverse Effect (including such consents, approvals, licenses, permits, orders or authorizations that are not customarily obtained prior to the Closing and are reasonably expected to be obtained in the ordinary course of business following the Closing).

SECTION 4.4 Capitalization; Limited Partner Interests.

(a) As of the Execution Date, the outstanding capitalization of ACMP consists of 190,795,199 ACMP Common Units, 12,800,906 ACMP Class B Units, the ACMP General Partner Interest and the ACMP Incentive Distribution Rights. All of such ACMP Common Units, ACMP Class B Units, and ACMP Incentive Distribution Rights and the limited partner interests represented thereby, with respect to the ACMP Common Units and the ACMP Class B Units, have been duly authorized and validly issued in accordance with the ACMP Partnership Agreement, and are fully paid (to the extent required under the ACMP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA and the ACMP Partnership Agreement). The ACMP General Partner is the sole record owner of the ACMP General Partner Interest and the ACMP General Partner Interest has been duly authorized and validly issued in accordance with the ACMP Partnership Agreement. Except as set forth above in this Section 4.4(a), as of the Execution Date there are not any ACMP Units, partnership interests, voting securities or equity interests of ACMP issued and outstanding or any Rights issued or granted by, or binding upon, ACMP, except as set forth in the ACMP SEC Reports (without giving effect to any amendment to any such SEC Report filed on or after the Execution Date) or the ACMP Partnership Agreement as in effect on the Execution Date, except for awards granted under the ACMP General Partner Long-Term Incentive Plan or the Amended and Restated ACMP General Partner Management Incentive Compensation Plan, or as expressly contemplated by this Agreement. Except as set forth in the ACMP Partnership Agreement as in effect on the Execution Date, there are no outstanding obligations of ACMP or any ACMP Group Entity to repurchase, redeem or otherwise acquire any ACMP Units or other partnership interests, voting securities or equity interests or any Rights of ACMP or any ACMP Group Entity. There are no outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the limited partners of ACMP on any matter. The ACMP Common Units to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable (except to the extent such nonassessability may be affected by DRULPA or the provisions of the ACMP Partnership Agreement).

(b) Section 4.4(b) of the ACMP Disclosure Letter sets forth a true and complete list of the ACMP Subsidiaries as of the Execution Date. As of the Execution Date, all of the outstanding shares of capital stock or other equity or voting interests of each ACMP Subsidiary owned directly or indirectly by the ACMP Parties (i) are owned, beneficially and of record free and clear of all Liens in the percentages set out on Section 4.4(b) of the ACMP Disclosure Letter and (ii) have been duly authorized and are validly issued, fully paid (with respect to ACMP Subsidiaries that are limited liability companies or limited partnerships, to the extent required under the limited liability company agreement or limited partnership agreement of the applicable ACMP Subsidiary) and nonassessable (with respect to ACMP Subsidiaries that are limited liability companies or limited partnerships, except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA or by Sections 17-303, 17-403, 17-607 and 17-804 of the DRULPA and the Governing Documents of the applicable entity).

(c) Other than ownership interests in the ACMP Subsidiaries set forth on Section 4.4(b) of the ACMP Disclosure Letter or as otherwise set forth on Section 4.4(c) of the ACMP Disclosure Letter, ACMP does not own beneficially, directly or indirectly, any equity securities or other ownership interests of any Person as of the Execution Date. There are no outstanding Rights issued or granted by, or binding upon, any of the ACMP Subsidiaries as of the Execution Date.

SECTION 4.5 SEC Documents; Internal Controls.

(a) Since January 1, 2012, all reports, including but not limited to the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K (whether filed on a voluntary basis or otherwise), forms, schedules, certifications, prospectuses, registration statements and other documents required to be filed or furnished by ACMP or any ACMP Subsidiary with or to the SEC have been or will be timely filed or furnished (the “ACMP SEC Reports”). Each of the ACMP SEC Reports (i) complied in all material respects with the requirements of applicable Law (including the Exchange Act, the Securities Act and the Sarbanes-Oxley Act), and (ii) as of its effective date (in the case of ACMP SEC Reports that are registration statements filed pursuant to the Securities Act) and as of its filing date did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for any statements (x) in any ACMP SEC Report that may have been modified by an amendment to such report or a subsequent report filed with the SEC prior to the Execution Date or (y) with respect to information supplied in writing by or on behalf of Williams, as to which ACMP makes no representation or warranty.

(b) No ACMP Subsidiary is required to file reports, forms or other documents with the SEC pursuant to the Exchange Act. There are no outstanding comments from, or unresolved issues raised by, the staff of the SEC with respect to the ACMP SEC Reports. No enforcement action has been initiated against ACMP relating to disclosures contained or omitted from any ACMP SEC Report.

(c) ACMP makes and keeps books, records, and accounts and has devised and maintains a system of internal controls, in each case, as required pursuant to Section 13(b)(2) under the Exchange Act. ACMP has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and the applicable listing standards of the NYSE. Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by ACMP in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure. ACMP General Partner’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to ACMP’s auditors and the audit committee of the ACMP Board (x) all significant deficiencies in the designation or operation of internal controls which could adversely affect ACMP’s ability to record, process, summarize and report financial data and have identified for ACMP’s auditors any material weakness in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in ACMP’s internal controls.

(d) Since January 1, 2012, the principal executive officer and principal financial officer of the ACMP General Partner have made all certifications (without qualification or exceptions to the matters certified, except as to Knowledge) required by the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and none of such entities or its officers have received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification. As of the Execution Date, and except as disclosed in an ACMP SEC Report filed with the SEC prior to the Execution Date, none of such entities has any Knowledge of any material weaknesses in the design or operation of such internal controls over financial reporting.

SECTION 4.6 Financial Statements; Undisclosed Liabilities.

(a) ACMP’s Annual Report on Form 10-K/A filed with the SEC on March 3, 2014 (the “ACMP 10-K/A”) sets forth a true and complete copy of the consolidated audited statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2013 and balance sheets as of December 31, 2013 and 2012 for ACMP, including the notes thereto, and the Quarterly Report on Form 10-Q filed by ACMP with the SEC on July 30, 2014 (the “ACMP Q2 10-Q”) sets forth a true and complete copy of the consolidated unaudited statements of operations, changes in partners’ capital, and cash flows for the six month period ended June 30, 2014 and balance sheet as of June 30, 2014 for ACMP, including the notes thereto (the referenced financial statements set forth in both the ACMP 10-K/A and the ACMP Q2 10-Q are collectively referred to as the “ACMP Financial Statements”). The ACMP Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto) and present fairly in all material respects the consolidated financial position of ACMP as of such dates and the consolidated results of operations and cash flows of ACMP for such periods, except as otherwise noted therein and subject, in the case of the unaudited financial statements, to normal and recurring adjustments and the absence of certain notes that are included in an annual filing. Except as set forth in the ACMP Financial Statements, there are no off-balance sheet arrangements that would, individually or in the aggregate, have an ACMP Material Adverse Effect. ACMP has not had any disagreement with its independent public accounting firm that required disclosure in the ACMP SEC Reports.

(b) There are no liabilities or obligations of ACMP, ACMP General Partner or the ACMP Subsidiaries (whether known or unknown and whether accrued, absolute, contingent or otherwise) and there are no facts or circumstances that would reasonably be expected to result in any such liabilities or obligations, whether arising in the context of federal, state or local judicial, regulatory, administrative or permitting agency Proceedings, other than (i) liabilities or obligations reflected or reserved against in the ACMP Financial Statements, (ii) current liabilities incurred in the ordinary course of business since December 31, 2013, (iii) liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, and (iv) liabilities or obligations (whether known or unknown and whether accrued, absolute, contingent or otherwise) that would not, individually or in the aggregate, have an ACMP Material Adverse Effect.

SECTION 4.7 Real Property; Rights-of-Way.

(a) Each of the ACMP Group Entities has good, valid and marketable title to all real property, good and valid leasehold interest in each material lease, sublease and other agreement under which the ACMP Group Entities uses or occupies or has the right to use or occupy any material real property and good title to all tangible personal property owned by the ACMP Group Entities that is sufficient for the operation of their respective businesses as presently conducted, free and clear of all Liens (except Permitted Liens), except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect.

(b) Each of the ACMP Group Entities has such Rights-of-Way as are sufficient to conduct its business in the manner described, and subject to the limitations, qualifications, reservations and encumbrances contained, in any ACMP SEC Report filed on or prior to the Execution Date, except for such Rights-of-Way the absence of which would not, individually or in the aggregate, have an ACMP Material Adverse Effect. Each of the ACMP Group Entities has fulfilled and performed all its material obligations with respect to such Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have an ACMP Material Adverse Effect.

(c) (i) (A) there are no pending Proceedings to modify the zoning classification of, or to condemn or take by power of eminent domain, all or any of the assets of the ACMP Group Entities and (B) none of the ACMP Parties have Knowledge of any such threatened Proceeding, which (in the case of clause (A) or (B)), if pursued, would, individually or in the aggregate, have an ACMP Material Adverse Effect, (ii) to the extent located in jurisdictions subject to zoning, the assets of the ACMP Group Entities that are real property (owned or leased) are properly zoned for the existence, occupancy and use of all of the improvements located on the owned and leased real property and on the Rights-of-Way held by any of the ACMP Group Entities, except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect, and (iii) none of such improvements are subject to any conditional use permits or “permitted non-conforming use” or “permitted non-conforming structure” classifications or similar permits or classifications, except as would not, either currently or in the case of a rebuilding of or additional construction of improvements, individually or in the aggregate, have an ACMP Material Adverse Effect.

SECTION 4.8 Litigation; Laws and Regulations. Except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect:

(a) There are no (i) Proceedings pending or, to the Knowledge of the ACMP Parties, threatened against or affecting the ACMP Group Entities (other than the ACMP Partially Owned Entities), their assets, or any of the operations of the ACMP Group Entities (other than the ACMP Partially Owned Entities) related thereto or (ii) Orders against or affecting the ACMP Group Entities (other than the ACMP Partially Owned Entities), their assets, or any of the operations of the ACMP Group Entities (other than the ACMP Partially Owned Entities) related thereto.

(b) To the Knowledge of the ACMP Parties, there are no (i) Proceedings pending or threatened against or affecting the ACMP Partially Owned Entities, their assets, or any of the operations of the ACMP Partially Owned Entities related thereto or (ii) Orders against or affecting the ACMP Partially Owned Entities, their assets, or any of the operations of the ACMP Partially Owned Entities related thereto.

(c) None of the ACMP Group Entities (other than the ACMP Partially Owned Entities) and, to the Knowledge of the ACMP Parties, no ACMP Partially Owned Entity (i) is in violation of or in default under its Governing Documents or (ii) is in violation of any applicable Law, except in the case of each of clause (i) and (ii) for such violations or defaults that would not, individually or in the aggregate, have an ACMP Material Adverse Effect.

SECTION 4.9 No Adverse Changes. Except as described in the ACMP Financial Statements, (x) with respect to any ACMP Partially Owned Entity, to the Knowledge of the ACMP Parties and (y) with respect to any other ACMP Group Entities:

(a) since December 31, 2013, there has not been an ACMP Material Adverse Effect; and

(b) since December 31, 2013, there has not been any material damage, destruction or loss to any material portion of the assets of the ACMP Group Entities, whether or not covered by insurance.

SECTION 4.10 Taxes. Except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect and, only with respect to any ACMP Partially Owned Entity, to the Knowledge of the ACMP Parties, (a) all Tax Returns required to be filed by or with respect to ACMP or any of the ACMP Subsidiaries or their assets have been filed on a timely basis (taking into account all extensions of due dates); (b) all Taxes owed by ACMP or any of the ACMP Subsidiaries, which are or have become due, have been timely paid in full; (c) there are no Liens on any of the assets of ACMP or any of the ACMP Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax on any of such assets, other than Permitted Liens; (d) there is no pending Proceeding for assessment or collection of Taxes and no Tax assessment, deficiency or adjustment has been asserted or proposed with respect to ACMP or any of the ACMP Subsidiaries or their assets; (e) each of ACMP or any of the ACMP Subsidiaries that is classified as a partnership for U.S. federal tax purposes has in effect an election under Section 754 of the Code; (f) ACMP is currently (and has been since its formation) either (i) properly classified as a partnership for U.S. federal income tax purposes or (ii) properly disregarded as an entity separate from its respective owner for U.S. federal income tax purposes pursuant to Treasury Regulation

Section 301.7701-3(b); (g) at least 90% of the gross income of ACMP for each taxable year since its formation through and including the current taxable year has been income that is “qualifying income” within the meaning of Section 7704(d) of the Code; and (h) except for ACMP Finance Corporation, each ACMP Subsidiary is currently (and has been since its acquisition by ACMP) either (i) properly classified as a partnership for U.S. federal income tax purposes or (ii) properly disregarded as an entity separate from its respective owner for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3(b).

SECTION 4.11 Environmental Matters. Except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect: (a) the ACMP Group Entities, their assets and their operations relating thereto are in compliance with applicable Environmental Laws; (b) no circumstances exist with respect to the ACMP Group Entities, their assets or their operations relating thereto that give rise to an obligation by the ACMP Group Entities to investigate or remediate the presence or release, on-site or offsite, of Hazardous Materials under any applicable Environmental Laws; (c) the ACMP Group Entities, their assets or their operations related thereto are not subject to any pending or, to the Knowledge of the ACMP Parties, threatened Proceeding under any Environmental Law (including designation as a potentially responsible party under CERCLA or any similar local or state Law); (d) all notices, permits, permit exemptions, licenses or similar authorizations, if any, required to be obtained or filed by the ACMP Group Entities, with respect to their assets or their operations relating thereto have been duly obtained or filed and are valid and currently in effect and will be legally usable by the ACMP Group Entities at the time of the Closing; (e) there has been no release of any Hazardous Material into the environment by the ACMP Group Entities, their assets, or their operations relating thereto, except in compliance with applicable Environmental Law; and (f) there has been no exposure of any Person or property to any Hazardous Material in connection with their assets or their operations.

SECTION 4.12 Licenses; Permits.

(a) The ACMP Group Entities have all Permits, except where the failure to obtain such Permit would not, individually or in the aggregate, have an ACMP Material Adverse Effect.

(b) All Permits are validly held by the ACMP Group Entities and are in full force and effect, except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect.

(c) The ACMP Group Entities have complied with all terms and conditions of the Permits, except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect. No suspension or cancellation of any Permit is pending or, to the Knowledge of the ACMP Parties, threatened, except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect.

(d) The Permits will not be subject to suspension, modification, revocation or non-renewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except, in each case, as would not, individually or in the aggregate, have an ACMP Material Adverse Effect.

(e) No Proceeding is pending or, to the Knowledge of the ACMP Parties, threatened with respect to any alleged failure by the ACMP Group Entities to have any material Permit necessary for the operation of any asset or the conduct of their businesses or to be in compliance therewith.

SECTION 4.13 Contracts.

(a) The document titled “Material Contracts” that was provided to the WPZ Parties as of October 23, 2014, in the virtual data room maintained by ACMP (the “ACMP Material Contracts List”) contains a true and complete listing and, with respect to any ACMP Partially Owned Entity, a true and complete listing to the Knowledge of the ACMP Parties, of the following contracts and other agreements with respect to their assets or businesses, to which any of the ACMP Group Entities is a party as of the Execution Date (each such contract or agreement being referred to herein as a “ACMP Material Contract”); provided, however, that, for the avoidance of doubt, any ACMP Material Contract filed as an exhibit in the ACMP SEC Reports shall be deemed to be disclosed in the ACMP Material Contracts List for purposes of this Section 4.13:

(i) each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) any natural gas gathering, processing, treating, transportation, storage, compression, purchase, operating, balancing, interconnection or other agreement or NGL marketing purchase or other agreement (or group of related agreements with the same Person) that involves annual revenues or payments in excess of $100,000,000;

(iii) any agreement (or group of related agreements with the same Person) for the lease of personal property to or from any Person providing for lease payments in excess of $100,000,000 per annum;

(iv) any agreement (or group of related agreements with the same Person) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which is reasonably expected to involve annual consideration in excess of $100,000,000;

(v) any agreement concerning a partnership, joint venture, investment or other arrangement (A) involving a sharing of profits or losses relating to all or any portion of the business of any of the ACMP Group Entities, or (B) requiring any of the ACMP Group Entities to invest funds in or make loans to, or purchase any securities of, another Person, venture or other business enterprise, in each of clauses (A) and (B), that could reasonably be expected to involve amounts in excess of $100,000,000;

(vi) any agreement (or group of related agreements with the same Person) with respect to the creation, incurrence, assumption, or guaranteeing of any indebtedness for borrowed money, the deferred purchase price for real property, or any capitalized lease obligation;

(vii) any agreement that prohibits or otherwise materially limits the ability of any of the ACMP Group Entities to compete in any material respect in any line of business or with any Person or in any material geographic area during any period of time after the Closing;

(viii) any agreement with any of the ACMP Group Entities that individually involves annual revenues or payments in excess of $100,000,000;

(ix) any collective bargaining agreement or other similar agreement with any labor union or organization to which any ACMP Group Entity is subject;

(x) any lease under which an ACMP Group Entity is the lessor or lessee of real property that provides for an annual base rental to or from any of the ACMP Group Entities of more than $100,000,000;

(xi) any easement agreement, right-of-way agreement, license or permit involving an annual payment of more than $100,000,000;

(xii) any agreement that governs the use or development of Intellectual Property (other than off-the-shelf software license agreements);

(xiii) any agreement under which the consequences of a default or termination would have an ACMP Material Adverse Effect; or

(xiv) any other agreement (or group of related agreements with the same Person) not enumerated in this Section 4.13, the performance of which by any party thereto involves consideration in excess of $100,000,000.

(b) Except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect, with respect to each of the ACMP Group Entities (but, with respect to any ACMP Partially Owned Entity, to the Knowledge of the ACMP Parties): (i) each ACMP Material Contract to which such entity is a party is legal, valid and binding on and enforceable against such entity, and in full force and effect; (ii) each ACMP Material Contract to which such entity is a party will continue to be legal, valid and binding on and enforceable against such entity, and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement; (iii) such entity that is a party to each ACMP Material Contract is not in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by any such party, or permit termination, modification, or acceleration, under the ACMP Material Contract; and (iv) to the Knowledge of the ACMP Parties, no other party to any ACMP Material Contract is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by such other party, or permit termination, modification or acceleration under any ACMP Material Contract other than in accordance with its terms nor has any other party repudiated any provision of the ACMP Material Contract.

SECTION 4.14 Employees and Employee Benefits.

(a) None of the employees of the ACMP Group Entities (collectively, the “ACMP Associated Employees”) are covered by a collective bargaining agreement or similar agreement or work rules or practices with any labor union, labor organization or employee organization. To the Knowledge of the ACMP Parties, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened. Except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect, there are no facts or circumstances that have resulted or would reasonably be expected to result in a claim on behalf of an individual or a class for unlawful discrimination, unpaid overtime or any other violation of state or federal Laws relating to employment of the ACMP Associated Employees.

(b) Section 4.14(b) of the ACMP Disclosure Letter sets forth a complete and correct list of all material ACMP Benefit Plans. The ACMP Parties have made available to the WPZ Parties a true and complete copy, as applicable, of (i) each ACMP Benefit Plan (or, if not written, a written summary of its material terms), (ii) the most recent annual report filed with respect to each ACMP Benefit Plan required to make such a filing, (iii) the most recent summary plan description for each ACMP Benefit Plan for which a summary plan description is required by applicable Law, (iv) the most recently received IRS determination or opinion letter, if any, with respect to any ACMP Benefit Plan that is intended to qualify under Section 401(a) of the Code, and (v) the most recently prepared actuarial report and financial statements, if any, relating to such ACMP Benefit Plan.

(c) Except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect, (i) each ACMP Benefit Plan that is intended to be qualified under Section 401(a) of the Code is and has been so qualified, and (ii) each ACMP Benefit Plan is and has been operated and maintained in compliance with its terms and the provisions of all applicable Laws, rules and regulations, including, without limitation, ERISA and the Code.

(d) Except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect, no ACMP Benefit Plan is, and none of the ACMP Group Entities has maintained within the last six years or had any obligation to contribute within the past six years to or incurred any liability (contingent or otherwise) within the past six years with respect to any pension plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code or any “multiemployer plan” within the meaning of Section 3(37) of ERISA, other any Employee Benefit Plan maintained or contributed to by any member of the WPZ Aggregated Group (other than the ACMP Group Entities).

(e) Except as would not result in any material liability to the ACMP Group Entities, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any subsequent employment-related event) result in any payment becoming due, result in the acceleration of the time of payment or vesting of any such benefits, result in the incurrence or acceleration of any other obligation related to the ACMP Benefit Plans or to any current or former ACMP Associated Employee.

(f) No action is pending or, to the Knowledge of the ACMP Parties, threatened against, by or on behalf of any ACMP Benefit Plan or the assets, fiduciaries or administrators thereof (other than claims for benefits in the ordinary course) that would have an ACMP Material Adverse Effect. No ACMP Benefit Plan and none of the ACMP Parties with respect to any ACMP Benefit Plan is the subject of an audit or investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental authority, nor is any such audit or investigation pending or, to the Knowledge of the ACMP Parties, threatened that would have an ACMP Material Adverse Effect. None of the assets of any ACMP Group Entity is, or may reasonably be expected to become, the subject of any Lien arising under ERISA or the Code that would have an ACMP Material Adverse Effect.

(g) All costs and liabilities associated with ACMP Associated Employees and any former employees who have provided services with respect to the assets of the ACMP Group Entities have been allocated in good faith among the ACMP Group Entities.

(h) Except as would not have an ACMP Material Adverse Effect, no ACMP Benefit Plan is subject to the Laws of any jurisdiction outside of the United States or provides compensation or benefits to any current ACMP Associated Employee who provides services in any jurisdiction outside of the United States.

SECTION 4.15 Labor Matters.

(a) There is no labor strike, or other material labor dispute, slowdown or stoppage pending or, to the Knowledge of the ACMP Parties, threatened against the ACMP Group Entities with respect to any ACMP Associated Employee, and the ACMP Group Entities have not experienced any such labor strike or material labor dispute, slowdown or stoppage during the past three years.

(b) With respect to current, former and prospective ACMP Associated Employees, except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect, the ACMP Group Entities are in compliance with all applicable Laws, statutes, rules and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, pay equity, discrimination in employment, wrongful discharge, collective bargaining, fair labor standards, occupational health and safety, personal rights or any other labor and employment-related matters.

SECTION 4.16 Transactions with Affiliates. Except (a) as otherwise contemplated in this Agreement, (b) for the Governing Documents of the ACMP Group Entities and their Affiliates, and (c) as set forth in the ACMP Material Contracts List, none of the ACMP Group Entities is party to, and immediately after Closing will be party to, any agreement, contract or arrangement between such ACMP Group Entity, on the one hand, and any of its Affiliates, on the other hand, other than (a) those entered into in the ordinary course of business relating to the provision of natural gas, NGLs, olefins, and/or crude oil gathering, treating, processing, fractionation, cracking, transportation and storage services, as well as marketing services related to such commodities, or for purchases of fuel, system requirements or feedstock, or the purchase and sale of NGLs, olefins or crude oil, in each case, on commercially reasonable terms, and (b) those entered into for purposes of hedging future anticipated purchases or sales of commodities.

SECTION 4.17 Insurance. Except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect, (a) the businesses and assets of the ACMP Group Entities are covered by, and insured under, insurance policies underwritten by reputable insurers that include coverages and related limits and deductibles that are customary in the natural gas gathering, processing, treating, transportation and storage industries and NGL marketing industry, (b) all such insurance policies are in full force and effect and all premiums due and payable on such policies have been paid, and (c) no notice of cancellation of, material premium increase of, or indication of an intention not to renew, any such insurance policy has been received by the ACMP Parties other than in the ordinary course of business.

SECTION 4.18 Intellectual Property Rights. Each of the ACMP Group Entities owns or has the valid right to use all Intellectual Property necessary for or used in the conduct of its business as currently conducted and as currently proposed to be conducted, and their products and services do not infringe upon, misappropriate or otherwise violate any Intellectual Property of any third party, except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect. All Intellectual Property owned by the ACMP Group Entities is free and clear of all Liens (other than Permitted Liens). Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby will, with or without notice or lapse of time, result in, or give any other Person the right or option to change the terms and conditions of use of the Intellectual Property or cause or declare, a breach or termination of, or cancellation or reduction in rights of any of the ACMP Group Entities under any contract providing for the license of any Intellectual Property to any of the ACMP Group Entities, except for any such terminations, cancellations or reductions that would not, individually or in the aggregate, have an ACMP Material Adverse Effect. There is no Intellectual Property-related Proceeding, notice or complaint pending or threatened, by any third party before any court or tribunal (including, without limitation, the United States Patent and Trademark Office or equivalent authority anywhere in the world) relating to the businesses, assets or operations of any of the ACMP Group Entities, nor has any claim or demand been made by any third party that alleges any infringement, misappropriation, or violation of any Intellectual Property of any third party, or unfair competition or trade practices by any of the ACMP Group Entities. Except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect, each of the ACMP Group Entities have taken reasonable measures, consistent with industry standards, to protect the confidentiality of all material trade secrets.

SECTION 4.19 Condition of Assets. Except as would not, individually or in the aggregate, have an ACMP Material Adverse Effect, the assets of the ACMP Group Entities have been maintained and repaired in the same manner as would a prudent operator of such assets, and are adequate for the purposes for which they are currently used.

SECTION 4.20 Investment Company Act. None of the ACMP Group Entities is, nor immediately after the Closing will be, subject to regulation under the Investment Company Act of 1940, as amended.

SECTION 4.21 Brokerage Arrangements. Except for ACMP’s obligations to Evercore Group L.L.C., the fees and expenses of which will be paid by ACMP, none of the ACMP Parties has entered (directly or indirectly) into any agreement with any Person that would obligate the ACMP Parties to pay any commission, brokerage or “finder’s fee” or other similar fee in connection with this Agreement or the transactions contemplated hereby.

SECTION 4.22 State Takeover Laws. ACMP has taken all action necessary to render inapplicable to this Agreement and the transactions contemplated hereby, including the Merger, any potentially applicable state takeover Laws and any applicable takeover provision of the ACMP Partnership Agreement or other Governing Documents of ACMP.

SECTION 4.23 Opinion of Financial Advisor. The ACMP Conflicts Committee and the ACMP Board have received the opinion of Evercore Partners, dated as of the Execution Date, to the effect that, as of the date thereof and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the Merger Consideration to be paid by ACMP pursuant to this Agreement, together with the ACMP Common Units issued pursuant to the Pre-Merger Unit Split, is fair, from a financial point of view, to the Holders of ACMP Common Units other than the parties to this Agreement and any affiliates thereof including, without limitation, ACMP General Partner, WPZ General Partner or Williams.

SECTION 4.24 Information Supplied. None of the information supplied (or to be supplied) in writing by or on behalf of ACMP specifically for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, ACMP makes no representation or warranty with respect to information supplied by or on behalf of Williams or WPZ for inclusion or incorporation by reference in any of the foregoing documents.

SECTION 4.25 Waivers and Disclaimers. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS AND AGREEMENTS MADE BY THE ACMP PARTIES IN THIS AGREEMENT, THE ACMP PARTIES HAVE NOT MADE, DO NOT MAKE, AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THEIR ASSETS INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THEIR ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THEIR ASSETS, (B) THE INCOME TO BE DERIVED FROM THEIR ASSETS, (C) THE SUITABILITY OF THEIR ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THEIR ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THEIR ASSETS. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT, NEITHER THE ACMP PARTIES NOR ANY OF THEIR AFFILIATES SHALL BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ACMP PARTIES, THEIR BUSINESSES OR THEIR ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. THE PROVISIONS OF THIS SECTION 4.25 HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ACMP GROUP ENTITIES, THEIR BUSINESSES OR THEIR ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT.

ARTICLE V

ADDITIONAL AGREEMENTS, COVENANTS,

RIGHTS AND OBLIGATIONS

SECTION 5.1 Conduct of Parties.

(a) From the Execution Date until the Closing Date, neither WPZ nor ACMP shall, nor shall it cause any of its Subsidiaries to, take any action prohibited by this Agreement or fail to take any action required by this Agreement that, in either case, would be reasonably likely to materially delay the consummation of the Merger or result in the failure of a condition to closing pursuant to Article VI.

(b) Without limiting the generality of Section 5.1(a), except (1) as otherwise contemplated by this Agreement, (2) as otherwise required by applicable Law, or (3) as set forth in Section 5.1(b) of the WPZ Disclosure Letter or in Section 5.1(b) of the ACMP Disclosure Letter, each of WPZ and ACMP will not, and agrees that it will cause its Subsidiaries not to, during the period from the Execution Date until the Effective Time, in each case without the prior written consent of WPZ (with respect to actions to be taken by ACMP or the ACMP Subsidiaries) or ACMP (with respect to actions to be taken by WPZ or the WPZ Subsidiaries) (which consent will not be unreasonably withheld, delayed or conditioned):

(i) make any material change in the nature of its business and operations;

(ii) make any change in its Governing Documents (other than, in the case of ACMP, the ACMP Partnership Agreement Amendment and any change necessary to effect the Pre-Merger Unit Split) as in effect on the Execution Date in any manner that would reasonably be expected to (A) prohibit or materially impede or delay the Merger or the consummation of the other transactions contemplated by this Agreement, or (B) adversely affect in a material way the rights of holders of its securities or the securities of any other party hereto;

(iii) grant any awards consisting of WPZ Common Units, ACMP Common Units or other equity interests of WPZ or ACMP under any equity-based, bonus, incentive, performance or other compensation plan or arrangement or Employee Benefit Plan, other than (A) in the ordinary course of business consistent with past practice, (B) as retention incentives, or (C) the payment of bonuses in the form of equity-based awards;

(iv) issue, deliver or sell any equity securities, or Rights to acquire equity securities, of ACMP or WPZ for cash or in connection with an acquisition in excess of $250,000,000 in the aggregate per calendar quarter (based on the market price of the securities at the time of issuance) for each of ACMP and WPZ; provided, however, that this clause (iv) shall not restrict or limit the ability of any party to (A) make equity grants to its employees, officers and directors pursuant to its employee benefit plans or as permitted by clause (iii), or (B) make any distributions permitted by clause (v); provided further, however, that nothing in this clause (iv) shall be deemed to restrict the vesting and/or payment, or the acceleration of the vesting and/or payment, of any awards consisting of WPZ Common Units, ACMP Common Units or other equity awards in accordance with the terms of any existing equity-based, bonus, incentive, performance or other compensation plan or arrangement or Employee Benefit Plan (including, without limitation, in connection with any equity award holder’s termination of service);

(v) except for distributions to the holders of limited partnership units consistent with past or previously announced (prior to the Execution Date) practices (including distributions in respect of the ACMP Class B Units and the WPZ Class D Units in accordance with their terms), the Pre-Merger Unit Split, the proportionate distribution on the general partner interests and payments under incentive distribution rights, or any distributions from the ACMP Subsidiaries to ACMP or another ACMP Subsidiary, or from the WPZ Subsidiaries to WPZ or another WPZ Subsidiary, as appropriate, (A) declare, set aside or pay any distributions in respect of its equity securities or Rights, or (B) split, combine or reclassify any of its equity securities or Rights; provided that, in the case of distributions in respect of equity securities, consent to such distributions shall not be unreasonably withheld, delayed or conditioned;

(vi) settle any claims, demands, lawsuits or Proceedings seeking damages or an injunction or other equitable relief where such settlements would, in the aggregate, have a WPZ Material Adverse Effect or an ACMP Material Adverse Effect, as applicable;

(vii) recommend, propose, announce, adopt or vote to adopt a plan of complete or partial dissolution or liquidation, in each case, that would (A) prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions set forth in this Agreement or (B) adversely affect in a material way the rights of holders of the securities of any party hereto;

(viii) make any material change in its tax methods, principles or elections that would reasonably be expected to materially adversely affect the ability of Andrews Kurth LLP or Latham & Watkins LLP to deliver its tax opinion at Closing pursuant to Section 6.2(b) or 6.3(b), respectively; or

(ix) agree to commit to do any of the foregoing.

(c) From the Execution Date until the Closing Date, each of ACMP and WPZ shall, and shall cause its Subsidiaries to, promptly notify the other party in writing of (i) any event, condition or circumstance that could reasonably be expected to result in any of the conditions set forth in Article VI not being satisfied at the Effective

Time, and (ii) any material breach by the notifying party of any covenant, obligation, or agreement contained in this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.1(c) shall not limit or otherwise affect the remedies available hereunder to the notified party.

SECTION 5.2 Access to Information; Confidentiality. Subject to applicable Laws, upon reasonable notice, each Party Group shall (and shall cause the members of such Party Group to) afford the officers, employees, counsel, accountants and other representatives and advisors of the requesting Party Group reasonable access, during normal business hours from the Execution Date until the Closing Date, to its properties, books, contracts and records as well as to their management personnel; provided that such access shall be provided on a basis that minimizes the disruption to the operations of the disclosing Party Group and the members of its Party Group. The disclosing Party Group shall not be responsible to the requesting Party Group for personal injuries sustained by the requesting Party Group’s officers, employees, counsel, accountants and other representatives and advisors in connection with the access provided pursuant to this Section 5.2, and shall be indemnified and held harmless by the requesting Party Group for any losses suffered by the disclosing Party Group or its officers, employees or representatives in connection with any such personal injuries. Subject to applicable Laws, during such period, each Party Group shall (and shall cause the members of such Party Group to) furnish promptly to the other Party Group (i) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it in connection with the transactions contemplated by this Agreement during such period pursuant to the requirements of Federal, state or foreign Laws (including pursuant to the Securities Act, the Exchange Act and the rules of any Governmental Entity thereunder), as applicable (other than documents which such Party Group is not permitted to disclose under applicable Laws) and (ii) all information concerning the disclosing Party Group’s business, properties and personnel as the requesting Party Group may reasonably request, including all information relating to environmental matters. Notwithstanding the foregoing, a Party Group shall have no obligation to disclose or provide access to any information the disclosure of which such Party Group has concluded may jeopardize any privilege available to such Party Group relating to such information or would be in violation of a confidentiality obligation binding on such Party Group. Except for disclosures permitted by the terms of the Confidentiality Agreement, dated as of June 18, 2014 between ACMP and WPZ (as it may be amended from time to time, the “Confidentiality Agreement”), each party shall hold information received from the other party pursuant to this Section 5.2 in confidence in accordance with the terms of the Confidentiality Agreement.

SECTION 5.3 Certain Filings.

(a) As promptly as practicable following the Execution Date (i) each of the WPZ Parties and the ACMP Parties agrees to cooperate in the preparation of the Registration Statement (including the Consent Statement/Prospectus constituting a part thereof and to be distributed to the Holders of WPZ Common Units in connection with the Written Consent (the “Consent Statement/Prospectus”)), (ii) ACMP shall use its commercially reasonable efforts to cause the ACMP Common Units to be issued in the Merger to be approved for listing on the NYSE (subject, if applicable, to notice of issuance) prior to the Effective Time, and (iii) the parties hereto shall make all required filings under applicable state securities and “blue sky” Laws, provided, however, that no such filings shall be required in any jurisdiction where, as a result thereof, ACMP would become subject to general service of process or to taxation or qualification to do business as a foreign partnership doing business in such jurisdiction solely as a result of such filing. ACMP agrees to file the Registration Statement with the SEC as promptly as reasonably practicable. Each of ACMP and WPZ agrees to use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof. Each of ACMP and WPZ agrees to furnish to the other party all information concerning the ACMP Group Entities or the WPZ Group Entities, as applicable, and to take such other action as may be reasonably requested in connection with the foregoing. No filing of the Registration Statement will be made by ACMP, and no filing of the Consent Statement/Prospectus will be made by ACMP or WPZ, in each case without providing the other party a reasonable opportunity to review and comment thereon.

(b) Each of the ACMP Parties and the WPZ Parties agrees, as to itself and its Subsidiaries, that (i) none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration

Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Consent Statement/Prospectus and any amendment or supplement thereto will, at the date the Consent Statement/Prospectus is mailed to the Holders of WPZ Common Units, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the ACMP Parties and the WPZ Parties further agrees that, if it shall become aware prior to the Closing Date of any information that would cause any of the statements in the Registration Statement or the Consent Statement/Prospectus to be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, it will promptly inform the other party thereof and take the necessary steps to correct such information in an amendment or supplement to the Registration Statement or Consent Statement/Prospectus. No amendment or supplement to the Registration Statement will be made by ACMP, and no amendment or supplement to the Consent Statement/Prospectus will be made by ACMP or WPZ, in each case without providing the other party a reasonable opportunity to review and comment thereon.

(c) Each of WPZ and ACMP shall (1) promptly notify the other of receipt of any comments from the SEC or its staff or any other applicable government official and of any requests by the SEC or its staff or any other applicable government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and other transactions contemplated hereby or for additional information and (2) promptly supply the other with copies of all correspondence between WPZ or any of its representatives, or ACMP or any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other applicable government official, on the other hand, with respect thereto. ACMP and WPZ shall use their respective commercially reasonable efforts to respond to any comments of the SEC or its staff with respect to the Consent Statement/Prospectus or the Registration Statement as promptly as practicable.

(d) WPZ General Partner shall distribute to the Holders of WPZ Units the Consent Statement/Prospectus, which shall include a form of consent that may be executed by Holders of WPZ Units in connection with the Written Consent, as promptly as practicable after the Registration Statement is declared effective under the Securities Act.

SECTION 5.4 Commercially Reasonable Efforts; Further Assurances. From and after the Execution Date, upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable and (ii) defend any lawsuits or other Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, including the Merger and the GP Merger. Without limiting the foregoing but subject to the other terms of this Agreement, the parties hereto agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver, or cause to be executed and delivered, such instruments of assignment, transfer, conveyance, endorsement, direction or authorization as may be necessary to consummate and make effective the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing in this Agreement will require any party hereto to hold separate or make any divestiture not expressly contemplated herein of any asset or otherwise agree to any restriction on its operations or other condition in order to obtain any consent or approval or other clearance required by this Agreement.

SECTION 5.5 No Public Announcement. On the Execution Date, ACMP and WPZ shall issue a joint press release with respect to the execution of this Agreement, the Merger and the GP Merger, which press release shall be reasonably satisfactory to ACMP General Partner and WPZ General Partner. From and after the Execution

Date, neither WPZ nor ACMP shall issue any other press release or make any other public announcement concerning this Agreement or the transactions contemplated by this Agreement (to the extent not previously issued or made in accordance with this Agreement) (other than public announcements at industry road shows and conferences or as may be required by applicable Law or by obligations pursuant to any listing agreement with the NYSE, in which event the party making the public announcement or press release shall, to the extent practicable, notify ACMP General Partner and WPZ General Partner in advance of such public announcement or press release) without the prior approval of ACMP General Partner and WPZ General Partner, which approval shall not be unreasonably withheld, delayed or conditioned.

SECTION 5.6 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, including legal fees, accounting fees, financial advisory fees and other professional and non-professional fees and expenses, shall be paid by the party hereto incurring such expenses, except that ACMP and WPZ shall each pay for one-half of (a) any filing fees with respect to the Registration Statement and the Consent Statement/Prospectus and (b) the costs of printing and mailing of the Consent Statement/Prospectus.

SECTION 5.7 Regulatory Issues. WPZ and ACMP shall cooperate fully with respect to any filing, submission or communication with a Governmental Entity having jurisdiction over the Merger. Such cooperation shall include each of the parties hereto: (i) providing, in the case of oral communications with a Governmental Entity, advance notice of any such communication and, to the extent permitted by applicable Law, an opportunity for the other party to participate; (ii) providing, in the case of written communications, an opportunity for the other party to comment on any such communication and provide the other with a final copy of all such communications; and (iii) complying promptly with any request for information from a Governmental Entity (including an additional request for information and documentary material), unless directed not to do so by the other party hereto. All cooperation shall be conducted in such a manner so as to preserve all applicable privileges.

SECTION 5.8 Tax Matters.

(a) The ACMP Parties and the WPZ Parties shall, to the extent permissible by applicable Laws, treat the combined businesses of WPZ and ACMP as a single activity for purposes of Section 469 of the Code.

(b) The ACMP Parties and the WPZ Parties intend to take the position that for U.S. federal income tax purposes (and to the extent applicable, state or local income tax purposes):

(i) The Merger will constitute an “assets-over” partnership merger within the meaning of Treasury Regulations Section 1.708-1(c)(3)(i), with the resulting partnership being considered a continuation of WPZ pursuant to Treasury Regulations Section 1.708-1(c)(1).

(ii) The transactions contemplated by this Agreement shall cause a termination of ACMP pursuant to Treasury Regulations Section 1.708-1(c)(1). As a result, for U.S. federal income tax purposes, the taxable year of ACMP shall end on the date that includes the Effective Time and the ACMP Parties and the WPZ Parties shall take all actions permitted under applicable Laws to close the Tax periods of the subsidiaries of ACMP on such date.

(iii) Any Fractional Unit Payments made pursuant to Section 2.1(e) will be treated as distributions from WPZ.

SECTION 5.9 D&O Insurance.

(a) For a period of six years after the Effective Time, ACMP and ACMP General Partner shall, and shall cause the WPZ Group Entities to, honor all rights to indemnification, advancement of expenses, elimination of liability and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) now existing in favor of the WPZ D&O Indemnified

Parties as provided in the Governing Documents of any WPZ Group Entity, under applicable Delaware Law, or otherwise, and shall ensure that the Governing Documents of WPZ and WPZ General Partner (or their successor entities) shall, for a period of six years following the Effective Time, contain provisions substantially no less advantageous with respect to indemnification, advancement of expenses, elimination of liability and exculpation of their present and former directors, officers, employees and agents than are set forth in the Governing Documents of WPZ and WPZ General Partner as of the Execution Date. For a period of six years after the Effective Time, ACMP and the ACMP General Partner shall, and shall cause the ACMP Group Entities to, honor all rights to indemnification, advancement of expenses, elimination of liability, and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) now existing in favor of the ACMP D&O Indemnified Parties as provided in the Governing Documents of any ACMP Group Entity, under applicable Delaware Law, or otherwise, and shall ensure that the Governing Documents of ACMP and ACMP General Partner (or their successor entities) shall, for a period of six years following the Effective Time, contain provisions substantially no less advantageous with respect to indemnification, advancement of expenses, elimination of liability and exculpation of their present and former directors, officers, employees and agents than are set forth in the Governing Documents of ACMP and ACMP General Partner as of the Execution Date.

(b) For a period of six years after the Effective Time, ACMP shall maintain officers’ and directors’ liability insurance with a nationally reputable carrier covering each WPZ D&O Indemnified Party and ACMP D&O Indemnified Party who is or at any time prior to the Effective Time was covered by the existing officers’ and directors’ liability insurance applicable to the WPZ Group Entities and ACMP Group Entities, as applicable (“D&O Insurance”), on terms substantially no less advantageous to the WPZ D&O Indemnified Parties and the ACMP D&O Indemnified Parties, as applicable, than such existing insurance with respect to acts or omissions, or alleged acts or omissions, prior to the Effective Time (whether claims, actions or other Proceedings relating thereto are commenced, asserted or claimed before or after the Effective Time); provided, however, that ACMP shall not be required to pay (i) an annual premium for the D&O Insurance for the WPZ D&O Indemnified Parties in excess of 300% of the current annual premium currently paid by the WPZ Group Entities for such insurance and (ii) an annual premium for the D&O Insurance for the ACMP D&O Indemnified Parties in excess of 300% of the current annual premium currently paid by the ACMP Group Entities for such insurance, but in each such case shall purchase as much of such coverage as possible for such applicable amount. ACMP shall have the right to cause such coverage to be extended under the applicable D&O Insurance by obtaining a six-year “tail” policy on terms and conditions no less advantageous to the WPZ D&O Indemnified Parties and the ACMP D&O Indemnified Parties, as applicable, than the existing D&O Insurance, and such “tail” policy shall satisfy the provisions of this Section 5.9.

(c) The provisions of this Section 5.9 shall survive the consummation of the Merger, the GP Merger and the other transactions contemplated by this Agreement for a period of six years and expressly are intended to benefit each of the WPZ D&O Indemnified Parties and ACMP D&O Indemnified Parties; provided, however, that in the event that any claim or claims for indemnification or advancement set forth in this Section 5.9 are asserted or made within such six-year period, all rights to indemnification and advancement in respect of any such claim or claims shall continue until disposition of all such claims. The rights of any WPZ D&O Indemnified Party or ACMP D&O Indemnified Party under this Section 5.9 shall be in addition to any other rights such WPZ D&O Indemnified Party or ACMP D&O Indemnified Party, as applicable, may have under the Governing Documents of any WPZ Group Entity or any ACMP Group Entity or applicable Law.

(d) In the event ACMP or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, ACMP shall cause proper provision to be made so that its successors and assigns, as the case may be, shall assume the obligations set forth in this Section 5.9.

SECTION 5.10 Distributions. Between the Execution Date and the Effective Date, except with respect to the Pre-Merger Unit Split, the ACMP Parties and the WPZ Parties shall coordinate with each other regarding the declaration and payment of distributions in respect of the WPZ Common Units and the ACMP Common Units and the record and payment dates relating thereto, so that no Holder of WPZ Common Units shall receive two distributions, or fail to receive one distribution, for any single calendar quarter with respect to its applicable WPZ Common Units or ACMP Common Units received pursuant to the Merger in exchange therefor.

SECTION 5.11 Consent to Use of Financial Statements; Financing Cooperation. The WPZ Parties hereby consent to the ACMP Group Entities’ use of and reliance on any audited or unaudited financial statements, including the WPZ Financial Statements, relating to the WPZ Group Entities reasonably requested by the ACMP Parties to be used in any financing or other activities of the ACMP Parties, including any filings that the ACMP Parties desire to make with the SEC. In addition, the WPZ Parties will use commercially reasonable efforts, at the ACMP Parties’ sole cost and expense, to obtain the consents of Ernst & Young LLP (with respect to the consolidated financial statements of WPZ) and Deloitte & Touche LLP (with respect to the financial statements of Gulfstream Natural Gas System, L.L.C.) to the inclusion of the financial statements referenced above in appropriate filings with the SEC. Prior to the Closing, the WPZ Parties will provide the ACMP Parties such information, and make available such personnel, as the ACMP Parties may reasonably request in order to assist any of the ACMP Group Entities in connection with financing activities, including any public offerings to be registered under the Securities Act or private offerings.

SECTION 5.12 WPZ Class D Units. Each of the WPZ Parties agrees to take all actions as may be required, if any, to convert each of the outstanding WPZ Class D Units into one WPZ Common Unit on or prior to the Closing Date (but in all events prior to the Effective Time) in accordance with the terms of the WPZ Partnership Agreement.

SECTION 5.13 Section 16 Matters. Prior to the Effective Time, the WPZ Board and the ACMP Board shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including any dispositions of WPZ Units (including derivative securities with respect to such WPZ Units) or acquisitions of ACMP Common Units (including derivative securities with respect to such ACMP Common Units) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to WPZ, or will become subject to such reporting requirements with respect to ACMP, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 5.14 Pre-Merger Unit Split. As promptly as practicable following the satisfaction of the conditions set forth in Section 6.1, Section 6.2 and Section 6.3 (other than (a) those conditions that by their nature are to be satisfied by actions taken at the Closing but which conditions would be satisfied if such date were the Closing Date and (b) the conditions set forth in Section 6.1(h)), ACMP General Partner shall cause ACMP to, subject to applicable Law, effect a subdivision of each ACMP Common Unit into 1.06152 ACMP Common Units and of each ACMP Class B Unit into 1.06152 ACMP Class B Units (subject to customary adjustments for any dividend, subdivision, reclassification, recapitalization, split, combination, exchange of units or similar event following the Execution Date) (such action, the “Pre-Merger Unit Split”), and set the record date and effective date for such Pre-Merger Unit Split; provided that each of the record date and effective date for such Pre-Merger Unit Split shall be one Business Day immediately prior to the Closing Date. On the effective date for such Pre-Merger Unit Split, ACMP shall (and ACMP General Partner shall cause ACMP to) irrevocably issue and transfer the ACMP Common Units and ACMP Class B Units for the Pre-Merger Unit Split to the relevant paying agent for the benefit of such Holders.

SECTION 5.15 Conflicts Committees. Prior to the Effective Time, none of the WPZ Group Entities or the ACMP Group Entities shall, without the consent of the WPZ Conflicts Committee or the ACMP Conflicts Committee, as applicable, eliminate the WPZ Conflicts Committee or the ACMP Conflicts Committee, or revoke or diminish the authority of the WPZ Conflicts Committee or the ACMP Conflicts Committee, or remove or cause the removal of any director of the WPZ Board or ACMP Board that is a member of the WPZ Conflicts Committee or the ACMP Conflicts Committee either as a member of such board or such committee without the affirmative vote of the members of the WPZ Board or ACMP Board, as applicable, including the affirmative vote of the other members of the applicable conflicts committee. For the avoidance of doubt, this Section 5.15 shall not apply to the filling in accordance with the provisions of the applicable Governing Documents of any vacancies caused by the death, incapacity or resignation of any director.

ARTICLE VI

CONDITIONS TO CLOSING

SECTION 6.1 Conditions to Each Party’s Obligations. The obligation of the parties hereto to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived (to the extent legally permissible) in writing, in whole or in part, as to a party by such other parties:

(a) Consent Statement. The Consent Statement/Prospectus shall have been cleared by the SEC and mailed to Holders of WPZ Common Units (in accordance with Regulation 14A of the Exchange Act) at least 20 Business Days prior to the Closing.

(b) Approvals. The parties hereto shall have received all governmental consents and approvals, the absence of which would, individually or in the aggregate, have a WPZ Material Adverse Effect or an ACMP Material Adverse Effect.

(c) Written Consent. The Written Consent shall have been obtained in accordance with applicable Law and filed with the minutes of proceedings of WPZ, and such Written Consent shall not have been amended, modified, withdrawn, terminated or revoked; provided, however, that this Section 6.1(c) shall not imply that the Written Consent is permitted by the WPZ Partnership Agreement or applicable Law to be amended, modified or revoked following its execution by Holders of WPZ Units constituting a Unit Majority (as defined in the WPZ Partnership Agreement).

(d) Registration Statement. The Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Entity.

(e) NYSE Listing. The ACMP Common Units to be issued in the Merger shall have been approved for listing on the NYSE subject to official notice of issuance.

(f) No Governmental Restraint. No order, decree or injunction of any Governmental Entity shall be in effect, and no Laws shall have been enacted or adopted, that enjoin, prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement, and no action, proceeding or investigation by any Governmental Entity with respect to the Merger or the other transactions contemplated by this Agreement shall be pending that seeks to restrain, enjoin, prohibit or delay consummation of the Merger or such other transactions or to impose any material restrictions or requirements thereon or on the ACMP Parties or the WPZ Parties with respect thereto.

(g) Conversion of WPZ Class D Units. Each of the outstanding WPZ Class D Units shall have been converted into one WPZ Common Unit, and no WPZ Class D Units shall be outstanding.

(h) Pre-Merger Unit Split. The Pre-Merger Unit Split shall have become effective in accordance with Section 5.14. For purposes of this Section 6.1(h), the Pre-Merger Unit Split shall be deemed to have been made to Holders of ACMP Units at the time ACMP irrevocably issues and transfers the ACMP Common Units and ACMP Class B Units for the Pre-Merger Unit Split to the relevant paying agent for the benefit of such Holders.

(i) ACMP Partnership Agreement Amendment. The ACMP Partnership Agreement Amendment shall have been adopted and become effective in accordance with applicable Law and filed with the minutes of proceedings of ACMP.

SECTION 6.2 Conditions to the ACMP Parties’ Obligations. The obligation of the ACMP Parties to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the ACMP Parties (in their sole discretion):

(a) Representations and Warranties; Performance. (i) The representations and warranties of the WPZ Parties set forth in (x) Section 3.1(a), Section 3.2, and Section 3.4(a) shall be true and correct in all material respects as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (y) Article III (other than Section 3.1(a), Section 3.2, Section 3.4(a) and Section 3.9(a)) shall be true and correct (without regard to any materiality, “WPZ Material Adverse Effect” and similar qualifiers therein) as of the Closing, as if remade on the date thereof (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, result in a WPZ Material Adverse Effect, (ii) the representation and warranty set forth in Section 3.9(a) shall be true and correct as of the Closing Date as if made on the date thereof, (iii) each of the WPZ Parties shall have performed or complied with all agreements and covenants required to be performed by it hereunder prior to the Closing Date that have materiality, “WPZ Material Adverse Effect” or similar qualifiers, and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it hereunder prior to the Closing Date that are not so qualified, and (iv) ACMP General Partner shall have received a certificate, dated as of the Closing Date, of an executive officer of WPZ General Partner certifying to the matters set forth in this Section 6.2(a).

(b) Tax Opinion. The ACMP Parties shall have received an opinion of Latham & Watkins LLP or another nationally-recognized tax counsel dated as of the Closing Date in form and substance reasonably satisfactory to ACMP and a copy of which shall have been provided to WPZ to the effect that, for U.S. federal income tax purposes, (i) ACMP should not recognize any income or gain as a result of the Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code), (ii) no gain or loss should be recognized by Holders of ACMP Common Units as a result of the Merger (other than any gain resulting from (x) any decrease in partnership liabilities pursuant to Section 752 of the Code or (y) any liabilities incurred other than in the ordinary course of business of ACMP or an ACMP Subsidiary), and (iii) 90% or more of the gross income of ACMP for the most recent four complete calendar quarters ending before the Closing Date for which the necessary financial information is available are from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations, warranties and covenants of officers of the ACMP Parties and the WPZ Parties and any of their respective Affiliates as to such matters as such counsel may reasonably request.

SECTION 6.3 Conditions to the WPZ Parties’ Obligations. The obligation of the WPZ Parties to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the WPZ Parties (in their sole discretion):

(a) Representations and Warranties; Performance. (i) The representations and warranties of the ACMP Parties set forth in (x) Section 4.1(a), Section 4.2, and Section 4.4(a) shall be true and correct in all material respects as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (y) Article IV (other than Section 4.1(a), Section 4.2, Section 4.4(a) and Section 4.9(a)) shall be true and correct (without regard to any materiality, “ACMP Material Adverse Effect” and similar qualifiers therein) as of the Closing, as if remade on the date thereof (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, result in an ACMP Material Adverse Effect, (ii) the representation and warranty set forth in Section 4.9(a) shall be true and correct as of the Closing Date as if made on the date thereof, (iii) each of the ACMP Parties shall have performed or complied with all agreements and covenants required to be performed by it hereunder prior to the Closing Date that have materiality, “ACMP Material Adverse Effect” or similar qualifiers, and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it hereunder prior to the Closing Date that are not so qualified and (iv) WPZ General Partner shall have received a certificate, dated as of the Closing Date, of an executive officer of ACMP General Partner certifying to the matters set forth in this Section 6.3(a).

(b) Tax Opinion. The WPZ Parties shall have received an opinion of Andrews Kurth LLP or another nationally-recognized tax counsel dated as of the Closing Date in form and substance reasonably satisfactory to WPZ and a copy of which shall have been provided to ACMP to the effect that, for U.S. federal income tax purposes, (i) WPZ should not recognize any income or gain as a result of the Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code), (ii) no gain or loss should be recognized as a result of the Merger by Holders of WPZ Common Units who are not Williams Parties (other than any gain resulting from (x) any Fractional Unit Payments, (y) the receipt of any non-pro rata Merger Consideration or (z) any decrease in partnership liabilities pursuant to Section 752 of the Code), and (iii) 90% or more of the combined gross income of WPZ and ACMP for the most recent four complete calendar quarters ending before the Closing Date for which the necessary financial information is available are from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the WPZ Parties and the ACMP Parties and any of their respective Affiliates as to such matters as such counsel may reasonably request.

SECTION 6.4 Frustration of Conditions. None of parties to this Agreement may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to act in good faith or such party’s failure to observe in any material respect any of its obligations under this Agreement.

ARTICLE VII

TERMINATION

SECTION 7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of the parties hereto.

SECTION 7.2 Termination by WPZ or ACMP. At any time prior to the Effective Time, this Agreement may be terminated by WPZ or ACMP if:

(a) the Effective Time shall not have occurred on or before April 30, 2015 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 7.2(a) shall not be available to ACMP if the ACMP Parties fail to perform or observe in any material respect or to WPZ if the WPZ Parties fail to perform or observe in any material respect any of their respective obligations under this Agreement in any manner that shall have been the principal cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

(b) a Governmental Entity shall have issued an order, decree or ruling or taken any other action (including the enactment of any statute, rule, regulation, decree or executive order) permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action (including the enactment of any statute, rule, regulation, decree or executive order) shall have become final and non-appealable; provided, however, that the Person seeking to terminate this Agreement pursuant to this Section 7.2(b) shall have complied with Section 5.3 and Section 5.4.

SECTION 7.3 Termination by WPZ. This Agreement may be terminated by WPZ at any time prior to the Effective Time if the ACMP Parties shall have breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the ACMP Parties set forth in this Agreement shall fail to be true), which breach or failure (a) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a) (with or without the passage of time) and (b) is incapable of being cured, or is not cured, by the ACMP Parties prior to the Termination Date; provided that the right to terminate this Agreement pursuant to this Section 7.3 shall not be available to WPZ if, at such time, the condition set forth in Section 6.2(a) cannot be satisfied (with or without the passage of time).

SECTION 7.4 Termination by ACMP. This Agreement may be terminated by ACMP at any time prior to the Effective Time if the WPZ Parties shall have breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the WPZ Parties set forth in this Agreement shall fail to be true), which breach or failure (i) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(a) (with or without the passage of time) and (ii) is incapable of being cured, or is not cured, by the ACMP Parties prior to the Termination Date; provided that the right to terminate this Agreement pursuant to this Section 7.4 shall not be available to ACMP if, at such time, the condition set forth in Section 6.3(a) cannot be satisfied (with or without the passage of time).

SECTION 7.5 Effect of Certain Terminations. In the event of termination of this Agreement pursuant to Article VII, written notice thereof shall be given to the other party or parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement, except for the last sentence of Section 5.2, Section 5.5, Section 5.6, Article VII and Article VIII, shall forthwith become null and void and there shall be no liability on the part of any party to this Agreement and all rights and obligations of the parties hereto under this Agreement shall terminate, except for the last sentence of Section 5.2 and the provisions of Section 5.5, Section 5.6, Article VII and Article VIII shall survive such termination; provided that nothing herein shall relieve any party hereto from any liability for any intentional or willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement and all rights and remedies of a nonbreaching party under this Agreement in the case of such intentional or willful and material breach, at law or in equity, shall be preserved.

SECTION 7.6 Survival. None of the representations, warranties, agreements, covenants or obligations in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time.

SECTION 7.7 Enforcement of this Agreement. The parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party and any such breach would cause the non-breaching parties irreparable harm. Accordingly, the parties hereto agree that prior to the termination of this Agreement, in the event of any breach or threatened breach of this Agreement by one of the parties, the parties will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, provided such party is not in material default hereunder. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the parties.

SECTION 7.8 No Waiver Relating to Claims for Fraud/Willful Misconduct. The liability of any party under this Article VII shall be in addition to, and not exclusive of, any other liability that such party may have at law or in equity based on such party’s (a) fraudulent acts or omissions or (b) willful misconduct. None of the provisions set forth in this Agreement shall be deemed to be a waiver by or release of any party of any right or remedy that such party may have at law or equity based on any other party’s fraudulent acts or omissions or willful misconduct nor shall any such provisions limit, or be deemed to limit, (i) the amounts of recovery sought or awarded in any such claim for fraud or willful misconduct, (ii) the time period during which a claim for fraud or willful misconduct may be brought, or (iii) the recourse that any such party may seek against another party with respect to a claim for fraud or willful misconduct.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party to another party (each, a “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by facsimile or e-mail, as follows; provided, that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

If to any of the WPZ Parties, addressed to:

Williams Partners L.P.

One Williams Center

Tulsa, Oklahoma 74172-0172

Attention: Chief Executive Officer

Facsimile: (918) 573-4900

E-mail: alan.armstrong@williams.com

with a copy to (which shall not constitute notice):

Williams Partners L.P.

One Williams Center

Tulsa, Oklahoma 74172-0172

Attention: General Counsel

Facsimile: (918) 573-3101

E-mail: craig.rainey@williams.com

The Williams Companies, Inc.

One Williams Center

Tulsa, Oklahoma 74172-0172

Attention: General Counsel

Facsimile: (918) 573-3101

E-mail: craig.rainey@williams.com

Gibson, Dunn & Crutcher LLP

1801 California Street, Suite 4200

Denver, CO 80202

Attention:	Steven K. Talley
Eduardo Gallardo
Facsimile:	(303) 313-2840
(212) 351-5245

E-mail:	stalley@gibsondunn.com
egallardo@gibsondunn.com

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

Attention:	Joshua Davidson
Tull R. Florey
Facsimile:	(713) 229-2727

E-mail:	joshua.davidson@bakerbotts.com
tull.florey@bakerbotts.com

If to any of the ACMP Parties, addressed to:

Access Midstream Partners, L.P.

525 Central Park Drive

Oklahoma City, Oklahoma 73105

Attention: Chief Executive Officer

Facsimile: (405) 727-3727

E-mail: mike.stice@accessmidstream.com

with a copy to (which shall not constitute notice):

Access Midstream Partners, L.P.

525 Central Park Drive

Oklahoma City, Oklahoma 73105

Attention: General Counsel

Facsimile: (405) 727-3372

E-mail: regina.gregory@accessmidstream.com

The Williams Companies, Inc.

One Williams Center

Tulsa, Oklahoma 74172-0172

Attention: General Counsel

Facsimile: (918) 573-3101

E-mail: craig.rainey@williams.com

Gibson, Dunn & Crutcher LLP

1801 California Street, Suite 4200

Denver, CO 80202

Attention:	Steven K. Talley
Eduardo Gallardo
Facsimile:	(303) 313-2840
(212) 351-5245

E-mail:	stalley@gibsondunn.com
egallardo@gibsondunn.com

Latham & Watkins LLP

811 Main Street

Suite 3700

Houston, TX 77002

Attention: Ryan J. Maierson

Facsimile: (713) 546-5401

E-mail: Ryan.Maierson@lw.com

Richards, Layton & Finger, P.A.

One Rodney Square

920 N. King St.

Wilmington, Delaware 19801

Attention: Srinivas M. Raju

Facsimile: (302) 498-7748

E-mail: Raju@rlf.com

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by facsimile or e-mail shall be effective upon written confirmation of receipt by facsimile, e-mail or otherwise. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

SECTION 8.2 Governing Law; Jurisdiction; Waiver of Jury Trial. To the maximum extent permitted by applicable Law, the provisions of this Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of law. Each of the parties hereto agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708. Each of the parties hereto irrevocably and unconditionally confirms and agrees that it is and shall continue to be (a) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) subject to service of process in the State of Delaware. Each party hereto hereby irrevocably and unconditionally (i) consents and submits to the exclusive personal jurisdiction and venue of the Delaware Court of Chancery (or, if the Delaware Court of Chancery declines to accept jurisdiction over any matter, any federal or state court located in the State of Delaware) (the “Delaware Courts”) for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement (and agrees not to commence any litigation relating thereto except in such courts), (ii) waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum, (c) acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising or relating to this Agreement or the transactions contemplated by this Agreement, and (d) agrees to service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 8.1 or in any manner prescribed by the Laws of the State of Delaware.

SECTION 8.3 Entire Agreement; Amendments and Waivers. This Agreement, the Support Agreement, the Confidentiality Agreement and the exhibits and schedules hereto and thereto constitute the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between or among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. Except as expressly set forth in this Agreement (including the representations and warranties set forth in Articles III and IV), (a) the parties acknowledge and agree that neither the WPZ Group Entities nor any other Person has made, and the ACMP Group Entities are not relying upon, any covenant, representation or warranty, expressed or implied, as to the WPZ Group Entities or as to the accuracy or completeness of any information regarding any WPZ Group Entity furnished or made available to any ACMP Group Entity, (b) the parties hereto acknowledge and agree that, except as set forth in this Agreement, neither the ACMP Group Entities nor any other Person has made, and the WPZ Group Entities are not relying upon, any covenant, representation or warranty, expressed or implied, as to the ACMP Group Entities or as to the accuracy or completeness of any information regarding any ACMP Group Entity furnished or made available to any WPZ Group Entity, and (c) the WPZ Parties and the ACMP Parties shall not have or be subject to any liability to any ACMP Group Entity or any other Person or any WPZ Group Entity or any other Person, as applicable, or any other remedy in connection herewith, based upon the distribution to any ACMP Group Entity or any WPZ Group Entity of, or any ACMP Group Entity’s or any WPZ Group Entity’s use of or reliance on, any such information or any information, documents or material made available to the ACMP Group Parties or WPZ Group Parties, as applicable, in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby. Subject to compliance with applicable Law, prior to the Closing, any provision of this Agreement may be (a) waived in writing by the party benefited by the provision or (b) amended or modified at any time by an agreement in writing by the parties hereto; provided, however, that, in addition to any other approvals required by the parties’ constituent documents or under this Agreement, the foregoing waivers, amendments or modifications in clauses (a) and (b) are approved by, in the case of waivers, amendments or modifications by any ACMP Party or the ACMP Board, the ACMP Conflicts Committee and, in the case of waivers, amendments or modifications by any WPZ Party or the WPZ Board, the WPZ Conflicts Committee. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties hereto. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

SECTION 8.4 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder, except (i) as provided in Section 5.9 and (ii) for the right of the Holders of WPZ Units to receive the Merger Consideration (including any Fractional Unit Payment) after the Closing (a claim by the Holders of WPZ Units with respect to which may not be made unless and until the Closing shall have occurred). No party hereto may assign, transfer, dispose of or otherwise alienate this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise). Any attempted assignment, transfer, disposition or alienation in violation of this Agreement shall be null, void and ineffective.

SECTION 8.5 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any matter materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

SECTION 8.6 Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

[The remainder of this page is blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers or agents hereunto duly authorized, all as of the date first written above.

ACCESS MIDSTREAM PARTNERS, L.P.,

By:	Access Midstream Partners GP, L.L.C., its general partner

By:	/s/ J. Mike Stice
Name:	J. Mike Stice
Title:	CEO

ACCESS MIDSTREAM PARTNERS GP, L.L.C.,

By:	/s/ J. Mike Stice
Name:	J. Mike Stice
Title:	CEO

VHMS LLC,

By:	Access Midstream Partners, L.P., its sole member

By:	Access Midstream Partners GP, L.L.C., its general partner

By:	/s/ J. Mike Stice
Name:	J. Mike Stice
Title:	CEO

WILLIAMS PARTNERS L.P.,

By:	Williams Partners GP LLC, its general partner

By:	/s/ Donald R. Chappel
Name:	Donald R. Chappel
Title:	Chief Financial Officer

WILLIAMS PARTNERS GP LLC,

By:	/s/ Donald R. Chappel
Name:	Donald R. Chappel
Title:	Chief Financial Officer

Agreement and Plan of Merger

EXHIBIT A

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

WILLIAMS PARTNERS L.P.

This Second Amended and Restated Agreement of Limited Partnership (as it may be amended, supplemented or restated from time to time, the “Agreement”) of Williams Partners L.P. (the “Partnership”) dated as of [    ], [            ] and effective as of the Effective Time (as defined below), is entered into by and between [New General Partner], a Delaware limited liability company, as the general partner (the “General Partner”), and Access Midstream Partners, L.P., a Delaware limited partnership, as the sole limited partner (the “Limited Partner”).

WHEREAS, on February 23, 2005, Williams Partners GP LLC, a Delaware limited liability company (“WPGP”), formed the Partnership pursuant to and in accordance with the Delaware Revised United Limited Partnership Act, as amended from time to time (the “Act”).

WHEREAS, on August 23, 2005, WPGP, as the general partner, and each of Williams Energy Services, LLC, a Delaware limited liability company (“WP ES”), Williams Energy, L.L.C., a Delaware limited liability company (“WP Energy”), Williams Discovery Pipeline, LLC, a Delaware limited liability company (“WP Discovery”), and Williams Partners Holdings, a Delaware limited liability company (“WP Holdings”), as limited partners, amended and restated the original Agreement of Limited Partnership of the Partnership (as amended and restated, the “Amended and Restated Agreement of Limited Partnership”).

WHEREAS, on August 7, 2006, WPGP amended the Amended and Restated Agreement of Limited Partnership of the Partnership (“Amendment No. 1”), pursuant to authority granted to WPGP in Article 13 of the Amended and Restated Agreement of Limited Partnership.

WHEREAS, on August 23, 2006, WPGP amended the Amended and Restated Agreement of Limited Partnership of the Partnership (“Amendment No. 2”), pursuant to authority granted to WPGP in Article 13 of the Amended and Restated Agreement of Limited Partnership.

WHEREAS, on December 13, 2006, WPGP amended the Amended and Restated Agreement of Limited Partnership of the Partnership (“Amendment No. 3”), pursuant to authority granted to WPGP in Article 13 of the Amended and Restated Agreement of Limited Partnership.

WHEREAS, on August 15, 2008, WPGP amended the Amended and Restated Agreement of Limited Partnership of the Partnership (“Amendment No. 4”), pursuant to authority granted to WPGP in Article 13 of the Amended and Restated Agreement of Limited Partnership.

WHEREAS, on April 16, 2009, WPGP amended the Amended and Restated Agreement of Limited Partnership of the Partnership (“Amendment No. 5”), pursuant to authority granted to WPGP in Article 13 of the Amended and Restated Agreement of Limited Partnership.

WHEREAS, on February 17, 2010, WPGP amended the Amended and Restated Agreement of Limited Partnership of the Partnership (“Amendment No. 6”), pursuant to authority granted to WPGP in Article 13 of the Amended and Restated Agreement of Limited Partnership.

WHEREAS, on November 17, 2010, WPGP amended the Amended and Restated Agreement of Limited Partnership of the Partnership (“Amendment No. 7”), pursuant to authority granted to WPGP in Article 13 of the Amended and Restated Agreement of Limited Partnership.

A-A-1

WHEREAS, on April 27, 2012, WPGP amended the Amended and Restated Agreement of Limited Partnership of the Partnership (“Amendment No. 8”), pursuant to authority granted to WPGP in Article 13 of the Amended and Restated Agreement of Limited Partnership.

WHEREAS, on November 5, 2012, WPGP amended the Amended and Restated Agreement of Limited Partnership of the Partnership (“Amendment No. 9”), pursuant to authority granted to WPGP in Article 13 of the Amended and Restated Agreement of Limited Partnership.

WHEREAS, on October 25, 2013, WPGP amended the Amended and Restated Agreement of Limited Partnership of the Partnership (“Amendment No. 10”), pursuant to authority granted to WPGP in Article 13 of the Amended and Restated Agreement of Limited Partnership.

WHEREAS, on February 28, 2014, WPGP amended the Amended and Restated Agreement of Limited Partnership of the Partnership (“Amendment No. 11”), pursuant to authority granted to WPGP in Article 13 of the Amended and Restated Agreement of Limited Partnership.

WHEREAS, the Partnership, WPGP, the Limited Partner, VHMS LLC, a Delaware limited liability company (“Merger Sub”), and Access Midstream Partners GP, L.L.C., a Delaware limited liability company (“ACMP GP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 24, 2014, providing for, among other things, the merger of Merger Sub with and into the Partnership, the merger of WPGP into ACMP GP, the admission of the Limited Partner as a limited partner of the Partnership, all other limited partners of the Partnership simultaneously ceasing to be limited partners of the Partnership and the amendment and restatement of the Amended and Restated Agreement of Limited Partnership.

NOW, THEREFORE, pursuant to the Merger Agreement and the Amended and Restated Agreement of Limited Partnership, the General Partner and the Limited Partner do hereby amend and restate the Amended and Restated Agreement of Limited Partnership (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, Amendment No. 8, Amendment No. 9, Amendment No. 10 and Amendment No. 11) as follows, to be effective as of the Effective Time (as such term is defined in the Merger Agreement):

1. Name. The name of the limited partnership formed by the Partnership’s Certificate of Limited Partnership shall continue to be “Williams Partners L.P.”.

2. Purpose. The Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

3. Registered Office. The registered office of the Partnership in the State of Delaware is The Corporation Trust Company, 1209 N. Orange Street, Wilmington, New Castle County, Delaware 19801.

4. Registered Agent. The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, 1209 N. Orange Street, Wilmington, New Castle County, Delaware 19801.

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5. Partners. Effective as of the Effective Time, WPGP shall cease to be a general partner of the Partnership, the General Partner shall be and is hereby admitted as the sole general partner of the Partnership and the Partnership is hereby continued without dissolution. The names and the business, residence or mailing addresses of the General Partner and the Limited Partner (which is hereby and pursuant to the Merger Agreement admitted as the sole limited partner of the Partnership) are as follows:

General Partner:	[New General Partner]
525 Central Park Drive
Oklahoma City, Oklahoma 73105

Limited Partner:	Access Midstream Partners, L.P.
525 Central Park Drive
Oklahoma City, Oklahoma 73105

6. Powers. The Partnership shall be managed by the General Partner, and the powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware. Notwithstanding any other provisions of this Agreement, the General Partner is authorized to execute and deliver any document on behalf of the Partnership without any vote or consent of any other partner, including, but not limited to, any and all mergers, acquisitions or dissolution.

7. Dissolution. The Partnership shall dissolve, and its affairs shall be wound up if (a) all of the partners of the Partnership approve in writing, (b) an event of withdrawal of a general partner has occurred under the Act unless there is a remaining general partner who is hereby authorized to, and does, carry on the business of the Partnership without dissolution or the business of the Partnership is continued without dissolution in accordance with the Act, (c) there are no limited partners of the Partnership unless the business of the Partnership is continued without dissolution in accordance with the Act, (d) an entry of a decree of judicial dissolution has occurred under § 17-802 of the Act or (e) the General Partner approves.

8. Partnership Interests. As of the date of this Agreement, the General Partner has a non-economic general partner interest in the Partnership, such interest granting the General Partner the exclusive right to manage and operate the Partnership in its capacity as General Partner. The Limited Partner has a limited partner interest in the Partnership which constitutes 100% of the aggregate partnership interest (as defined in the Act) of all partners in the Partnership.

9. Distributions. Distributions shall be made to the partners of the Partnership at the times and in the aggregate amounts determined by the General Partner. Such distributions shall be allocated among the partners of the Partnership in accordance with their percentage of partnership interests in the Partnership. Notwithstanding any other provision of this Agreement, neither the Partnership, nor the General Partner on behalf of the Partnership, shall be required to make a distribution to a partner of the Partnership on account of its interest in the Partnership if such distribution would violate the Act or other applicable law.

10. Taxes. The General Partner shall prepare and timely file (on behalf of the Partnership) all state and local tax returns, if any, required to be filed by the Partnership. The Partnership and the partners acknowledge that for federal income tax purposes, the Partnership is intended to be disregarded as an entity separate from the partners of the Partnership.

11. Assignments.

(a) The Limited Partner may assign all or any part of its partnership interest in the Partnership and may withdraw from the Partnership only if the Partnership will have a limited partner after such withdrawal. Upon the withdrawal of the Limited Partner, the Limited Partner shall receive any amount the Limited Partner contributed to the Partnership.

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(b) The General Partner may assign all or any part of its partnership interest in the Partnership and may withdraw from the Partnership without the consent of the Limited Partner.

12. Withdrawal. Except to the extent set forth in Section 11, no right is given to any partner of the Partnership to withdraw from the Partnership.

13. Admission of Additional or Substitute Partners.

(a) One or more additional or substitute limited partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

(b) One or more additional or substitute general partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

14. Indemnification.

(a) As used in Sections 14, 15 and 16, the following terms shall have the following meanings respectively:

“Indemnitee” means (a) any Person (together with such Person’s heirs, executors and administrators) who is or was an officer or director of any WPZ Group Entity (as defined in the Merger Agreement) and (b) any Person (together with such Person’s heirs, executors and administrators) who is or was serving at the request of the Partnership as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

(b) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee, for acts or omissions occurring at or prior to the Effective Time; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 14, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 14 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(c) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 14(b) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 14.

(d) The indemnification provided by this Section 14 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the

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Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(e) The Partnership may purchase and maintain (or reimburse the General Partner or its affiliates for the cost of) insurance, on behalf of the General Partner, its affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(f) For purposes of this Section 14, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 14(b); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(g) In no event may an Indemnitee subject the Limited Partner to personal liability by reason of the indemnification provisions set forth in this Agreement.

(h) An Indemnitee shall not be denied indemnification in whole or in part under this Section 14 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement or the Amended and Restated Agreement of Limited Partnership.

(i) The provisions of this Section 14 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(j) No amendment, modification or repeal of this Section 14 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 14 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

15. Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partner or a permitted assignee thereof that is admitted as a limited partner or any other Persons who have acquired equity interests in the Partnership or are otherwise bound by this Agreement, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b) To the extent that, at law, in equity or otherwise, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the partners, and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership, any partner or any of their permitted assignees that are admitted as partners or any other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement.

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(c) Any amendment, modification or repeal of this Section 15 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 15 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

16. Third-Party Beneficiaries. Each partner agrees that any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee.

17. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

18. Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

[New General Partner]

By:
Name:
Title:

LIMITED PARTNER:

Access Midstream Partners, L.P.

By:	Access Midstream Partners GP, L.L.C., its general partner

By:
Name:
Title:

[Signature Page to Second A&R Agreement of Limited Partnership of Williams Partners L.P.]

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EXHIBIT B

AMENDMENT NO. 3 TO

FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

ACCESS MIDSTREAM PARTNERS, L.P.

This AMENDMENT NO. 3 (this “Amendment”) TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ACCESS MIDSTREAM PARTNERS, L.P., A DELAWARE LIMITED PARTNERSHIP (the “Partnership”), is dated as of [            ], [        ], by Access Midstream Partners GP, L.L.C., a Delaware limited liability company (the “General Partner”), as general partner of the Partnership. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement (as defined below).

WHEREAS, the General Partner and the Limited Partners of the Partnership entered into that certain First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of August 3, 2010, that certain Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of July 24, 2012, and that certain Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 20, 2012 (collectively, the “Partnership Agreement”);

WHEREAS, Section 13.2 of the Partnership Agreement provides that the General Partner and the holders of a Unit Majority may approve an amendment to the Partnership Agreement;

WHEREAS, the General Partner deems it to be in the best interest of the Partnership to effect this Amendment in order to make such amendments as are provided herein and has approved this Amendment; and

WHEREAS, the holders of a Unit Majority have approved this Amendment by written consent in accordance with Sections 13.2 and 13.11 of the Partnership Agreement.

NOW, THEREFORE, the General Partner and the Limited Partners of the Partnership do hereby amend the Partnership Agreement as follows:

A. Amendment. The Partnership Agreement is hereby amended as follows:

1. Section 1.1 is hereby amended to add the following definitions:

“2014 Merger Agreement” means the Agreement and Plan of Merger, dated as of October 24, 2014 by and among the Partnership, the General Partner, VHMS LLC, WPZ, and Williams Partners GP LLC, as may be amended.

“Pre-Merger Unit Split” means the subdivision pursuant to Section 5.9 of each Common Unit into 1.06152 Common Units and of each Convertible Class B Unit into 1.06152 Convertible Class B Units as contemplated by Section 5.14 of the 2014 Merger Agreement.

“WPZ” means Williams Partners L.P., a Delaware limited partnership.

“WPZ Available Cash Amount” means an amount equal to the Available Cash (as defined in the WPZ Partnership Agreement) of the WPZ Group immediately prior to Closing (as defined in the 2014 Merger Agreement) of the WPZ Merger.

“WPZ Group” means WPZ and its Subsidiaries treated as a single consolidated entity.

“WPZ Merger” means the merger of VHMS LLC with and into WPZ, with WPZ as the sole surviving entity, pursuant to the 2014 Merger Agreement.

A-B-1

“WPZ Operating Surplus Amount” means, beginning with the Quarter in which the WPZ Merger is consummated (or the Quarter immediately preceding the consummation of the WPZ Merger, if the WPZ Merger is consummated prior to the date of determination of Available Cash with respect to such Quarter), an amount equal to the Operating Surplus (as defined in the WPZ Partnership Agreement) less cumulative distributions of Available Cash to Partners (as defined in the WPZ Partnership Agreement) from Operating Surplus (as defined in the WPZ Partnership Agreement) of the WPZ Group immediately prior to Closing (as defined in the 2014 Merger Agreement) of the WPZ Merger.

“WPZ Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership, dated as of August 23, 2005, as amended, of WPZ, as in effect immediately prior to the consummation of the WPZ Merger.

2. Section 1.1 is hereby amended, effective as of the Effective Time (as defined in the 2014 Merger Agreement) of the WPZ Merger, to add the following to paragraph (a) of the definition of “Operating Surplus” immediately after clause (iv) and immediately prior to the word “less”:

“and (v) the WPZ Operating Surplus Amount,”

3. Section 1.1 is hereby amended, effective as of the Effective Time of the WPZ Merger, to add the following sentence to the end of the definition of “Available Cash”:

“For the avoidance of doubt, if the WPZ Merger is consummated prior to the date of determination of Available Cash with respect to the Quarter immediately preceding the consummation of the WPZ Merger, the cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter shall include the WPZ Available Cash Amount.”

4. Article VI is hereby amended to add a new Section 6.12 as follows:

Section 6.12 Special Provisions Relating to the Pre-Merger Unit Split and the WPZ Merger. Pursuant to Section 5.14 of the 2014 Merger Agreement, the Pre-Merger Unit Split shall become effective one Business Day prior to the Closing Date (as defined in the 2014 Merger Agreement) of the WPZ Merger. Notwithstanding anything contained in this Agreement to the contrary, the adjustments required pursuant to the first sentence of Section 6.6(a) in connection with, or as a result of, the Pre-Merger Unit Split shall be made only if the Effective Time of the WPZ Merger shall not have occurred and the 2014 Merger Agreement is terminated. The General Partner shall be permitted to make any amendments or modifications to the books and records of the Partnership that may be necessary or appropriate to reflect the Operating Surplus, Available Cash and other current or historical metrics of the WPZ Group as of immediately prior to Closing (as defined in the 2014 Merger Agreement) of the WPZ Merger in calculating allocations and distributions to Partners following the Closing (as defined in the 2014 Merger Agreement) of the WPZ Merger.

5. Section 8.1 is hereby amended by inserting “, including in connection with the WPZ Merger” at the end of the last sentence thereof.

B. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

C. Effective Date. This Amendment shall become effective on the date that the Pre-Merger Unit Split becomes effective, provided that the amendments set forth in Sections 2 and 3 above shall not become effective until the Effective Time of the WPZ Merger.

D. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

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E. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

[Signatures on following page.]

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

ACCESS MIDSTREAM PARTNERS GP, L.L.C.

By:
Name:
Title:

[Signature Page to Amendment No. 3 to First Amended and Restated Agreement of Limited Partnership of Access Midstream Partners, L.P.]

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Investment Banking	Annex B

October 24, 2014

CONFIDENTIAL

Conflicts Committee of the Board of Directors

Williams Partners GP LLC

One Williams Center

Tulsa, OK 74172

Conflicts Committee of the Board of Directors:

Williams Partners L.P. (“WPZ”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Access Midstream Partners, L.P. (“ACMP”), Access Midstream Partners, GP, L.L.C. (“ACMP General Partner”), VHMS LLC, a direct wholly owned subsidiary of ACMP (“Merger Sub”), WPZ, and Williams Partners GP LLC, the general partner of WPZ (“WPZ General Partner”), pursuant to which ACMP and WPZ, and ACMP General Partner and WPZ General Partner, intend to combine their businesses on the terms and conditions set forth in the Merger Agreement (the “Transaction”). As part of the Transaction, and pursuant to the terms of the Merger Agreement, following the Pre-Merger Unit Split (as defined in the Merger Agreement), each WPZ Common Unit (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) and held, directly or indirectly, by a person (each, a “WPZ Unaffiliated Unitholder” and together, the “WPZ Unaffiliated Unitholders”) other than any of the Williams Parties (as defined in the Merger Agreement), shall be converted into the right to receive 0.86672 ACMP Common Units (as defined in the Merger Agreement). The number of ACMP Common Units issuable for each WPZ Common Unit held by a WPZ Unaffiliated Unitholder is referred to herein as the “Consideration.”

In connection with your consideration of the Transaction, you (solely in your capacity as members of the Conflicts Committee) have requested our opinion as to the fairness, from a financial point of view, to the WPZ Unaffiliated Unitholders, of the Consideration, including the related exchange ratio, to be issued in the Transaction. We have only considered the fairness, from a financial point of view, of the Consideration, including the related exchange ratio, to be issued to the WPZ Unaffiliated Unitholders in the Transaction. You have not asked us to express, and we are not expressing, any opinion with respect to any of the other financial or non-financial terms, conditions, determinations or actions with respect to the Transaction.

In conducting our investigation and analyses and in arriving at our opinion herein, we have reviewed such information and have taken into account such financial and economic factors, investment banking procedures and considerations as we have deemed relevant under the circumstances. In that connection, and subject to the various assumptions, qualifications and limitations set forth herein, we have, among other things: (i) reviewed certain internal information, primarily financial in nature, including financial forecasts for calendar year 2014

Robert W. Baird & Co.

8000 Maryland Avenue, Suite 500

St. Louis, MO 63105

Main 314 445-6530

Fax 314 445-6535

www.rwbaird.com

Conflicts Committee of the Board of Directors

Williams Partners GP LLC

October 24, 2014

through calendar year 2017 concerning the business and operations of WPZ and ACMP, on both a stand-alone and a pro forma combined basis (collectively, the “Forecasts”) and the contemplated strategic, operating and cost benefits associated with the Transaction, furnished to us, and prepared, by WPZ and ACMP management; (ii) reviewed certain publicly available information including, but not limited to, WPZ’s and ACMP’s recent filings with the Securities and Exchange Commission and equity analyst research reports covering WPZ and ACMP prepared by various investment banking and research firms; (iii) reviewed the principal financial terms of the draft Merger Agreement dated October 23, 2014 in the form presented to the Conflicts Committee as such terms relate to our analysis; (iv) reviewed the WPZ Partnership Agreement and the ACMP Partnership Agreement (each as defined in the Merger Agreement), and the amendment to the ACMP Partnership Agreement contemplated by the Merger Agreement, each as they relate to our analysis; (v) reviewed the Support Agreement (as defined in the Merger Agreement), as it relates to our analysis; (vi) compared the financial position and operating results of WPZ and ACMP with those of certain other publicly traded partnerships we deemed relevant; (vii) compared the historical market prices, trading activity and market trading multiples of the common units of WPZ and ACMP with those of certain other publicly traded partnerships we deemed relevant; (viii) compared the proposed financial terms of the Transaction as they relate to the Consideration, including the related exchange ratio, to be issued to the WPZ Unaffiliated Unitholders with the reported financial terms of certain other transactions deemed relevant; (ix) considered the present values of the forecasted cash flows of WPZ and ACMP reflected in the Forecasts; (x) considered the present values of the forecasted standalone distributions to the common unitholders of WPZ and ACMP reflected in the Forecasts; (xi) reviewed certain potential pro forma financial effects of the Transaction based on information furnished to us, and prepared by, WPZ and ACMP management; and (xii) considered various other information, financial studies, analyses and investigations and financial, economic and market criteria we deemed relevant for the preparation of this opinion. We have held discussions with members of WPZ’s and ACMP’s senior management concerning each partnership’s historical and current financial condition and operating results, as well as the future prospects of each partnership and the anticipated benefits of the Transaction.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information that was publicly available or provided to us by or on behalf of WPZ or ACMP. We have not been engaged to, and have not, independently verified any information provided to us by or on behalf of WPZ or ACMP (including the information that formed a substantial basis for our opinion), have not assumed any responsibility to verify, assume no liability for, and express no opinion on, any such information, and we have assumed, without independent verification, that neither WPZ nor ACMP is aware of any information prepared by it or its advisors that might be material to our opinion that has not been provided to us. We have assumed, without any independent verification, that: (i) all material assets and liabilities (contingent or otherwise, known or unknown) of WPZ and ACMP are as set forth in their respective financial statements or as otherwise provided to us; (ii) the financial statements of WPZ and ACMP provided to us present fairly the results of operations, cash flows and financial condition of WPZ and ACMP, respectively, for the periods, and as of the dates, indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied, except as we have otherwise been informed; (iii) the Forecasts for WPZ and ACMP were reasonably prepared on bases reflecting the best available estimates and good faith judgments of WPZ’s and ACMP’s senior management as to the future performance of WPZ and ACMP, respectively, and we

Conflicts Committee of the Board of Directors

Williams Partners GP LLC

October 24, 2014

have relied, without independent verification, upon such Forecasts in the preparation of this opinion, although we express no opinion with respect to the Forecasts or any judgments, estimates, assumptions or bases on which they were based, and we have assumed, without independent verification, that the Forecasts provided by WPZ’s and ACMP’s management used in our analysis will be realized in the amounts and on the time schedule contemplated; (iv) the Transaction will be consummated in accordance with the terms and conditions of the Merger Agreement without any amendment thereto and without waiver by any party of any of the conditions to their respective obligations thereunder; (v) the representations and warranties contained in the Merger Agreement are true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement; (vi) all corporate, governmental, regulatory or other consents and approvals (contractual or otherwise) required to consummate the Transaction have been, or will be, obtained without the need for any divestitures or other changes to the Consideration, including the related exchange ratio, or other financial terms of the Transaction or that would otherwise materially affect WPZ, ACMP or our analysis; and (vii) any post-closing adjustments contemplated by the Merger Agreement will not affect the Consideration, including the related exchange ratio, or our analysis of the Transaction.

We do not provide accounting, tax or legal advice and therefore have not expressed an opinion on such matters as they relate to the Transaction. In conducting our review, we have not undertaken or obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise, known or unknown) or solvency of WPZ or ACMP nor have we made a physical inspection of the properties or facilities of WPZ or ACMP. We have not considered any potential adjustments, other than those contemplated by the Merger Agreement, to the Consideration, including the related exchange ratio, as part of our analysis. In each case, we have made the assumptions and taken the actions or inactions described above with your knowledge and consent.

Our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and our opinion does not predict or take into account any changes which may occur, or information which may become available, after the date hereof. Furthermore, we express no opinion as to the price or trading range at which any of WPZ’s and ACMP’s securities (including WPZ Common Units and ACMP Common Units) will trade following the date hereof or as to the effect of the Transaction on such price or trading range, or any earnings or ownership dilutive impact, if any, that may result from the issuance of ACMP Common Units as part of the Consideration (other than as a result of the Pre-Merger Unit Split). Such price and trading range may be affected by a number of factors, including but not limited to (i) dispositions of WPZ Common Units and ACMP Common Units by unitholders within a short period of time after, or other market effects resulting from, the announcement and/or effective date of the Transaction; (ii) changes in prevailing interest rates and other factors which generally influence the price of securities; (iii) adverse changes in the current capital markets; (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of WPZ or ACMP or in WPZ’s or ACMP’s industries; (v) adverse changes in natural gas, natural gas liquids or other commodity prices; (vi) any necessary actions by, or restrictions of, federal, state or other governmental agencies or regulatory authorities; and (vii) timely completion of the Transaction on terms and conditions that are acceptable to all parties at interest.

Our opinion has been prepared at the request and for the internal and confidential information of the Conflicts Committee, and may not be relied upon, used for any other purpose or disclosed to any other party without our

Conflicts Committee of the Board of Directors

Williams Partners GP LLC

October 24, 2014

prior written consent, except as permitted under the terms of our engagement letter, dated July 20, 2014. Any description or reference to us or our opinion in any proxy or information statement or any other public filing, however, shall be in form and substance reasonably acceptable to us and our legal counsel. This opinion does not address the relative merits or risks of: (i) the Transaction, the Merger Agreement or any other agreements or other matters provided for, or contemplated by, the Merger Agreement, including any financing obtained to effect the Transaction; (ii) any other transactions that may be or might have been available as an alternative to the Transaction; or (iii) the Transaction compared to any other potential alternative business strategies considered by WPZ or its Board of Directors and, accordingly, we have relied upon our discussions with the senior management of WPZ with respect to the availability and consequences of any alternatives to the Transaction. This opinion does not constitute a recommendation to the Conflicts Committee, the WPZ Board of Directors, any security holder or any other person as to how any such person should vote or act with respect to the Transaction.

We will receive a fee for rendering this opinion, which fee is not contingent upon the conclusions of our opinion or the consummation of the Transaction. In addition, WPZ and WPZ General Partner have agreed to reimburse us for our out-of-pocket costs and to indemnify us against certain liabilities that may arise out of our engagement. We will not receive any other payment or compensation contingent upon the successful completion of the Transaction.

We are a full service securities firm. In the ordinary course of business, we may from time to time provide investment banking, advisory, brokerage and other services to clients that may be competitors or suppliers to, or customers or security holders of, WPZ or ACMP or any other party that may be involved in the Transaction and their respective affiliates or that may otherwise participate or be involved in the same or a similar business or industry as WPZ or ACMP. In addition, we may from time to time hold or trade the securities of WPZ and ACMP (including the common units of WPZ and ACMP) for our own account or the accounts of our customers and, accordingly, may at any time hold long or short positions or effect transactions in such securities. Certain accounts over which we have discretion, as well as mutual funds for which we serve as investment advisor, own securities issued by WPZ, ACMP and The Williams Companies, Inc. (“WMB”). Our firm may also prepare equity analyst research reports from time to time regarding WPZ or ACMP. We may also serve as a market maker in the publicly-traded securities of WPZ and ACMP.

Over the past two years, we have provided investment banking services to the Conflicts Committee for which we have received fees totaling $1,750,000. More specifically, in February 2014, we provided a fairness opinion to the Conflicts Committee in connection with the contribution of 100% of the equity and debt interests in Williams Partners Coöperatief U.A., the sole direct parent of Williams Energy Canada ULC, to WPZ by WMB and WPZ General Partner. Additionally, in October 2012, we provided a fairness opinion to the Conflicts Committee in connection with the acquisition by WPZ and its affiliates of a 100% membership interest in Williams Olefins L.L.C. from WMB and WPZ General Partner. During that period, we have not received any other fees from WPZ or WMB.

Our opinion was approved by our internal fairness committee, none of the members of which was involved in providing financial advisory services on our behalf to the Conflicts Committee in connection with the Transaction.

Conflicts Committee of the Board of Directors

Williams Partners GP LLC

October 24, 2014

Based upon and subject to the foregoing, including the various assumptions, qualifications and limitations set forth herein, we are of the opinion that, as of the date hereof, the Consideration, including the related exchange ratio, to be issued in the Transaction is fair, from a financial point of view, to the WPZ Unaffiliated Unitholders.

Very truly yours,

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Curtis H. Goot
Curtis H. Goot
Its:	Managing Director – Investment Banking

Annex C

October 24, 2014

Mr. Philip L. Frederickson

Chairman of the Conflicts Committee of the Board of Directors of

Access Midstream Partners GP, L.L.C., the general partner of

Access Midstream Partners, L.P.

525 Central Park Drive

Oklahoma City, Oklahoma, 73105

Members of the Conflicts Committee of the Board of Directors:

We understand that Access Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, among the Partnership, Access Midstream Partners GP, L.L.C., a Delaware limited liability company (“ACMP GP”), VHMS LLC, a Delaware limited liability company (“Merger Sub”), Williams Partners L.P., a Delaware limited partnership (“WPZ”), Williams Partners GP LLC, a Delaware limited liability company (“WPZ GP”), pursuant to which, and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into WPZ, with WPZ surviving the merger as a wholly-owned subsidiary of the Partnership (the “Merger”). Prior to, and in connection with the Merger, the Partnership will complete a 1.06152-for-one unit split (the “Pre-Merger Unit Split”) in which the Unaffiliated Unitholders (as defined herein) will receive approximately 6.3 million common units representing limited partnership interests in the Partnership (“Partnership Common Units”) (the “Additional Public Partnership Common Units”) and The Williams Companies, Inc., or one or more affiliates thereof that hold interests in the Partnership (“Williams”), will receive approximately 6.3 million Partnership Common Units (the “Additional Williams Units”) (collectively, the Additional Public Partnership Common Units and the Additional Williams Units, the “Additional Split Units,” which assumes the number of Partnership Common Units as of December 31, 2014 on a pro forma basis). As a result of the Merger, among other things, (i) each outstanding common unit representing limited partner interests of WPZ (such units, the “WPZ Common Units”) held by Williams and its affiliates shall be converted into the right to receive 0.80036 Partnership Common Units (such units, the “Williams Merger Common Units”) and (ii) each WPZ Common Unit held by WPZ unitholders other than Williams and its affiliates shall be converted into the right to receive 0.86672 Partnership Common Units (the “WPZ Merger Common Units”) (collectively, the Williams Merger Common Units and the WPZ Merger Common Units, the “Merger Consideration” and, together with the Additional Split Units, the “Partnership Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

The Conflicts Committee of the Board of Directors of Access Midstream Partners GP, L.L.C. (the “Committee”) has asked us whether, in our opinion, the Partnership Consideration to be paid by the Partnership pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of Partnership Common Units other than the parties to the Merger Agreement and any affiliates thereof including, without limitation, ACMP GP, WPZ GP or Williams (such holders, the “Unaffiliated Unitholders”).

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly-available financial and operating data relating to the Partnership and WPZ that we deemed to be relevant;

(ii)	reviewed publicly-available research analyst estimates for the Partnership’s and WPZ’s future financial performance on a standalone basis;

(iii)	reviewed certain non-public projected financial and operating data relating to the Partnership prepared and furnished to us by management of the Partnership;

Mr. Philip L. Frederickson

Chairman of the Conflicts Committee of the Board of Directors of

Access Midstream Partners GP, L.L.C., the general partner of

Access Midstream Partners, L.P.

October 24, 2014

(iv)	discussed the past and current operations, financial projections and current financial condition of the Partnership with management of the Partnership (including management’s views of the risks and uncertainties of achieving such projections);

(v)	reviewed certain non-public projected financial and operating data relating to WPZ prepared and furnished to us by management of WPZ;

(vi)	discussed the past and current operations, financial projections and current financial condition of WPZ with management of WPZ;

(vii)	reviewed the dynamics of each of the markets in which the Partnership and WPZ participates with managements of the Partnership and WPZ, respectively;

(viii)	reviewed the reported prices and the historical trading activity of the Partnership Common Units and WPZ Common Units;

(ix)	compared the financial performance of the Partnership and its market trading metrics with those of certain other publicly-traded entities that we deemed relevant;

(x)	compared the financial performance of WPZ and its market trading metrics with those of certain other publicly-traded entities that we deemed relevant;

(xi)	compared the proposed financial terms of the Merger with publicly-available financial terms of certain transactions that we deemed relevant;

(xii)	compared the relative contribution by each of WPZ and the Partnership of certain financial metrics we deemed relevant to the pro forma entity with the relative ownership as implied by the exchange ratio;

(xiii)	reviewed the pro forma financial impact to certain financial metrics that we deemed relevant;

(xiv)	reviewed the WPZ Management Presentation, dated July 23, 2014, prepared for the Partnership by WPZ management;

(xv)	reviewed drafts of the (a) Merger Agreement, dated October 24, 2014, by and among the Partnership, ACMP GP, Merger Sub, WPZ and WPZ GP, (b) Support Agreement, dated October 23, 2014, by and among the Partnership, WPZ and Williams Gas Pipeline company LLC (the “Support Agreement”) and (c) Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated October 23, 2014 (the “Partnership Agreement Amendment”); and

(xvi)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available and all of the information supplied or otherwise made available to, discussed with, or reviewed by us and upon the assurances of the managements of WPZ and the Partnership that they are not aware of any relevant information that has been omitted or that remains undisclosed to us, and we assume no liability therefor. With respect to the projected financial and operating data relating to the Partnership and WPZ, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of the Partnership and WPZ as to the future financial performance of the Partnership and WPZ, as applicable, under the assumptions stated therein. We express no view as to the projected financial

Mr. Philip L. Frederickson

Chairman of the Conflicts Committee of the Board of Directors of

Access Midstream Partners GP, L.L.C., the general partner of

Access Midstream Partners, L.P.

October 24, 2014

and operating data or any judgments, estimates or assumptions on which they are based. We have relied at your direction, without independent verification, upon the assessments of the management of each of the Partnership and WPZ as to the future financial and operating performance of the Partnership and WPZ and we have assumed that the Partnership will realize the synergies and benefits that it expects to realize from the Merger.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the Merger Agreement, the Support Agreement, the Partnership Agreement Amendment and any other related agreement (collectively, the “Transaction Agreements”) will be executed and delivered (in the draft forms reviewed by us), that the representations and warranties of each party contained in the Transaction Agreements (in the draft forms reviewed by us) are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Transaction Agreements and applicable law and governing documents of each of the Partnership and WPZ, including, but not limited to, the cancellation and retirement of the WPZ Incentive Distribution Rights, the conversion of the WPZ Class D Units and the completion of the Pre-Merger Unit Split (collectively, the “Merger Related Actions”), and that all conditions to the consummation of the Merger, including the Merger Related Actions and transactions related to the Transaction Agreements, will be satisfied without material waiver or modification thereof. We have further assumed, with your consent, that the Merger and transactions related to the Transaction Agreements will be consummated in accordance with its terms, without waiver, modification or further amendment of any material term, condition or agreement and that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger and transactions related to the Transaction Agreements will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Partnership, WPZ, the consummation of the Merger and transactions related to the Transaction Agreements or materially reduce the benefits of the Merger to the Partnership. We have assumed the final versions of all documents reviewed by us in draft form conform in all material respects to the drafts reviewed by us.

We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Partnership or WPZ, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Partnership or WPZ under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, monetary, market, regulatory and other conditions and circumstances as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness of the Partnership Consideration to be paid by the Partnership pursuant to the Merger Agreement, from a financial point of view, to the Unaffiliated Unitholders. We do not express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement, the Transaction Agreements, the Pre-Merger Unit Split or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement, the Transaction Agreements or entered into or amended in connection with the Pre-Merger Unit Split or the Merger, including, without limitation, (i) the fairness of the Additional Williams Units or, the allocation of the Pre-Merger Unit Split or the Merger to, Williams, the holders of the Partnership’s Class B Units (which are owned entirely by Williams or its affiliates or the holders of any security of WPZ), (ii) the fairness of the Pre-Merger Unit Split or the Merger to any other persons or holders of any other securities, creditors or other constituencies of the Partnership, ACMP GP, WPZ or WPZ GP or Williams, (iii) the fairness or the allocation of the Merger Consideration between the holders of the Williams Merger Common Units and the holders of the

Mr. Philip L. Frederickson

Chairman of the Conflicts Committee of the Board of Directors of

Access Midstream Partners GP, L.L.C., the general partner of

Access Midstream Partners, L.P.

October 24, 2014

WPZ Merger Common Units, nor (iv) any view as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Partnership or any of the other parties to the Merger Agreement or any affiliates thereof, including, without limitation, ACMP GP, WPZ or WPZ GP or Williams, or any classes of such persons, whether relative to the Partnership Consideration or otherwise. We have assumed that any modification to the structure of the Merger will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Pre-Merger Unit Split or the Merger as compared to other business or financial strategies that might be available to the Partnership or WPZ, nor does it address the underlying business decision of the Partnership to engage in the Pre-Merger Unit Split or the Merger. This letter, and our opinion, does not constitute a recommendation to the Partnership or to any other persons in respect of the Pre-Merger Unit Split or the Merger. We express no opinion herein as to the price at which the Partnership Common Units or WPZ Common Units will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the management of the Partnership and their advisors with respect to legal, regulatory, accounting and tax matters.

We will receive a fee for our services upon the rendering of this opinion, a portion of which is contingent upon the consummation of the Merger. The Partnership has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, no material relationship has existed between Evercore Group L.L.C. and its affiliates, on the one hand, and the Partnership, Access GP, WPZ, WPZ GP or Williams or any of their respective affiliates, on the other hand, pursuant to which compensation was received or is intended to be received by Evercore Group L.L.C. or its affiliates as a result of such a relationship, and no such relationship is mutually understood to be contemplated.

Evercore and its affiliates engage in a wide range of activities for their own accounts and the accounts of customers. In connection with these businesses or otherwise, Evercore and its affiliates and/or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products relating to the Partnership, ACMP GP, WPZ or WPZ GP or Williams and their respective affiliates.

This letter, and the opinion expressed herein is addressed to, and for the information and benefit of, the Committee in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

This letter, and the opinion expressed herein, may not be disclosed, quoted, referred to or communicated (in whole or in part) to, or relied upon by, any third party, nor shall any public reference to us be made, for any purpose whatsoever except with our prior written consent in each instance, except that (i) members of the Board of Directors of the Partnership may rely on this letter and the opinion expressed herein and (ii) the Partnership may reproduce a copy of this opinion in full in any document related to the Merger that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Partnership to its unitholders, provided, however, that all references to Evercore or this opinion in any such document and any description or inclusion of this opinion and advice or related analysis therein shall be subject to our prior written consent with respect to form and substance.

Mr. Philip L. Frederickson

Chairman of the Conflicts Committee of the Board of Directors of

Access Midstream Partners GP, L.L.C., the general partner of

Access Midstream Partners, L.P.

October 24, 2014

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Partnership Consideration to be paid by the Partnership pursuant to the Merger Agreement is fair, from a financial point of view, to the Unaffiliated Unitholders.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Robert A. Pacha
Robert A. Pacha
Senior Managing Director

Annex D

AMENDMENT NO. 3 TO

FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

ACCESS MIDSTREAM PARTNERS, L.P.

This AMENDMENT NO. 3 (this “Amendment”) TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ACCESS MIDSTREAM PARTNERS, L.P., A DELAWARE LIMITED PARTNERSHIP (the “Partnership”), is dated as of [            ], [            ], by Access Midstream Partners GP, L.L.C., a Delaware limited liability company (the “General Partner”), as general partner of the Partnership. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement (as defined below).

WHEREAS, the General Partner and the Limited Partners of the Partnership entered into that certain First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of August 3, 2010, that certain Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of July 24, 2012, and that certain Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 20, 2012 (collectively, the “Partnership Agreement”);

WHEREAS, Section 13.2 of the Partnership Agreement provides that the General Partner and the holders of a Unit Majority may approve an amendment to the Partnership Agreement;

WHEREAS, the General Partner deems it to be in the best interest of the Partnership to effect this Amendment in order to make such amendments as are provided herein and has approved this Amendment; and

WHEREAS, the holders of a Unit Majority have approved this Amendment by written consent in accordance with Sections 13.2 and 13.11 of the Partnership Agreement.

NOW, THEREFORE, the General Partner and the Limited Partners of the Partnership do hereby amend the Partnership Agreement as follows:

A. Amendment. The Partnership Agreement is hereby amended as follows:

1. Section 1.1 is hereby amended to add the following definitions:

“2014 Merger Agreement” means the Agreement and Plan of Merger, dated as of October 24, 2014 by and among the Partnership, the General Partner, VHMS LLC, WPZ, and Williams Partners GP LLC, as may be amended.

“Pre-Merger Unit Split” means the subdivision pursuant to Section 5.9 of each Common Unit into 1.06152 Common Units and of each Convertible Class B Unit into 1.06152 Convertible Class B Units as contemplated by Section 5.14 of the 2014 Merger Agreement.

“WPZ” means Williams Partners L.P., a Delaware limited partnership.

“WPZ Available Cash Amount” means an amount equal to the Available Cash (as defined in the WPZ Partnership Agreement) of the WPZ Group immediately prior to Closing (as defined in the 2014 Merger Agreement) of the WPZ Merger.

“WPZ Group” means WPZ and its Subsidiaries treated as a single consolidated entity.

“WPZ Merger” means the merger of VHMS LLC with and into WPZ, with WPZ as the sole surviving entity, pursuant to the 2014 Merger Agreement.

“WPZ Operating Surplus Amount” means, beginning with the Quarter in which the WPZ Merger is consummated (or the Quarter immediately preceding the consummation of the WPZ Merger, if the WPZ Merger is consummated prior to the date of determination of Available Cash with respect to such Quarter), an amount equal to the Operating Surplus (as defined in the WPZ Partnership Agreement) less cumulative distributions of Available Cash to Partners (as defined in the WPZ Partnership Agreement) from Operating Surplus (as defined in the WPZ Partnership Agreement) of the WPZ Group immediately prior to Closing (as defined in the 2014 Merger Agreement) of the WPZ Merger.

“WPZ Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership, dated as of August 23, 2005, as amended, of WPZ, as in effect immediately prior to the consummation of the WPZ Merger.

2. Section 1.1 is hereby amended, effective as of the Effective Time (as defined in the 2014 Merger Agreement) of the WPZ Merger, to add the following to paragraph (a) of the definition of “Operating Surplus” immediately after clause (iv) and immediately prior to the word “less”:

“and (v) the WPZ Operating Surplus Amount,”

3. Section 1.1 is hereby amended, effective as of the Effective Time of the WPZ Merger, to add the following sentence to the end of the definition of “Available Cash”:

“For the avoidance of doubt, if the WPZ Merger is consummated prior to the date of determination of Available Cash with respect to the Quarter immediately preceding the consummation of the WPZ Merger, the cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter shall include the WPZ Available Cash Amount.”

4. Article VI is hereby amended to add a new Section 6.12 as follows:

Section 6.12 Special Provisions Relating to the Pre-Merger Unit Split and the WPZ Merger. Pursuant to Section 5.14 of the 2014 Merger Agreement, the Pre-Merger Unit Split shall become effective one Business Day prior to the Closing Date (as defined in the 2014 Merger Agreement) of the WPZ Merger. Notwithstanding anything contained in this Agreement to the contrary, the adjustments required pursuant to the first sentence of Section 6.6(a) in connection with, or as a result of, the Pre-Merger Unit Split shall be made only if the Effective Time of the WPZ Merger shall not have occurred and the 2014 Merger Agreement is terminated. The General Partner shall be permitted to make any amendments or modifications to the books and records of the Partnership that may be necessary or appropriate to reflect the Operating Surplus, Available Cash and other current or historical metrics of the WPZ Group as of immediately prior to Closing (as defined in the 2014 Merger Agreement) of the WPZ Merger in calculating allocations and distributions to Partners following the Closing (as defined in the 2014 Merger Agreement) of the WPZ Merger.

5. Section 8.1 is hereby amended by inserting “, including in connection with the WPZ Merger” at the end of the last sentence thereof.

B. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

C. Effective Date. This Amendment shall become effective on the date that the Pre-Merger Unit Split becomes effective, provided that the amendments set forth in Sections 2 and 3 above shall not become effective until the Effective Time of the WPZ Merger.

D. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

E. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

[Signatures on following page.]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

ACCESS MIDSTREAM PARTNERS GP, L.L.C.

By:
Name:
Title:

[Signature Page to Amendment No. 3 to First Amended and Restated Agreement of Limited Partnership of Access Midstream Partners, L.P.]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Officers and Directors of ACMP

Subject to any terms, conditions or restrictions set forth in the ACMP partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. ACMP will generally indemnify officers, directors and affiliates of the ACMP General Partner to the fullest extent permitted by the law against all losses, claims, damages or similar events.

Under the ACMP partnership agreement, in most circumstances, ACMP will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	the ACMP General Partner;

•	any departing general partner;

•	any person who is or was an affiliate of the ACMP General Partner or any departing general partner;

•	any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•	any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of the ACMP General Partner, any departing general partner, an affiliate of the ACMP General Partner or an affiliate of any departing general partners; and

•	any person designated by the ACMP General Partner.

Any indemnification under these provisions will only be out of ACMP’s assets. Unless the ACMP General Partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to ACMP to enable ACMP to effectuate, indemnification. ACMP may purchase insurance against liabilities asserted against and expenses incurred by persons for ACMP’s activities, regardless of whether ACMP would have the power to indemnify the person against liabilities under the ACMP partnership agreement.

Item 21.	Exhibits

A list of exhibits filed as part of this registration statement is set forth in the Exhibit Index, which is incorporated herein by reference.

Item 22.	Undertakings.

(a) The undersigned registrant hereby undertakes

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(v) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(vi) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(vii) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(viii) That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on November 19, 2014.

ACCESS MIDSTREAM PARTNERS, L.P. (Registrant)

By:	Access Midstream Partners, GP L.L.C., its general partner

By:	/s/ J. Mike Stice
J. Mike Stice Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints J. Mike Stice, Robert S. Purgason and David C. Shiels, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Date: November 19, 2014	By:	/s/ J. Mike Stice

J. Mike Stice Chief Executive Officer and Director (Principal Executive Officer)

Date: November 19, 2014	By:	/s/ David C. Shiels

David C. Shiels Chief Financial Officer (Principal Financial and Accounting Officer)

Date: November 19, 2014	By:	/s/ David A. Daberko

David A. Daberko Chairman of the Board and Director

Date: November 19, 2014	By:	/s/ Alan S. Armstrong

Alan S. Armstrong Director

Date: November 19, 2014	By:	/s/ Francis E. Billings

Francis E. Billings Director

Date: November 19, 2014	By:	/s/ Donald R. Chappel

Donald R. Chappel Director

Date: November 19, 2014	By:	/s/ Robyn L. Ewing

Robyn L. Ewing Director

Date: November 19, 2014	By:	/s/ Philip L. Frederickson

Philip L. Frederickson Director

Date: November 19, 2014	By:	/s/ Suedeen G. Kelly

Suedeen G. Kelly Director

Date: November 19, 2014	By:	/s/ Sarah C. Miller

Sarah C. Miller Director

Date: November 19, 2014	By:	/s/ Robert S. Purgason

Robert S. Purgason Director

Date: November 19, 2014	By:	/s/ Richard D. Rodekohr

Richard D. Rodekohr Director

EXHIBIT INDEX

Exhibit Number		Description

2.1	—	Agreement and Plan of Merger, dated as of October 24, 2014, by and among Access Midstream Partners, L.P., Access Midstream Partners GP, L.L.C., VHMS LLC, Williams Partners L.P. and Williams Partners GP LLC (filed on October 27, 2014 as Exhibit 2.1 to Access Midstream Partners, L.P.’s current report on Form 8-K (File No. 001-34831) and incorporated herein by reference).

3.1	—	Certificate of Limited Partnership of Chesapeake Midstream Partners, L.P. (filed on February 16, 2010 as Exhibit 3.1 to Chesapeake Midstream Partners, L.P.’s registration statement on Form S-1 (File No. 333-164905) and incorporated herein by reference).

3.1.1	—	Certificate of Amendment to the Certificate of Limited Partnership of Chesapeake Midstream Partners, L.P. (filed on July 30, 2012 as Exhibit 3.1 to Access Midstream Partners, L.P.’s current report on Form 8-K (File No. 001-34831) and incorporated herein by reference).

3.1.2	—	Composite Certificate of Limited Partnership of Access Midstream Partners, L.P. (filed on July 30, 2012 as Exhibit 3.2 to Access Midstream Partners, L.P.’s current report on Form 8-K (File No. 001-34831) and incorporated herein by reference).

3.2	—	First Amended and Restated Agreement of Limited Partnership of Chesapeake Midstream Partners, L.P. dated August 3, 2010 (filed on August 5, 2010 as Exhibit 3.1 to Chesapeake Midstream Partners, L.P.’s current report on Form 8-K (File No. 001-34831) and incorporated herein by reference).

3.2.1	—	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Chesapeake Midstream Partners, L.P. dated as of July 24, 2012 (filed on July 30, 2012 as Exhibit 3.3 to Access Midstream Partners, L.P.’s current report on Form 8-K (File No. 001-34831) and incorporated herein by reference).

3.2.2	—	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Access Midstream Partners, L.P. dated as of December 20, 2012 (filed on December 26, 2012 on Access Midstream Partners, L.P.’s current report on Form 8-K (File No. 001-34831) and incorporated herein by reference).

3.2.3	—	Composite Agreement of Limited Partnership of Access Midstream Partners, L.P. (filed on February 25, 2013 as Exhibit 3.2.3 to Access Midstream Partners, L.P.’s annual report on Form 10-K (File No. 001-34831) and incorporated herein by reference).

3.3	—	Certificate of Formation of Chesapeake Midstream GP, L.L.C. (filed on February 16, 2010 as Exhibit 3.3 to Chesapeake Midstream Partners, L.P.’s registration statement on Form S-1 (File No. 333-164905) and incorporated herein by reference).

3.3.1	—	Certificate of Amendment to the Certificate of Formation of Chesapeake Midstream GP, L.L.C. (filed on July 30, 2012 as Exhibit 3.5 to Access Midstream Partners, L.P.’s current report on Form 8-K (File No. 001-34831) and incorporated herein by reference).

3.3.2	—	Composite Certificate of Formation of Access Midstream Partners GP, L.L.C. (filed on July 30, 2012 as Exhibit 3.6 to Access Midstream Partners, L.P.’s current report on Form 8-K (File No. 001-34831) and incorporated herein by reference).

#5.1	—	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.

#8.1	—	Form of Opinion of Andrews Kurth LLP as to certain tax matters.

#23.1	—	Consent of Latham & Watkins LLP (contained in Exhibit 5.1 and Exhibit 8.1 hereto).

#23.2	—	Consent of Andrews Kurth LLP (contained in Exhibit 8.1 hereto).

#23.3	—	Consent of PricewaterhouseCoopers, LLP.

Exhibit Number		Description

#23.4	—	Consent of Ernst & Young LLP.

#23.5	—	Consent of Deloitte & Touche LLP.

24.1	—	Powers of Attorney (included on the signature page hereto).

#99.1	—	Consent of Evercore Group L.L.C.

#99.2	—	Consent of Robert W. Baird & Co. Incorporated.

#99.3	—	Form of Written Consent for Williams Partners L.P. Unitholders

#	Filed with this report.